                                                     REGISTRATION NO. 333-48729
                                                     RULE 424(b)(5)

PROXY STATEMENT/PROSPECTUS SUPPLEMENT
(TO PROXY STATEMENT/PROSPECTUS DATED APRIL 2, 1998)

                       ENVIRONMENTAL TEST SYSTEMS, INC.
                          PROXY STATEMENT SUPPLEMENT
                        SPECIAL MEETING OF SHAREHOLDERS
                           THURSDAY, APRIL 30, 1998

                                 HACH COMPANY
                             PROSPECTUS SUPPLEMENT
                SHARES OF COMMON STOCK AND CLASS A COMMON STOCK

     This Proxy Statement/Prospectus Supplement is being furnished to the shareholders of Environmental Test Systems, Inc., an Indiana corporation ("ETS"), in connection with the solicitation of proxies by the Board of Directors of ETS for use at a special meeting of the shareholders of ETS (the "ETS Special Meeting") to be held on Thursday, April 30, 1998 at the principal office of ETS, 23575 County Road 106, Elkhart, Indiana 46514. The meeting is being held to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of January 21, 1998, as amended as of February 26, 1998 (the "Merger Agreement") and the transactions contemplated thereby. A copy of the Merger Agreement is attached as Appendix I to the Proxy Statement/Prospectus.

The amount which Harry T. Stephenson was paid for his shares of then existing ETS common stock by the ETS Employee Stock Ownership Plan on July 31, 1996 was incorrectly stated in the Proxy Statement/Prospectus under the caption "Certain Transaction and Business Relationships". The correct amount was $447,500.


              THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY
           STATEMENT/PROSPECTUS SUPPLEMENT HAVE NOT BEEN APPROVED OR
       DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
          STATEMENT/PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Proxy Statement/Prospectus Supplement is April 2, 1998

                                                  Registration No. 333-48729
                                                          Rule 424(b)(5)


                    ENVIRONMENTAL TEST SYSTEMS, INC.
                            PROXY STATEMENT
                    SPECIAL MEETING OF SHAREHOLDERS
                         Thursday, April 30, 1998

                              HACH COMPANY
                               PROSPECTUS
           SHARES OF COMMON STOCK AND CLASS A COMMON STOCK

     This Proxy Statement/Prospectus is being furnished to the shareholders of Environmental Test Systems, Inc., an Indiana corporation ("ETS"), in connection with the solicitation of proxies by the Board of Directors of ETS for use at a special meeting of the shareholders of ETS (the "ETS Special Meeting") to be held on Thursday, April 30, 1998 at the principal office of ETS, 23575 County Road 106, Elkhart, Indiana 46514. The meeting is being held to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of January 21, 1998, as amended as of February 26, 1998 (the "Merger Agreement") and the transactions contemplated thereby. A copy of the Merger Agreement is attached as Appendix I to this Proxy Statement/Prospectus. Pursuant to the Merger Agreement, Hach Company, a Delaware corporation ("Hach"), would acquire ETS by means of a merger (the "Merger") of ETS into Hach Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Hach ("HAC"). In the Merger, the holders of ETS Class A Common Stock, no par value ("ETS Class A Common Stock"), would be entitled to receive shares of Hach Common Stock, $1.00 par value ("Hach Common Stock"), and the holders of ETS Class B Common Stock, no par value ("ETS Class B Common Stock", and together with the ETS Class A Common Stock, the "ETS Common Stocks") would be entitled to receive cash and shares of Hach Common Stock and non-voting Hach Class A Common Stock, $1.00 par value ("Hach Class A Common Stock," and, together with the Hach Common Stock, the "Hach Common Stocks").

     The Merger is contingent upon, among other things, approval of the holders of a majority of the shares of each of the ETS Class A Common Stock and ETS Class B Common Stock, as described in this Proxy Statement/Prospectus. The proposed Merger will be consummated as soon as practicable after such approvals are obtained and the other conditions to the Merger are satisfied or waived. Hach and ETS currently expect that the Merger will become effective on April 30, 1998.

     All information concerning Hach contained in this Proxy
Statement/Prospectus has been supplied by Hach, and all information concerning ETS contained in this Proxy Statement/Prospectus has been supplied by ETS.

     This Proxy Statement/Prospectus and the accompanying forms of proxy are first being mailed to ETS shareholders on or about April 2, 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 26 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY ETS SHAREHOLDERS.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS APRIL 2, 1998

                        PROXY STATEMENT/PROSPECTUS

                            TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

INFORMATION INCORPORATED BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . .6

CAUTIONARY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Environmental Test Systems, Inc.. . . . . . . . . . . . . . . . . . . . . . . .9
     Hach Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Hach Acquisition Corp.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Date, Time and Place of the ETS Special Meeting . . . . . . . . . . . . . . . .9
     Shareholders Entitled to Vote . . . . . . . . . . . . . . . . . . . . . . . . 10
     Security Ownership by Certain Beneficial Owners and Management of ETS . . . . 10
     Purpose of the Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Recommendation of the ETS Board of Directors. . . . . . . . . . . . . . . . . 11
     Opinion of Financial Advisor to ETS ESOP. . . . . . . . . . . . . . . . . . . 11
     Approval of Hach's Board of Directors . . . . . . . . . . . . . . . . . . . . 11
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     The Merger Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Escrow; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Exchange of Share Certificates. . . . . . . . . . . . . . . . . . . . . . . . 13
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . 14
     Management of ETS after the Merger. . . . . . . . . . . . . . . . . . . . . . 14
     Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . . . . 14
     Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . 16
     Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Resales of Hach Common Stocks . . . . . . . . . . . . . . . . . . . . . . . . 16
     Comparison of Shareholder Rights. . . . . . . . . . . . . . . . . . . . . . . 17
     Shareholders' Representative. . . . . . . . . . . . . . . . . . . . . . . . . 17
     Markets and Market Prices for Hach Common Stocks. . . . . . . . . . . . . . . 18
     Markets and Market Prices for ETS Common Stocks . . . . . . . . . . . . . . . 18
     Comparative Per Share Data. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     Selected Historical and Pro Forma Financial Information . . . . . . . . . . . 21

ETS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

                                      2



ETS SPECIAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Matters to Be Considered. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Board of Directors' Recommendations . . . . . . . . . . . . . . . . . . . . . 28
     Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Voting; Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Conversion of ETS Common Stocks . . . . . . . . . . . . . . . . . . . . . . . 30
     Background of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     ETS' Reasons for the Merger; Recommendation of ETS' Board of Directors and
     Other Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
     Opinion of ETS ESOP Financial Advisor . . . . . . . . . . . . . . . . . . . . 33
     Hach's Reasons for the Merger; Approval of Hach's Board of Directors. . . . . 36
     Capitalization of Hach and Exchange of Shares; Fractional Shares. . . . . . . 36
     Management of ETS after the Merger. . . . . . . . . . . . . . . . . . . . . . 37
     Interests of Certain Persons in the Merger. . . . . . . . . . . . . . . . . . 38
     Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . 38
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     Restrictions on Resale; Affiliate Agreements. . . . . . . . . . . . . . . . . 40
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

THE MERGER AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     Representations and Warranties. . . . . . . . . . . . . . . . . . . . . . . . 41
     Conduct of Business Pending the Merger. . . . . . . . . . . . . . . . . . . . 42
     Notices of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     Access to Information; Confidentiality. . . . . . . . . . . . . . . . . . . . 43
     No Solicitation of Transactions . . . . . . . . . . . . . . . . . . . . . . . 43
     Plan of Reorganization. . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Further Action; Consents; Filings . . . . . . . . . . . . . . . . . . . . . . 44
     Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Break-up Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     Amendment and Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Agreements with Respect to Employee Benefits Following the Merger . . . . . . 46
     Indemnification; Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

BUSINESS OF HACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

BUSINESS OF ETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     ETS Products and Services . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     Primary Markets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Marketing and Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . 53
     Seasonality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Availability of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Competition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Research. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
     Patents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

                                         3


     Backlog . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55

HACH COMPANY AND ENVIRONMENTAL TEST SYSTEMS, INC. UNAUDITED PROFORMA CONDENSED
COMBINED FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 56

DESCRIPTION OF THE HACH COMMON STOCKS. . . . . . . . . . . . . . . . . . . . . . . 62
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     Voting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     Dividends and Distributions . . . . . . . . . . . . . . . . . . . . . . . . . 62
     Mergers and Consolidations. . . . . . . . . . . . . . . . . . . . . . . . . . 63
     Class A Protection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     Additional Voting Rights of Hach Class A Common Stock . . . . . . . . . . . . 65
     Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Certain Provisions of the Hach Certificate and By-laws; Anti-Takeover
     Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66

COMPARATIVE RIGHTS OF HACH STOCKHOLDERS AND ETS SHAREHOLDERS . . . . . . . . . . . 67
     Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Authorized Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     Election and Removal of Directors . . . . . . . . . . . . . . . . . . . . . . 68
     Required Vote for Authorization of Certain Actions. . . . . . . . . . . . . . 68
     Amendment of Corporate Charter. . . . . . . . . . . . . . . . . . . . . . . . 69
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Special Meetings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
     Limitation of Director Liability in Certain Circumstances . . . . . . . . . . 70
     Indemnification and Insurance . . . . . . . . . . . . . . . . . . . . . . . . 70
     Antitakeover Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     Action Without a Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
     Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

ADDITIONAL INFORMATION CONCERNING HACH . . . . . . . . . . . . . . . . . . . . . . 75
     Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
     Security Ownership of Certain Beneficial Owners and Management. . . . . . . . 78
     Certain Transactions and Business Relationships . . . . . . . . . . . . . . . 80
     Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . . . . . . 81
     Stock Options Grants in Last Fiscal Year. . . . . . . . . . . . . . . . . . . 83
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
     Values. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     Executive Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . 84

ADDITIONAL INFORMATION REGARDING ETS . . . . . . . . . . . . . . . . . . . . . . . 86
     Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     Security Ownership of Certain Beneficial Owners and Management. . . . . . . . 88
     Summary Compensation Table. . . . . . . . . . . . . . . . . . . . . . . . . . 89
     Executive Employment Agreement. . . . . . . . . . . . . . . . . . . . . . . . 90
     Stock Options Grants in Last Fiscal Year. . . . . . . . . . . . . . . . . . . 90
     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
     Values. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90
     Certain Transaction and Business Relationships. . . . . . . . . . . . . . . . 90

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91


CERTAIN LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91

FINANCIAL STATEMENTS OF ETS. . . . . . . . . . . . . . . . . . . . . . . . . . . .F-1
APPENDIX I          MERGER AGREEMENT, AS AMENDED
APPENDIX II         OPINION OF COMSTOCK VALUATION ADVISORS, INC.
APPENDIX III        INDIANA BUSINESS CORPORATION LAW DISSENTERS' RIGHTS PROVISIONS
APPENDIX IV         FORM OF ESCROW AGREEMENT


                         AVAILABLE INFORMATION

     Hach is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, Hach is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System. The Commission maintains a World Wide Website, which contains reports, proxy and information statements and other information regarding registrants that, like Hach, file electronically with the Commission, at the following address: http://www.sec.gov. Reports, proxy statements and other information filed by Hach with The NASDAQ Stock Market may also be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Hach has filed a registration statement on Form S-4 (together with all exhibits and amendments, collectively, the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with the Commission covering the shares of Hach Common Stocks to be issued pursuant to the Merger Agreement. This Proxy Statement/Prospectus, along with the documents and portions of documents incorporated herein by reference, also constitutes the prospectus of Hach filed as a part of the Registration Statement.

     This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made. Such information may be obtained from the office of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Registration Statement is also available on the Commission's Website described above.

     Statements contained in this Proxy Statement/Prospectus concerning the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of the applicable contract or document as filed with the Commission, each such statement being qualified in all respects by such reference.

     This Proxy Statement/Prospectus is accompanied by copies of Hach's Annual Report on Form 10-K for the fiscal year ended April 30, 1997, Hach's Annual Report to Stockholders, and Hach's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1998.

                 INFORMATION INCORPORATED BY REFERENCE


     The following documents filed by Hach with the Commission under the Exchange Act (Commission File No. 0-3947), are hereby incorporated by reference into this Proxy Statement/Prospectus:

- Annual Report on Form 10-K for the fiscal year ended April 30, 1997 (the "Hach 1997 10-K");

- Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1997, October 31, 1997 and January 31, 1998;

-  Current Report on Form 8-K dated June 27, 1997; and

- The descriptions of the Hach Common Stocks which are contained in Hach's registration statements filed under the Exchange Act.

     All documents filed by Hach with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the ETS Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY ETS SHAREHOLDER OR HACH STOCKHOLDER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO GARY DREHER, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HACH COMPANY, 5600 LINDBERGH DRIVE, LOVELAND, COLORADO 80537, TELEPHONE NUMBER (970) 669-3050. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE APRIL 20, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ETS OR HACH. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ETS OR HACH SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           CAUTIONARY STATEMENT

     Certain statements in this Proxy Statement/Prospectus constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Hach intends that such forward-looking statements be subject to the safe harbors created thereby. Statements containing the words and phrases "looking ahead," "projected," "we are confident," "should be," "will be," "predicted," "believe," "plans," "expect," "estimated," "anticipate" and similar expressions identify forward-looking statements. These forward-looking statements reflect Hach's current views with respect to future events and financial performance, but are subject to many uncertainties and factors relating to Hach's operations and business environment which could change at any time and which may cause the actual results of Hach to be materially different from any future results expressed or implied by such forward-looking statements. There are inherent difficulties in predicting important factors. Potential risks and uncertainties include, but are not limited to, changes in customer demand and requirements, delays in introducing new products, foreign exchange rates, the level of government funding, especially municipalities' funding for water-related products, changes in federal income tax laws and regulations, competition, unanticipated expenses and delays in the integration of any newly-acquired business, unanticipated expenses relating to plant construction and expansion, the timing and scope of technological advances, the ability to attract and retain skilled technical, marketing and management personnel, the ability to successfully implement its strategies and the soundness of those strategies, conditions in the U.S. economy in general and world wide economic and business conditions. The mix of products sold in a quarter is a result of a combination of factors, including, but not limited to, changes in customer demands and/or requirements, new product announcements, price changes, changes in delivery dates, and price competition from other suppliers. Additional factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and elsewhere in this Proxy Statement/Prospectus. Hach undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

                                      SUMMARY


     CERTAIN SIGNIFICANT MATTERS DISCUSSED IN THIS PROXY STATEMENT/PROSPECTUS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. SHAREHOLDERS ARE URGED TO REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/PROSPECTUS INCLUDING THE APPENDICES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE.

ENVIRONMENTAL TEST           ETS is engaged in the production and marketing
SYSTEMS, INC.                of reagent test strips for use in business,
                             industry and the home. ETS markets its products world-wide from its domestic manufacturing facilities and through its wholly-owned subsidiary, ETS International, Inc. The address of its principal executive offices is 23575
                             County Road 106, P.O. Box 4659, Elkhart, Indiana
                             46514-0659, and its telephone number at that address is (219) 262-2060.

HACH COMPANY                 Hach manufactures and distributes laboratory
                             instruments, process analyzers and test kits, as well as related analytical reagents and chemicals, which are used to analyze the chemical content and other properties of water and other aqueous solutions. The address of its principal executive offices is 5600 Lindbergh
                             Drive, Loveland, Colorado 80537, and its telephone number at that address is (970)
                             669-3050.

HACH ACQUISITION CORP.       HAC, a wholly-owned subsidiary of Hach, was
                             formed by Hach solely for the purpose of effecting the Merger. HAC's principal executive offices are located at 5600 Lindbergh Drive, Loveland, Colorado 80537, and its telephone number at that address is (970) 669-3050.

DATE, TIME AND PLACE OF      A special meeting of shareholders of ETS is to
THE ETS SPECIAL MEETING      be held on Thursday, April 30, 1998 at the
                             principal offices of ETS, 23575 County Road 106,
                             Elkhart, Indiana 46514 (the "ETS Special Meeting").

SHAREHOLDERS ENTITLED        Only holders of record of shares of ETS Class A
TO VOTE                      Common Stock and ETS Class B Common Stock at the
                             close of business on April 2, 1998 (the
                             "ETS Record Date"), are entitled to vote at the ETS Special Meeting. On that date, 231,304 shares of ETS Class A Common Stock and 692,228 shares of ETS Class B Common Stock were outstanding.

SECURITY OWNERSHIP BY        Harry T. Stephenson, Chairman of the Board of
CERTAIN BENEFICIAL           Directors of ETS, owns 476,756 shares of ETS
OWNERS AND MANAGEMENT        Class B Common Stock, representing approximately
OF ETS                       68.87% of the outstanding shares of ETS Class B
                             Common Stock. John Gildea, a director of ETS, owns 125,472 shares of ETS Class B Common Stock representing approximately 18.13% of the outstanding shares of ETS Class B Common Stock.
                             All 231,304 outstanding shares of ETS Class A
                             Common Stock are held by the Environmental Test
                             Systems, Inc. Employee Stock Ownership Plan (the
                             "ETS ESOP").  See "Additional Information
                             Regarding ETS -- ETS Security Ownership by
                             Certain Beneficial Owners and Management."

PURPOSE OF THE MEETING       To consider and vote upon a proposal to approve
                             and adopt the Merger Agreement and to approve the Merger.

VOTE REQUIRED                The Indiana Business Corporation Law, Ind. Code
                             23-1-17, ET SEQ. ("IBCL") requires the
                             affirmative vote of the holders of a majority of the shares of each of the ETS Class A Common
                             Stock and ETS Class B Common Stock entitled to vote at the ETS Meeting, voting as separate classes, to approve the Merger Agreement.
                             Pursuant to the terms of the ETS ESOP, Peoples
                             Bank & Trust Company, Indianapolis, Indiana, the trustee of the ETS ESOP (the "ESOP Trustee"), has the right to vote the shares of ETS Class A
                             Common Stock owned by the ESOP. In compliance with ERISA requirements, the Trustee intends to solicit a direction from each ETS ESOP participant to whom shares have been allocated under the ETS ESOP with respect to the Merger and intends to vote such shares in accordance with the directions it receives. Subject to its fiduciary duties, the Trustee will vote the unallocated shares in the same proportion as the votes directed by the holders of the allocated shares. Pursuant to a Stockholder's Agreement
                             (the "Stockholder's Agreement") dated January
                             21, 1998 between Hach and Harry T. Stephenson, the principal shareholder of ETS, Harry T.
                             Stephenson has agreed to vote his shares of ETS
                             Class B Common Stock for the approval and adoption of the Merger Agreement, and has granted a proxy to Hach to so vote such shares.
                             Mr. Stephenson's shares are sufficient to effect approval of the Merger by the holders of ETS
                             Class B Common Stock.  See "ETS Special
                             Meeting--Record Date"; - -"Voting Rights; Vote
                             Required" and "--Voting Agreements."

RECOMMENDATION OF THE        At a meeting held on December 30, 1997, the ETS
ETS BOARD OF DIRECTORS       Board of Directors determined the Merger to be
                             in the best interests of ETS and its
                             shareholders and approved the Merger and the Merger Agreement. THE BOARD OF DIRECTORS OF ETS
                             RECOMMENDS THAT ITS SHAREHOLDERS APPROVE THE
                             MERGER AGREEMENT AND THE MERGER.  See "The
                             Merger-ETS' Reasons for the Merger;
                             Recommendation of the ETS Board of Directors and Other Factors."

OPINION OF FINANCIAL         ComStock Valuation Advisors, Inc. ("ComStock")
ADVISOR TO ETS ESOP          has rendered an opinion to the ESOP Trustee and
                             the Benefits Committee (the "Committee") of the
                             ETS ESOP, which holds all of the ETS Class A
                             Common Stock, to the effect that, among other things, the ETS Class A Merger Consideration is fair to ETS ESOP participants from a financial point of view. See "The Merger--Opinion of the ETS ESOP Financial Advisor" and Appendix II,
                             "Opinion of ComStock Valuation Advisors, Inc.", to this Proxy Statement/Prospectus.

APPROVAL OF HACH'S BOARD     At a meeting held on December 30, 1997, Hach's
OF DIRECTORS                 Board of Directors determined the Merger to be
                             in the best interests of Hach and its
                             stockholders and approved the Merger and the Merger Agreement. See "The Merger"--Hach's
                             Reasons for the Merger; Approval of Hach's Board of Directors."

DISSENTERS' RIGHTS           An ETS shareholder may assert dissenters' rights
                             only if (i) the shareholder delivers to ETS, PRIOR TO THE VOTE TAKEN WITH RESPECT TO THE
                             MERGER AT THE ETS SPECIAL MEETING, written notice of the shareholder's intent to demand payment for the shareholder's shares if the Merger is consummated; (ii) the shareholder does not vote in favor of the Merger; and (iii) the shareholder properly complies with certain statutory procedures. See "The Merger - -
                             Dissenters' Rights" and Appendix III, "Indiana
                             Business Corporation Law Dissenter's Rights
                             Provisions."

THE MERGER AGREEMENT         On January 21, 1998, ETS, Hach and HAC entered
                             into the Merger Agreement, which was amended as of February 26, 1998. A copy of the Merger
                             Agreement, as amended, is attached to this Proxy
                             Statement/ Prospectus as Appendix I, providing for the Merger of ETS with and into HAC. HAC will be the "Surviving Corporation" for purposes of the Merger, and will change its name upon the Merger to "Environmental Test Systems, Inc."
                             See "The Merger -- General."

CONVERSION OF SHARES         At the Effective Time (i) each share of ETS
                             Class A Common Stock will be converted into the right to receive $19.36845 in shares of Hach
                             Common Stock (as described below and including
                             $2.118424 per share of ETS Class A Common Stock subject to escrow), and (ii) each share of ETS
                             Class B Common Stock will be converted into the right to receive $16.641916 in cash and shares of Hach Common Stocks (as described below and including $1.82021 per share of ETS Class B
                             Common Stock subject to escrow).

                             At the Effective Time, by virtue of the Merger and without any action on the part of Hach, HAC, ETS or the holder of any of the following securities:

                                  (i)  each share of ETS Class A Common
                             Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive per share (A) at Closing that number of shares of Hach Common Stock as shall have an aggregate value equal to $17.250026, with each share of Hach Common Stock valued at the average of its daily closing prices on The NASDAQ Stock Market over a 20 day period ending five business days prior to the Effective Time and (B) a proportionate share of the consideration delivered into escrow at Closing, subject to the terms of the escrow; and

                                  (ii) each share of ETS Class B Common Stock
                             issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive per share (A) at Closing (1) cash and (2) that number of shares of Hach Common Stock and Hach Class A Common Stock, as shall have an aggregate value equal to $14.821706, with each of the Hach Common Stocks valued at the average of its daily closing prices on The NASDAQ Stock Market over a 20 day period ending five business days prior to the Effective Time and (B) a proportionate share of the consideration delivered into escrow at Closing, subject to the terms of the escrow. Hach shall have the right, in its sole discretion, to determine the allocation of the components of the consideration to be paid to the holders of ETS Class B Common Stock; provided that (x) the aggregate values of the Hach Class A Common Stock and Hach Common Stock issued upon the Merger shall be equal and (y) the cash to be paid will not be less than $6,878,400 or greater than $7,343,875.

                             See "The Merger--Conversion of ETS Common
                             Stocks."

ESCROW; INDEMNIFICATION      In order to provide for the payment and
                             satisfaction of certain indemnification
                             obligations contained in the Merger Agreement, cash and Hach Common Stocks with an aggregate value of $1,750,000 (allocated among the ETS shareholders in the same proportion as the consideration delivered to ETS shareholders at Closing) will be held in escrow by an escrow agent ("Escrow Agent") pursuant to the terms and conditions of an escrow agreement to be signed and delivered at Closing ("Escrow Agreement").
                             The form of the Escrow Agreement is attached as Appendix IV to this Proxy Statement/Prospectus.
                             Subject to the satisfaction of the
                             indemnification obligations secured by the escrow, the cash and shares of Hach Common
                             Stocks will be released from the escrow on the third anniversary of the Effective Time.
                             Dividends and distributions with respect to the Hach Common Stocks held in escrow will be paid to the Escrow Agent and held as part of the escrow deposit, subject to release from time to time on terms and conditions as described in the Escrow Agreement. See "The Merger
                             Agreement--Indemnification; Escrow."

EXCHANGE OF SHARE            If the Merger is consummated, the exchange of
CERTIFICATES                 shares of ETS Common Stocks for shares of Hach
                             Common Stocks will be made upon surrender of certificates for ETS Common Stocks to Harris
                             Trust and Savings Bank, as exchange agent. ETS shareholders will be provided with transmittal forms needed to exchange their shares. See "The
                             Merger--Capitalization of Hach and Exchange of Shares; Fractional Shares."

ACCOUNTING TREATMENT         The Merger will be accounted for as a purchase
                             under generally accepted accounting principles.
                             In conjunction with the purchase, Hach will immediately expense costs which have been identified with research and development activities of ETS under generally accepted accounting principles. Such costs are estimated to be $3,000,000 and will have a dilutive effect on Hach earnings in the period in which the purchase is recorded. See "The Merger--Accounting
                             Treatment."

CERTAIN FEDERAL INCOME       The Merger is designed to result in the
TAX CONSEQUENCES             conversion of ETS Common Stocks  held by ETS
                             stockholders into Hach Common Stocks on a "tax-free" basis. ETS has received from its counsel an opinion to the effect that, on the basis of representations made in the Merger
                             Agreement and in certificates of ETS, Hach, HAC and certain major stockholders of ETS, and assuming that the Merger will be consummated as described in this Proxy-Statement/Prospectus, the Merger will constitute a tax-free reorganization for federal income tax purposes.
                             Accordingly, no gain or loss will be recognized by holders of ETS Common Stocks upon the conversion of ETS Common Stocks into Hach Common
                             Stocks by reason of the Merger. However, any cash received by holders of ETS Class B Common
                             Stock by reason of the Merger will be taxable to such holders in an amount that will not exceed the gain realized by such holders in the Merger.
                             ETS shareholders should read the discussion under "The Merger--Certain Federal Income Tax
                             Consequences" and are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.

MANAGEMENT OF ETS            Following the Merger, HAC will be the Surviving
AFTER THE MERGER             Corporation and will continue as a wholly-owned
                             subsidiary of Hach. The Board of Directors of the Surviving Corporation (to be renamed
                             "Environmental Test Systems, Inc.") will consist of Bruce J. Hach and Gary R. Dreher. Bruce J.
                             Hach will be Chairman of the Surviving
                             Corporation, Mark J. Stephenson will be its
                             President, and Gary R. Dreher will be its Vice
                             President, Secretary and Treasurer.  See "The
                             Merger--Management of ETS after the Merger. "

INTERESTS OF CERTAIN         As a condition to the Merger, the Merger
PERSONS IN THE MERGER        Agreement requires that ETS enter into
                             employment agreements prior to the Effective
                             Time of the Merger with certain of ETS' key employees, which agreements will continue following the Merger. Additionally, Hach will enter into an employment agreement with Mark J.
                             Stephenson, the current President of ETS, whereby Mark J. Stephenson will continue as President of the Surviving Corporation and will become a Vice President of Hach. Hach will also enter into a consulting agreement and a non-compete agreement with Harry T. Stephenson.
                             For a discussion of these matters see "The
                             Merger--Interests of Certain Persons in the Merger."

CONDITIONS TO THE MERGER     Consummation of the Merger is subject to the
                             satisfaction of certain conditions, including, without limitation, (i) the approval and adoption of the Merger Agreement and the approval of the Merger by the requisite vote of the shareholders of ETS; (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions preventing or making illegal the consummation of the Merger; (iii) the continuing accuracy of the representations and warranties made in the Merger Agreement at and as of the Effective Time; (iv) the receipt by ETS and Hach of certain opinions regarding tax matters and (v) receipt of regulatory approval under the Hart-Scott-Rodino Antitrust
                             Improvements Act. Certain of the conditions to the Merger run in favor of ETS or Hach only.
                             While neither ETS nor Hach and HAC currently intends to waive any such conditions, if either
                             ETS or Hach and HAC were to elect to waive any such conditions, assuming all other conditions to the Merger had been satisfied, the Merger would be consummated without the waived conditions having been satisfied. See "The
                             Merger Agreement--Conditions to the Merger."

TERMINATION                  The Merger Agreement may be terminated at any
                             time prior to consummation of the Merger by mutual consent of the parties and by any party if (i) the parties are prohibited from consummating the transactions contemplated by the Merger Agreement by a permanent injunction,
                             (ii) if any governmental entity whose consent is required to consummate the transactions contemplated by the Merger Agreement determines not to give its consent or (iii) if the average per share values of the Hach Common Stocks used to determine the numbers of shares to be delivered at the Effective Time are less than $9.00 in the case of Hach Common Stock or $7.00 in the case of Hach Class A Common Stock. The
                             Merger Agreement further provides that if the ETS Board withdraws its recommendation of the Merger Agreement or the Merger, or recommends any other acquisition proposal or resolves to do so, Hach may terminate the Merger Agreement and abandon the Merger. ETS may terminate the Merger Agreement under certain circumstances if it receives an unsoliciated proposal for a business combination with a third party. Hach may terminate the Merger Agreement if ETS receives a business combination proposal from a third party. Additionally, either ETS or Hach may terminate the Merger Agreement upon a breach of any representations, warranties, covenants or agreements by the other parties (subject to a right to cure in favor of the breaching party).
                             Finally, Hach may terminate the Merger Agreement in the event any update of disclosure schedules provided by ETS discloses any material liabilities between the signing of the Merger
                             Agreement and Closing. Upon termination of the Merger Agreement, the Stockholder's Agreement will also terminate. See "The Merger
                             Agreement--Termination."

EXPENSES In the Merger Agreement, the parties have agreed that the party incurring expenses in connection with the Merger shall pay them; provided, however, if the Merger is consummated, the holders of ETS Class B Common Stock have agreed to reimburse Hach for twenty-five percent (25%) of all such costs and expenses incurred by ETS following October 23, 1997, to the extent such costs and expenses exceed the sum of Fifty Thousand Dollars ($50,000); and provided further that Hach has agreed to pay the costs and expenses with respect to the filing of the Registration Statement, the printing of the Proxy Statement/Prospectus, the listing of the Hach Common Stocks on The NASDAQ Stock Market, compliance with Blue Sky Laws, and all filings under the HSR Act (other than the fees and disbursements of counsel, accountants and other representatives of ETS relating to such matters). The ETS ESOP will be solely responsible for any fees and expenses due to its independent trustee and to ComStock, relating to the Merger and the related transactions, which are properly payable by it consistent with its fiduciary duties. See "The Merger Agreement--Expenses."

EFFECTIVE TIME OF THE        If the Merger Agreement is approved and adopted
MERGER                       at the ETS Special Meeting and all other
                             conditions to the Merger have been met or waived, the parties expect the Merger to be effective on the day of the meeting or shortly thereafter upon the filing of a certificate of merger with the Delaware Secretary of State and articles of merger with the Indiana Secretary of State. The time of such filing is referred to herein as the "Effective Time."

REGULATORY MATTERS           The Federal Trade Commission gave the parties
                             notice on February 13, 1998 that early
                             termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act had been granted as of that date. No other material governmental approvals are required in connection with the Merger. See "The
                             Merger--Regulatory Matters."

RESALES OF HACH COMMON       Shares of Hach Common Stocks received upon the
STOCKS                       Merger (other than those described in the next
                             sentence) will be freely transferable by the holders thereof except for those shares held by holders who may be deemed to be "affiliates" of ETS under applicable federal securities laws
                             (generally including directors, certain
                             executive officers and ten percent or more stockholders). Harry T. Stephenson has agreed not to sell the shares of Hach Common Stocks he receives upon the Merger for a period of six months following the Effective Time (under and subject to terms and conditions set forth in an agreement to be signed and delivered at Closing). See "The Merger--Restrictions on
                             Resales; Affiliate Agreements."

COMPARISON OF                Holders of ETS Common Stocks who receive Hach
SHAREHOLDER RIGHTS           Common Stocks upon the Merger will become
                             holders of Hach Common Stocks and will have certain rights as Hach stockholders that are different from those they had as ETS shareholders. For a comparison of certain provisions of the Hach Amended and Restated
                             Certificate of Incorporation, as amended, the Hach By-Laws and Delaware corporate law governing the rights of holders of Hach Common
                             Stocks with the ETS Amended and Restated
                             Articles of Incorporation, the ETS By-Laws and
                             Indiana corporate law governing the rights of holders of ETS Common Stocks, see "Comparative
                             Rights of Hach Stockholders and ETS
                             Shareholders."



SHAREHOLDERS'                The Merger Agreement provides for a
REPRESENTATIVE               representative for the ETS shareholders for
                             purposes of the indemnification provisions of the Merger Agreement and the Escrow Agreement.
                             Harry T. Stephenson is the initial Shareholders'
                             Representative.  See "The Merger
                             Agreement--Shareholders' Representative. "

MARKETS AND MARKET PRICES FOR HACH COMMON STOCKS

     The Hach Common Stocks are traded on The NASDAQ Stock Market under the symbols HACH (for Hach Common Stock) and HACHA (for Hach Class A Common Stock). The table below sets forth the high and low sales prices per share of the Hach Common Stocks as quoted on The NASDAQ Stock Market and the cash dividends paid, for the periods indicated. Hach Class A Common Stock first was made available for trading in October 1997.

                                         HACH COMMON STOCK         HACH CLASS A COMMON
                                         -----------------
                                                                          STOCK
                                                                   -------------------

                                   High     Low        Dividends   High  Low   Dividends
Fiscal Year Ended April 30, 1996
--------------------------------
1st Quarter                        16       12-3/4     .05
2nd Quarter                        20-3/8   12-3/4     .05
3rd Quarter                        17-1/2   15         .06
4th Quarter                        17-3/4   16-1/4     .06

Fiscal Year Ended April 30, 1997
--------------------------------
1st Quarter                        17-1/2   14-1/2     .06
2nd Quarter                        20       14-7/8     .06
3rd Quarter                        19       16-1/4     .06
4th Quarter                        19-3/4   14-1/2     .06

Fiscal Year Ended April 30, 1998
--------------------------------
1st Quarter                        22-1/4   14-1/2     .06
2nd Quarter (1)                    25-1/8   12-1/4     .03       12      9        .03
3rd Quarter                        13-3/4   10         .03       10      8-7/16   .04
4th Quarter (through               11       9-3/4       --       9-1/4   8-1/8     --
March 2, 1998)

          The reported closing sale price of Hach Common Stocks on The NASDAQ Stock Market on April 1, 1998, the last full trading day prior to the date of this Proxy Statement/Prospectus, was $9.50 per share for Hach Common Stock and $8.375 per share for Hach Class A Common Stock; on January 20, 1998, the last full trading day prior to the execution of the Merger Agreement, the closing price was $11.125 per share for the Hach Common Stock and $8.50 per share for the Hach Class A Common Stock.

---------------------------

(1) On October 2, 1997, Hach stockholders were distributed a dividend of one share of Hach Class A Common Stock for each share of Hach Common Stock held by them on September 22, 1997.

MARKETS AND MARKET PRICES FOR ETS COMMON STOCKS

          There is no established trading market for ETS Common Stocks. In July, 1996, the ETS ESOP purchased 231,304 shares of the then existing ETS common stock at an average purchase price of $13.78 per share. Since the inception of the ETS ESOP in July, 1996, it has purchased 97 shares of ETS Class A Common Stock at an average purchase price of $14.70 per share pursuant to repurchase obligations under the provisions of the ETS ESOP.

          The terms of the ETS Class A Common Stock provide for aggregate quarterly dividends in the amount of $55,772, commencing October 31, 1996 through July 31, 2001. Dividends of $55,772, $223,090 and $55,772 were paid in 1996, 1997 and in the first quarter of 1998, respectively. Such dividends were used by the ETS ESOP Trustee to pay principal on the ETS ESOP debt. The loan agreement for the ETS ESOP debt contains restrictive covenants which limit the ability of ETS to pay dividends. No dividends may be paid on ETS Class B Common Stock if any dividends are in arrears on ETS Class A Common Stock.

          No dividends have ever been paid on ETS Class B Common Stock, and ETS does not intend to pay dividends in the future other than required dividends on the ETS Class A Common Stock.

COMPARATIVE PER SHARE DATA

          The following table sets forth certain historical per share data of Hach and ETS and combined per share data on an Unaudited Pro Forma basis after giving effect to the Merger as a purchase, assuming that $7,344,000 in cash, together with 641,000 shares of Hach Common Stock and 232,000 shares of Hach Class A Common Stock are issued in exchange for the shares of ETS Common Stocks in the Merger. The pro forma per share data presented below combines Hach's per share data as of and for the year ended April 30, 1997 with ETS' per share data as of and for the twelve months ended April 30, 1997. This data should be read in conjunction with the financial information of Hach and ETS and the notes thereto incorporated or included elsewhere in this Proxy Statement/Prospectus. This information is not necessarily indicative of the operating results or financial position that would have been achieved had the Merger been consummated at the beginning of the periods presented and should not be construed as representative of future operating results.

                                                                        YEAR ENDED APRIL 30, 1997     NINE MONTHS ENDED
                                                                        -------------------------     JANUARY 31, 1998
                                                                                                      -----------------
                                                                                                          (UNAUDITED)
HISTORICAL - HACH (1):
  Net income per common share  . . . . . . . . . . . . . . . . . . .            $ .55                        --
  Basic and diluted net income per share (2) . . . . . . . . . . . .              --                        $0.48
  Book value per share . . . . . . . . . . . . . . . . . . . . . . .             3.84                        2.06
  Cash dividends per share of Hach Common Stock. . . . . . . . . . .             0.24                        0.12
  Cash dividends per share of Hach
    Class A Common Stock . . . . . . . . . . . . . . . . . . . . . .              --                         0.07

                                                                        YEAR ENDED DECEMBER 31,
                                                                                1997
                                                                      ----------------------------
HISTORICAL - ETS:
  Net income per share . . . . . . . . . . . . . . . . . . . . . . .            $2.17
  Book value per share . . . . . . . . . . . . . . . . . . . . . . .            (1.42)                       N/A
  Cash dividends per share . . . . . . . . . . . . . . . . . . . . .             0.96

                                                                        TWELVE-MONTH PERIOD ENDED     NINE MONTHS ENDED
                                                                             APRIL 30, 1997            JANUARY 31, 1998
                                                                        -------------------------     -----------------
                                                                               (UNAUDITED)                (UNAUDITED)
PRO FORMA COMBINED:
  Net income per common share. . . . . . . . . . . . . . . . . . . .            $0.45                         --
  Pro forma combined basic and diluted net income per share (2). . .              --                        $0.45
  Pro forma combined book value per share. . . . . . . . . . . . . .              N/A                        1.96
  Cash dividends per share of Hach Common Stock. . . . . . . . . . .             0.22                        0.11
  Cash dividends per share of Hach Class A Common Stock. . . . . . .              --                         0.07

EQUIVALENT PRO FORMA COMBINED--PER ETS SHARE:
  Net income per common share. . . . . . . . . . . . . . . . . . . .            $0.28                         --
  Pro forma combined basic and diluted net income per
    equivalent share(2). . . . . . . . . . . . . . . . . . . . . . .              --                        $0.24
  Pro forma combined book value per equivalent share . . . . . . . .              N/A                        0.97
  Cash dividends per equivalent share. . . . . . . . . . . . . . . .             0.07                        0.04


(1) Restated for the two-for-one stock split effected in the form of a stock dividend in October, 1997.

(2) Financial Accounting Standards ("FAS") No. 128, "Earnings per Share" was adopted in fiscal year 1998.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

          The following selected historical consolidated financial information of Hach and ETS has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are incorporated by reference or included elsewhere in this Proxy Statement/Prospectus. Selected historical consolidated financial information of Hach is presented as of and for the fiscal years ended April 30, 1993, 1994, 1995, 1996 and 1997, and for the nine months ended January 31, 1998. Selected historical consolidated financial information of ETS is presented as of and for the fiscal years ended December 31, 1993, 1994, 1995, 1996 and 1997.

          The following selected pro forma financial information of Hach and ETS has been derived from the pro forma condensed combined financial statements, which give effect to the Merger as a purchase, and should be read in conjunction with such pro forma statements and the notes thereto, which are included elsewhere in this Proxy Statement/Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements".

           SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                         NINE MONTHS  NINE MONTHS
                                                                                              YEAR ENDED     ENDED       ENDED
                                                                                              APRIL 30,     JANUARY    JANUARY 31,
                                                                                                1997          31,         1998
                                                        YEARS ENDED APRIL 30                 PRO FORMA(4)    1998     PRO FORMA(4)
                                        ------------------------------------------------     ------------ ---------- -------------
                 HACH                    1993       1994        1995       1996      1997                 (UNAUDITED)
                 ----                    ----       ----        ----       ----      ----
Historical Consolidated Statements
of Operations Data:
  Net sales  . . . . . . . . . . . .   $94,001   $100,369    $105,269   $114,285  $121,480     $134,967      $94,293     $101,551
  Income from operations . . . . . .    12,941     13,447      13,385     15,982    17,294       17,347       13,778       14,190
  Net income . . . . . . . . . . . .     8,620      9,508       9,270     11,254    12,495       10,736        8,675        8,438
  Net income per common
   share (1) . . . . . . . . . . . .       .38        .42         .41        .49       .55       .45            --           --
  Basic and diluted net income
   per share (1)(5). . . . . . . . .      --         --          --         --        --           --           .48           .45

  Shares used in computing basic
   and diluted net income per
   share(1)(5) . . . . . . . . . . .    22,724     22,772      22,771     22,736    22,730       23,603       18,011       18,884

                                                                                                             AS OF
                                                                                                 AS OF      JANUARY
                                                                                                JANUARY       31,
                                                                                                  31,        1998
                                                         AS OF APRIL 30,                         1998     PRO FORMA(4)
                                        ------------------------------------------------      ---------- ------------
                                        1993       1994        1995       1996      1997      (UNAUDITED)
                                        ----       ----        ----       ----      ----
Historical Consolidated Balance
Sheet Data:
  Total assets . . . . . . . . . . .   $66,971    $74,358     $84,258    $93,655  $105,580    $80,866      $98,817
  Long-term obligations  . . . . . .     2,246      2,081       2,070      1,347     1,726     32,354       40,799
  Stockholders' equity . . . . . . .    54,651     62,497      71,328     78,820    87,289     34,007       36,928
  Book value per share (1) . . . . .      2.41       2.75        3.14       3.47      3.84       2.06

                                                     YEARS ENDED DECEMBER 31
                                        ------------------------------------------------
             ETS                        1993       1994        1995       1996      1997
             ---                        ----       ----        ----       ----      ----
Historical Consolidated Statements
of Operations Data:
  Net sales  . . . . . . . . . . . .    $6,690     $8,702      $9,941    $13,501   $11,088
  Income from operations . . . . . .     1,326      2,071       2,209      4,248     2,257
  Net income . . . . . . . . . . . .     1,297      2,037       2,204      3,638     1,035
  Pro forma net income (2) . . . . .       791      1,242       1,344      2,432      N/A
  Pro forma basic and diluted
  net income per share (2) . . . . .       .79       1.24        1.34       2.78      1.45
  Pro forma shares used in computing
  net income per share (3) . . . . .     1,000      1,000       1,000        873       713

                                                         AS OF DECEMBER 31
                                        ------------------------------------------------
                                        1993       1994        1995       1996      1997
                                        ----       ----        ----       ----      ----
Historical Consolidated Balance
Sheet Data:
  Total assets . . . . . . . . . . .    $4,353     $5,070      $5,513    $7,010    $7,304
  Long-term obligations  . . . . . .       776        688         279     7,551     6,504
  Stockholders' equity (deficiency).     2,615      3,687       4,284    (2,398)   (1,028)
  Book value per share . . . . . . .      2.62       3.69        4.28     (3.42)    (1.42)

(1) Restated for the two-for-one stock split in the form of a stock dividend distributed in October, 1997.
(2) Reflects federal and state income taxes (assuming a 39% effective tax rate) as if ETS had been taxed as a C Corporation rather than an S Corporation during 1993, 1994, 1995 and from January 1, 1996 thru July 31, 1996.
(3) Reflects outstanding shares as if the 1,000-for-1 stock split which occurred on July 31, 1996 was done on January 1, 1993.
(4) Gives pro forma effect to the Merger. See "Unaudited Pro Forma Condensed Combined Financial Statements."
(5)  Reflects adoption of FAS No. 128.

                   ETS MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS-1997 COMPARED TO 1996

Net sales in 1997 were $11,088,000, a decrease of $2,413,000 from net sales of $13,501,000 in 1996. Sales of Coolant products decreased $1,353,000 from 1996. This was due to the loss of ETS' largest Coolant customer in 1997 and price reductions put in place in 1997 to meet competitive pricing pressures. Sales of Water Quality products decreased $933,000 in 1997 from 1996. The decrease is attributable to a decrease in sales of promotional products that traditionally have shown large year-to-year variability.

Cost of sales in 1997 was 39.3% of net sales compared to 34.8% in 1996. The increase in cost of sales as a percentage of net sales is due to the larger proportion of fixed and semi-fixed costs resulting from the decreased sales volume and increases in engineering and maintenance personnel.

Research and development expenses increased to 9.2% of net sales in 1997 from 8.4% of net sales in 1996. The increase is due primarily to the impact of the reduced sales volume on the proportion of fixed and semi-fixed costs to total research and development expenses. Research and development expenses decreased by $104,000 or 9.2% in 1997.

Marketing, general and administrative expenses increased to 31.1% of net sales in 1997 from 25.3% in 1996. The increase is primarily due to the impact of the reduced sales volume and the proportion of fixed and semi-fixed costs to total marketing, general and administrative costs. Overall, marketing, general and administrative costs increased approximately $27,000, or less than 1%, from 1996. ETS ESOP compensation expense increased $221,000 in 1997 as the ETS ESOP was only in place for five months in 1996. This increase was offset by reductions in bonus expense and 401(k) profit sharing plan contributions.

Interest expense increased to $641,000 in 1997 from $312,000 in 1996 due to the ETS ESOP note payable and the subordinated notes payable having been outstanding for the full year in 1997 as compared to five months in 1996.

The effective income tax rate was 38.8% in 1997 vs. 9.1% in 1996. Prior to July 31, 1996, as an S Corporation the taxable income of ETS was taxed to its shareholders. ETS was a C Corporation effective August 1, 1996 and, accordingly, ETS was taxable for only five months in 1996. The effective tax rate was increased in 1997 by non-deductible merger-related expenses which was partially offset by higher foreign sales subject to a lower tax rate through the Foreign Sales Corporation subsidiary.

RESULTS OF OPERATIONS-1996 COMPARED TO 1995

Net sales in 1996 were $13,501,000, an increase of $3,560,000 or 35.8% from net sales of $9,941,000 in 1995. While ETS experienced increases in sales in almost all product lines in 1996, the most significant increases were in Pool and Spa ($1,292,000, or 25.3%), Water Quality ($1,341,000, or 238.0%) and
Coolant ($627,000, or 33.3%). The increase in Pool and Spa sales was due to new distributors and increases in market share. Water Quality sales were significantly impacted by large, normally non-recurring, sales of promotional products. The increase in Coolant sales was due to new Heavy-Duty Coolant customers and increases in overseas distribution.

Cost of sales in 1996 was 34.8% of net sales compared to 36.7% in 1995. Engineering and maintenance payroll related expenses increased in 1996 which was offset by lower outside maintenance and maintenance supply expenses. ETS also experienced an increase in scrap costs in 1996. The primary reason for the decrease in cost of sales as a percentage of net sales is due to the lower proportion of fixed and semi-fixed costs resulting from the increased sales volume.

Research and development expenses decreased to 8.4% of net sales in 1996 from 10.4% in 1995. The decrease is primarily due to the impact of the increased sales volume on the proportion of fixed and semi-fixed costs to total research and development expenses. Research and development expenses increased in dollars by $94,000, or 9.1% in 1996 due to increases in personnel and development activities.

Marketing, general and administrative expenses decreased to 25.3% of net sales in 1996 from 30.7% in 1995. The decrease is primarily due to the impact of the increased sales volume on the proportion of fixed and semi-fixed costs to total marketing, general and administrative costs. Overall, marketing, general and administrative costs increased $368,000, or 12% from 1995. ESOP compensation expense for 1996 was $113,000. The ETS ESOP was established July 31, 1996 and, therefore, there was no ESOP compensation expense in 1995. Legal and professional fees increased $107,000 in 1996, primarily due to establishing the ETS ESOP. Marketing product line expenses increased $122,000 from 1995 to 1996.

Interest expense increased to $312,000 in 1996 from $52,000 in 1995. The ETS ESOP note payable and subordinated notes payable borrowings were issued on July 31, 1996.

Income tax expense for 1996 was $365,700. ETS was subject to income tax for five months in 1996 and not at all in 1995. ETS converted to a C Corporation from an S Corporation on July 31, 1996.

CAPITAL RESOURCES AND LIQUIDITY

At December 31, 1997 cash and temporary cash investments (overnight investments in cash management funds) totaled $1,560,000, an increase of $800,000 from $760,000 at December 31, 1996. Current assets exclusive of cash and temporary cash investments totaled $2,813,000 at the end of 1997, a decrease of $837,000 from the balance of $3,650,000 at the end of 1996. Decreases in receivables ($370,000) and inventories ($523,000) were the main causes of this change. Receivables and inventories were down due to lower sales volumes. In addition, ETS undertook an effort in 1997 to reduce inventories on hand and increase inventory turns. Current liabilities decreased $29,000 from 1996 to 1997. The decrease in current liabilities can be attributed to lower accounts payable due to attempts to maintain lower inventory balances and lower sales volumes and no liability at the end of 1997 for matching contributions related to the 401(k) profit sharing plan as no match was granted for 1997. These factors were offset by an increase in current maturities of long-term debt. ETS mortgage note matures in December 1998 and therefore the entire balance due at December 31, 1997 is reflected in current liabilities. Working capital at December 31, 1997 was $2,545,000 compared to $2,553,000 at December 31, 1996. Net cash provided by operating activities decreased by $770,000 from $3,084,000 for 1996 to $2,314,000 for 1997. This decrease was due to the reduction in net income offset by decreases in receivables and inventories noted above.

Payments for capital expenditures totaled $647,000 in 1997 compared to $294,000 in the prior year. Capital expenditures during 1997 were made primarily to expand manufacturing and laboratory capacity, adopt new manufacturing processes and increase manufacturing efficiencies. Payments on long-term debt were $849,000 in 1997, a $343,000 increase from $506,000 in 1996. Only one quarterly principal payment was made on the ETS ESOP note payable and subordinated notes payable in 1996. Four quarterly payments were made in 1997. Cash distributions of S Corporation earnings during 1996 were $2,165,000.

Total stockholders' deficiency was decreased by $1,370,000 in 1997. This was due to net income of $1,035,000 and $340,000 of reductions of Unearned ETS ESOP Shares for shares committed to be released for allocation to participants, less $5,000 of dividends paid on ETS ESOP shares allocated to participants.

At December 31, 1997 ETS had commitments for capital expenditures for equipment under construction of approximately $75,000. ETS intends to finance its future capital projects and working capital needs through existing cash and cash equivalents and projected cash flow from operations.

EFFECTS OF INFLATION ON ETS

The consolidated financial statements of ETS reflect transactions in the dollar values in which they were incurred and, therefore, do not attempt to measure the impact of inflation. However, it is believed that inflation has not had a material effect on its operations during the last three years. On a long-term basis, the ability to adjust the selling prices of ETS' products in reaction to changing costs due to inflation will be dependent on competitive and other factors.

FORWARD-LOOKING INFORMATION

It is anticipated that future growth will come primarily from the core businesses of Pool and Spa, Aquarium and Industrial testing as well as new product lines such as Medical and Soil testing. See "BUSINESS OF ETS" for a detailed description of the markets ETS serves and a breakdown of sales by category.

The major accounting and operating software system used by ETS is believed to be Year 2000 compliant. All other software used by ETS is in the process of being analyzed for potential problems with the Year 2000 issue. It is not expected at this time that the analysis and resolution of problems noted, if any, will involve a significant cost to rectify.

                                 RISK FACTORS

     In considering whether to approve the Merger Agreement and the Merger and thereby become holders of Hach Common Stocks, the shareholders of ETS should carefully consider the following risk factors, in addition to the other information included and incorporated by reference elsewhere in this Proxy Statement/Prospectus:

     NEW PRODUCT DEVELOPMENT AND ACQUISITIONS. The water analysis industry is characterized by ongoing technological developments and changing customer requirements. As a result, Hach's success and continued growth depend, in part, on its ability in a timely manner to develop or acquire rights to, and successfully introduce into the marketplace, enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Hach's competition. There can be no assurance that Hach will be successful in developing or acquiring such rights to enhancements or new products on a timely basis or that such enhancements or new products will adequately address the changing needs of the marketplace.

     TECHNOLOGICAL AND REGULATORY CHANGE. The water analysis industry is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for Hach's products and services. Changes in legislative, regulatory or industrial requirements may render certain of Hach's products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. Hach's ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in Hach's ability to grow and to remain competitive.
There can be no assurance that Hach will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, Hach is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

     COMPETITION. Hach experiences competition from a variety of sources with respect to virtually all of its products, although Hach does not know of any single entity that competes with it across Hach's full range of products and systems. Competition in the markets served by Hach is based on a number of factors, including price, technology, applications experience, availability of financing, reputation, product warranties, reliability, service and distribution. Certain of Hach's competitors have financial and other resources greater than those of Hach. Several competitors manufacture products similar to those of Hach, both domestically and internationally.

     CONTROLLING OWNERSHIP INTEREST OF PRINCIPAL STOCKHOLDER. Kathryn Hach-Darrow, Hach's Chairman and Chief Executive Officer, beneficially owns approximately 55% of each class of the Hach Common Stocks. As a result, Mrs. Hach-Darrow has the ability to approve or defeat any proposal requiring approval by stockholders of Hach, and to elect or remove the entire Board of Directors. By her voting power, Mrs. Hach-Darrow has the ability to delay or prevent a change in control of Hach. Delaware corporate law and Hach's Amended and Restated Certificate of Incorporation, as amended, contain provisions that may discourage takeover bids for Hach that have not been negotiated with the Board of Directors. Such provisions could limit the price that investors might be willing to pay in the future for shares of the Hach Common Stocks.

     UNCERTAINTIES REGARDING INTERNATIONAL SALES. Hach's international sales constituted 36%, 36%, and 34% of Hach's sales during fiscal 1997, 1996, and 1995, respectively. Hach expects that international sales will continue to account for a similar portion of its revenues. International sales may be subject to political and economic risks, including political instability, currency controls, fluctuating exchange rates with respect to sales not denominated in U.S. dollars, and changes in import/export regulations, tariffs and freight rates.

     UNCERTAINTY OF FUTURE ACQUISITIONS. Hach continues to actively pursue the acquisition of companies and product lines which will complement its existing product lines. Significant uncertainties accompany any acquisition and its integration with Hach's existing operations, such that any acquisition could have an adverse effect on Hach. There can be no assurance that Hach will be able to locate appropriate acquisition candidates, that any identified candidates will be acquired, or that acquired operations will be effectively integrated or prove profitable.

     FACTORS AFFECTING FUTURE RESULTS. Factors which management believes may affect the future financial performance of Hach include but are not limited to the degree to which Hach is able to: implement manufacturing and business processes which will reduce costs and improve efficiency; invest in engineering and marketing activities which lead to improved sales growth; integrate acquisitions into Hach's operations; deal with the external regulatory influences on Hach's primary markets; and deal with the effect on the competitive environment resulting in the consolidation of companies within the instrumentation industry. During fiscal 1997, Hach invested in initiatives which, when fully implemented, are expected to improve the effectiveness and efficiency of its business and manufacturing processes.
The investment in these initiatives has and will continue during fiscal 1998, with the benefits of successful implementation to be realized fully beginning in fiscal 1999.

     POSSIBLE VOLATILITY OF STOCK PRICE; LIMITED TRADING VOLUME. Although the Hach Common Stocks are listed on The NASDAQ Stock Market, the average daily trading volume of the Hach Common Stocks has generally been limited and, accordingly, the trading price is more vulnerable to significant fluctuations. During the period of November 6, 1997 through March 20, 1998, for example, the average daily trading volume for the Hach Common Stock and the Hach Class A Common Stock has been 3,556 shares and 2,844 shares, respectively. The trading price of the Hach Common Stocks may be volatile and could be subject to significant fluctuations in response to variations in Hach's quarterly operating results, general conditions in the industries in which Hach operates and other factors. In addition, the stock market is subject to price and volume fluctuations affecting the market price for the stock of many companies generally, which fluctuations often are unrelated to operating performance.

                              ETS SPECIAL MEETING

GENERAL

     This Proxy Statement/Prospectus is being furnished to stockholders of ETS in connection with the solicitation by the Board of Directors of ETS of proxies for use at the ETS Special Meeting to be held at the principal offices of ETS located at 23575 County Road 106, Elkhart, Indiana, on Thursday, April 30, 1998, at 8:00 a.m. local time, and at any adjournments or postponements thereof, for the purpose set forth herein and in the accompanying Notice of Special Meeting of Shareholders of ETS.

MATTERS TO BE CONSIDERED

     At the ETS Special Meeting, shareholders of ETS will consider and vote upon a proposal to approve and adopt the Merger Agreement and to approve the Merger.

BOARD OF DIRECTORS' RECOMMENDATIONS

     The Board of Directors of ETS has determined that the Merger is fair and in the best interests of the shareholders of ETS and has therefore unanimously approved and adopted the Merger Agreement and approved the Merger and unanimously recommends that the shareholders of ETS vote FOR the approval and adoption of the Merger Agreement and the approval of the Merger.

RECORD DATE

     The close of business on April 2, 1998 (the "ETS Record Date") has been fixed as the record date for determination of the holders of ETS Common Stocks who are entitled to notice of, and to vote at, the ETS Special Meeting. As of the ETS Record Date, there were 231,304 shares of ETS Class A Common Stock and 692,228 shares of ETS Class B Common Stock outstanding.

VOTING; VOTE REQUIRED

     The holders of record on the ETS Record Date of shares of ETS Common Stocks are entitled to one vote per share on each matter submitted to a vote at the ETS Special Meeting. The presence at the ETS Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of each class of the ETS Common Stocks is necessary to constitute a quorum, and the affirmative vote of the holders of a majority of each of the ETS Class A Common Stock and ETS Class B Common Stock entitled to vote at the ETS Meeting, voting as separate classes, is required to approve the Merger Agreement. Shares of ETS Common Stocks that are voted "FOR," "AGAINST" or "WITHHELD" at the ETS Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the holders of ETS Common Stocks present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Shares which are not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as shares voted against approval of the Merger Agreement. A shareholder list will be available for examination by holders of ETS Common Stocks at the ETS Special Meeting and at the principal offices of ETS located at 23575 County Road 106, Elkhart, Indiana for the 10 days preceding such meeting.


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

PROXIES

     All properly executed proxies received at or prior to the ETS Special Meeting and which have not been revoked prior to their exercise will be voted at the ETS Special Meeting in accordance with the instructions contained therein. Properly executed proxies which contain no instructions regarding the proposal specified in the form of proxy will be voted FOR the approval and adoption of the Merger Agreement and approval of the Merger. Execution and delivery of a proxy will not prevent a shareholder from attending the ETS Special Meeting and voting in person. A shareholder who has executed and returned a proxy may revoke it at any time before it is voted, but only by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of ETS bearing a later date than the proxy or by attending the ETS Special Meeting and voting in person. Attendance at the ETS Special Meeting will not by itself revoke the proxy.

     The ETS ESOP Trustee under the ETS ESOP has dispositive power for the shares of ETS Class A Common Stock it holds. In order to comply with obligations under ERISA, the ETS ESOP Trustee intends to solicit a direction from each ETS ESOP participant to whom shares of ETS Class A Common Stock have been allocated under the ETS ESOP with respect to its vote on the Merger and, subject to the Trustee's fiduciary duties, intends to vote such shares in accordance with the directions it receives. The ETS ESOP Shares held by the ETS ESOP for which the Trustee does not receive voting instructions on the proposed Merger will, subject to the Trustee's fiduciary duties, be voted for, against or in abstention in the same proportions as ETS ESOP Common Stock for which the Trustee receives voting instructions.

     If a quorum is not obtained, or if fewer shares are voted in favor of approval and adoption of the Merger Agreement than the number required for approval and adoption, the ETS Special Meeting may be adjourned for the purpose of obtaining additional proxies for votes in favor of the proposal and, at any subsequent reconvening of the ETS Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. The cost of solicitation of the stockholders of ETS will be paid by ETS. Such cost will include the reimbursement of the ETS ESOP Trustee for expenses of forwarding solicitation materials to beneficial owners of shares. In addition to the solicitation of proxies by use of the United States mail, directors, officers and employees of ETS may solicit proxies personally or by telephone or facsimile transmission. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY
CARDS.

VOTING AGREEMENTS

     Pursuant to a Stockholder's Agreement dated January 21, 1998, Harry T. Stephenson, a director of ETS and holder of 476,756 shares of ETS Class B Common Stock, or approximately 68.87% of the outstanding shares of ETS Class B Common Stock, has agreed to vote his shares in favor of the Merger Agreement. Under the terms of the Stockholder's Agreement, Harry T. Stephenson has agreed not to (i) grant any proxies or enter into any voting trust or other agreement with respect to his shares of ETS Class B Common Stock, or (ii) sell or otherwise dispose of his shares. If those shares are voted as indicated no further votes of holders of ETS Class B Common Stock will be required to approve the Merger and Merger

Agreement. The Stockholder's Agreement expires on the first to occur of the closing of the Merger or the termination of the Merger Agreement.

                                  THE MERGER

     The descriptions of the Merger and the Merger Agreement set forth below do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, as amended, which is attached as Appendix I to this Proxy Statement/Prospectus and incorporated herein by reference.

GENERAL

     The Merger Agreement provides that ETS will be merged with and into HAC. As a result of the Merger, the separate corporate existence of ETS will cease and HAC will continue as the surviving corporation after the Merger (the "Surviving Corporation") and as a direct wholly-owned subsidiary of Hach.

     The Surviving Corporation will hold and own all of the properties and assets of ETS following the Merger. Upon the Merger, the Surviving Corporation will change its name to "Environmental Test Systems, Inc." and will continue to operate the business of ETS substantially as now conducted. The Merger will take place as promptly as practicable after the adoption and approval of the Merger Agreement and the approval of the Merger by the shareholders of ETS, and the satisfaction or waiver of the other conditions to the Merger set forth in the Merger Agreement. See "The Merger Agreement."

     As a result of the Merger, the shareholders of ETS, an Indiana corporation, will become stockholders of Hach, a Delaware corporation. See "Comparative Rights of Hach Stockholders and ETS Shareholders."

CONVERSION OF ETS COMMON STOCKS

     INTRODUCTION.  At the Effective Time (i) each share of ETS Class A
Common Stock will be converted into the right to receive $19.36845 in shares of Hach Common Stock (as described below and including $2.118424 per share of ETS Class A Common Stock subject to escrow), and (ii) each share of ETS
Class B Common Stock will be converted into the right to receive $16.641916 in cash and shares of Hach Common Stocks (as described below and including $1.82021 per share of ETS Class B Common Stock subject to escrow).

     ETS CLASS A COMMON STOCK. Each share of ETS Class A Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive (i) on the Closing Date that number of shares of Hach Common Stock as shall have an aggregate value equal to $17.250026 on the date which is five (5) business days prior to the Effective Date or, if such date is not a trading day, the trading day immediately preceding such date (the "Determination Date"), with each share of Hach
Common Stock valued at its Average Market Price (as described below) (the "Class A Base Merger Consideration"); (ii) on the third anniversary of the Effective Time (the "Escrow Release Date") or as soon thereafter as possible in accordance with the Escrow Agreement, the Additional Class A Merger Consideration (as defined below), if any; and (iii) from time to time after the Escrow Release Date in accordance with the Escrow Agreement, the Subsequent Class A Merger Consideration (as defined below), if any (the Class A Base Merger Consideration, the Additional Class A Merger Consideration and the

Subsequent Class A Merger Consideration are collectively referred to as the "Class A Merger Consideration").

     ADDITIONAL CLASS A MERGER CONSIDERATION. The Additional Class A Merger Consideration shall consist of (A) that number of shares of Hach Common Stock held in that portion of the Escrow Account which has been allocated to the former holders of ETS Class A Common Stock ("Escrow Account-A") on the Escrow Release Date (as defined in the Escrow Agreement) in excess of the number of shares of Hach Common Stocks held in the Escrow Account -A in accordance with the Escrow Agreement, equal to the amount ("Pending Claims Amount") of damages being asserted in respect of all claims which have been made by Hach or any other affiliate of Hach who has a right to indemnification under the Merger Agreement pursuant to the Escrow Agreement which have not been determined as of the Escrow Release Date ("Pending Claims") together with the earnings thereon as provided in the Escrow Agreement, divided by (B) the number of shares of ETS Class A Common Stock exchanged in connection with the Merger.

     SUBSEQUENT CLASS A MERGER CONSIDERATION. The subsequent Class A Merger Consideration shall consist of, with respect to each Resolved Pending Claim Amount, (A) the number of shares of Hach Common Stock held in the Escrow Account-A with an aggregate value determined in accordance with the Escrow Agreement equal to that Resolved Pending Claim Amount divided by (B) the number of shares of ETS Class A Common Stock exchanged in connection with the Merger. A "Resolved Pending Claim Amount" with respect to each Pending Claim which is finally determined, is the amount, if any, by which (i) that portion of the Pending Claims Amount which had been reserved for that Resolved Pending Claim together with earnings thereon, exceeds (ii) the amount of damages paid to and/or at the direction of Hach or the affiliate of Hach who has the right to indemnification in connection with the determination of that Resolved Pending Claim.

     ETS CLASS B COMMON STOCK. Each share of ETS Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become a right to receive (i) at the Closing Date, (1) cash and
(2) that number of shares of Hach Common Stock and that number of shares of Hach Class A Common Stock as shall have on the Determination Date an aggregate value equal to $14.821706, with each of the Hach Common Stocks valued at its Average Market Price (the "Class B Base Merger Consideration"); (ii) on the Escrow Release Date or as soon thereafter as possible in accordance with the Escrow Agreement, the Additional Class B Merger Consideration (as defined below), if any; and (iii) from time to time after the Escrow Release Date in accordance with the Escrow Agreement, the Subsequent Class B Merger Consideration (as defined below), if any (the Class B Base Merger Consideration, the Additional Class B Merger Consideration and the Subsequent Class B Merger Consideration are collectively referred to as the "Class B Merger Consideration"); provided that Hach shall have the right, in its sole discretion, to determine the allocation of the components of the consideration to be paid to the holders of ETS Class B Common Stock; provided further that (x) the aggregate values of the Hach Class A Common Stock and Hach Common Stock issued to holders of ETS Class B Common Stock upon the Merger shall be equal and (y) the cash to be paid will not be less than $6,878,400 or greater than $7,343,875.

     ADDITIONAL CLASS B MERGER CONSIDERATION. The Additional Class B Merger Consideration shall consist of (A)(1) the amount of cash in that portion of the escrow account which has been allocated to be the former holders of ETS Class B Common Stock ("Escrow Account-B") on the Escrow Release Date in excess of the cash held in the Escrow Account-B allocated to the Pending Claims Amount together with the interest thereon as provided in the Escrow Agreement, divided by (2) the number of shares of ETS Class B Common Stock exchanged in connection with the Merger and (B)(1) that number of shares of Hach Common Stocks held in the Escrow Account-B on the Escrow Release Date in excess of the number of


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

shares of Hach Common Stocks held in the Escrow Account-B with an aggregate value determined in accordance with the Escrow Agreement, equal to the Pending Claims Amount together with the earnings thereon, divided by (2) the number of shares of ETS Class B Common Stock exchanged in connection with the Merger.

     SUBSEQUENT CLASS B MERGER CONSIDERATION. The Subsequent Class B Merger Consideration shall consist of, with respect to each Resolved Pending Claim Amount, (A) the amount of cash and number of shares of Hach Common Stocks held in the Escrow Account-B with an aggregate value, determined in accordance with the Escrow Agreement, equal to that Resolved Pending Claim Amount, in each case divided by (B) the number of shares of ETS Class B Common Stock.

     AVERAGE MARKET PRICE. For purposes of calculating the number of shares of Hach Common Stocks to be distributed at Closing in connection with the Merger, the value of one share of each of such class of stock shall be deemed to be the average of the daily closing prices of one share of such class of stock, as quoted on The NASDAQ Stock Market, for the 20 trading days immediately preceding and including the Determination Date; provided that if there is no reported closing price of the shares of Hach Common Stock or Hach Class A Common Stock on The NASDAQ Stock Market for any such trading day, the closing price for such day for such stock will be deemed to be the mean of the closing bid and asked quotations on The NASDAQ Stock Market for that day for such stock (the respective value for each class of stock being referred to as the "Average Market Price"). At least two business days prior to the Closing Date, Hach will calculate the number of shares of Hach Common Stocks to be delivered at Closing in connection with the Merger, and Hach will deliver to ETS a certificate signed by its Chief Financial Officer setting forth such share amounts and providing all reasonable detail as to their calculation.

BACKGROUND OF THE MERGER

     ETS and Hach have had for a number of years a general familiarity with each other's products and markets, and ETS' products have been marketed by Hach.

     During the period of April through September, 1997, representatives of Hach and ETS met on a number of occasions to discuss the possibility of a business combination of ETS and Hach, the rationale therefor, and the principal issues that would arise in the context of negotiating and consummating such a business combination. At these meetings, the parties also had preliminary price discussions, reviewed valuation ranges and issues, and explored the possibility of a mix of cash and stock consideration, and discussed a possible schedule for completion of the acquisition process.

     During October 1997, representatives of Hach and ETS and their respective counsel negotiated a non-binding letter of intent which called for the acquisition of ETS by Hach in the form of a merger of ETS into a Hach subsidiary. The letter of intent was signed on October 23, 1997. The parties also signed confidentiality agreements with respect to information to be provided each other in connection with evaluation of the proposed transaction. ETS and Hach have exchanged information regarding the respective businesses of the companies, including information about markets, major customers and financial statements.

     On December 2, 1997 the parties publicly announced that they had reached substantial agreement on the terms of the merger and on December 30, 1997, the respective Boards of Directors of Hach and ETS, after consultation with their professional advisors, approved the Merger Agreement.

     On January 21, 1998 the parties signed the definitive Merger Agreement, following delivery by ComStock of its opinion to the ESOP Trustee and Benefits Committee that the Merger was fair to the ETS ESOP participants from a financial point of view. As of February 26, 1998 the parties amended the Merger Agreement to reflect the effects of the payment of additional dividend installments to the holders of ETS Class A Common Stock.

ETS' REASONS FOR THE MERGER; RECOMMENDATION OF ETS' BOARD OF DIRECTORS AND OTHER FACTORS

     The Board of Directors of ETS considered financial, managerial and other information regarding Hach and its subsidiaries. In particular, the Board of Directors evaluated the respective businesses, financial conditions and future prospects of ETS and Hach. The earnings history and stock performance of Hach were carefully reviewed and discussed with a view towards the investment potential for shareholders of ETS.

     Among other items considered in this evaluation were the prospects of ETS and Hach, as separate corporations and as combined; the compatibility of Hach's markets to those of ETS; the anticipated tax-free nature of the transaction to ETS shareholders receiving Hach Common Stocks in exchange for their shares of ETS Common Stocks; the timeliness of a transaction given the state of the economy and the stock markets, as well as anticipated trends in both; applicable regulatory requirements; an analysis of alternatives to affiliating with Hach, including other potential acquirors; the dividend rate that ETS shareholders who become Hach stockholders would be expected to enjoy as a result of the transaction; the terms of the Merger Agreement; and the fairness opinion to be issued by ComStock to the ETS ESOP.

     The Board of Directors of ETS also considered the impact of the transaction on customers and employees of ETS and the communities it serves. Hach's historical relationship with its employees including competitive salary and benefit programs was considered, as was the opportunity for training, education, growth and advancement of ETS' employees within ETS, Hach or one of Hach's subsidiaries. Further, from the standpoint of ETS' customers, it was anticipated that more products would become available because of Hach's greater resources.

     The Directors considered the material terms of the Merger Agreement, including, but not limited to, the aggregate merger consideration of $16,000,000 (consisting of shares of Hach Common Stock and Hach Class A Common Stock to be distributed to holders of ETS Class A Common Stock; and cash, shares of Hach Common Stock and shares of Hach Class A Common Stock to be distributed to holders of ETS Class B Common Stock), the escrow provisions, closing conditions, representations of ETS and Hach, and covenants of ETS and Hach. The Directors considered the importance of providing for the disposition of the ETS employee benefit plans, the entry into the Hach employee benefit plans by employees of ETS and the disposition of the ETS ESOP.

OPINION OF ETS ESOP FINANCIAL ADVISOR

     Peoples Bank & Trust Company, Indianapolis, Indiana as trustee of the ETS ESOP (the "ETS ESOP Trustee"), and the Benefits Committee of the ETS ESOP ("Benefits Committee") retained ComStock Valuation Advisors, Inc.
("ComStock") to assess the fairness of the Merger to the ETS ESOP participants from a financial point of view.

     ComStock is a nationally recognized valuation firm and, as a part of its activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions and negotiated underwritings. The ETS ESOP Trustee and Benefits Committee selected ComStock because of ComStock's extensive experience in similar transactions and its reputation generally.

     At a meeting on January 21, 1998, ComStock gave the ETS ESOP Trustee and the Benefits Committee its written opinion dated such date that, as of that date, and based upon and subject to the assumptions, limitations and qualifications set forth in its opinion letter, from the perspective of ETS ESOP as a whole and solely from a financial point of view:

          - the number of shares of Hach Common Stock to be delivered to the ETS ESOP in the Merger is fair in relation to the ETS Class A Common Stock held by the ESOP;

          - the Class A Merger Consideration to be received by the ETS ESOP in the Merger is equal to or greater than the fair market value of the ETS Class A Common Stock held by the ETS ESOP;

          - the terms of the Merger Agreement, including payment of expenses in connection with the Merger by the ETS ESOP, are fair to the ETS ESOP as a whole, given the consideration to be received by the other ETS shareholders in the Merger; and

          - the ultimate disposition of the ETS ESOP, as provided in the Merger Agreement, is fair.

     The full text of the opinion of ComStock dated January 21, 1998 is attached to this Proxy Statement/Prospectus as Appendix II. Beneficial owners of ETS Class A Common Stock are urged to read ComStock's opinion carefully and in its entirety for a description of the assumptions made, procedures followed, other matters considered and the limits of ComStock's review.

     ComStock's opinion was prepared for the ETS ESOP Trustee and the Benefits Committee and is directed only to the fairness of the Class A Merger Consideration to the beneficial owners of ETS Class A Common Stock from a financial point of view. It does not constitute a recommendation to any shareholder of ETS as to how such shareholder should vote at the ETS Special Meeting nor does it constitute an opinion as to the price at which Hach Common Stocks will actually trade at any time. ComStock was not requested to and did not make any recommendation to the Board of Directors of ETS as to the form or amount of the consideration to be received by shareholders of ETS in the Merger, which was determined through arm's-length negotiations between the parties. No restrictions or limitations were imposed by ETS, the ETS ESOP Trustee or the Benefits Committee upon ComStock with respect to the investigations made or the procedures followed by ComStock in rendering its opinion.

     In arriving at its opinion, ComStock reviewed a draft of the Merger Agreement and various exhibits thereto, none of which differed materially from the form of the Merger Agreement, together with the attached exhibits, executed on January 21, 1998 and amended as of February 26, 1998. ComStock also assumed that the consideration to be received by the ETS ESOP in connection with the transaction, per the Merger Agreement, would be an aggregate of $3,990,000 in Hach Common Stock delivered to the ETS ESOP at closing, with an additional $490,000 of Hach Common Stock being delivered into escrow. ComStock also reviewed financial and other information provided during discussions with the respective management of ETS and Hach. In addition, ComStock compared certain financial and securities data of ETS with that of selected companies whose securities are traded in public markets; reviewed the historical stock prices of ETS Common Stock and the historical stock prices and trading volumes of the Hach Common Stocks; reviewed prices and premiums paid in certain other selected business combinations; and conducted such other financial studies, analyses and investigations as ComStock deemed appropriate for purposes of rendering its opinion.

     In rendering its opinion, ComStock relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it by ETS and Hach or their respective representatives, that was available to it from public sources, or that it otherwise reviewed. ComStock did not assume responsibility for making any independent evaluation of ETS' assets or liabilities or for making an independent verification of any information reviewed by it. ComStock further assumed that the Merger will qualify as a tax-free reorganization under the Code.

     ComStock's opinion states that it is based on economic, market, financial and other conditions as they existed on, and on the information made available to ComStock as of, the date of the opinion, and that, although subsequent developments may affect its opinion, that ComStock is not obligated to update, review or reaffirm its opinion except at the ETS Special Meeting.

     VALUATION ANALYSIS. ComStock determined the most appropriate and relevant quantitative and qualitative methods of financial analyses and applied these methods to the unique circumstances of ETS. ComStock advised the ETS ESOP Trustee that the various methods employed should be considered as a whole, and considering only a portion of such analyses could create a misleading or incomplete view of the underlying valuation process and the analysis of fairness.

     ComStock's appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by The Appraisal Foundation. ComStock examined the financial performance of ETS and applied generally accepted valuation methods to determine the fair market value of the equity of ETS. ComStock selected its estimate of fair market value from a range of values indicated by the Capitalized Cash Flow Method, the Guideline Company Method, and the Discounted Cash Flow Method. The various valuation methods reflect ETS' historical financial performance, its forecasted financial performance, the strengths of its balance sheet and working capital position, current prices of public stocks engaged in the same or a similar line of business, and rates of returns required by independent investors for investments having similar risk profiles as the ETS stock.

     In performing its valuation analysis, ComStock reflected an appropriate premium for control, and also took into consideration the marketability of ETS' stock.

     ComStock's valuation analysis also reflected ComStock's perception of ETS' corporate strengths and weaknesses, as well as the risks and opportunities currently facing the Company.

     Current economic and industry conditions and trends were analyzed, and incorporated into ETS' valuation.

     Once ComStock assessed the fair market value of ETS, ComStock allocated that value to the ETS ESOP and non-ETS ESOP shareholders, reflecting the right of the ETS ESOP shareholders to receive dividend payments on their shares until July 31, 2001.

     FAIRNESS ANALYSIS. In rendering its preliminary fairness opinion to the Trustee, ComStock took into consideration the following factors:

     -    The range of fair market values per share for the ETS ESOP stock;

     -    The offer price from Hach;

     - The remaining period over which the ETS ESOP would otherwise have received dividend payments on its shares of ETS Class A Common Stock;

     - The form of the consideration being received by the ETS ESOP vs. the form of the consideration being received by the holders of ETS Class B Common Stock;

     - The portion of the consideration being received in the form of escrowed shares of Hach Common Stock, and the risk regarding the value of such consideration at the time it is released from escrow;

     -    The terms of the Escrow Agreement with Hach;

     - The expenses related to the Merger that are being paid by the ETS ESOP Trustee;

     - The trading volume of Hach Common Stock, and potential liquidity concerns for individual ETS ESOP participants.

HACH'S REASONS FOR THE MERGER; APPROVAL OF HACH'S BOARD OF DIRECTORS

       The Hach Board of Directors has unanimously approved the Merger Agreement. The Board of Directors' approval is based upon a number of factors discussed in this Proxy Statement/Prospectus, such as, among other things, the terms of the Merger and the Merger Agreement generally, including the amount and form of consideration to be paid; the results of operations, financial condition, business and competitive position of Hach and ETS, both on an historical and prospective basis, and their respective business plans; and the views of Hach's management.

       Hach believes that ETS is a market leader in its niche of reagent testing with an excellent reputation for quality and service. It is Hach's opinion that the markets serviced by ETS will provide Hach with an important diversification opportunity in a market which it believes offers significant domestic and international growth opportunities. Hach believes its financial capacity may be used to assist ETS in pursuing a more aggressive growth strategy. In addition, Hach believes it has significant international experience to assist ETS as it pursues international expansion.

       In view of the variety of factors considered by Hach's Board of Directors in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to such factors. However, in reaching the decision to approve the Merger Agreement, the Board was most strongly influenced by (i) the terms of the Merger Agreement, particularly the amount and form of consideration to be paid, (ii) the financial condition, business and competitive position of Hach and ETS, (iii) the value of and future prospects for the ETS technology and
(iv) the views of Hach's management. Although the Board did not reach specific conclusions regarding any of the individual factors, on balance each such factor positively affected the Board's decision to approve the Merger.

CAPITALIZATION OF HACH AND EXCHANGE OF SHARES; FRACTIONAL SHARES

       The authorized capital stock of Hach consists of 25,000,000 shares of Hach Common Stock, and 20,000,000 shares of Hach Class A Common Stock. As of March 2, 1998, 8,257,897 shares of Hach Common Stock and 8,243,137 shares of Hach Class A Common Stock were issued and outstanding.

       If the Merger becomes effective, in addition to the cash consideration to be paid holders of the ETS Class B Common Stock, Hach will issue to each holder of outstanding shares of ETS Common Stocks at the Effective Time certificates representing the number of whole shares of Hach Common Stocks which such ETS shareholder shall be entitled to receive pursuant to the terms of the Merger Agreement. The Exchange Agent will distribute certificates representing the number of whole shares of Hach Common Stocks (and cash for any fractional share interests, as described below) to each ETS shareholder upon the surrender to the Exchange Agent for cancellation of stock certificates representing such holder's shares of ETS Common Stocks accompanied by prescribed transmittal forms. No interest will accrue or be paid on any cash to be delivered to the ETS shareholders except as provided pursuant to the Escrow Agreement.

       All of the shares of Hach Common Stocks to be issued to ETS shareholders will be fully paid and non-assessable. Hach will apply to list the shares of Hach Common Stocks to be issued upon the Merger on The NASDAQ Stock Market. The obligations of ETS and Hach to consummate the Merger are conditioned upon such listing.

       No scrip or fractional share certificates of Hach Common Stocks will be issued. Instead, each ETS shareholder, upon surrender of a certificate or certificates representing such holder's shares of ETS Common Stocks, will be paid cash in an amount equal to any fractional shares such shareholder is entitled to receive times the Average Market Price of such shares of Hach Common Stocks.

       Transmittal forms for use in effecting the surrender by ETS shareholders of certificates representing shares of ETS Common Stocks to the Exchange Agent in exchange for certificates representing Hach Common Stocks and cash (in the case of holders of ETS Class B Common Stock or with respect to fractional share interests) accompany this Proxy Statement/Prospectus and ETS shareholders should follow the instructions included in those forms in order to exchange their shares of ETS Common Stocks. Shares should not be surrendered for exchange without using the transmittal forms. It will be important for ETS shareholders to exchange their ETS certificates for Hach certificates promptly after the Effective Time because ETS shareholders will not be able to use certificates representing ETS Common Stocks to effect trades of Hach Common Stocks on The NASDAQ Stock Market. Moreover, no dividends or other distributions payable by Hach will be paid to former ETS shareholders until their outstanding ETS certificates are surrendered for exchange. Upon surrender of ETS certificates, any unpaid dividends or distributions will be paid, without interest. Until so exchanged, ETS stock certificates will evidence for all other purposes (including voting rights) the number of whole shares of Hach Common Stocks into which they were converted at the Effective Time.

MANAGEMENT OF ETS AFTER THE MERGER

       Following the Merger, HAC will be the Surviving Corporation and a wholly-owned subsidiary of Hach. The Certificate of Incorporation of HAC as amended at the Effective Time will be the Certificate of Incorporation of the Surviving Corporation after the Merger and the By-laws of HAC as amended at the Effective Time will be the By-laws of the Surviving Corporation after the Merger, in each case until amended in accordance with their terms and applicable law.

       The Board of Directors of the Surviving Corporation after the Effective Time will consist of two directors: Bruce J. Hach and Gary R. Dreher.

       The officers of the Surviving Corporation after the Effective Time will be Bruce J. Hach, Chairman, Mark J. Stephenson, President, Gary R. Dreher, Vice President, Secretary and Treasurer and Robert O. Case, Assistant Secretary.

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

       See "Additional Information Concerning Hach-Directors and Officers" and "Additional Information Concerning ETS-Directors and Officers" for additional information concerning these persons.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

       The Merger Agreement requires that ETS enter into two-year employment agreements prior to the Merger with certain key employees, which agreements will continue following the Merger.

       Additionally, upon the Merger, Hach will enter into an employment agreement with Mark J. Stephenson, the current President of ETS, whereby Mark
J. Stephenson will continue as President of the Surviving Corporation and will become Vice President of Hach. This employment agreement, which has an initial three-year term, provides for a first-year annual salary of $155,000, and contains customary non-disclosure, employee invention and non-competition provisions.

       Hach will also enter into a consulting agreement and a non-compete agreement with Harry T. Stephenson, the father of Mark J. Stephenson and current Chairman of the Board of Directors of ETS. Pursuant to the consulting agreement, Harry T. Stephenson will serve as a consultant to Hach for an initial period of one year following the Merger. In exchange for his making himself available to provide up to sixteen hours a month as a consultant to Hach, Harry T. Stephenson will be paid a monthly retainer of $2,000 by Hach. If Harry T. Stephenson provides more than sixteen hours of consulting services in any month, he will be paid at the rate of $125 per hour for such services. Under the terms of the non-compete agreement, in exchange for his agreement not to compete with Hach or ETS or help a competitor of Hach or ETS, for five years following the Merger, Harry T. Stephenson will receive ten annual payments of $30,000 (which payments will be paid to his wife upon his death should she survive him).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       ETS has received from its counsel, Krieg DeVault Alexander & Capehart, an opinion that, based on (i) representations made in the Merger Agreement and in certificates of officers of ETS, Hach and HAC, and certain shareholders of ETS, and (ii) the assumption that the Merger will be consummated as described in this Proxy Statement/Prospectus:

       1. The Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

       2. No gain or loss will be recognized by ETS as a result of the Merger.

       3. No gain or loss will be recognized by the ETS shareholders upon the conversion of shares of ETS Common Stocks into shares of Hach Common Stocks upon the Merger, except with respect to the cash to be received by the holders of ETS Class B Common Stock.

       4. The receipt of cash by a holder of ETS Class B Common Stock upon the Merger will result in the recognition of gain for federal income tax purposes, equal to the lesser of the gain realized, or the amount of cash received, by such holder in the Merger.

     The gain realized by each holder of ETS Common Stocks upon the Merger will be measured by the excess of (a) the sum of the amount of cash received and the fair market value of the Hach Common Stocks received for the ETS Class B Common Stock in the Merger, over (b) such holder's tax basis of the shares of ETS Class B Common Stock surrendered. Such gain will be capital gain, provided that such shares of ETS Class B Common Stock were held as capital assets at the Effective Time, and the receipt of cash in

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the Merger satisfies the "substantially disproportionate" standard of Code
Section 302(b)(2). Any capital gain will be long-term capital gain if the surrendered shares of ETS Class B Common Stock were held by the ETS shareholder for more than one year. (It should be noted that under current law, the maximum tax rate applicable to such capital gain will be 20% if the ETS Class B Common Stock was held for more than 18 months prior to the Effective Time (10% for taxpayers in the 15% marginal Federal tax bracket), but will be 28% if the ETS Class B Common Stock was held for more than 12 months, but not more than 18 months, before the Effective Time (15% for taxpayers in the 15% tax bracket).) If the holder's receipt of cash does not satisfy the standard of Code Section 302(b)(2), the holder's gain will be treated as a dividend that will be taxable as ordinary income to the extent of the holder's ratable share of ETS' accumulated earnings and profits. Generally, no loss will be recognized by holders of ETS Class B Common Stock who receive Hach Common Stocks and cash in the Merger.


       THE FOREGOING DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER, AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE OF THE OPINION OF ETS' COUNSEL. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE, AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE OPINION. THE DISCUSSION DOES NOT TAKE INTO ACCOUNT ANY FACTS AND CIRCUMSTANCES PARTICULAR TO THE SITUATION OF INDIVIDUAL ETS SHAREHOLDERS. EACH ETS SHAREHOLDER SHOULD CONSULT SUCH HOLDER'S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

       The Merger will be accounted for as a "purchase" under generally accepted accounting principles. Accordingly, ETS' results of operations will be included in Hach's consolidated results of operations from and after the Effective Time. For purposes of preparing Hach's consolidated financial statements, Hach will establish a new accounting basis for ETS' assets and liabilities based upon the fair values thereof and Hach's purchase price, including the costs of the acquisition. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of ETS has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus are preliminary and have been made solely for purposes of developing such Unaudited Pro Forma Condensed Combined Financial Statements to comply with disclosure requirements of the Commission. Hach will undertake a study to determine the fair value of certain of ETS' assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS." In conjunction with the purchase, Hach will immediately expense costs which have been identified with research and development activities of ETS under generally accepted accounting principles. Such costs are estimated to be $3,000,000 and will have a dilutive effect on Hach earnings in the period in which the purchase is recorded.

REGULATORY MATTERS

       Pursuant to the Hart-Scott-Rodino Antitrust Improvements Act and the rules promulgated thereunder (the "HSR Act"), on February 2 and February 3, 1998, respectively, ETS and Hach furnished notification of the Merger and provided certain information to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice. The FTC notified the parties that early termination of the waiting period under the HSR Act was granted effective February 13, 1998.


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

       At any time before or after the Effective Time, a private person or entity could seek, under the antitrust laws, to enjoin the Merger or to cause Hach to divest itself, in whole or in part, of ETS or of other businesses conducted by ETS. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, ETS and Hach will prevail. The obligations of ETS and Hach to consummate the Merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority prohibiting consummation of the Merger. Each party has agreed to use reasonable efforts to remove any such prohibition.

RESTRICTIONS ON RESALE; AFFILIATE AGREEMENTS

     The shares of Hach Common Stocks to be issued to shareholders of ETS in connection with the Merger will be registered under the Securities Act and, as such, will be freely transferable under the Securities Act immediately upon receipt, except for shares issued to any person who may be deemed an "affiliate" of Hach for purposes of Rule 144 under the Securities Act or an "affiliate" of ETS for purposes of Rule 145 under the Securities Act. Persons who may be deemed affiliates of ETS or Hach generally include individuals who, or entities which, control, are controlled by or are under common control with ETS or Hach and will include directors and corporate officers of ETS and Hach and may include major shareholders of ETS and Hach.

     Rule 144 and Rule 145 will restrict the sale of shares of Hach Common Stocks received in the Merger by affiliates and certain of their family members and related interests. In general, under Rule 145, for one year following the Effective Time, persons who are affiliates of ETS at the time of the ETS Special Meeting, provided they are not affiliates of Hach at or following the Effective Time, would be entitled to sell shares of Hach Common Stocks acquired upon the Merger only through unsolicited "broker transactions" or in transactions directly with a "market maker," as such terms are defined in Rule 144 under the Securities Act. Additionally, during such one-year period, the number of shares of Hach Common Stock or Hach Class A Common Stock to be sold by such person (together with certain related persons and certain persons acting in concert) within any three-month period may not exceed the greater of one percent of the outstanding number of shares of the class of Hach Common Stocks to be sold or the average weekly trading volume of such shares during the four calendar weeks preceding such sale. Rule 145 will remain available to affiliates only if Hach remains current with its information filings with the Commission under the Exchange Act. One year after the Effective Time, an affiliate would be able to sell such shares of Hach Common Stocks without such manner of sale or volume limitations, provided that Hach is then current with its Exchange Act information filings and such person is not then an affiliate of Hach.

     Affiliates also would be permitted to resell shares of Hach Common Stocks received upon the Merger pursuant to an effective secondary offering registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. The Registration Statement of which this Proxy Statement/Prospectus is a part does not cover resales of shares of Hach Common Stocks received by any person who may be deemed an affiliate of ETS or Hach, and Hach is not obligated to file any such registration statement for the benefit of such persons.

     The Merger Agreement provides that ETS will use its best efforts to cause each person who is an affiliate of ETS to deliver an investment letter at Closing providing that such affiliate has no current intention to transfer any shares of Hach Common Stocks received in the Merger.

     Harry T. Stephenson will sign an agreement (the "Lock-Up Agreement") at Closing in which he agrees not to sell the Hach Common Stocks he receives in connection with the Merger for a period of six months following the Effective Time. The Lock-Up Agreement contains certain exceptions which will allow Harry T. Stephenson to transfer Hach Common Stocks during the six-month period, (i) upon his death, (ii) otherwise in connection with his estate planning, (iii) if the value of the shares of Hach Common Stocks he receives falls below 80% of the value attributed to such shares for purposes of the Merger or (iv) there is a material breach of Hach's obligations under the Merger Agreement.

DISSENTERS' RIGHTS

     ETS shareholders are entitled to dissent from the Merger and receive payment of the "fair value" of their shares in cash. Such entitlement is governed by Section 11 of Chapter 44 of the IBCL ("I.C. 23-1-44"), a complete copy of which is attached to this Proxy Statement/Prospectus as Appendix III.

     Pursuant to I.C. 23-1-44, an ETS shareholder may assert dissenters' rights only if (1) THE ETS SHAREHOLDER DELIVERS TO ETS, PRIOR TO THE VOTE TAKEN WITH RESPECT TO THE MERGER AT THE ETS SPECIAL MEETING, WRITTEN NOTICE OF THE ETS SHAREHOLDER'S INTENT TO DEMAND PAYMENT FOR THE ETS SHAREHOLDER'S SHARES IF THE MERGER IS CONSUMMATED AND (2) THE ETS SHAREHOLDER DOES NOT VOTE IN FAVOR OF THE MERGER. Any ETS shareholder contemplating the assertion of dissenters' rights in connection with the Merger should review carefully the complete provisions of I.C. 23-1-44. EACH STEP MUST BE TAKEN IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE STATUTE IN ORDER TO PERFECT DISSENTERS' RIGHTS. Any written objection, demand or notice required in connection with the exercise of dissenters' rights should be sent or delivered to ETS at its principal offices at 23575 County Road 106, P.O. Box 4659, Elkhart, Indiana 46514-0659, attention: Mark J. Stephenson, President.

     The federal income tax consequences of a receipt of cash for dissenting shares would differ materially from the federal income tax consequences of a receipt of shares of Hach Common Stocks pursuant to the Merger Agreement. SHAREHOLDERS CONTEMPLATING THE ASSERTION OF DISSENTERS' RIGHTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF SUCH ACTION.

     THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE IBCL RELATING TO THE RIGHTS OF DISSENTING SHAREHOLDERS OF ETS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE EXCERPTS FROM THE IBCL INCLUDED HEREIN AS APPENDIX III.


                             THE MERGER AGREEMENT

EFFECTIVE TIME

       The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware and articles of merger with the Secretary of State of Indiana. ETS and Hach currently anticipate that the Effective Time will occur on or about the date of the ETS Special Meeting. However, there can be no assurance that the conditions to the Merger will be satisfied by such date, or at all, or that the Merger Agreement will not be terminated.

REPRESENTATIONS AND WARRANTIES

       The Merger Agreement contains certain customary representations and warranties on the part of ETS, Hach and HAC, including, without limitation, the following representations and warranties :

      ALL PARTIES. The Merger Agreement contains representations and warranties made by each party as to: (i) organization, qualification to do business and subsidiaries, (ii) organizational documents, (iii) capitalization, (iv) authority relative to the Merger Agreement, (v) no conflict with organizational documents, legal requirements or material agreements, (vi) financial statements, (vii) brokers, and (viii) completeness and accuracy of all statements.

     ETS. The Merger Agreement contains further representations and warranties of ETS with respect to: (i) absence of undisclosed liabilities,
(ii) tax matters, (iii) legal matters, (iv) property, (v) inventories, (vi) accounts receivable, (vii) intellectual property matters, (viii) absence of certain changes or events since December 31, 1996, (ix) insurance matters,
(x) contracts and debt instruments, (xi) labor relations and employee matters, (xii) transactions with ETS insiders, (xiii) environmental matters,
(xiv) matters relating to product regulation and product returns, (xv) customers and suppliers, (xvi) receipt of the opinion of ComStock, and (xvii) the absence of any discussions with other parties with respect to the acquisition of the business of ETS.

     HACH. The Merger Agreement contains further representations and warranties of Hach with respect to its reporting obligations to the Commission and its ownership of HAC.

CONDUCT OF BUSINESS PENDING THE MERGER

       The Merger Agreement provides that, between the date of the Merger Agreement and the Effective Time, ETS must conduct its business in the ordinary course consistent with past practice and use all reasonable efforts to preserve its business substantially intact. The Merger Agreement further provides that ETS, without the prior written consent of Hach, between the date of the Merger Agreement and the Effective Time, may not: (i) amend its articles of incorporation or by-laws, (ii) issue any shares of capital stock,
(iii) sell any property or assets, except, in the ordinary course of business consistent with past practice or in an aggregate amount not in excess of $15,000, (iv) acquire any interest in, or any assets of, any person, (v) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any person for borrowed money, (vi) terminate, cancel or request any material change in, or agree to any material change in, any material contract or enter into any corporate partnering transaction or similar arrangement or any other agreement material to its business, (vii) make or authorize any capital expenditure in excess of $25,000 above budgeted amounts, (viii) declare or pay any dividend or other distribution with respect to any of its capital stock except that ETS may pay cash dividends required to be made under the terms of the ETS Class A Common Stock, (ix) reclassify, combine, split or subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (x) increase the compensation payable to its officers, consultants or employees, except for increases in accordance with past practice (including, without limitation, annual merit increases and bonuses), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control that would be triggered by the Merger with any of its directors, officers, consultants or other employees, establish or amend any employee benefit plan, policy or arrangement for the benefit of any of its directors, officers, consultants or other employees, except to the extent required by applicable law or the terms of a collective bargaining agreement, or (xi) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

NOTICES OF CERTAIN EVENTS


       The Merger Agreement provides that each of Hach and ETS must give prompt notice to the other of: (i) any notice or other communication from any person alleging that the consent of such person is or

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

may be required in connection with the Merger, (ii) any notice or other communication from any governmental entity in connection with the Merger,
(iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Hach, ETS or their respective subsidiaries that relate to the consummation of the Merger, (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, would become a default under any material contract of such party, and (v) any change that could reasonably be expected to have a material adverse effect on Hach or ETS or to delay or impede the ability of either Hach or ETS to perform its obligations pursuant to the Merger Agreement and to effect the consummation of the Merger.

ACCESS TO INFORMATION; CONFIDENTIALITY

       The Merger Agreement provides that, from the date of the Merger Agreement to the Effective Time, each of Hach and ETS must (and must cause its respective subsidiaries to): (i) provide to the other access at reasonable times to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) promptly furnish such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party may reasonably request. In addition, the obligations of Hach and ETS under the confidentiality agreements entered into between them as of October 23, 1997 remain in effect.

NO SOLICITATION OF TRANSACTIONS

     ETS has agreed that, prior to the Effective Time, neither it nor its wholly-owned subsidiary, ETS International, Inc. (the "ETS Subsidiary"), nor any of their respective directors and officers shall, and ETS will use all reasonable efforts to cause its employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a merger, consolidation, share exchange or change of control or similar transaction involving ETS, the ETS Subsidiary or any purchase of all or any significant portion of their assets, or confidential information or data, or have discussions with any person relating thereto, and ETS shall promptly advise Hach of any such inquiry or proposal. However, the Board of Directors of ETS on behalf of ETS may furnish information and participate in discussions and negotiations through its representatives with persons who have sought the same if and only to the extent that: (a) the ETS Board of Directors, after consultation with its independent legal and financial advisors and taking into consideration the advice of such advisors, determines in good faith that (i) such action is required for the ETS Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable legal requirements and (ii) such unsolicited proposal may be materially more favorable to the shareholders of ETS than the transactions contemplated by the Merger Agreement and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, ETS (i) gives Hach and HAC as promptly as practicable prior written notice of the material terms of such proposal in reasonable detail and of ETS' intention to furnish such information or begin such discussions and (ii) receives from such person an executed confidentiality agreement on terms no less favorable to ETS than those contained in the Confidentiality Agreement dated as of October 23, 1997 between Hach and ETS. In addition, ETS may, but shall not be obligated to, from time to time notify Hach as to any proposal or offer or any inquiry or contact with any person with respect to a matter that does not meet the standard of the preceding sentence. ETS agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which ETS is a party. For purposes of the Merger Agreement, a proposal that follows the procedure and satisfies the criteria set forth above is considered a "Business Combination Transaction Proposal."

PLAN OF REORGANIZATION

       The Merger Agreement is intended to constitute a tax-free "plan of reorganization" within the meaning of the income tax regulations promulgated under the Code. Pursuant to the Merger Agreement, Hach and ETS have agreed that, from and after the date of the Merger Agreement, they will use all reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a tax-free reorganization under the Code. In the event that the Merger fails to qualify as a tax-free reorganization under the Code, Hach and ETS have agreed to negotiate in good faith to restructure the Merger so that it will qualify as a tax-free transaction under the Code.

FURTHER ACTION; CONSENTS; FILINGS

       The Merger Agreement provides that each of Hach and ETS must use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Merger, (ii) obtain from governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Hach, HAC, ETS or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to the Merger Agreement and the Merger required under the rules and regulations of the NASD, the Securities Act, the Exchange Act and any other applicable federal or state securities laws and any other applicable law.

CONDITIONS TO THE MERGER

       CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES. The obligations of Hach, HAC and ETS to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, without limitation: (i) the continuing effectiveness of the Registration Statement, (ii) the approval of the Merger Agreement and the Merger by the shareholders of ETS, (iii) the absence of any injunction or order making the Merger illegal or otherwise prohibiting its consummation, (iv) the receipt of all material consents, approvals and authorizations legally required to be obtained to consummate the Merger, (v) the authorization for listing on The NASDAQ Stock Market, subject to official notice of issuance, of the shares of Hach Common Stocks into which shares of ETS Common Stocks will be converted pursuant to the Merger Agreement, (vi) the receipt from Krieg DeVault Alexander & Capehart, counsel to ETS, of its opinion to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization, (vii) receipt by Hach and ETS of investment letters from certain shareholders of ETS, and
(viii) the execution and delivery of each of the employment agreements with key employees, the employment agreement with Mark Stephenson, the consulting agreement, non-compete agreement and lock-up agreements with Harry Stephenson, and the Escrow Agreement.

       CONDITIONS TO THE OBLIGATIONS OF HACH AND HAC. The obligations of Hach and HAC to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, without limitation: (i) the accuracy at and as of the Effective Time of each of the representations and warranties of ETS contained in the Merger Agreement, (ii) the performance or compliance by ETS with all material agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Effective Time, (iii) the receipt of a legal opinion of ETS counsel, (iv) the receipt of a report from ETS' financial managers, (v) confirmation that no addition rights to acquire ETS Common Stocks exist, (vi) confirmation of the disposition of certain ETS contracts prior to Closing, (vii) approval of the Hach Board of Directors, and (viii) the absence of any adverse change in the business or financial condition of ETS since December 31, 1996. Hach and HAC have no current intention of waiving any such conditions. However, if Hach and HAC were to elect to waive any such conditions, assuming all other conditions to the Merger had been satisfied, the Merger would be consummated without the waived conditions having been satisfied.

       CONDITIONS TO THE OBLIGATIONS OF ETS. The obligations of ETS to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, without limitation: (i) the accuracy at and as of the Effective Time of each of the representations and warranties of Hach and HAC contained in the Merger Agreement, (ii) the performance or compliance by Hach and HAC with all material agreements and covenants required by the Merger Agreement to be performed or complied with by each of them on or prior to the Effective Time, (iii) the receipt of a legal opinion from Hach counsel, (iv) the absence of any adverse change in the business or financial condition of Hach since April 30, 1997. ETS has no current intention of waiving any such conditions. However, if ETS were to elect to waive any such conditions, assuming all other conditions to the Merger had been satisfied, the Merger would be consummated without the waived conditions having been satisfied.

TERMINATION

       The Merger Agreement may be terminated at any time prior to consummation of the Merger by mutual consent of the parties and by any party if (i) the parties are prohibited from consummating the transactions contemplated by the Merger by a permanent injunction, (ii) if any governmental entity whose consent is required to consummate the transactions contemplated by the Merger determines not to give its consent or (iii) if the average per share values of the Hach Common Stocks used to determine the numbers of shares to be delivered at the Effective Time are less than $9.00 in the case of Hach Common Stock or $7.00 in the case of Hach Class A Common Stock. The Merger Agreement also provides that Hach may terminate the Merger Agreement if the ETS Board at any time prior to the Effective Time of the Merger withdraws, modifies or changes any recommendation and declaration regarding the Merger Agreement or the Merger. The Merger Agreement further provides that, if the ETS Board withdraws recommendation of the Merger and the Merger Agreement or has received a Business Combination Transaction Proposal, Hach may terminate the Merger Agreement and abandon the Merger. ETS, under certain circumstance, may terminate the Merger Agreement and abandon the Merger, if the Board of Directors of ETS recommends a Business Combination Transaction Proposal, subject to paying a break-up fee to Hach. Either ETS or Hach may terminate the Merger Agreement upon a breach of the other party's representation, warranty, covenant or agreement (subject to a right to cure in favor of the breaching party). Finally, Hach may terminate the Merger Agreement in the event any update of the disclosure schedules provided by ETS in connection with the Merger Agreement discloses any new material liabilities between the signing of the Merger Agreement and Closing. Additionally, upon the termination of the Merger Agreement, the Stockholder's Agreement will also terminate. See "The Merger-Conditions for Merger and Other Provisions."

BREAK-UP FEE

     If the Merger Agreement is terminated: (i) by Hach as a result of the ETS Board's withdrawal of or resolution to withdraw its recommendation with respect to the Merger Agreement or the Merger, (ii) by ETS in order to pursue a Business Combination Proposal or (iii) by Hach following its receipt of notice from ETS that it has received and is considering a Business Combination Proposal, and if, within one (1) year of such termination ETS, the ETS Subsidiary or any of their affiliates enters into a letter of intent or similar agreement or a definitive agreement for a Business Combination which relates to or results from the

Business Combination Proposal which was the subject of Hach's termination, ETS shall pay Hach a break-up fee in immediately available funds, equal to all reasonable out-of-pocket expenses and fees actually incurred or accrued by Hach or HAC, or on their respective behalf in transactions contemplated by the Merger Agreement on and after September 1, 1997 and prior to the termination of the Merger Agreement.

     Hach is required to submit an accounting of its expenses comprising the break-up fee within 15 days of receipt of notice from ETS relating to the above termination events, and ETS is required to pay the break-up fee within 5 business days following the receipt by ETS of such accounting. No break-up fee will be payable by ETS if the Merger is consummated.

AMENDMENT AND WAIVER

       The Merger Agreement may be amended by the parties thereto by agreement of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of the Merger Agreement by the shareholders of ETS, no amendment may be made to modify the consideration to be received by ETS shareholders or the dollar value of Hach Common Stocks to be placed in escrow, except such amendments as have received the requisite shareholder approval and such amendments are permitted to be made without stockholder approval under the IBCL. The Merger Agreement may not be amended except by an instrument in writing signed by the parties thereto.

       At any time prior to the Effective Time, any party to the Merger Agreement may (i) extend the time for or waive compliance with the performance of any obligation or other act of any other party thereto or (ii) waive any inaccuracy in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

AGREEMENTS WITH RESPECT TO EMPLOYEE BENEFITS FOLLOWING THE MERGER

     Hach has agreed to provide those former ETS employees who continue as employees of Hach or the Surviving Corporation following the Effective Time ("Continuing Employees"), substantially the same employee benefits under substantially the same terms and conditions as Hach offers to its similarly situated employees from time to time. Continuing Employees will be credited with their years of service as an ETS employee for purposes of eligibility under the Hach welfare benefit plans and eligibility and vesting (but not benefit accrual or contributions under Hach's profit sharing plan). Hach will also use commercially reasonable efforts to cause the appropriate health care providers under Hach's benefit plans to waive pre-existing condition exclusions for, and credit deductible amounts previously paid by, Continuing Employees (subject to certain limitations). Hach has also agreed to take certain actions with respect to the disposition of the ETS ESOP, and its administration until such disposition. Until such time as the Continuing Employees are covered by the Hach welfare benefit plans, they shall remain subject to the existing ETS welfare benefit plans.

     Notwithstanding the above, Hach or the Surviving Corporation will administer the ETS 401(k) Plan as a separate plan until such time as the ETS ESOP or the ETS ESOP loan (or any successor loan) is repaid. At that time, the ETS 401(k) Plan will be merged into the Hach profit sharing Plan.

INDEMNIFICATION; ESCROW

     The Escrow Agreement provides that the ETS shareholders will indemnify Hach, HAC and certain of their affiliates (each a "Hach Party") from and against the amount of any loss, cost, claim, expense or damage (including, without limitation, reasonable attorneys' fees and reasonable accountants' fees incurred in investigating any matter of the nature indemnified against under the Agreement) suffered or incurred by a Hach Party, as a result of any incorrect, untrue or incomplete representation, warranty or covenant of ETS made in the Merger Agreement, or any other written statement or written agreement furnished pursuant to the Merger Agreement or of any breach by ETS of any such representation, warranty or covenant. The Merger Agreement provides that $1,750,000 in cash and Hach Common Stocks will be deposited by Hach in escrow at the Effective Time with American National Bank and Trust Company, as escrow agent (the "Escrow Agent"), under the terms of an Escrow Agreement signed at the Closing (the "Escrow Agreement") in order to secure the indemnification obligations of the ETS shareholders. A copy of the form of Escrow Agreement is attached to this Proxy Statement/Prospectus as Appendix IV.

     Pursuant to the Merger Agreement, 28% of indemnifiable damages payable to a Hach Party will be allocated to holders of ETS Class A Common Stock and 72% of such indemnifiable damages will be allocated to holders of ETS Class B Common Stock. The Escrow Agent will maintain separate escrow accounts to more easily allocate payments made from the escrow among the ETS shareholders in accordance with their liability under the Merger Agreement. The Escrow Agreement provides that the obligations of the ETS shareholders to pay indemnifiable damages due to a Hach Party under the Merger Agreement are limited in two respects: first, no such damages are to be paid unless the cumulative amount of all such damages exceeds $100,000 (and then only damages above such threshold are to be paid); and second, the aggregate of all indemnifiable damages to be paid by ETS shareholders will not exceed the amounts held under the Escrow Agreement. These limitations do not apply, however, in the case of any fraud or intentional misrepresentation or omission or with respect to indemnifiable damages which result from a breach of ETS' representations with respect to: capitalization and ownership of its shares, its authority to enter into the Merger Agreement and Merger, its compliance with certain legal and contractual requirements; taxes, and the information it provides which will be included in the Registration Statement.

     A claim will become final under the Escrow Agreement:   (i) as of the
date of a notice of claim given to the Shareholders' Representative (who will initially be Harry T. Stephenson), if the Shareholders' Representative has not objected to such claim prior to the 20th day after his receipt of such notice, (ii) upon receipt by the Escrow Agent of a joint notice of claim from Hach and the Shareholders' Representative, and (iii) upon receipt by the Escrow Agent of an award of an arbitrator appointed in accordance with the Escrow Agreement, if Hach and the Shareholders' Representative are unable to resolve a claim within 20 days after the Shareholders' Representative has objected to the claim.

     Once a claim becomes final under the Escrow Agreement, the Escrow Agent will use cash and Hach Common Stocks (allocated from among the separate accounts available under the escrow in a manner to reflect both the agreed upon liability among ETS shareholders and the proportion of the consideration components at the commencement of the escrow) as is necessary to satisfy the amount then due to Hach or any third party with respect to such claim or take such other action with respect to the Hach Common Stocks as may be directed by Hach. As necessary, the Escrow Agent may liquidate Hach Common Stocks to generate necessary cash proceeds to fund indemnification payments, or, at the request of Hach, with respect to payments to be made to Hach or HAC, may deliver to Hach directly that number of shares of Hach Common Stocks (valued at their Average Market Price, using the date the claim became final, or, if such day is not a trading day, on the immediately preceding trading day, as the "Determination Date" for purposes of calculation) whose value is equal to the required indemnity payment.

     If, at the time any release of cash or Hach Common Stocks from any of the accounts would otherwise become due, any amount is due to any Hach Party with respect to matters or contingencies covered by such account, or there are claims or matters then pending or threatened with respect to which any Hach Party may be entitled to payment from such accounts, or events have occurred which may be the basis for any such claim or matter which may thereafter be asserted within 60 days of such proposed release, the Escrow Agent will, upon notice from Hach, withhold from such release cash and Hach Common Stocks (in the appropriate proportion) having a value equal to the estimated amount involved as a result of such pending, threatened or potential claims or matters. The balance, if any, of cash and Hach Common Stocks so withheld, after the full amount due to the Hach Party has in fact been ascertained and applied, will be promptly released from the escrow.

     For the purposes of determining the amount of Hach Common Stocks to be released from, or retained in, the escrow, Hach Common Stocks will be valued at a price per share equal to their Average Market Price, using the day as of which such shares are, or, but for the above discussed withholding provision, would have been, released from the escrow as the "Determination Date" for purposes of calculation. See, "The Merger -- Conversion of ETS Common Stocks -- Average Market Price."

     Hach will pay the scheduled fees of the Escrow Agent. The Representative and Hach have also agreed to reimburse other reasonable fees incurred by the Escrow Agent in connection with extraordinary services or any disputes between Hach and the Representative. The Shareholders' Representative shall be responsible for his expenses under the Escrow Agreement to the effect that the fees and expenses will be paid from sources other than the assets of ETS, or the Hach Common Stocks or cash held in escrow; provided that up to $250,000 of the amounts held in escrow, if available, may be used to reimburse costs and expenses incurred by the Shareholders' Representative in defending third party claims in accordance with the provisions of the Merger Agreement and the Escrow Agreement.

     Stock dividends and shares resulting from stock splits in respect of Hach Common Stocks held in escrow will be delivered to the Escrow Agent for deposit in the escrow. Each former ETS shareholder will have the right to vote those shares of Hach Common Stocks held in escrow in proportion to his or her respective interest therein.

EXPENSES

       Under the Merger Agreement, the parties have agreed that each party shall pay its own expenses incurred in connection with the Merger; provided, however, if the Merger is consummated, the holders of ETS Class B Common Stock have agreed to reimburse Hach for 25% of all such expenses incurred by ETS following October 23, 1997, to the extent such expenses exceed $50,000. The cash and shares of Hach Common Stocks to be delivered to the holders of ETS Class B Common Stock upon the Merger will be reduced to reflect the amount of this reimbursement as agreed by Hach and ETS. Hach has agreed to pay the expenses related to the filing of the Registration Statement, the printing of this Proxy Statement/Prospectus, the listing of the Hach Common Stocks on The NASDAQ Stock Market, compliance with Blue Sky Laws, and all filings under the HSR Act (other than the fees and disbursements of counsel, accountants and other representatives of ETS relating to such matters). The ETS ESOP will be solely responsible for any fees and expenses due to its independent trustee and to ComStock relating to the Merger and the related transactions which are properly payable by it consistent with its fiduciary duties.

                                BUSINESS OF HACH

       Hach is engaged predominantly in a single industry segment encompassing laboratory instruments, process analyzers and test kits which are used to analyze the chemical content and other properties of water and other aqueous solutions. This segment encompasses the analytical reagents and chemicals manufactured and sold by Hach. Hach manufactures and sells a small amount of chemicals for uses not associated with Hach's analytical systems for water analysis.

                         SALES BY PRINCIPAL PRODUCT GROUP

                             (PERCENT OF NET SALES)

                                                 1997         1996        1995
                                                ------       ------      ------
     Analytical Reagents and Chemicals           31.7%        30.9%       31.3%
     Laboratory and Portable Instruments         29.5%        29.7%       29.1%
     Continuous Reading Process Analyzers        17.4%        16.8%       16.6%
     Portable Test Kits and Replacements         12.2%        13.2%       13.7%
     Other                                        9.2%         9.4%        9.3%
                                                ------       ------      ------
     Total                                      100.0%       100.0%      100.0%
                                                ------       ------      ------
                                                ------       ------      ------

       Analytical reagents and chemicals are manufactured and sold to support the Hach testing systems of laboratory and portable instruments, process analyzers and portable test kits. More stringent water quality standards and a worldwide direction toward better control of processes - exhibited by ISO (International Organization for Standardization) 9000 registration of many industrial companies - drive the demand for Hach's products and their continued use.

       Laboratory and portable instruments consist of Hach-manufactured analytical instruments in the following categories: spectrophotometers and colorimeters, turbidimeters, pH and IS meters, pH electrodes, Ion Selective Electrodes, DO (dissolved oxygen) meters, COD (chemical oxygen demand) apparatus, digestion apparatus, conductivity meters, and precision reagent-dispensing devices. These products are sold to municipal water and wastewater utilities, chemical manufacturers, industrial water conditioning firms and organizations, power utilities, commercial analytical laboratories, and government agencies for the testing and monitoring of controlled impurities in water systems.

       Continuous-reading process analyzers consist of Hach-manufactured products in the following categories: colorimetric analyzers, process turbidimeters, pH controllers, and analyzer accessories. These products are sold to municipalities for monitoring and controlling drinking water quality and to ensure that wastewater treatment procedures comply with government regulations. Steam-generating plants, including operations at electrical utilities, petrochemical processors, heavy industry installations, and pulp and paper factories, use Hach's continuous-reading process analyzers for on-line monitoring of cooling-tower and boiler-feedwater quality. The micro-electronics industry uses Hach's trace silica analyzers to monitor ultrapure water systems used in processing electronic components.

       Hach offers more than 200 different test kits for 12 different application areas ranging from agriculture to water quality. These portable test kits are recognized worldwide for ease of use, innovative chemistry, field-oriented design and rugged construction. Test kits are sold to municipalities for use in monitoring drinking water distribution systems; to conservation groups to monitor for influences impacting the environment; to educators for use in teaching environmental awareness; to customers monitoring industrial processes; to the water conditioning industry to use in testing water quality; and to environmental regulatory authorities for use in checking compliance requirements.

       No material part of the business of Hach is dependent upon a single product or any customer or a small group of customers.

                                BUSINESS OF ETS


     Since 1985, ETS has been manufacturing reagent test strips for use in business, industry, and the home. Today, ETS manufactures and sells over 200 products with distribution worldwide. ETS is an ISO 9001 certified company.

     ETS' staff of research scientists, industrial engineers and manufacturing and marketing experts develop products that employ state-of-the-art medical diagnostic technology for numerous applications. The product lines of ETS provide individuals, both technical and non-technical, with the means to conduct reliable chemical tests on site, quickly, conveniently, and economically.

ETS PRODUCTS AND SERVICES

     GENERAL. ETS sells a variety of dip and read test devices for on-site testing in the pool and spa, automotive and truck, industrial, medical, soil and consumer test markets. Sales by principal product group for 1997 were as follows:


                    Pool and Spa              58%
                    Transportation            10%
                    Industrial                25%
                    Medical                    4%
                    Soil                       1%
                    All Other                  2%
                                             ----
                          Total              100%
                                             ----
                                             ----

     These test devices are manufactured with unique proprietary equipment. In each niche business, ETS has a small market share with growth coming from current product expansion of competing products, new chemistries in existing markets, and new products in strategically defined markets.

     COLORMETRIC TEST STRIPS. Dry reagent technology was developed in the 1950s for the medical diagnostics industry as a means to make certain types of testing easier and faster (replacing liquid test methods). The process involves impregnating a roll of specialty paper in a liquid reagent bath. The paper is then pulled through a tunnel where it is dried, rewound on rolls and stored in humidity-controlled conditions.

     The dry reagent reels are then processed under low humidity/temperature conditions. This process involves slitting the rolls and mounting the dry reagent paper on sheet plastic and further slitting it into strips. Each test strip may contain multiple test pads. The strips are put into desiccated bottles and capped. The bottles are then moved out of the low humidity room where labels with color charts are affixed. When a test strip is dipped into an aqueous solution, the test pad(s) change color. The color on the test pad is then compared to the color chart on the bottle, indicating the concentration of a particular chemical.

     QUANTAB-Registered Trademark- TEST STRIPS. Quantab test strips employ a simplified alternative to conventionally used titration techniques and provide test results in minutes. When the Quantab strip is placed in an aqueous sample, fluid rises up the strip by capillary action and a colored column appears. The length of the colored column is proportional to the concentration of the substance being measured. The length of the column is compared to a calibration chart on the bottle of strips to accurately read the amount of the analyte that is being measured.

PRIMARY MARKETS

     TRANSPORTATION. Cooling systems are critical to healthy engines and should be tested frequently to avoid costly damage. Whether the cooling system uses an ethylene or a propylene glycol-based antifreeze, one CoolTrak-Registered Trademark- test can be used. Because CoolTrak is quick and inexpensive, it encourages routine monitoring of coolant levels. This regular testing means that potential cooling system problems and costly repairs can be avoided.

     CoolTrak test strips are currently approved for use in fleet maintenance programs by the military, the U.S. Postal Service and municipalities across the country. For busy fleet maintenance and automotive service centers, CoolTrak provides a convenient, reliable economical alternative to mechanical measuring devices.

     In addition, CoolTrak can provide an effective tool for selling cooling system services. By routinely testing all vehicles brought into the shop, the automotive service center can identify profitable service opportunities, and the visible CoolTrak test results add instant credibility to service recommendations.

     CoolTrak also assists in coolant recycling. New EPA restrictions for disposal of ethylene glycol have made recycling an attractive and cost-effective alternative. For just pennies a test, CoolTrak can pre-screen coolant for recycling viability.

     ETS also sells to private label customers a line of heavy-duty coolant test kits that measure the amount of SCA's (special coolant additives) that are used in diesel engine coolants to protect cast iron cylinder liners. Multi-parameter test strips that measure glycol as well as the SCA's (nitrite and molybdate) make testing these chemistries easy for diesel mechanics and operators.

     INDUSTRIAL. The water quality product line from Environmental Test Systems serves a diverse market of professionals and consumers who need a fast, easy, and reliable way to monitor water quality on the job or in their home.

     AquaChek-TM- Nitrate/Nitrite is a test strip that measures concentrations of nitrate and nitrite in surface and ground water. High levels of nitrate adversely impact both human health and the aquatic environment. Developed in cooperation with scientists from the former Soviet Union, AquaChek Nitrate/Nitrite works in just 60 seconds to detect concentration levels well below standards established by the Environmental Protection Agency.

     AquaChek 5 is a test strip that simultaneously conducts five important water tests in 60 seconds or less: total chlorine, free chlorine, total hardness, total alkalinity, and pH. These water conditions can affect the taste of drinking water, cause scaling or corrosion of pipes and fixtures, or reduce the cleaning power of soaps and detergents.

     SofChek-TM- is a single-test strip that provides reliable measurements for total hardness of water within 15 seconds. The product is packaged in bottles of 50 strips for professionals who need a quick, reliable on-site test. The strips are also packaged individually for use in direct mailings and promotional giveaways.

     An important use for ETS' Quantab-Registered Trademark- test strip is the measurement of chloride in the production of concrete. In Japan and other Pacific Rim countries, sand is dredged from the sea to be used as aggregate, a practice which creates high levels of chloride in the concrete ore. The chloride adversely affects the integrity of hardened concrete by causing corrosion and expansion (cracking) problems in steel reinforcing materials, bolts, and anchors. In addition, chloride affects the setting time of concrete. To easily and reliably monitor chloride levels in concrete manufacturing, Quantab test strips are placed directly into wet concrete or aqueous extraction solutions made from foundation core samples. If high levels of chloride are detected, corrective measures can be taken. In addition, the Quantab test strip becomes an important permanent record of the test. Because Quantab is faster, easier, and less expensive than conventional testing methods, concrete manufacturers are able to test more often, ensuring more consistent product quality.

     ETS' Quantab titration technology has many industrial applications. One use is the processing of petroleum products. Because oil is often found or stored in salt domes where high chloride levels may promote corrosion, Quantab is used as an easy, reliable method of monitoring chloride levels.

     Another principal market for Quantab is the food processing industry, where the technology is used for testing any food substance containing salt for flavor, curing, or preservation. Approved procedures are available for the use of Quantab in testing meats, cheese, butter, cured or canned seafood, vegetables, sauces, seasonings, chips and other snacks, cereals, dry mixes and even animal feeds.

     A test for the quality of industrial cutting fluids has been recently introduced by a private label customer which is a major OEM supplier to world-wide industry. This test makes testing the efficacy of cutting fluids by machine operators much easier than previous test methods.

     POOL AND SPA. Under the AquaChek name, ETS offers a complete line of test strips for pool and spa water testing, including products specially developed for both the owner and the pool care professional. Promoted by the company's trademark cartoon character, Dr. H. Tueau (pronounced H20), the strips provide a fast, easy, and reliable method of testing for a variety of parameters.

     The AquaChek pool and spa product line includes 6-way, 5-way and 3-way test strips that measure multiple pool and spa water chemistries on a single strip. The simple test strip procedure eliminates drop counting, cross-contamination and other operator variables to produce reliable results. Each packaged product is color-coded to help customers select the specific product they need, such as:

     - AquaChek Select, the premier test kit for the pool and spa owner, tests for free chlorine, total chlorine, total alkalinity, pH, and total hardness. An illustrated treatment book which accompanies the kit gives the consumer detailed recommendations for correcting water chemistry imbalances. The kit also includes a reusable plastic color comparator.

     - AquaChek Silver, created specifically for pool care professionals, conducts six important pool tests on one strip: total chlorine, free chlorine, total alkalinity, pH, cyanuric acid, and total hardness.

     - AquaChek Yellow for the pool and spa owner tests free chlorine, pH, and total alkalinity, while AquaChek Red tests bromine, pH, and total alkalinity.

     - AquaChek Pink tests for nitrate. When levels of nitrate are too high, rapid algae growth occurs, requiring additional amounts of chlorine.

     ETS also distributes the AquaChek product line to selective customers in the pool and spa industry under their branded labels. These private label brands are primarily sold to large chemical packagers who market their products through pool and spa retailers as well as mass merchants throughout North America.

     ETS has introduced a color scanner instrument under the ColorQuik-TM-brand name that electronically reads a test strip and provides a pool treatment prescription for the consumer. This product is marketed by ETS to pool and spa retailers who offer in-store testing of their customers' pool/spa water.

     MEDICAL. ETS sells a residual chlorine test for use by medical personnel in dialysis centers. This product is FDA 510K registered and marketed under the SteriChek-Registered Trademark- brand name. This product tests residual levels of chlorine in dialysis machine's rinse water prior to patient treatment.

     SOIL. In the fall of 1997, ETS introduced a line of easy-to-use consumer soil test kits that capitalize on the dry reagent technology. This line of products is designed to be marketed through lawn and garden distributors and retail stores. These soil kits include pH, nitrogen, phosphorous, and potassium tests. The AccuGrow-TM- test kits provide a major breakthrough in reducing testing time and providing easy, on-site testing for backyard gardeners.

     PROMOTION. ETS has marketed its water hardness test as a promotional product for several major corporations that are looking for an economical way to reach consumers with an easy-to-use test. These promotions typically use the ETS test attached to a promotional mailer to create an awareness on the part of tens of millions of households of their water hardness. This awareness, along with a promotional piece, tie in to the sale of a complementary product that is sold by the marketing corporation.

PROPERTIES

     ETS has one facility located at 23575 County Road 106, Elkhart, Indiana 46514 (the "Elkhart Facility"). The Elkhart Facility is a two-story Varco-Pruden pre-engineered metal building that was constructed in three phases as ETS grew. The Elkhart Facility currently comprises 40,000 square feet, with 35,500 square feet of first floor manufacturing, office and warehouse space and 5,300 square feet of second floor office space. The facility is owned by ETS. The Elkhart Facility is anticipated to meet capacity needs in the short and mid-term. The land at the Elkhart Facility will support expansion of an additional 20,000 square feet.

     The primary manufacturing location of ETS for all products is the Elkhart Facility. ETS subcontracts out certain processes not currently available at the Elkhart Facility.

MARKETING AND DISTRIBUTION

     ETS' products are sold by three full-time ETS sales people located at the Elkhart Facility. Each individual is responsible for a specified market(s) and up to 40 manufacturer's representatives work under each such person. These manufacturer representatives earn up to 10% commission on the sale of ETS products and handle other related non-competitive products.

     ETS communicates to its potential customers through trade publications, direct mail, consumer advertising and trade shows. Approximately 50% of the products ETS manufactures are sold under private labels with each relationship varying to the degree of distribution knowledge ETS contributes. In some cases, ETS serves as a contract manufacturer with very little knowledge of distribution or customer uses. In certain cases, ETS customers add packaging to finished product.

     Foreign sales are handled directly by ETS with all transactions paid in US dollars. Foreign sales were approximately 21% of total sales in the last fiscal year.

SEASONALITY

     With pool and spa products representing nearly 60% of total ETS sales and these products being tied to a seasonal activity, ETS sales could be characterized as somewhat seasonal. 79% of pool and spa sales in 1997 occurred between January and July. Most of this product is sold to the U.S. and Canadian markets. With this business seasonality, ETS' total sales during the first half of 1997 represented 62% of the total year's sales in 1997. The balance of the product line offerings of ETS show much less seasonality. The only exception to this is sales of coolant products sold in the US where volume is weighted more in the latter half of the year. Coolant products, however, only represented 10% of total ETS sales in 1997 and are projected to be 5% of sales in 1998.

AVAILABILITY OF MATERIALS

     ETS has developed close working relationships with many of its key vendors to assure an adequate and continuous supply of materials for ETS products. There are some unique components that would cause temporary stoppage of specific products if these components were not available. However, since ETS believes it could obtain alternate sources of supply after a reasonable period of time, the temporary stoppage would not have a material adverse effect on ETS.

COMPETITION

     Generally, ETS competes with the following types of competitors: (i) test strip manufacturers; (ii) liquid/tablet test kit manufacturers; and
(iii) instrument/test lab manufacturers. ETS believes that its major competitors include the following: Lamotte Company (manufactures test strips and liquid/tablet test kits and instruments); Industrial Test Systems, Inc. (manufactures test strips primarily for private label customers); Serim Research Corporation (manufactures medical test strips); Taylor Technologies, Inc. (manufactures liquid test kits and instruments); Luster Leaf Products, Inc. (manufactures capsulated soil test kits); and Farnam Companies, Inc. (manufactures tablet soil test kits).

     Different competitive factors are of greater or lesser importance with respect to each of the ETS product lines/markets although, overall, technical sophistication, reliability, quality, relative ease of operation and price probably are most important. ETS believes that it has no competitive disadvantages with respect to any of these factors. In many instances ETS has a competitive advantage due to the relative ease with which individuals without technical backgrounds can use the ETS' products to perform analyses. ETS' competition in international markets is less developed and therefore offers opportunity for ground floor entrenchment.

RESEARCH

     During fiscal 1997, 1996 and 1995, ETS spent $1,024,000, $1,128,000, and
$1,034,000, respectively, on ETS-sponsored research and development activities.

PATENTS

     ETS owns a number of patents. While ETS regards its patents as valuable, it does not consider any of its business materially dependent upon any single patent.

BACKLOG

     As of January 7, 1998 ETS had $2,800,000 in firm, open orders. A high percentage of these open orders were represented by pool and spa products destined for the North American market for the 1998 summer pool season. All of these orders are expected to be filled in 1998. Data is not available from 1997 or 1996, but as of January 9, 1995, firm, open orders were $2,300,000.

EMPLOYEES

     At December 31, 1997, ETS employed 80 people. The Company is not a party to any collective bargaining agreements.

EMPLOYEE BENEFIT PLANS

     ETS maintains the following employee benefit plans:

     ENVIRONMENTAL TEST SYSTEMS, INC. INDIVIDUAL PROFESSIONAL DEVELOPMENT PLAN ("IPDP BONUS PLAN"). The IPDP Bonus Plan allows all exempt personnel grade 6 and over to earn up to 12% of salary if their individual goals are achieved and ETS sales and profit goals are achieved. Each participant has four to eight weighted goals. The IPDP Bonus Plan was established January 1, 1997.

     ENVIRONMENTAL TEST SYSTEMS, INC. PROFIT SHARING AND SAVINGS AND PROTECTION PLAN. This plan is a 401(k) profit sharing plan covering substantially all employees. The Plan is a defined contribution plan under which employees may voluntarily contribute a percentage of their compensation. The Plan also permits ETS to make discretionary contributions as the ETS Board of Directors determines by resolution adopted before the end of the year.

     ENVIRONMENTAL TEST SYSTEMS, INC. MAKE-UP BENEFIT PLAN. This Plan provides benefits to Mark J. Stephenson identical to the benefits he would have received under the ETS ESOP had he been eligible to participate.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. Effective August 1, 1996, the Company established the ETS ESOP for the benefit of ETS employees who meet certain eligibility requirements, including having completed 1,000 hours of credited service during the ESOP plan year. The ETS ESOP trust acquired 231,304 shares of ETS Class A Common Stock with the proceeds of a bank loan that is guaranteed by ETS, recorded on the consolidated balance sheet of ETS, and collateralized by the shares of the ETS Class A Common Stock purchased. The contributions of ETS to the ETS ESOP, plus dividends paid on the shares of ETS Class A Common Stock held by the ETS ESOP, are used to repay the loan principal and interest. As the ETS ESOP debt is repaid, shares of the ETS Class A Common Stock are released from collateral and allocated to qualified ETS ESOP participants based on the proportion of principal paid during the period to the original loan amount. As shares of ETS Class A Common Stock are committed for release from collateral, ETS records contribution expense equal to the market value (as determined annually by an independent valuation firm) of the released shares.

               HACH COMPANY AND ENVIRONMENTAL TEST SYSTEMS, INC.
          UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following pro forma condensed combined financial statements of Hach and ETS include the pro forma condensed combined balance sheet as of January 31, 1998 and the pro forma condensed combined statements of operations for the year ended April 30, 1997 and the nine months ended January 31, 1998.

     The pro forma condensed combined balance sheet as of January 31, 1998 gives effect to the acquisition of all of the outstanding ETS Common Stocks for cash of approximately $7,344,000 and approximately 641,000 shares of Hach Common Stock and approximately 232,000 shares of Hach Class A Common Stock ("the merger") as if such transaction had occurred on January 31, 1998. The pro forma condensed combined statements of operations for the year ended April 30, 1997 and nine months ended January 31, 1998 assume Hach and ETS had completed the merger as of May 1, 1996.

     The pro forma condensed combined financial statements have been derived from: (i) the audited statement of operations of Hach for the year ended April 30, 1997, (ii) the audited balance sheet of ETS as of December 31, 1997, (iii) the unaudited interim balance sheet and statement of operations of Hach as of and for the nine months ended January 31, 1998, (iv) the unaudited interim statement of operations of ETS for the nine months ended December 31, 1997, (v) the unaudited statement of operations of ETS for the twelve month period ended April 30, 1997, and (vi) pro forma adjustments based on preliminary estimates. Actual adjustments will be made based upon appraisals of asset and liability values of ETS. The pro forma condensed combined financial statements do not contain all disclosures required by generally accepted accounting principles.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements included and incorporated by reference herein, and other financial data of ETS and Hach included elsewhere in this Proxy Statement/Prospectus. The pro forma condensed combined statements of operations may not be indicative of actual results that would have been achieved if the transactions had occurred on the dates indicated or the results which may be realized in the future.

               HACH COMPANY AND ENVIRONMENTAL TEST SYSTEMS, INC.
                         UNAUDITED PRO FORMA CONDENSED
                            COMBINED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)
                             HISTORICAL

                                                   HACH       ETS               PRO FORMA
                                                                                ADJUSTMENTS      COMBINED
                                                                                -----------    -------------
ASSETS                                             JANUARY    DECEMBER           DR(CR)
------                                             -------    --------
                                                   1998       1997
                                                   ----       ----
Cash and cash equivalents  . . . . . . . . . . . .  $9,757     $1,560     (v)      $2,000         $5,673
                                                                          (1)      (7,344)
                                                                          (1)        (300)
Marketable securities, held to maturity  . . . . .     801                                           801
Accounts receivable  . . . . . . . . . . . . . . .  16,981      1,315                             18,296
Inventories, net . . . . . . . . . . . . . . . . .  13,765      1,218                             14,983
Deferred tax assets and other current assets . . .   5,108        280                              5,388
                                                  --------   --------             --------      --------

     Total current assets. . . . . . . . . . . . .  46,412      4,373              (5,644)        45,141

Net property, plant and equipment, at cost . . . .  30,459      2,861                             33,320

Acquired product technology  . . . . . . . . . . .                        (1)      12,000         12,000
Goodwill and other intangibles . . . . . . . . . .                 70     (1)       4,291          4,361
Marketable securities, held to maturity and other
assets . . . . . . . . . . . . . . . . . . . . . .   3,995                                         3,995
                                                  --------   --------            --------       --------
Total assets . . . . . . . . . . . . . . . . . . . $80,866     $7,304             $10,647        $98,817
                                                  --------   --------            --------       --------
LIABILITIES
-----------
Current maturities of long-term debt . . . . . . .     $76     $1,076                             $1,152
Accounts payable . . . . . . . . . . . . . . . . .   3,429        350                              3,779
Accrued liabilities  . . . . . . . . . . . . . . .   9,197        402                              9,599
                                                  --------   --------                           --------
          Total current liabilities  . . . . . . .  12,702      1,828                             14,530

Long-term liabilities  . . . . . . . . . . . . . .   2,354         38                              2,392
Long-term debt . . . . . . . . . . . . . . . . . .  30,000      6,407     (v)      (2,000)        38,407
Deferred income taxes  . . . . . . . . . . . . . .   1,803         59     (1)      (4,698)         6,560
                                                  --------   --------             --------      --------
Total liabilities  . . . . . . . . . . . . . . . .  46,859      8,332              (6,698)        61,889
                                                  --------   --------             --------      --------

STOCKHOLDERS' EQUITY
--------------------
Common stocks  . . . . . . . . . . . . . . . . . .  23,246         83     (1)          83         23,246
Additional paid-in capital . . . . . . . . . . . .                 21     (1)          21            656
                                                                          (1)        (656)

Retained earnings  . . . . . . . . . . . . . . . .  72,909      1,603     (1)       4,603         69,909
Unearned ESOP shares . . . . . . . . . . . . . . .             (2,735)                            (2,735)
Cumulative currency translation adjustment . . . .    (191)                                         (191)
     Less:  Shares held in treasury, at cost . . . (61,957)               (1)      (8,000)       (53,957)
                                                  --------   --------            --------       --------
Total stockholders' equity (deficiency). . . . . .  34,007     (1,028)             (3,949)        36,928
                                                  --------   --------            --------       --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIENCY) . . . . . . . . . . . . . . . . . . . $80,866     $7,304            ($10,647)       $98,817
                                                  --------   --------            --------       --------
                                                  --------   --------            --------       --------

         The accompanying notes are an integral part of this unaudited pro forma condensed combined balance sheet.

               HACH COMPANY AND ENVIRONMENTAL TEST SYSTEMS, INC.
                         UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENT OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                          NINE MONTHS ENDED
                                                                  HISTORICAL

                                                                                             PRO FORMA
                                                  HACH               ETS                     ADJUSTMENTS          COMBINED
                                                  January 31,        December 31             -----------          ---------
                                                  -----------        -----------               dr(cr)
                                                    1998               1997
                                                    ----               ----

NET SALES  . . . . . . . . . . . . . . . .          $94,293             $7,258                                    $101,551
COST OF SALES  . . . . . . . . . . . . . .           48,113              2,989  (i)              $450               51,552
                                                   --------           --------               --------             --------
  GROSS PROFIT . . . . . . . . . . . . . .           46,180              4,269                                      49,999

OPERATING EXPENSES
  SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSE  . . . . . . . .           26,189              2,521  (ii)              108               28,818
RESEARCH AND DEVELOPMENT EXPENSE . . . . .            6,213                778                                       6,991
                                                   --------           --------               --------             --------
  INCOME FROM OPERATIONS . . . . . . . . .           13,778                970                                      14,190


INVESTMENT INCOME  . . . . . . . . . . . .              786                 68  (iv)              201                  653
INTEREST EXPENSE . . . . . . . . . . . . .           (1,093)              (482) (v)               102               (1,677)
                                                   --------           --------               --------             --------
  INCOME BEFORE TAXES  . . . . . . . . . .           13,471                556                                      13,166

INCOME TAX EXPENSE . . . . . . . . . . . .            4,796                196  (vi)             (264)               4,728
                                                   --------           --------               --------             --------
  NET INCOME . . . . . . . . . . . . . . .           $8,675               $360                   $597               $8,438
                                                   --------           --------               --------             --------

BASIC AND DILUTED EARNINGS PER EQUIVALENT
 SHARE . . . . . . . . . . . . . . . . . .            $0.48                                                          $0.45
                                                   --------           --------               --------             --------
BASIC AND DILUTED EQUIVALENT SHARES  . . .           18,011                     (vii)             873               18,884
                                                   --------           --------               --------             --------
                                                   --------           --------               --------             --------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED
            PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

                HACH COMPANY AND ENVIRONMENTAL TEST SYSTEMS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            TWELVE MONTHS ENDED
                                                 HISTORICAL
                                                                           PRO FORMA
                                            HACH         ETS              ADJUSTMENTS      COMBINED
                                          APRIL 30,    APRIL 30,          -----------      --------
                                            1997         1997               dr(cr)
                                          ---------    ---------
 NET SALES . . . . . . . . . . . . . . .   $121,480      $13,217                           $134,697
 COST OF SALES . . . . . . . . . . . . .     62,342        4,906    (i)          $600        67,848
                                          ---------    ---------                           --------
     GROSS PROFIT. . . . . . . . . . . .     59,138        8,311                             66,849

 OPERATING EXPENSES
    SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES . . . . . .     33,385        3,410   (ii)           144        36,939
    RESEARCH AND DEVELOPMENT EXPENSE . .      8,459        1,104   (iii)        3,000        12,563
                                          ---------    ---------                           --------
     INCOME FROM  OPERATIONS . . . . . .     17,294        3,797                             17,347

 INVESTMENT INCOME . . . . . . . . . . .      1,799           71   (iv)           268         1,602
 INTEREST EXPENSE  . . . . . . . . . . .        (13)        (514)  (v)            136          (663)
                                          ---------    ---------                           --------
     INCOME BEFORE TAXES . . . . . . . .     19,080        3,354                             18,286
 INCOME TAX EXPENSE. . . . . . . . . . .      6,585        1,317   (vi)          (352)        7,550
                                          ---------    ---------               ------      --------
     NET INCOME. . . . . . . . . . . . .    $12,495       $2,037               $3,796       $10,736
                                          ---------    ---------               ------      --------
                                          ---------    ---------               ------      --------
     NET INCOME PER COMMON SHARE . . . .      $0.55                                           $0.45
                                          ---------                                        --------
                                          ---------                                        --------
 EQUIVALENT SHARES . . . . . . . . . . .     22,730                (vii)          873        23.603
                                          ---------                                        --------
                                          ---------                                        --------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE UNAUDITED
            PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

HACH COMPANY AND ENVIRONMENTAL TEST SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

1. BASIS OF PRESENTATION OF PRO FORMA CONDENSED COMBINED BALANCE SHEET

          The accompanying pro forma condensed combined balance sheet as of January 31, 1998 gives effect to the proposed merger as if such transaction had occurred on January 31, 1998. See "The Merger."

          Adjustments to reflect the acquisition of all of the outstanding ETS Common Stocks for cash of approximately $7,344,000 and approximately 641,000 shares of Hach Common Stock and approximately 232,000 shares of Hach Class A Common Stock based upon estimated market value. The accompanying pro forma condensed combined balance sheet assumes that Hach will incur $2,000,000 of debt to complete the transaction. The estimated cost of the merger and purchase accounting adjustments as of January 31, 1998 are summarized below:

 COSTS OF THE MERGER (IN THOUSANDS)

 Issuance of 873,000 shares of Hach Company Common Stocks         $ 8,656
 Cash                                                               7,344
 Transaction costs                                                    300
                                                                  -------
                                                                  $16,300
                                                                  -------
                                                                  -------

 PURCHASE ACCOUNTING ADJUSTMENTS (IN THOUSANDS):

 Current assets acquired                                          $ 4,373
 Fixed assets acquired                                              2,861
 Acquired product technology, at fair market value                 12,000
 Purchased research and development                                 3,000
 Goodwill and intangibles                                           4,361
 Deferred income taxes                                            (4,698)
 Liabilities assumed                                              (8,332)
 Unearned ESOP shares                                               2,735
                                                                  -------
                                                                  $16,300
                                                                  -------
                                                                  -------

2.  PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

          The accompanying pro forma condensed combined statements of operations assume that the proposed merger transaction had occurred on May 1, 1996. See "The Merger." The unaudited pro forma condensed combined statement of operations for the nine months ended January 31, 1998 reflect the adoption of FAS No. 128, "Earnings per Share".

          Adjustments are as follows:

          (i) To record amortization of acquired product technology over its estimated remaining useful life of 20 years.
          (ii) To record amortization of goodwill over its estimated life of 30 years.
          (iii) To record the write-off of the purchased research and development
          (iv) To reflect estimated reduction in investment income due to cash used in purchase.
          (v)   To record estimated debt and interest expense related to debt to be incurred on the transaction of $2,000,000 at 6.78%
          (vi)  To reflect adjustment in income tax expense as a result of items
                   (i), (iv) and (v) assuming a tax rate of 35%
          (vii) To reflect number of shares to be issued in the transaction. Hach equivalent shares at April 30, 1997 of 22,730,000 have been adjusted for the two-for-one stock split effected in the form of a stock dividend in October, 1997.

          The consummation of the merger is subject to customary conditions, including negotiations and execution of mutually satisfactory definitive documentation.

                    DESCRIPTION OF THE HACH COMMON STOCKS

GENERAL

          The following summary description is subject to the detailed provisions of Hach's Amended and Restated Certificate of Incorporation, as amended ("Hach Certificate"), and Hach's By-laws, as amended, does not purport to be complete, and is qualified in its entirety by reference thereto.

          The authorized capital stock of Hach consists of 25,000,000 shares of Hach Common Stock and 20,000,000 shares of Hach Class A Common Stock. The Hach Common Stocks are listed on The NASDAQ Stock Market.

          Except as otherwise required by the Delaware General Corporation Law ("DGCL") or as otherwise provided in the Hach Certificate, each share of Hach Common Stock and each share of Hach Class A Common Stock have identical powers, preferences and rights in all respects. There are no redemption or sinking fund provisions applicable to the Hach Common Stocks. Holders of Hach Common Stocks are not subject to further calls or assessments by the Company. All outstanding shares of Hach Common Stock are validly issued, and fully paid and non-assessable.

VOTING

          Holders of shares of Hach Common Stock are entitled to one vote on any matter to be voted on by the stockholders of Hach. There is no provision in the Hach Certificate permitting cumulative voting. The holders of shares of Hach Class A Common Stock are not entitled to vote on any matter to be voted on by the stockholders of Hach, except as required under the DGCL or the Hach Certificate.

          Under the Hach Certificate and the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Hach Common Stocks entitled to vote will be required to amend the Hach Certificate or to authorize additional shares of Hach Common Stocks; and the affirmative vote of the holders of a majority of the Hach Common Stocks entitled to vote will be required to approve any merger or consolidation of Hach with or into any other corporation or sale of substantially all its assets or to approve the dissolution of Hach, subject to the provisions of Article Ninth of the Hach Certificate which is described more fully below. Except in certain limited circumstances described below, the holders of the Hach Common Stock will elect the entire Hach Board of Directors. In addition, as permitted under the DGCL, the Hach Certificate provides that the number of authorized shares of either class may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of Hach Common Stocks entitled to vote.

          Under the DGCL, the holders of Hach Class A Common Stock will be entitled to vote on proposals to change the par value of Hach Class A Common Stock or to alter or change the powers, preferences or special rights of shares of Hach Class A Common Stock, including the Class A Protection Provision (as described below), which may affect them adversely.

DIVIDENDS AND DISTRIBUTIONS

          Each share of Hach Common Stock and Hach Class A Common Stock are equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of Hach, except that (i) a dividend or distribution in cash or property on a share of Hach Class A Common Stock may be greater than any dividend or distribution in cash or property on a share of Hach Common Stock, and (ii) dividends or other distributions payable on Hach Class A Common Stock and Hach Common Stock in shares of capital stock shall be made to all holders of Hach Class A Common Stock and Hach Common Stock and may be made (a) in shares of Hach Class A Common Stock to the holders of Hach Class A Common Stock and in shares of Hach Common Stock to the holders of Hach Common Stock, (b) in shares of Hach Class A Common Stock to the holders of Hach Class A Common Stock and to holders of Hach Common Stock, or (c) in any other authorized class or series of capital stock to the holders of Hach Class A Common Stock and Hach Common Stock. In no event will either the Hach Class A Common Stock or Hach Common Stock be split, subdivided, or combined unless the other is proportionately split, subdivided, or combined.

          The Board of Directors of Hach has authority under the Hach Certificate to pay dividends and make distributions on the Hach Class A Common Stock in amounts greater than on the Hach Common Stock.

MERGERS AND CONSOLIDATIONS

          Each holder of Hach Class A Common Stock and Hach Common Stock will be entitled to receive the same per share consideration in the event of a merger or consolidation.

CLASS A PROTECTION

          The Hach Certificate contains a "Class A Protection Provision" which provides that if any person or group (other than Hach), acquires beneficial ownership of 15% or more of the then outstanding shares of Hach Common Stock after September 10, 1997, the date the Amendment became effective, and such person or group (a "Significant Stockholder") does not immediately after such acquisition beneficially own an equal or greater percentage of all then outstanding shares of Hach Class A Common Stock, such Significant Stockholder must, within a 90-day period beginning the day after becoming a Significant Stockholder, commence a public cash tender offer as described below to acquire additional shares of Hach Class A Common Stock (a "Class A Protection Transaction"). If a Significant Stockholder does not undertake the required Class A Protection transaction, he loses the right to vote the shares of Hach Common Stock shares acquired after September 10, 1997. For example, if a stockholder owned 4% of Hach Common Stock prior to September 10, 1997 and thereafter purchased an additional 16% of Hach Common Stock without purchasing any additional Hach Class A Common Stock, such stockholder will not be allowed to vote the 16% of the Hach Common Stock acquired after September 10, 1997 unless he commences a tender offer for an additional 16% of the Hach Class A Common Stock at the prescribed price. Alternatively, such stockholder could sell that number of shares equal to 2% of the outstanding Hach Common Stock, thus dropping the percentage of Hach Common Stock acquired by him after the September 10, 1997 to 14%, leaving him with an aggregate of 18% of the Hach Common Stock, all of which he could vote.

          The 15% Hach Common Stock ownership threshold which initially triggers a Class A Protection Transaction may not be waived by the Board of Directors of Hach, nor may the Board of Directors of Hach amend this threshold in the Hach Certificate without stockholder approval, including under the Hach Certificate, a majority vote of the holders of outstanding Hach Class A Common Stock voting separately as a class.

          In connection with the application of the Class A Protection Provision, the following shares of Hach Common Stock are excluded from any determination of the shares of Hach Common Stock owned by a person or group, but not for the purpose of determining shares outstanding:
(i) shares beneficially owned at September 10, 1997; (ii) shares acquired by will, by laws of descent and distribution, by gift, or by foreclosure of a bona fide loan; (iii) shares acquired from Hach; (iv) shares acquired by operation of law (including a merger or consolidation effected for the purpose of recapitalizing or reincorporating such person but not for the purpose of acquiring another person); (v) shares acquired in exchange for shares of Hach Class A Common Stock if the Hach Class A Common Stock were acquired by the exchanging party directly from Hach in any stock split or as a dividend on Hach Common Stock; and (vi) shares acquired by or from a qualified employee benefit plan of Hach (collectively the "Excluded Shares").

          In each Class A Protection Transaction, the Significant Stockholder must make a public tender offer to acquire at least that number of additional shares of Hach Class A Common Stock (the "Additional Shares") determined by
(i) multiplying the percentage of the number of shares of outstanding Hach Common Stock beneficially owned and acquired after September 10, 1997 by such Significant Stockholder by the total number of shares of Hach Class A Common Stock outstanding on the date such person or group became a Significant Stockholder; and (ii) subtracting therefrom the number of shares of Hach Class A Common Stock beneficially owned by such Significant Stockholder on the date such person became a Significant Shareholder which were acquired after September 10, 1997. The Significant Stockholder must acquire all Hach Class A Common Stock validly tendered or, if the number of shares tendered exceeds the number determined pursuant to such formula, a pro-rata number of Hach Class A Common Stock from each tendering holder (based on the number of shares of Hach Class A Common Stock tendered by each tendering stockholder).

          The offer price for any shares of Hach Class A Common Stock required to be purchased by the Significant Stockholder pursuant to this provision would be the greatest of: (i) the highest price per share paid by the Significant Stockholder for any share of Hach Class A Common Stock or Hach Common Stock in the six-month period ending on the date such person or group became a Significant Stockholder (or such shorter period after September 10, 1997 if the date such person or group became a Significant Stockholder is not more than six months following September 10, 1997); (ii) the highest reported sale price of a share of Hach Class A Common Stock or Hach Common Stock on The NASDAQ Stock Market (or such other securities exchange or quotation system as is then the principal trading market for such shares) during the thirty-day period preceding the date such person or group became a Significant Stockholder; or (iii) the highest reported sale price for a share of Class A Common Stock or a share of Common Stock on The NASDAQ Stock Market (or such other securities exchange or quotation system constituting the principal trading market for such shares) on the business day preceding the date the Significant Stockholder commences the required tender offer.

          A Class A Protection Transaction would also be required of any Significant Stockholder that acquires an additional amount of Hach Common Stock equal to or greater than the next higher multiple of 5% (e.g., 20%, 25%, 30%, etc.) of the outstanding Hach Common Stock (excluding Excluded Shares) after September 10, 1997 if such Significant Stockholder does not then own an equal or greater percentage of all then outstanding Hach Class A Common Stock that such Significant Stockholder acquired after September 10, 1997. Such Significant Stockholder would be required to make a public cash tender offer to buy that number of Additional Shares determined in accordance with the formula set forth above in the second preceding paragraph at the offer price described in the immediately preceding paragraph, even if a previous Class A Protection Transaction resulted in fewer shares of Hach Class A Common Stock being tendered than the Significant Stockholder was required to offer to purchase in the previous offer.

          The requirement to engage in a Class A Protection Transaction will be satisfied by making the requisite offer and purchasing validly tendered shares, even if the number of shares tendered is less than the number of shares the Significant Stockholder was required to offer to purchase. If any Significant Stockholder fails to make the required tender offer, or to purchase shares validly tendered (after proration, if any), the voting rights of all Common Stock owned by such Significant Stockholder and acquired after September 10, 1997 will be automatically suspended until consummation of an offer as required by the terms of the Class A Protection feature or until divestiture of the excess Hach Common Stock that triggered the tender offer requirement. To the extent that the voting power of any Hach Common Stock is so suspended, such shares will not be included in the determination of aggregate voting shares for any purpose.

          Neither the Class A Protection Transaction requirement nor the related possibility of suspension of voting rights applies to any increase in percentage ownership of Hach Common Stock resulting solely from a change in the total number of shares of Hach Common Stock outstanding. All calculations with respect to percentage ownership of outstanding shares of either class of Common Stock shall be based upon the number of outstanding shares reflected in either the records of or a certificate from Hach's stock transfer agent or reported in the last to be filed of Hach's Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or definitive proxy statement.

          Since the definition of Significant Stockholder is based on the beneficial ownership percentage of Hach Common Stock acquired after September 10, 1997, a person or group who was a stockholder of Hach at September 10, 1997 will not become a Significant Stockholder unless such person or group acquires an additional 15% of the then outstanding Hach Common Stock, regardless of the number of shares of Hach Common Stock owned prior to the Effective Time. For purposes of the Class A Protection feature, the terms "beneficial ownership" and "group" generally have the same meanings as used in Regulation 13D promulgated under the Exchange Act, subject to certain exceptions set forth therein.

          The Class A Protection provision does not prevent any person or group from acquiring a significant or controlling interest in Hach, provided such person or group acquires a proportionate percentage of the Hach Class A Common Stock, undertakes a Class A Protection Transaction or incurs the suspension of the voting rights of the Hach Common Stock as provided by the Class A Protection feature. If a Class A Protection Transaction is required, the purchase price to be paid in such offer may be higher than the price at which a Significant Stockholder might otherwise be able to acquire an identical number of Hach Class A Common Stock. Such requirement could make an acquisition of a significant or controlling interest in Hach more expensive and, if the Class A Protection Transaction is required, more time consuming, than if such requirement did not exist. Consequently, a person or group might be deterred from acquiring a significant or controlling interest in the Company as a result of such requirement. However, by restricting the ability of an acquirer to acquire a significant interest in the Hach Common Stock by paying a "control premium" for such shares without acquiring, or paying a similar premium for, Hach Class A Common Stock, the Class A Protection feature is designed to help reduce or eliminate any discount on either of these classes of Hach Common Stocks.

ADDITIONAL VOTING RIGHTS OF HACH CLASS A COMMON STOCK

          The Hach Common Stocks are not convertible into another class of common stock or any other security of Hach. However, the holders of outstanding Hach Class A Common Stock will become entitled to one vote per share of Hach Class A Common Stock on all matters presented to the stockholders of Hach: (i) at any time when the number of outstanding shares of Hach Common Stock falls below 10% of the aggregate number of outstanding shares of Hach Common Stocks, and (ii) upon resolution of the Hach Board of Directors if, as a result of the existence of the Hach Class A Common Stock, either the Hach Common Stock or Hach Class A Common Stock, or both, are excluded from trading on The NASDAQ

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

Stock Market and other comparable quotation systems, and are excluded from trading by the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX") and all other principal national securities exchanges then in use. Upon any such event, the voting interests of the holders of Hach Common Stock would be diluted. In addition, to the extent that the market price of the Hach Common Stock is higher or lower than the market price of the Hach Class A Common Stock immediately prior to such change, the market price of the shares held by particular holders may be adversely affected by the change.

PREEMPTIVE RIGHTS

          None of the shares of Hach Common Stocks carry any preemptive rights enabling a holder to subscribe for or receive shares of any class of Hach capital stock or any other securities convertible into any class of Hach capital stock.

CERTAIN PROVISIONS OF THE HACH CERTIFICATE AND BY-LAWS; ANTI-TAKEOVER
PROVISIONS

          The Hach Certificate and By-laws and the DGCL contain certain provisions that may enhance the likelihood of continuity and stability in the composition of the Board of Directors of Hach and may discourage a future unsolicited takeover of Hach. These provisions could have the effect of discouraging certain attempts to acquire Hach or remove incumbent management, including incumbent members of the Board of Directors of Hach, even if some or a majority of Hach stockholders deemed such an attempt to be in their best interests.

          Article Ninth of the Hach Certificate requires, subject to certain exceptions, the affirmative vote of the holders of at least 80% of all outstanding shares of capital stock of Hach entitled to vote on all matters that may come before a meeting of stockholders in order to: (i) effect a merger or consolidation of Hach or any subsidiary with or into another corporation or (ii) authorize the sale, lease, exchange or other disposition by Hach or any subsidiary of all or a substantial part of the assets of Hach or any subsidiary to any corporation, person or entity or (iii) authorize Hach or its subsidiary to issue or transfer more than 10% of Hach's outstanding voting securities or any securities of any subsidiary to any other corporation, person or entity in exchange for securities, cash or other property, if, in any of the above cases, such other corporation, person or entity, including its affiliates and associated persons, is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of Hach entitled to vote on all matters that may come before such meeting of stockholders (an "Interested Party"). The requirement for approval by an 80% vote is not applicable to any of the above referenced transactions if: (i) the Board of Directors of Hach by resolution has approved a memorandum of understanding with the other party substantially consistent with such transaction prior to the time such party became a holder of more than 5% of the capital stock of Hach or (ii) Hach or any subsidiary is at the time of the consummation of such transaction the beneficial owner of (x) a majority, by vote, of the outstanding shares of all classes of capital stock entitled to vote in elections for directors of such other corporation or (y) a majority by voting interest in the other entity when the transaction is consummated. Unless holders of Hach Class A Common Stock become entitled to the additional voting rights described above, (i) holders of Hach Class A Common Stock will not be entitled to vote on the approval of a proposed transaction with an Interested Party and (ii) a person's ownership of Hach Class A Common Stock will not be counted in determining whether such person is an "Interested Party" under Article Ninth.

          The Delaware Business Combination Statute which is applicable to Hach is described below under "Comparative Rights of Hach Stockholders and ETS Shareholders -- Antitakeover Provisions -- Hach -- Delaware Business Combination Statute."

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


COMPARATIVE RIGHTS OF HACH STOCKHOLDERS AND ETS SHAREHOLDERS

INTRODUCTION

          ETS is incorporated under the laws of the State of Indiana, and accordingly, the rights of the shareholders of ETS are governed by Indiana law, primarily the IBCL, and by the ETS Amended and Restated Articles of Incorporation (the "ETS Articles") and the ETS by-laws (the "ETS By-laws"). Hach is incorporated under the laws of the State of Delaware, and accordingly, the rights of the stockholders of Hach are governed by Delaware law, primarily the DGCL, and by the Hach Certificate and the Hach By-laws. Upon consummation of the Merger, ETS shareholders will become Hach stockholders and, as such, their rights will be governed by the Hach Certificate and Hach By-laws. The following summary of certain differences which may affect the rights and interests of ETS shareholders is not intended to be an all-inclusive discussion of such differences, but provides a basis for ETS shareholders to evaluate their rights as Hach stockholders after the Effective Time. This summary is qualified in its entirety by reference to the DGCL, the IBCL, the Hach Certificate and By-laws and the ETS Articles and By-laws.

AUTHORIZED STOCK

          ETS. The authorized capital stock of ETS consists of (i) 300,000 shares of Class A Common Stock of which 231,304 shares were outstanding as of March 2, 1998; and (ii) 1,000,000 shares of Class B Common Stock, of which 692,228 shares were outstanding as of March 2, 1998. All or any portion of the authorized but unissued capital stock of any class or series may be issued by resolution of the Board of Directors of ETS without further action by ETS shareholders. The IBCL permits a corporation's articles of incorporation to provide that its board of directors may determine all rights and preferences (including voting rights) of any class of stock prior to the issuance of such stock, without obtaining shareholder approval of such terms. However, the ETS Articles currently contain no such provision.

          The ETS Articles provide that holders of ETS Class A Common Stock shall be entitled to receive, between August 1, 1996 and August 1, 2001, quarterly dividends at the rate of seven percent (7%) of the fair market value of ETS Class A Common Stock on July 31, 1996 as determined by the ETS ESOP Benefits Committee. No dividends or other distributions shall be paid, declared or set apart for payment on the ETS Class B Common Stock unless the full dividend on the ETS Class A Common Stock for such period and all prior periods shall have been paid. If the ETS Board of Directors fails to declare and pay the full dividend on the ETS Class A Common Stock in any such period, the rights of the holders of ETS Class A Common Stock to dividends shall cumulate and carry over to such time when the dividends may be lawfully declared and paid on the ETS Class A Common Stock.

          Effective August 1, 2001, each share of ETS Class A Common Stock shall be automatically converted into one (1) share of Class B Common Stock and all unpaid dividends on the ETS Class A Common Stock shall be paid in full.

          Except as provided above, all of the authorized shares of ETS Class A Common Stock and ETS Class B Common Stock have the same rights, powers and privileges, are equal in all respects and participate equally in all earnings and profits of ETS, and on distribution of ETS' assets, whether on liquidation, dissolution or otherwise.

          HACH. The Hach Certificate authorizes the issuance of 25,000,000 shares of Hach Common Stock of which 8,257,897 shares were outstanding at March 2, 1998 and 20,000,000 shares of Hach Class A Common Stock, of which 8,243,137 shares were outstanding at March 2, 1998. Hach has reserved for

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


issuance from time to time an additional 330,000 shares of Hach Common Stock and 531,000 shares of Hach Class A Common Stock under its employee benefits plans. All or any portion of the authorized but unissued capital stock of any class or series may be issued by resolution of the Board of Directors of Hach without further action by Hach stockholders. Each share of Hach Class A Common Stock and Hach Common Stock are equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any and upon liquidation, dissolution or winding up of Hach, except that: (i) shares of Hach Class A Common Stock may receive greater dividends or distributions than shares of Hach Common Stock, (ii) holders of Hach Class A Common Stock may receive dividends in the form of shares of Hach Class A Common Stock or any other authorized class or series of capital stock (other than Hach Common Stock) and (iii) holders of Hach Common Stock may receive dividends in the form of Hach Class A Common Stock, Hach Common Stock or any other authorized class or series of capital stock.

          The holders of Hach Class A Common Stock will become entitled to one vote per share on all matters: (i) when the number of outstanding shares of Hach Common Stock falls below 10% of the aggregate number of outstanding shares of Hach Common Stock and Hach Class A Common Stock, and (ii) upon resolution of the Board of Directors of Hach if, as a result of the existence of Hach Class A Common Stock, Hach Common Stock or Hach Class A Common Stock, or both, are excluded from trading on The NASDAQ Stock Market and by the NYSE, AMEX and other principal securities exchange.

ELECTION AND REMOVAL OF DIRECTORS

          ETS. The ETS Board of Directors currently consists of three directors. Shareholders are entitled to one vote in the election of directors for each share recorded in the name of that shareholder on the books of ETS. Cumulative voting for the election of directors is not permitted by the ETS Articles. The ETS Articles also provide that a director, or the entire ETS Board of Directors, may be removed with or without cause either by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the election of directors or by the affirmative vote of a majority of the directors elected and qualified other than the director whose removal is at issue. Any vacancy in the Board is to be filled until the next annual meeting of shareholders by a majority vote of the directors then in office.

          HACH. Hach currently has seven directors who serve for one-year terms. Cumulative voting is not allowed in the election of directors to the Hach Board, and each holder of Hach Common Stock may cast one vote in the election of directors for each share held of record by such stockholder. Any director or the entire Board of Directors of Hach may be removed, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors. Currently only holders of Hach Common Stock are entitled to vote in such elections. Vacancies on the Board are filled until the next annual meeting of stockholders by a majority vote of the directors then in office.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

          ETS. The IBCL generally requires the affirmative vote of the holders of a simple majority of the outstanding shares of each class entitled to vote separately to approve a merger, consolidation, share exchange or sale, lease, exchange or other disposition of all or substantially all of ETS' assets.

          HACH. Under Delaware law the vote of a simple majority of the outstanding shares of Hach Common Stocks entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Hach's corporate assets. Article Ninth of the Hach Certificate modifies the foregoing voting requirement in one significant respect. The Hach Certificate provides in the case of a

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

transaction with a holder of 5% or more of outstanding shares of capital stock of Hach entitled to vote on all matters that may come before any meeting of Hach stockholders that the affirmative vote of or consent of the holders of 80% of the outstanding shares of capital stock of Hach so entitled to vote, voting together without regard to class, shall be required with respect to certain business combinations and share issuances. This provision of the Hach Articles is described above under "Description of the Hach Common Stocks - certain provisions of the Hach Certificate and By-laws; Delaware Antitakeover Provisions."

AMENDMENT OF CORPORATE CHARTER

          ETS. Under Indiana law, any amendment to the ETS Articles requires the affirmative vote of a simple majority of the holders of the outstanding shares of ETS Class A Common Stock and ETS Class B Common Stock voting together except for (i) certain amendments which may be made by the Board of Directors as provided by the IBCL or (ii) amendments which have the effect of altering the rights of a class of ETS Common Stock, in which case the holders of a majority of such class must also approve the amendment.

          HACH. Under Delaware law, the vote of a simple majority of the holders of the outstanding shares of capital stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class is required to effect an amendment of the Hach Certificate. The Hach Certificate alters this provision in certain respects. Any amendment to the provisions of Article Ninth of the Hach Certificate relating to super majority voting requires the affirmative vote of at least 80% of all outstanding shares of capital stock entitled to vote, voting together without regard to class. Under the DGCL the holders of Hach Class A Common Stock will be entitled to vote on proposals to change the par value of the shares, or alter or change the provisions, preferences, or special rights of the Hach Class A Common Stock, including the Class A Protection Provision, which may effect them adversely.

DISSENTERS' RIGHTS

          ETS. See the description of dissenters' rights provided to ETS shareholders by the IBCL above under "The Merger-Dissenters' Rights".

          HACH. Under Delaware law, a stockholder of Hach is generally entitled to receive payment of the appraised value of his capital stock if such stockholder dissents from a merger or consolidation. However, appraisal rights are not available in merger or consolidation transactions to holders of: (a) shares listed on a national stock exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 persons, or (b) shares of the corporation surviving a merger unless, in either case, holders of such stock are required by the terms of the merger or consolidation to accept anything other than: (i) shares of the surviving or resulting corporation; (ii) shares of stock of another corporation so listed or held of record by not fewer than 2,000 persons; and
(iii) cash in lieu of fractional shares of such corporations. Appraisal rights are not available for a sale of assets or an amendment to the certificate. Because shares of Hach Common Stock and Hach Class A Common Stock are listed on The NASDAQ Stock Market, Hach's stockholders are not, subject to such express exceptions, currently entitled to any rights of appraisal in connection with proposed mergers or consolidations involving Hach.

SPECIAL MEETINGS

          ETS. Under Indiana law and ETS' By-laws, a special meeting of the ETS shareholders may be called by the ETS Board of Directors or its President and shall be called by the President or Secretary of

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


ETS upon the written demand of a majority of the ETS Board of Directors or of the holders of not less than 25% of all of the outstanding shares of ETS entitled to vote at the meeting.

          HACH. Under Delaware law and the Hach By-laws, a special meeting of stockholders may be called only by the Chairman of the Board of Hach or by the Hach Board of Directors pursuant to a resolution adopted by a majority of the total number of the Board of Directors which Hach would have if there were no vacancies.

LIMITATION OF DIRECTOR LIABILITY IN CERTAIN CIRCUMSTANCES

          ETS. Section 23-1-35-1 of the IBCL provides that a director of ETS shall not be a liable for any action taken or not taken as a director except for liability arising out of any breach or failure to perform the duties of the director's office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interests of the corporation, which breach or failure constitutes willful misconduct or recklessness.

          HACH. Under Delaware law, absent a provision in the Hach Certificate to the contrary, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but will not be liable for simple negligence. As permitted by the DGCL, the Hach Certificate provides that a director (including an officer who is also a director) of Hach shall not be liable personally to Hach or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising out of (a) any breach of the director's duty of loyalty to Hach or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL or (d) any transaction from which the director derived an improper personal benefit. This provision protects Hach directors against personal liability for monetary damages from breaches of their duty of care. However, it does not eliminate the director's duty of care. For example, this provision in the Hach Certificate has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care.

INDEMNIFICATION AND INSURANCE

          ETS. Under Section 23-1-37-1 ET. SEQ. of the IBCL and as mandated by Article V, Section 3 of the ETS Articles, directors or officers, employees, and agents of ETS shall be indemnified against expenses, judgments, fines and actions, suits or proceedings, whether civil, criminal, administrative or investigative if (i) they are wholly successful with respect thereto; (ii) or if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of ETS, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful or had reasonable cause to believe their conduct was lawful; and (iii) any action or failure to act by the director or officer did not constitute willful misconduct or recklessness.

          Article V, Section 3(d) of the ETS Articles provides that ETS will not indemnify a director or officer (i) in a suit for an accounting of profits made from the purchase and sale of securities pursuant to the provisions of Section 16(b) of the Exchange Act or any similar federal, state or local statutory law; (ii) when payment is made under a valid and collectible insurance policy, subject to certain exemptions; and (iii) in a suit arising out of or based on actions attributable to the director or officer in which that person gained a personal profit or advantage they are not legally entitled to.

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

          A claim, action, suit or proceeding includes any claim, action, suit or proceeding that a person is threatened to be made a party to or is involved in, because he is or was a director, officer or employee of ETS (or was serving at the request of ETS as a director, trustee, officer, employee or agent or another entity) while serving in such capacity.

          Article V, Section 3(c) of the ETS Articles also provides that ETS shall pay expenses incurred in defending the proceedings specified above in advance of their final disposition. ETS may advance expenses to any director or officer only upon receipt of an undertaking by the indemnified party to repay all amounts, or appropriate portion thereof, so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified, or was not entitled to be fully indemnified.

          Article V, Section 3(h) of the ETS Articles provides that ETS may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless or whether ETS has the power or obligation to indemnify that person against such expense, liability or loss under the ETS Articles.

          The right to indemnification is not exclusive of any other right which any person may have or acquire by contract, or as a matter of law. Additionally, the obligations of ETS to indemnify a director or officer will survive the term of such person and any amendment to the ETS Articles.

          HACH. The DGCL provides that directors, officers and other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

          The Hach Certificate provides that Hach shall, to the fullest extent authorized by the DGCL, indemnify all persons it may indemnify. The Hach By-laws provide that indemnification in connection with a proceeding brought by such person will be permitted only if the proceeding was authorized by Hach's Board of Directors. The Hach By-laws also provide that Hach must pay expenses incurred in defending the proceedings specified above in advance of their final disposition provided that if so required by the DGCL, such advance payments for expenses incurred by a director or officer may be made only if he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

          Pursuant to the Hach By-laws, Hach may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Hach or another entity against any expense, liability or loss, regardless of whether Hach has the power or obligation to indemnify that person against such expense, liability or loss under the DGCL.

          The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of the Hach Certificate or By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

ANTITAKEOVER PROVISIONS

          ETS

          INDIANA CONTROL SHARE ACQUISITIONS STATUTE. Chapter 42 of the IBCL, the Indiana Control Share Acquisitions Statute, restricts the voting rights of certain shares ("control shares") that, except for Chapter 42 would have voting power, of an issuing public corporation that, when added to all other shares of such corporation owned by a person, would entitle that person, immediately after the acquisition of such shares, to exercise or direct the exercise of the voting power of such corporation in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting power; and (c) a majority or more of all voting power (a "control share acquisition"). The voting rights of such control shares are restricted to those rights granted by a resolution approved by the holders of a majority of the outstanding voting shares, excluding the voting shares owned by the acquiring shareholder and certain other "interested shares", including shares owned by officers of the issuing corporation and employees of the issuing corporation that are also directors of the issuing corporation.

          Chapter 42 does not apply to the acquisition of shares of an issuing public corporation if the acquisition is consummated (a) before January 8, 1986; (b) pursuant to a contract existing before January 8, 1986;
(c) pursuant to the laws of descent and distribution; (d) pursuant to a satisfaction of a pledge or other security interest created in good faith and not for the purposes of circumventing the statute; or (e) pursuant to a merger or plan of share exchange effected in compliance with IBCL Section 23-1-40 if the issuing public corporation is a party to the agreement of merger or plan of share exchange. Because ETS is not an "issuing public corporation" as defined in the Indiana Control Share Acquisitions Statute, Chapter 42 of the IBCL is not applicable to ETS or the Merger.

          INDIANA BUSINESS COMBINATION STATUTE. Chapter 43 of the IBCL, the Indiana Business Combination Statute, is similar, but not identical, to
Section 203 of the DGCL. Chapter 43 prohibits Indiana corporations from engaging in certain transactions (including mergers, consolidations, asset sales, liquidations or dissolutions, reclassifications, recapitalizations, disproportionate share conversions, loans, advances, other financial assistance, or tax benefits not received proportionately by all shareholders) (each, a "business combination") with a person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Indiana corporation (an "interested shareholder") for a period of five years after such person becomes an interested shareholder unless, prior to the date the interested shareholder becomes an interested shareholder, the board of directors of the Indiana corporation approves either the transaction in which such person becomes an interested shareholder or such business combination. Following the five-year moratorium period, the Indiana corporation may engage in certain business combinations with an interested shareholder only if, among other things, (a) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination or (b) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares. The Indiana Business Combination Statute does not apply to the Merger because Hach and HAC own no shares of ETS capital stock.

          OTHER PROVISIONS. The IBCL also specifically authorizes directors, in considering the best interests of an Indiana corporation, to consider the effects of an action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. Under the IBCL, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. In addition, the IBCL states that directors are not required to redeem any rights under, or render inapplicable, a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such change of control. The IBCL explicitly provides that the different or higher degrees of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed."

          In taking or declining to take any action or in making any recommendation to a corporation's shareholder with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith after reasonable investigation.

          Because of the foregoing provisions of the IBCL, the Board of Directors of a Indiana corporation will have flexibility in responding to unsolicited acquisition proposals, and accordingly it may be more difficult for an acquirer to gain control of the corporation in a transaction not approved by the Board.

          HACH

          DELAWARE BUSINESS COMBINATION STATUTE. Section 203 of the DGCL ("Section 203"), which applies to Hach, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in any merger, dispositions of 10% or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply if (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock plans; (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approves the business combination; or (d) certain competitive bidding circumstances.

          CLASS A PROTECTION PROVISION. The Hach Certificate contains a Class A Protection Provision as described above under "Description of the Hach Common Stocks - Class A Protection."

          SUPERMAJORITY VOTE ON CERTAIN ACTIONS. The Hach Certificate contains certain provisions which might be characterized as having the effect of discouraging certain attempts to acquire Hach as described above under "Description of the Hach Common Stocks - Certain Provisions of the Hach Certificate and By-laws; Antitakeover Provisions.

ACTION WITHOUT A MEETING

          ETS. Under Section 23-1-29-4 of the IBCL, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by written consent signed by all of the shareholders entitled to vote on such action.

          HACH. Section 228 of the DGCL permits any action required or permitted to be taken at a stockholder's meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or even prohibit stockholders' action without a meeting. The Hach Certificate does not restrict or prohibit stockholders' action without a meeting.

BY-LAWS

          ETS. Article VIII of the ETS By-laws provides that the power to amend the ETS By-laws is vested solely in the Board of Directors. This corresponds with IBCL Section 23-1-39-1 which provides that the board of directors have the exclusive power to amend by-laws unless the articles of incorporation provide otherwise.

          HACH. Section 109 of the DGCL places the power to adopt, amend or repeal by-laws in the corporation's stockholders, but permits the corporation, in its certificate of incorporation, also to vest such power with the board of directors. The Hach Certificate contains such a provision. Although the Board of Directors of Hach has been vested with such authority, Hach's stockholders' power to adopt, amend or repeal by-laws remains unrestricted.

PREEMPTIVE RIGHTS

        ETS. IBCL Section 23-1-27-1 provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. The ETS Articles of do not provide for any such preemptive rights.

          HACH. Under Section 102 of the DGCL, stockholders have no statutory preemptive rights unless a corporation's certificate of incorporation specifies otherwise. The Hach Certificate does not provide for any such preemptive rights.

DIVIDENDS

          ETS. The IBCL does not permit dividend distributions if, after giving effect to the proposed dividend, (a) the corporation would be unable to pay its debts as they become due in the ordinary course of business, or
(b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights (if any) of shareholders whose preferential rights are superior to those shareholders receiving the distribution.

          HACH. Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

ADDITIONAL INFORMATION CONCERNING HACH

RECENT DEVELOPMENTS

     SHARE REPURCHASE PROGRAM. On October 23, 1997, Hach announced that it intended to repurchase shares of Hach Class A Common Stock , as well as Hach Common Stock, as part of the stock repurchase program previously authorized by the Hach Board of Directors. Since October 23, 1997, Hach has repurchased 19,000 shares of Hach Class A Common Stock (at an aggregate price of $175,000) and 6,132 shares of Hach Common Stock (at an aggregate price of $77,570). As of March 2, 1998, Hach has the remaining authority to purchase up to approximately $240,000 of Hach Common Stocks in connection with that program. The shares may be purchased from time to time in the open market or in private transactions at prevailing market prices. In accordance with federal securities laws, Hach will make no purchases of Hach Common Stocks during the period that the Average Market Price of the Hach Common Stocks is being determined for purposes of the Merger.

     REPURCHASE OF LAWTER SHARES. On July 8, 1997, Hach completed the purchase of 3,157,223 shares of its then single class of common stock held by Lawter International, Inc., representing at that time approximately 27.38% of the issued and outstanding shares of common stock of Hach, for a purchase price of $19.00 per share pursuant to a Purchase and Standstill Agreement and Mutual Release dated as of June 26, 1997 (the "Purchase Agreement"). The Company used approximately $30 million of cash on hand, together with bank borrowings, to fund the $59,987,237 aggregate purchase price required by the Purchase Agreement.

     REVOLVING CREDIT AGREEMENT. In connection with the funding of the purchase of its shares from Lawter, Hach entered into an unsecured
$40 million revolving credit agreement with the Colorado National Bank dated as of July 7, 1997. Some or all of the cash proceeds required to be provided to the holders of ETS Class B Common Stock pursuant to the Merger Agreement may be borrowed by Hach under that revolving credit agreement.

     AUTHORIZATION AND ISSUANCE OF HACH CLASS A COMMON STOCK. On September 10, 1997, following approval by the Hach stockholders, Hach amended Article
Fourth of the Company's Restated Certificate of Incorporation to:
(i) authorize Hach Class A Common Stock, (ii) increase the number of authorized shares of capital stock of Hach from 25,000,000 to 45,000,000, consisting of 25,000,000 shares of Hach Common Stock and 20,000,000 shares of Hach Class A Common Stock; and (iii) establish the rights, powers and limitations of Hach Class A Common Stock. On October 2, 1997, Hach distributed as a dividend one share of Hach Class A Common Stock for each share of Hach Common Stock outstanding on September 22, 1997. A total of 8,226,581 shares of Hach Class A Common Stock were distributed on that date.

DIRECTORS AND OFFICERS


            NAME               AGE                POSITION WITH HACH
            ----               ---                ------------------
Kathryn Hach-Darrow            75      Chairman of the Board, Chief Executive
                                       Officer, and Director

Bruce J. Hach                  51      President and  Chief Operating Officer
                                       and Director

Gary R. Dreher                 45      Vice President, Treasurer and Chief
                                       Financial Officer and Director

Joseph V. Schwan               60      Director

Fred W. Wenninger              58      Director

John N. McConnell              58      Director

Linda O. Doty                  47      Director

Loel J. Sirovy                 58      Senior Vice President, Operations

Robert O. Case                 76      Secretary and General Counsel

Jerry M. Churchill             58      Vice President, Domestic Sales

Larry D. Thompson              53      Vice President, Ames Chemical Operations

Kenneth Ogan                   53      Vice President, Research and Development
                                       and Chief Technical Officer

Brian K. Bowden                32      Vice President, Information Services and
                                       Technology


     Kathryn Hach-Darrow has been active in the business of Hach since its inception. She has served on the Board of Directors and was responsible, prior to May 6, 1977, as Executive Vice President for certain of Hach's administrative and marketing matters. On May 5, 1977, the Board of Directors elected Mrs. Hach-Darrow President and Chief Operating Officer. On April 28, 1983, she was elected Vice Chairman of the Board of Directors and on February 28, 1986, she was elected Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee and Director, and has served in these capacities since that date.

     Bruce J. Hach, son of Kathryn Hach-Darrow, joined Hach November 1, 1970 and has served the Company in various capacities. From August 27, 1985 to February 28, 1986, he was an Assistant Vice President in charge of Human Relations. He was elected Senior Vice President as of February 28, 1986. On April 30, 1987, he was elected a Director and on August 27, 1987 he was elected Executive Vice President. In August 1988, he was elected President and Chief Operating Officer and has served in these capacities since that date.

     Gary R. Dreher joined Hach on January 17, 1977. He has held a variety of positions since then. In September 1985, he was named Controller. In August 1990, he was elected Vice President and Treasurer. He was named Vice President and Chief Financial Officer on November 22, 1994 and has served in that capacity since that date. He was elected a Director at the Hach Annual Meeting of Stockholders on August 30, 1994.

     Joseph V. Schwan has served as a Director of Hach since 1987. He is Chief Operating Officer and Executive Vice President of Standard Register Company, which he joined in August, 1991. Standard Register Company is a publicly held manufacturer and distributor of business forms.

     Fred W. Wenninger has served as a Director of Hach since 1990.
Mr. Wenninger is an independent businessman. From September, 1995 to June, 1997, he was the President and CEO of Key Tronic Corporation, a publicly held manufacturer of computer keyboards. From May, 1989 through December 1993 he was President, CEO and a director of Iomegea Corporation, a publicly held manufacturer of removable mass storage products for computers.

     John N. McConnell has been a director of Hach since 1990. Mr. McConnell is currently Chairman and President of Labconco Corporation, a laboratory equipment manufacturer, where he has served as President since 1981.

     Linda O. Doty has been a director of Hach since 1991. She is a Certified Public Accountant and partner in Doty & Associates, Certified Public Accountants, which she formed in January, 1990.

     Loel J. Sirovy joined Hach on October 19, 1972. He has held a number of management positions in Production and Human Relations. On September 1, 1985, he was elected Vice President of Instrument Operations. On April 28, 1989, he was elected Senior Vice President of Manufacturing. On August 25, 1992, he was elected Senior Vice President of Operations.

     Robert O. Case has been Secretary of Hach since May 29, 1968. He was named General Counsel to Hach on August 29, 1989. From September 1989 to February 1991, he was a shareholder of the Chicago, Illinois law firm of Schuyler, Roche & Zwirner and a member of its management committee. From February 1, 1991 to April 30, 1993, he was of counsel to Schuyler, Roche & Zwirner. Since May 1, 1993, Mr. Case has been of counsel to McBride Baker & Coles in Chicago. Mr. Case was a director of Hach from May 29, 1968, until his retirement as a Director effective at the August 30, 1994 Annual Meeting of Stockholders.

     Jerry M. Churchill joined Hach on December 1, 1977, as Marketing Manager of Carle Instruments, Inc., which was a wholly-owned subsidiary of Hach engaged in the manufacturing and sale of gas chromatographs. On April 2, 1981, he was elected Vice President of Carle Instruments, Inc. After Carle Instruments, Inc. was merged into Hach, Mr. Churchill was made Assistant Vice President of Chromatography Operations on September 18, 1983. On February 28, 1986, he was elected Vice President of Domestic Sales and Marketing. On February 27, 1990, he was elected Senior Vice President of Marketing and
Sales. On August 25, 1992, he was elected Senior Vice President of Domestic Sales. On August 24, 1993, he was named Senior Vice President of Sales. On August 29, 1995 he was named Vice President of Domestic Sales, and has served in that capacity since that date. Mr. Churchill was a Director of Hach from August 28, 1990, until his retirement as a Director effective at the August 29, 1995 Annual Meeting of Stockholders.

     Larry D. Thompson joined Hach on April 6, 1964. He has held a variety of positions in Chemical Operations. In April 1991, he was named Plant Manager of the Ames, Iowa facility. On August 25, 1992, he was elected Vice President of Ames Operations and has served in that capacity since that date.

     Kenneth Ogan joined Hach in February 1996 as Vice President of Research and Development and Chief Technical Officer and has served in that capacity since that date. He most recently served as Principal Scientist, Sales and Marketing Division and, prior to that, as Senior Manager, Advanced Technology Group for Hitachi Instruments, Inc., where he was employed from 1989 through January 1996. Prior to joining Hitachi Instruments, Inc., he was a Group Manager in Instrumentation and Research and Development for Perkin-Elmer, Inc.

     Brian K. Bowden joined Hach on January 4, 1988. He has held a number of management positions in Research and Development, Production, Marketing and Information Services. On January 7, 1997, he was elected Vice President of Information Services. On November 25, 1997 he was elected Vice President of Information Services and Technology and has served in that capacity since that date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 2, 1998 as to the beneficial ownership of outstanding shares by each person known by Hach to own beneficially more than 5% of the outstanding shares of each class of the Hach Common Stocks, by each director and named executive officer of Hach, and by all directors and executive officers of Hach as a group.

            NAME                                   HACH COMMON STOCK                HACH CLASS A COMMON STOCK
            ----                                   -----------------                -------------------------
                                                Number of           Percent          Number of           Percent
                                                 Shares                               Shares
Kathryn C. Hach-Darrow................      4,573,891(1)(2)          54.46       4,573,891(1)(2)          54.56%

Hach Company Employee Stock                   702,762(3)              8.37         702,762(3)              8.38
Ownership Plan and Trust..............

Bruce J. Hach.........................        166,148(2)(4)(5)        1.98         166,148(2)(4)(5)        1.98

Gary R. Dreher........................         40,925(2)(4)(6)         *            40,925(2)(4)(6)         *

Joseph V. Schwan......................         28,326(2)(4)            *            28,326(2)(4)            *

Fred W. Wenninger.....................         11,089(2)(4)            *            11,089(2)(4)            *

John N. McConnell.....................         18,545(2)(4)            *            19,246(2)(4)            *

Linda O. Doty.........................         19,432(2)(4)            *            19,423(2)(4)            *

All current executive officers and          5,037,467(2)(4)(7)       59.98       5,039,275(2)(4)(7)       60.11
directors as a group..................


____________________
less than 1%

(1) The shares listed in the table above opposite Kathryn Hach-Darrow's name include 927,291 shares held in Mrs. Hach-Darrow's name. The shares listed above also include 2,014,400 shares which are held in three trusts created by the late Clifford C. Hach and which Mrs. Hach-Darrow has the power as trustee to vote and dispose of, namely, the Kathryn C. Hach Marital Trust, the Clifford C. Hach Generation Skipping Trust, and the Clifford C. Hach Family Trust, all three of which Trusts were created under an agreement dated August 30, 1988, by Clifford C. Hach. Mrs. Hach-Darrow has the power to vote and dispose of the shares held in the Marital, Generation Skipping and Family Trusts. In addition, the shares listed above opposite Mrs. Hach-Darrow's name include 1,511,415 shares owned by C&K Enterprises, Ltd., as to which Mrs. Hach-Darrow and the Kathryn C. Hach Marital Trust have voting and investment powers, 120,782 shares owned by the Hach Scientific Foundation, a charitable foundation, and 3 shares allocated to Mrs. Hach-Darrow's account under the Employee Stock Ownership Plan
     (the "Hach ESOP"). Mrs. Hach-Darrow is President and a co-trustee of the Foundation and shares voting and investment powers with respect to the shares held by the Foundation. The business address of Mrs. Hach-Darrow is 5600 Lindbergh Drive, Loveland, Colorado 80537.

(2) Excludes 147,979 shares owned by the Hach Company 401(k) Plan. Hach through its board of directors has the power to vote such shares. In addition, the co-trustees of the 401(k) Plan share investment power with respect to those shares. Also excludes shares owned by the Hach ESOP, as to which Hach through its Board of Directors, and the Hach ESOP's co-trustees, have investment power. The co-trustees of each of the 401(k) Plan and the Hach ESOP are Randall A. Petersen, Gary R. Dreher and Loel J. Sirovy. The Hach ESOP as of March 2, 1998 held a total of 702,762 shares, all of which were allocated to the accounts of plan participants. Shares accrued to the individual accounts of Bruce J. Hach and Gary R. Dreher are reflected in the table above and the amounts of the shares being held in said individual accounts are given in footnotes 5 and 6 to the above table. See footnote 3 to the above table with reference to the power to vote ESOP shares.

(3) These shares are allocated to the accounts of the individual employees of Hach Company who are participants in the Hach ESOP, and who have the power to vote the shares. The Trustees and Hach have investment power over the stock held in the Plan. The business address of the ESOP is 5600 Lindbergh Drive, Loveland, Colorado 80537.

(4) The shares reported in the above table include shares of Hach Common Stocks which can be acquired within 60 days of March 2, 1998 through the exercise of options: Mr. Hach - 10,666 Common, 10,666 Class A; Mr. Dreher - 20,666 Common, 20,666 Class A; Mr. Schwan - 11,089 Common, 11,089 Class A; Ms. Doty - 11,089 Common, 11,089 Class A; Mr. McConnell - 11,089 Common, 11,089 Class A; and Mr. Wenninger - 11,089 Common, 11,089 Class A; and Directors and executive officers as a group - 140,270 Common, 140,270 Class A. Each individual's option shares are also included in the number of shares of Hach issued and outstanding for purposes of calculating the percentage ownership of each individual in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended. These persons also have options not exercisable within 60 days of March 2, 1998 by which they can acquire the following additional shares of Hach Common Stocks: Mr. Hach - 9,334 Common, 27,334 Class A; Mr. Dreher - 9,334 Common, 27,334 Class A; and Directors and executive officers as a group - 57,337 Common, 164,337 Class A. These shares are not included in the above table or in the percentage ownership calculations.

(5) Excludes 64,644 shares held by Robert O. Case and Bruce J. Hach as co-trustees of eight irrevocable trusts for the benefit of the grandchildren of Kathryn Hach-Darrow. Robert O. Case and Bruce J. Hach have shared investment and voting powers with respect to those shares. Three of the beneficiaries of the trusts are the children of Bruce J. Hach. Also excludes 206,400 shares held in separate shares in an irrevocable trust for the benefit of the grandchildren of Kathryn Hach-Darrow by Bank One - Loveland under an agreement dated June 30, 1975, between Kathryn Hach-Darrow and the late Clifford C. Hach as settlors, and The Northern Trust Company, as initial trustee. The Trust is being held for the benefit of the grandchildren of Kathryn Hach-Darrow and the late Clifford C. Hach, three of whom are the children of Bruce J. Hach. Also excludes 87,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and their spouses.

     Includes 5,612 shares held by the ESOP which are accrued to the account of Bruce J. Hach and which he has the right to direct the Plan trustee to vote.

(6) Includes 3,926 shares held by the Hach ESOP which are accrued to the account of Mr. Dreher and which he has the right to direct the Plan trustee to vote. Excludes an additional 698,836 shares owned by the Hach ESOP, for which Mr. Dreher as a co-trustee of the ESOP shares investment power.

(7) Includes the shares listed in the table above opposite Kathryn Hach-Darrow's name. Excludes (i) 144,300 shares held by Hach's 401(k) Plan for the individual accounts of employees, other than executive officers and directors of Hach, (ii) 678,700 shares held by the Hach ESOP, which are allocated to the individual accounts of employees other than executive officers or directors of Hach, (iii) 271,044 shares referred to in footnote 5 to the table above, and (iv) 87,047 shares held by a partnership composed of the children of Kathryn Hach-Darrow and the late Clifford C. Hach and their spouses, as to which Bruce J. Hach, the President and a Director of Hach, is a partner. If all the shares referred to in the preceding sentence were included, the shares beneficially owned by officers and directors as a group would be 6,220,366 Common and 6,221,866 Class A, and the percent of each class would be 74.05%, and 74.20%, respectively.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     See "Executive Employment Agreements" below for a description of certain transactions and business relationships involving management of Hach.

SUMMARY COMPENSATION TABLE

     The following table provides summary information concerning compensation paid by Hach to its Chief Executive Officer and each of the four other most highly compensated executive officers of Hach (hereafter referred to as the "Hach named executive officers") for the fiscal years ended April 30, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE


                                                                            Long Term Compensation
                                                                                    Awards
                                    Annual                                 --------------------------
                                 Compensation                              Securities
                                --------------            Other Annual     Underlying    All Other
Name and Principal Position     Year    Salary   Bonus   Compensation(1)   Options    Compensation(5)
---------------------------     ----    ------   -----   ---------------   ---------  ----------------
Kathryn Hach-Darrow             1997   $126,278 $     0          $     0           0          $21,324
 Chairman of the Board and      1996    126,089       0                0           0           20,237
 Chief Executive Officer        1995    126,004       0                0           0           18,049

Bruce J. Hach                   1997   $176,181       0                0       8,000           24,176
 President and Chief            1996    173,449       0                0      12,000           20,004
 Operating Officer              1995    160,280       0                0           0           17,513

Kenneth Ogan                    1997   150,666        0           17,449(4)    8,000           23,968
 Vice President and             1996    31,154        0                0      12,000                0
 Chief Technical Officer (3)    1995     ---          0                0           0                0

Loel J. Sirovy                  1997   134,412   15,750                0       8,000           27,824
 Senior Vice President,         1996   127,848        0                0      12,000           21,512
 Operations and Outbound        1995   122,285        0                0           0           18,312
 Marketing

Gary R. Dreher                  1997   128,585   14,375                0       8,000           25,286
 Vice President and             1996   119,877        0                0      12,000           18,397
 Chief Financial Officer        1995   109,774        0                0           0           15,366

------------------------

(1) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total annual salary and bonuses reported for any of the named executive officers, and is therefore not included.

(2) No named executive officer had any restricted stock holdings as of April 30, 1997. Hach has not granted any stock appreciation rights to any named executive officer. Kathryn Hach-Darrow does not participate in Hach's stock option plans.

(3)  Mr. Ogan became an executive officer of Hach in February 1996.

(4) Reimbursement for certain relocation expenses consistent with Hach's practice for similarly situated employees.

(5) The amounts reported as "All Other Compensation" include the following payments or accruals under Hach's benefit and incentive plans:

        (i) Company contributions during fiscal 1997 under Hach's Profit Sharing Plan (including Company contributions made pursuant to Section 401(k) of the Internal Revenue Code) as follows: K. Hach-Darrow $12,146 B. Hach $10,867, K. Ogan $10,867, L. Sirovy $13,867 and G.
     Dreher $13,022. Under the Plan, all domestic full time employees of Hach with six months of service are eligible to participate. Hach's annual contribution (after allocation of the matching contribution described below) is determined by the Board of Directors and is proportionately allocated to participants' accounts based on their annual compensation not in excess of $150,000. Participants' accounts attributable to Hach's contribution vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. The Profit Sharing Plan includes a voluntary salary reduction provision as authorized by Section 401(k) of the Internal Revenue Code. All employee contributions and any contributions by Hach that the Board of Directors determines are pursuant to Section 401(k), vest immediately. The Plan provides for a matching contribution in the form of company stock for all contributions by employees with one or more years of service in an amount of 50% of the employee's yearly contribution up to a maximum of 2% of the employee's yearly compensation. Matching contributions by Hach vest at the rate of 10% for each of the first four years of service and 20% for each of the next three years of service. All vested amounts allocated to the participants' accounts are distributable upon retirement at or after age 65, termination of employment, permanent disability or death.

       (ii) Company contributions during fiscal 1997 to the Employee Stock Ownership Plan ("ESOP") as follows: K. Hach-Darrow $4,079, B. Hach $4,657, L. Sirovy $4,657 and G. Dreher $4,373. All domestic full time employees of Hach with six or more months of service are eligible to participate in the ESOP. Hach's annual contribution to the ESOP is determined by the Board of Directors and is proportionately allocated to participants' accounts based on their annual compensation not in excess of $150,000. Participants' accounts in the ESOP vest at the rate of 10% for each of the participant's first four years of service with Hach and 20% for each of the participant's next three years of service. The ESOP invests primarily in Company stock. All amounts in the participants' accounts in the ESOP are distributable upon retirement at or after age 65, termination of employment, permanent disability or death.

      (iii) Imputed compensation under Group Term Life Insurance Program as follows: K. Hach-Darrow $5,099, B. Hach $1,152, K. Ogan $944, L. Sirovy $1,800 and G. Dreher $391. The program, which is generally available to all employees, provides coverage during employment equal to twice salary (with a maximum benefit of $250,000). The above amounts of premiums paid by Hach on behalf of named executive officers under the program represent amounts imputed as compensation to such executive officers under the Internal Revenue Code of 1986, as amended.

       (iv) Company contributions during the 1997 fiscal year to Hach's Deferred Compensation Plan as follows: K. Hach-Darrow $0, B. Hach $7,500, K. Ogan $7,500, L. Sirovy $7,500 and G. Dreher $7,500.
     Company contributions on behalf of eligible key employees under the Deferred Compensation Plan are determined on an annual basis in the sole discretion of the Plan's administration committee, which is appointed by the Board of Directors. The Deferred Compensation Plan also allows all eligible key employees to defer up to 25% of their base compensation and up to 100% of bonuses and certain other payments on a tax favored basis into a tax exempt trust pursuant to Internal Revenue Service guidelines. The employee accounts are invested by the Plan trustee in an investment fund as directed by the administration committee. The Deferred Compensation Plan is the result of March 1, 1995 amendment and reconstitution of Hach's Supplemental Executive Benefits Plan, which was first established in 1988. Compensation deferred under the Deferred Compensation Plan at the election of the named executives are included above in the category (e.g., salary, bonus) and year it would otherwise have been reported had it not been deferred.

     STOCK OPTIONS GRANTS IN LAST FISCAL YEAR

          Hach maintains the 1993 Stock Option Plan (the "Option Plan"). The Option Plan is administered by the Compensation Committee of Hach's Board of Directors which, in its sole discretion, determines the persons from among salaried, full-time employees owning less than five percent of Hach's outstanding stock to whom options, either incentive or non-incentive as defined in Section 422 of the Internal Revenue Code, will be granted and the terms and conditions of each grant within the limits imposed by the Option Plan. The following table provides information relating to options granted to the named executive officers during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                       Price Appreciation for Option Term
                                Individual Grants                                      ----------------------------------
                                -----------------
                              Number of    % of Total
                              Securities    Options
                              Underlying   Granted to
                               Options    Employees in    Exercise of
                               Granted      Fiscal        Base Price    Expiration
         Name                  (#)(2)        Year          ($/Sh)         Date         0%         5%             10%
         ----                  ------        ----          ------         ----         --         --             ---
Kathryn Hach-Darrow              0            --             --            --          --         --             --
Bruce J. Hach                  8,000         10.5%         $16.50       11/22/2001     $0       $36,480        $80,560
Kenneth Ogan                   8,000         10.5%         $16.50       11/22/2001     $0       $36,480        $80,560
Loel J. Sirovy                 8,000         10.5%         $16.50       11/22/2001     $0       $36,480        $80,560
Gary R. Dreher                 8,000         10.5%         $16.50       11/22/2001     $0       $36,480        $80,560
All Shareholders' Potential
  Realizable Value (3)                                                                 $0    50,621,000    111,866,000

-------------------------------
(1)  Based on 76,000 options granted to employees in fiscal 1997.

(2) Each option entitles the optionee to one share of Hach Common Stock and one share of Hach Class A Common Stock upon exercise.

(3) The potential realizable value to all shareholders at the stated appreciation rates is based on shares outstanding at November 22, 1996, assuming such shares were purchased for $16.50 on November 22, 1996 and held until November 22, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows information concerning the exercise of stock options by each of the named executive officers during fiscal 1997 and the value of all remaining exercisable options at April 30, 1997, on a pre-tax basis.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                           FISCAL YEAR-END OPTION VALUES

                                               Numer of Securities Underlying   Value of Unexercised In-the-
                                                  Options at 4/30/97(#)(2)     Money Options at 4/30/97($)(3)
                                                  ------------------------     ------------------------------
                        Shares      Value
                      Acquired on  Realized
    Name              Exercise(#)   ($)(1)      Exercisable   Unexercisable     Exercisable   Unexercisable
    ----              -----------  --------     -----------   -------------     -----------   -------------
Kathryn Hach-Darrow       0           $0                  0               0         $0             $0
Bruce J. Hach             0            0             18,000          12,000          0              0
Kenneth Ogan              0            0              4,000          16,000          0              0
Loel J. Sirovy            0            0             24,000          16,000          0              0
Gary R. Dreher            0            0             24,000          16,000          0              0

------------------------
(1) The value realized on exercise of stock options is calculated by subtracting the exercise price from the market value of Hach's Common Stock as of the exercise date.

(2) Each option entitles the optionee to one share of Hach Common Stock and one share of Hach Class A Common Stock upon exercise.

(3) The value of unexercised in-the-money options is equal to the market value of the Common Stock at April 30, 1997 ($14.50 per share) less the per share option exercise price multiplied by the number of exercisable options, as the case may be.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Each of the executive officers identified below has an employment agreement with Hach which comes into effect only upon a "Change of Control" of Hach (as defined in the agreement), and thereafter provides for continued employment of such individual for a three year term (which is automatically renewed annually for one year unless either party gives six months prior written notice of termination) (the "Employment Period") at an annual compensation rate, and with such employment benefits, as in effect at the time of the commencement of the Employment Period. The agreement, once triggered, further provides that, if the individual's employment is terminated by Hach (except for "cause" as defined in the agreement) or if the individual should resign under certain circumstances set forth in the agreements, the individual shall be entitled to certain payments described below. The executive officers who have these employment agreements are Messers. Hach, Sirovy, Churchill, Dreher, Thompson, and Ogan, and their current annual compensation rates range from $99,000 to $175,000.

     The Board of Directors believes that these agreements assure fair treatment of the executive officers in relation to their careers with Hach by assuring them of some financial security. The Agreements also protect the interests of Hach stockholders by encouraging the executive officers to continue their attention to their duties without distraction in a potentially disturbing circumstance and neutralizing any bias they might have in evaluating proposals for the acquisition of Hach.

     Under the agreements, upon the death of an executive officer, Hach is obligated to make payments to the beneficiary or representative of the deceased at a rate equal to one-half of the annual compensation rate in effect on the date of death, until the end of the term of the agreement, without reduction of any life insurance benefits payable directly to the deceased's beneficiaries or estate.

     If the executive officer's employment is terminated by Hach by reason of such individual's disability, Hach is obligated to pay a salary to such individual at the annual rate in effect upon termination for the remaining term of the agreement.

     The agreements entitle an executive officer to resign during the Employment Period if, without his consent in any circumstance other than his disability, his office in Hach or the geographical area of his employment should be changed. Upon such resignation, the individual is entitled to a lump sum payment equal to the aggregate cash compensation (based on the annual compensation rate in effect at the time of termination) which would have been payable to the individual over the remaining term of the agreement had it not been terminated, plus any other benefits which would have been payable to him during such period (including the fair market value of any stock options or other stock rights granted under any stock plans of Hach).

     Each agreement includes a covenant by the individual providing that, if the individual's employment terminates for any reason, the individual will not for a period of twelve months following the termination of his or her employment engage directly or indirectly in any competitive business, nor will the individual at any time following the termination use confidential information of Hach.

ADDITIONAL INFORMATION REGARDING ETS

DIRECTORS AND OFFICERS

             NAME                     AGE                 POSITION WITH ETS
             ----                     ---                 -----------------
Harry T. Stephenson                   68          Chairman of the Board and Director

John R. Gildea                        58          Director

Mark J. Stephenson                    39          President and Director

John P. Simon                         46          Executive Vice President and Secretary

Michael J. Strycker                   36          Vice President, Administration and Finance
                                                   and Treasurer

David A. N. Morris                    53          Vice President, Research

Kenneth A. Blake                      62          Vice President, Development

John L. Whetzell                      54          Vice President, Operations

James A. Demarest                     45          Vice President, Quality Assurance



Harry T. Stephenson founded ETS on September 1, 1985. Mr. Stephenson served as ETS' President from its inception until August of 1996. He is currently Chairman of the Board of Directors, a position he has held since ETS was founded. Harry T. Stephenson is the father of Mark J. Stephenson.

Mark J. Stephenson joined ETS on October 31, 1988, as Director of Market Development. On April 15, 1991, he was promoted to Vice President of Marketing and Sales. Mr. Stephenson was named Senior Vice President on January 1, 1995. He was named President in August of 1996 and also serves as a member of the Board of Directors.

John R. Gildea was an original member of ETS Board of Directors, and served as its Secretary. He joined ETS as a full time employee on September 30, 1991, as Vice President and General Counsel. Mr. Gildea served in these capacities until August 30, 1996. He remains a member of the ETS Board of Directors.

John P. Simon joined ETS in March of 1990 and is currently the Executive Vice President of ETS, overseeing Sales, Marketing, Customer Service, and Operations. He assumed this responsibility in February of 1997. Prior to that he was Vice President of Marketing and Sales. He served in various sales and marketing positions, including Director of these functions prior to his being named a Vice President in January of 1995. Before joining ETS, he was the Director of Sales Planning for Nabisco's Grocery Products Division in its New Jersey headquarters. He worked at Nabisco Brands for 13 years, beginning as a sales representative and ascending through multiple field sales and marketing positions in different locations throughout the U.S.

Michael J. Strycker joined ETS on May 18, 1994 as Director of Finance. On August 1, 1996 he was named Vice President of Finance and Administration and appointed Treasurer. He is a Certified Public Accountant and previously worked for Coopers & Lybrand L.L.P. for almost 11 years prior to joining ETS. He started as a staff accountant at Coopers & Lybrand L.L.P. and after several promotions, was an Audit Manager in charge of a variety of manufacturing and financial clients when he left that firm.

Kenneth A. Blake joined ETS on December 1, 1986, after serving for 22 years in the medical diagnostic arena with the Bayer Corporation in various capacities. His major focus of activity at both Bayer and ETS has been in the area of dry reagent strip technology. He is presently Vice President of Product Development.

David A. N. Morris joined ETS on August 5, 1996 as Vice President of Research. He is responsible for directing internal research activity towards new product concepts, and for identifying outside product and technology opportunities for maintaining ETS' product leadership position.

John L. Whetzell started at ETS in October of 1994 as a consultant in the area of Operations and Regulatory Compliance. In July of 1997 he accepted the full time position of Vice President of Operations.

James A. Demarest has an extensive background in quality systems management and joined ETS on November 6, 1996 as Director of Quality Assurance. On June 2, 1997, he was promoted to the position of Vice President of Quality Assurance. Prior to joining ETS, he worked for many years in the aerospace industry for Allied Signal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 1998 as to the beneficial ownership of outstanding shares of ETS Common Stocks by each person known by ETS to own beneficially more than five percent of the outstanding shares of each class of ETS Common Stocks, by each director and ETS named executive officer (as defined below), and by all current directors and executive officers of ETS as a group:

             NAME              ETS CLASS A COMMON STOCK    ETS CLASS B COMMON STOCK
             ----              ------------------------    ------------------------
                                 Number of    Percent        Number of     Percent
                                  Shares                      Shares
Harry T. Stephenson(1)........      --          --            476,756        68.87%

Environmental Test Systems                                       --            --
Inc. Employee Stock
 Ownership Plan and Trust(1)..    231,304       100%

John  R. Gildea(1)............      --          --            125,472        18.13%

Robert C. Boguslaski(1).......      --          --             90,000        13.00%

Mark J. Stephenson............      --          --               --            --

John P. Simon(2)..............        227        *               --            --

Kenneth A.  Blake(2)..........        245        *               --            --

David A.N.  Morris............      --          --               --            --

All current executive officers        775        *            602,228        87.00%
 and directors as a group.....

----------------------
*less than 1%

(1) The business address for each of Harry T. Stephenson, the ETS ESOP and John Gildea is c/o Environmental Test Systems, Inc., 23575 County Road 106, P.O. Box 4659, Elkhart, Indiana 46514-0659. The business address for Robert C. Boguslaski is c/o Serim Research Corporation, 23565 Reedy Drive, Elkhart, Indiana 46514.

(2) Represents shares allocated under the ETS ESOP in 1996. Allocations for 1997 are not calculable at this time.

SUMMARY COMPENSATION TABLE

     The following table provides summary information concerning compensation paid by ETS to its Chief Executive Officer and each of the four other most highly compensated executive officers of ETS (hereafter referred to as the "ETS named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                                                                                  Long Term Compensation
                                                                                                         Awards(2)
                                              Annual                                          ------------------------------
                                           Compensation                                       Securities
                                         ----------------                  Other Annual       Underlying       All Other
Name and Principal Position              Year      Salary       Bonus     Compensation(1)     Options        Compensation(3)
---------------------------              ----      ------       -----     ---------------     -------        ---------------
Harry T. Stephenson                      1997     $ 95,004    $      0       $  1,707               0            $     0
     Chairman of the Board               1996      152,946      60,000          3,451               0              5,510
                                         1995      178,358     160,000          2,923               0              9,240

Mark J. Stephenson                       1997      132,802           0          4,035               0             38,300
     President                           1996      103,100      60,000          8,821               0              5,510
                                         1995       86,643      80,000          9,111               0              9,240

John P. Simon                            1997       97,636           0              0               0                  0
     Executive Vice President            1996       84,890      22,000              0               0              7,279
     and Secretary                       1995       80,080      15,000              0               0              4,805

Kenneth A. Blake                         1997       88,643           0              0               0                  0
     Vice President of                   1996       86,242      12,000              0               0              9,115
     Product Development                 1995       82,888      12,000              0               0              8,600

David A.N. Morris                        1997       82,508           0              0               0                  0
     Vice President of                   1996       31,858       5,000          6,950               0                  0
     Research                            1995            0           0              0               0                  0



 (1) Includes tax return preparation fees and life insurance premiums of $3,000 per year on a policy on Mark J. Stephenson's life, the beneficiary of which is his wife. Also included is the value of health insurance provided during the time ETS was an S Corporation and such amounts were required to be included in shareholders compensation for tax purposes. The amount for 1996 for David A.N. Morris represents moving and relocation expenses paid by ETS. The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or ten percent of the total annual salary and bonuses reported for any of the named executive officers, and is therefore not included.

(2) No named ETS executive officer had any restricted stock holdings as of December 31, 1997. ETS has not granted any stock appreciation rights to any named executive officer.

(3) The amounts reported as "All Other Compensation" include the following payments or accruals under ETS' benefit and incentive plans: (i) ETS contributions during 1996 and 1995 to ETS 401(k) Profit Sharing Plan were as follows: Harry T. Stephenson $5,510 and $9,240, Mark J. Stephenson $5,510 and $9,240, John P. Simon $3,939 and $4,805 and Kenneth A. Blake $5,510 and $8,600, respectively; (ii) ETS contributions during 1996 to ETS ESOP were as follows: John P. Simon $3,340, and Kenneth A. Blake $3,605 (contributions for 1997 are not calculable at this time); and (iii) Amounts accrued during 1997 for the benefit of Mark J. Stephenson under the Environmental Test Systems, Inc. Make-Up Benefit Plan were $38,300.

EXECUTIVE EMPLOYMENT AGREEMENT

     ETS has an employment agreement with Harry T. Stephenson which provides for a term of one year renewable automatically for successive one-year terms at a current annual salary of $95,000. This agreement will be terminated effective at the Effective Time of the Merger.

STOCK OPTIONS GRANTS IN LAST FISCAL YEAR

     ETS issued no options in its last fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     No ETS options were exercised in its last fiscal year nor were any unexercised options outstanding at December 31, 1997.

CERTAIN TRANSACTION AND BUSINESS RELATIONSHIPS

     Harry T. Stephenson, Chairman of ETS, owns 25.7%, Mark J. Stephenson, President of ETS, owns 5%, and John P. Simon, Executive Vice President and Secretary of ETS, owns 3% of Serim Research Corporation ("Serim"). Serim is a customer of ETS as well as a competitor in the medical market. Sales to Serim by ETS for the last three years were: 1997 - $386,560, 1996 - $584,371 and 1995 - $678,754.

     See "Additional Information Regarding ETS -- Executive Employment Agreement" above, for a description of ETS's employment with Harry T. Stephenson.

     ETS provides the Environmental Test Systems, Inc. Make-Up Benefit Plan for the benefit of Mark J. Stephenson. The purpose of this plan is to provide Mark Stephenson with benefits comparable to those he would receive under the ETS ESOP were he eligible to participate in that plan. See, "Additional Information Concerning ETS -- Summary Compensation Table" above with respect to amounts paid to Mark Stephenson under this plan.

     On July 31, 1996, the ETS ESOP purchased then existing ETS common stock for the amounts shown from Harry T. Stephenson ($47,500), John R. Gildea ($1,809,077), Horace B. Moyer, Trustee, u/d/t/dated February 4, 1994, f.b.o. Horace B. Moyer ($517,563), Robert B. Moyer ($206,428), and Gary L. Moyer ($206,428).

     ETS owes an aggregate principal amount of $4,445,000 as of December 31, 1997 to former and current stockholders, including Harry T. Stephenson ($2,311,400), and John Gildea ($1,333,500) and Robert C. Boguslaski ($400,050). These amounts are payable pursuant to subordinated notes issued to each such person by ETS payable in quarterly installments through July 31, 2006. The notes are collaterized by certain assets of ETS pursuant to a security agreement and are subordinated to the ETS ESOP Note.

     ETS is a party to a Resignation and Release Agreement dated July 31, 1996 with John R. Gildea. Pursuant to the terms of that agreement, ETS has agreed to allow Mr. Gildea to continue his coverage under ETS' medical, dental and participating life insurance, at his expense, so long as he continues as a director of ETS and is eligible to participate as such. The agreement further provides that if Mr. Gildea ceases to be a director of ETS as a result of his removal, failure to be reelected or resignation on account of incapacity or disability, ETS will pay Mr. Gildea the amount he pays for health coverage for himself and his wife (up to a maximum of $333.33 a month), until his death or until he is covered under an employer-provided health plan or Medicare. Finally, the agreement provides that Mr. Gildea will be paid $500 for each meeting of the Board of Directors of ETS (which he attends in person or by telephone) and $15,500 as a severance payment on the last day of his employment with ETS.


                                    EXPERTS

       The consolidated financial statements and schedules of Hach and subsidiaries for each of the three years in the period ended April 30, 1997 incorporated in this Proxy Statement/Prospectus have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

       The consolidated financial statements of ETS and subsidiary as of and for the year ended December 31, 1997 included in this Proxy
Statement/Prospectus have been included herein in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

       With respect to the unaudited interim financial information of Hach for the periods ended in the Quarterly Reports on Form 10-Q for the quarters ended July 31, 1997, October 31, 1997 and January 31, 1998, incorporated by reference in this Proxy Statement/Prospectus, the independent accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company's quarterly reports on Form 10-Q for the quarters ended July 31, 1997, October 31, 1997 and January 31, 1998, and incorporated by reference herein, states that they did not audit and they do not express an opinion of that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Act.

                             CERTAIN LEGAL MATTERS

       The legality of the Hach Common Stocks to be issued in connection with the Merger are being passed upon for Hach by McBride Baker & Coles, counsel to Hach. Robert O. Case, of counsel to McBride Baker & Coles, is Secretary and General Counsel of Hach. As of March 1, 1998, Mr. Case and partners and associates at McBride Baker & Coles owned an aggregate of 31,425 shares of Hach Common Stock and 31,075 shares of Hach Class A Common Stock.

  Certain of the tax consequences of the Merger to ETS shareholders (see "The Merger-Certain Federal Income Tax Consequences") are being passed upon by Krieg DeVault Alexander & Capehart, counsel to ETS. As of March 1, 1998, partners and associates at Krieg DeVault Alexander & Capehart owned no shares of ETS Common Stocks.

             ENVIRONMENTAL TEST SYSTEMS, INC. AND SUBSIDIARY YEAR ENDED
                                 DECEMBER 31, 1997


                                  CONTENTS



                                                                 Pages
                                                                 -----
Report of Independent Accountants                                 F-1

Consolidated Financial Statements:
  Consolidated Balance Sheet                                      F-2
  Consolidated Statement of Income                                F-3
  Consolidated Statement of Stockholders' Equity (Deficiency)     F-4
  Consolidated Statement of Cash Flows                            F-5
  Notes to Consolidated Financial Statements                      F-6-F-13

                         REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors of
  Environmental Test Systems, Inc.:

We have audited the accompanying consolidated balance sheet of Environmental Test Systems, Inc. and subsidiary as of December 31, 1997, and the related consolidated statements of income, stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Environmental Test Systems, Inc. and subsidiary as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note J to the consolidated financial statements, on January 21, 1998 the Company entered into an Agreement and Plan of Merger whereby the Company will be acquired and become a wholly owned subsidiary of Hach Company.


                                                  COOPERS & LYBRAND L.L.P.


South Bend, Indiana
February 6, 1998


                                                                        Page F-1

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 1997

                                       ASSETS
  Current assets:
     Cash and temporary/cash investments                          $ 1,559,815
     Receivables, net of allowance for doubtful
      receivables of $25,000                                        1,315,410
     Refundable income taxes                                          141,000
     Inventories                                                    1,217,602
     Deferred income taxes                                             88,000
     Other current assets                                              50,828
                                                                  -----------
          Total current assets                                      4,372,655
                                                                  -----------

  Property, plant and equipment:
     Land                                                             103,200
     Building and improvements                                      1,760,460
     Equipment                                                      2,631,272
     Vehicles                                                          31,306
     Construction in process                                          396,730
                                                                  -----------
                                                                    4,922,968
          Less, Accumulated depreciation                            2,061,563
                                                                  -----------

               Property, plant and equipment, net                   2,861,405
                                                                  -----------
  Intangibles, net of accumulated amortization of $27,922              70,375
                                                                  -----------

          Total assets                                            $ 7,304,435
                                                                  -----------
                                                                  -----------

                      LIABILITIES AND STOCKHOLDERS' DEFICIENCY

  Current liabilities:
     Current maturities of long-term debt                         $ 1,076,027
     Accounts payable                                                 350,119
     Accounts interest payable                                         97,976
     Account income taxes                                              24,073
     Accrued wages, taxes and other                                   279,931
                                                                  -----------

          Total current liabilities                                 1,828,126

  Long-term debt, less current maturities                           6,406,922
  Deferred income taxes                                                59,000
  Accrual for non-qualified pension plan                               38,300
                                                                  -----------

          Total liabilities                                         8,332,348
                                                                  -----------

     Commitments and contingent liabilities (Notes F, G and I)

  Stockholders' deficiency:
     Common stock, Class A, no par value; authorized
  300,000 shares, issued and outstanding 231,304 shares                25,545
     Common stock, Class B, no par value; authorized
  1,000,000 shares, issued and outstanding 692,228 shares              57,455
     Paid-in capital                                                   21,317
     Retained Earnings                                              1,603,275
Unearned Employee Stock Ownership Plan shares, 198,536 shares
     of Class A common stock                                       (2,735,505)
                                                                  -----------
          Total stockholders' deficiency                           (1,027,913)
                                                                  -----------
          Total liabilities and stockholders' deficiency          $ 7,304,435
                                                                  -----------
                                                                  -----------

THE ACCOMPANYING NOTES ARE A PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.
                                                                       Page F-2

CONSOLIDATED STATEMENT OF INCOME
AS OF DECEMBER 31, 1997

Net sales:
  Related party                                                    $  386,560
  Other                                                            10,701,551
                                                                   ----------

                                                                   11,088,111

  Cost of sales                                                     4,359,450
                                                                   ----------

       Gross profit                                                 6,728,661

Research and development expenses:                                  1,023,705

Marketing expenses                                                  1,902,651

General and administrative expenses                                 1,545,794
                                                                   ----------

       Income from operations                                       2,256,511

Interest expense                                                     (641,485)

Other income, net                                                      76,408
                                                                   ----------

       Income before income taxes                                   1,691,434

Income taxes                                                          656,000
                                                                   ----------

       Net income                                                  $1,035,434
                                                                   ----------
                                                                   ----------


                                                                       Page F-3

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                                          UNEARNED
                                                                                          EMPLOYEE             TOTAL
                                 CLASS A        CLASS B                                     STOCK          STOCKHOLDERS'
                                  COMMON        COMMON       PAID-IN      RETAINED        OWNERSHIP           EQUITY
                                  STOCK          STOCK       CAPITAL      EARNINGS       PLAN SHARES       (DEFICIENCY)
                                ----------     ---------     -------     ----------     ------------      -------------
 Balance, January 1, 1997       $   25,545     $  57,455     $   -       $  573,418     $ (3,054,205)     $  (2,397,787)

   Net Income                        -              -            -        1,035,434            -              1,035,434

 Dividends on allocated
   Class A shares ($.96 per
   share)                            -              -            -           (5,577)           -                 (5,577)

 Common stock committed to
   be released for
   allocation to Employee
   Stock Ownership Plan
   participants; 23,130,
   shares of Class A common
   stock                             -              -         21,317            -            318,700            340,017
                                                             -------      --------       -----------       ------------

 Balance, December 31, 1997     $   25,545     $  57.455      21,317     $1,603,275     $ (2,735,505)     $  (1,027,913)
                                ----------     ---------     -------     ----------     ------------      -------------
                                ----------     ---------     -------     ----------     ------------      -------------

THE ACCOMPANYING NOTES ARE A PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.


                                                                       Page F-4

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1997

Cash flows provided by (used in) operating activities:           $  1,035,434
  Net income
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                     371,318
     Amortization of intangibles                                       11,408
     Provision for non-qualified pension plan                          38,300
     Loss on sale of equipment                                          7,361
     Deferred income taxes                                            (18,000)
     Contributions to Employee Stock Ownership Plan                   334,440
     Other                                                             (2,153)
     (Increase) decrease in current assets:
       Receivables                                                    370,388
       Refundable income taxes                                        (32,300)
       Inventories                                                    522,609
       Other current assets                                           (12,533)
     Increase (decrease) in current liabilities:
       Accounts payable                                              (175,443)
       Other current liabilities                                     (136,835)
                                                                   ----------

          Net cash provided by operating activities                 2,313,994
                                                                   ----------

Cash flows provided by (used in) investing activities:
  Proceeds from sale of equipment                                       3,807
  Purchase of property, plant and equipment                          (647,342)
  Increase in intangibles                                             (20,988)
                                                                   ----------

       Net cash (used in) investing activities                       (664,523)
                                                                   ----------

Cash flows (used in) financing activities:                           (849,368)
                                                                   ----------
  Payments of long-term debt

       Increase in cash and temporary cash investments                800,103

Cash and temporary cash investments:
  Beginning of year                                                   759,712
                                                                   ----------

  End of year                                                      $1,559,815
                                                                   ----------
                                                                   ----------

Supplemental cash flow information:
  Cash paid during the year for:
     Interest                                                       $ 679,557
     Income taxes                                                     693,627
Noncash investing and financing activities:
  Property, plant and equipment additions included
   in accounts payable                                                 66,810

THE ACCOMPANYING NOTES ARE A PART OF THE CONSOLIDATED FINANCIAL STATEMENTS.
                                                                       Page F-5

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

     Environmental Test Systems, Inc. ("ETS") is primarily involved in developing and manufacturing chemical test systems for water quality, automotive and industrial applications. ETS sells its products worldwide.

       PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of ETS and its wholly owned subsidiary, ETS International, Inc., a foreign sales corporation (individually and collectively referred to as the "Company"). All intercompany accounts and transactions have been eliminated in the consolidated financial statements.

       USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CONCENTRATIONS OF CREDIT RISKS - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and non-collateralized trade receivables. At December 31, 1997, the Company's temporary cash investments were all with one financial institution. This represents a potential credit risk, since amounts on deposit are in excess of federally insured limits. The Company has four customers which accounted for approximately 32% of net sales for the year ended December 31, 1997. The largest of these customers accounted for approximately 13% of net sales in 1997.

       REVENUE RECOGNITION AND EXPORT SALES - Revenue from product sales is recognized at time of shipment. Potential credit losses are provided currently through the allowance for doubtful receivables and actual credit losses are charged to the allowance when incurred. Export sales aggregated $2,308,800 for the year ended December 31, 1997.

       CASH AND CASH EQUIVALENTS - For purposes of the consolidated statements of cash flows, cash and temporary cash investments include cash, cash investments and highly liquid investments with original maturities of three months or less.

       INVENTORY VALUATION - Inventories are stated at cost, determined under the first-in, first-out method, which is not in excess of market.

       PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives as follows: buildings and improvements 15 - 39 years; equipment 3 to 7 years and vehicles 3 to 5 years. Upon sale or retirement of property, plant and equipment, the asset cost and related accumulated depreciation is removed from the accounts and any resulting gain or loss is included in income. Expenditures for maintenance and repairs are charged to operations as incurred. Betterments and major renewals are capitalized and recorded in the appropriate asset accounts.


                                                                       Page F-6

A.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONCLUDED.

       INTANGIBLES - Patents and trademarks are recorded at cost and amortized on a straight-line method over the estimated useful lives of the intangibles up to 17 years.

       INCOME TAXES - Deferred federal income taxes are determined using the liability method.

B.   RECAPITALIZATION AND REVOCATION OF S-CORPORATION STATUS.

     On July 30, 1996, the Board of Directors of ETS adopted a plan of recapitalization and terminated ETS's S-Corporation status under the Internal Revenue Code, both actions effective as of July 31, 1996.

     In connection with the plan of recapitalization, the Company's Articles of Incorporation were amended and restated to create two new classes of common Stock, Class A and Class B. Three hundred thousand (300,000) shares of Class A Common Stock and one million (1,000,000) shares of Class B Common Stock were authorized for issuance. The Class A Common Stock may only be held by the newly created Environmental Test Systems, Inc. Employee Stock Ownership Plan and Trust ("ESOP"). See Note G.

     Both classes of common Stock have the same rights, powers and privileges with the exception of the dividend feature of the Class A Common Stock. The holders of the Class A Common Stock are entitled to receive quarterly dividends for five years commencing August 1, 1996 and ending July 31, 2001. The dividend is cumulative and payable at 7% of the fair market value of the Class A Common Stock effective July 31, 1996, or $3,186,996. No dividends may be paid on the Class B Common Stock unless all dividends payable on the Class A Common Stock have been paid. Effective August 1, 2001, each outstanding share of Class A Common Stock shall be automatically converted into one (1) share of Class B Common Stock.

C.   INVENTORIES.

     Inventories as of December 31, 1997 consist of the following:

            Raw materials                         $  708,276
            Work-in-process                          168,611
            Finished goods                           340,715

                Total                             $1,217,602
                                                  ----------


                                                                       Page F-7

D.   SHORT-TERM BORROWINGS.

     At December 31, 1997, the Company has a $750,000 working capital bank line of credit available at the bank's prime rate. The line of credit, which is payable on demand and expires April 30, 1998, is collateralized by receivables, inventories and equipment. There were no outstanding borrowings under this line of credit as of December 31, 1997.

     The line of credit is part of a general loan and security agreement (the "Loan Agreement") which also includes all long-term bank debt (see Note
     E). The Loan Agreement contains, among other provisions, certain restrictive covenants including maintenance of a current ratio, minimum debt coverage ratio and tangible net worth.

E.   LONG-TERM DEBT.
     Long-term debt as of December 31, 1997 consists of the following:

     ESOP note payable between the ESOP and the bank,
       payable in quarterly installments of $79,675 plus
       interest. The ESOP has the discretion of paying
       interest based on 60 day LIBOR, 90 day LIBOR or 180
       day LIBOR contracts plus 1.6%, or the bank's prime
       rate (weighted average interest rate of 7.5% at
       December 31, 1997). Final maturity is July 31, 2006,
       collateralized by substantially all the assets of the
       Company, a pledge of unallocated Class A Common stock
       held in suspense and a guaranty by the Company to
       the bank.                                                 $2,788,621

     Note payable, bank, payable in monthly installments
       of $1,889 plus interest at the bank's prime rate
       (8.5% at December 31, 1997), final maturity in
       December 1998, cross-collateralized with above
       note payable.                                                249,328

     Subordinated notes payable to former and current
       stockholders, payable in quarterly installments
       of $127,000 plus interest at the prime rate of
       interest as quoted and announced by NBD Bank,
       Elkhart, Indiana (8.5% at December 31, 1997),
       final maturity July 31,2006, collateralized by
       certain assets pursuant to a Security Agreement,
       subordinated to the ESOP note.                             4,445,000
                                                                 ----------

               Total                                              7,482,949

       Less, Current maturities                                   1,076,027
                                                                 ----------

               Long-term debt                                    $6,406,922
                                                                 ----------
                                                                 ----------

Annual maturities of long-term debt are as follows: 1998 - $1,076,027; 1999 - $826,700; 2000 - $826,700; 2001 - $826,700 and 2002 - $826,700.

The long-term debt obligations are subject to the provisions and restrictive covenants under the Loan Agreement described in Note D.


                                                                       Page F-8

F.   PROJECT FUNDING AND CONTINGENT LIABILITY.

     On December 12, 1986, the Company entered into an agreement (the "Funding Agreement") with Indiana Corporation for Science and Technology, now known as the Corporation for Business Modernization and Technology ("CBMT"). The Funding Agreement provided for up to $626,200 of funds from CBMT in installments over the period January 1, 1987 through June 30, 1989. The funds were used for research and development expenses, acquisition of equipment and other expenditures directly relating to specific projects (the "Project") approved for funding by CBMT.

     The Funding Agreement with CBMT provides that the Company will pay CBMT six percent (6%) of the gross revenues received by the Company from the sale, licensing or other commercial exploitation of products, processes and/or technologies derived in whole or in part from the use of the funds or developed pursuant to the Project until CBMT has received twice the amount of its payments to the Company under this Funding Agreement.

     The Company received the maximum funds available under the Funding Agreement ($626,200), and accounted for the funds received from CBMT as income in the periods the funds were received (which corresponds to the periods in which Project expenditures were made).

     During the year ended December 31, 1997, the Company had net sales of $1,689,451 which were subject to the six percent royalty and, accordingly, the Company recognized $101,367 of royalty expense.

     As of December 31, 1997, the Company has a maximum liability to CBMT aggregating $537,474. The liability is not reflected on the Company's consolidated balance sheets, and is contingent upon future gross revenues from the Project which are subject to the six percent royalty payments.

G.   EMPLOYEE BENEFIT PLANS.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST ("ESOP")

     Effective August 1, 1996, the Company established the ESOP for the benefit of the Company's employees who meet certain eligibility requirements including having completed 1,000 hours of credited service during the ESOP plan year. The ESOP trust acquired 231,304 shares of Class A Common Stock with the proceeds of a bank loan that is guaranteed by the Company and is recorded in the Company's consolidated balance sheets.

     The Company's contributions to the ESOP, plus dividends paid on the shares of Class A Common stock held by the ESOP, are used to repay the loan principal and interest. As the ESOP debt is repaid, shares of the Company's Class A Common Stock are released from col-


                                                                       Page F-9
     lateral and allocated to qualified ESOP participants based on the proportion of principal paid during the period to the original loan amount. The Company accounts for the ESOP in accordance with American Institute of Certified Public Accountants Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." Accordingly, the debt of the ESOP is recorded as debt in the Company's consolidated balance sheets and the unallocated shares pledged as collateral are reported as a reduction of stockholders' equity in the consolidated balance sheets. As shares are committed for release from collateral, the Company records compensation expense equal to the fair value (as determined annually by an independent valuation firm) of the released shares, except for the released shares used to pay the dividend declared on the allocated shares which is charged to dividends payable. Dividends on allocated shares are reported as a reduction of retained earnings. Compensation expense related to the ESOP was $334,440 for the year ended December 31, 1997. Contributions to the ESOP for terminated vested participants were $1,423 for the year ended December 31, 1997.

     Following is a summary of shares held by the ESOP trust as of December 31, 1997:

          Allocated shares                                      28,913
          Shares committed to be released                        3,855
          Unreleased shares                                    198,536
                                                            ----------

          Total ESOP shares                                    231,304
                                                            ----------
                                                            ----------

          Fair value of unreleased shares at December 31,
          1997 (based on the most recent valuation)         $2,918,479
                                                            ----------
                                                            ----------

     All shares acquired by the ESOP are subject to a put option exercisable by participants upon death, disability, retirement or separation from service. The put option provides that a participant has the right to require the Company to purchase the participant's vested shares at their fair market value as determined by the most recent independent valuation. The participant can elect to exercise the put option in the year following separation from service. The market value will then be determined by the independent valuation performed at the end of THE year in which the separation from service occurred. The fair value of shares vested and subject to the repurchase obligation is $85,004 as of December 31, 1997.

     401(k) PROFIT SHARING PLAN

     The Company has a 401(k) profit sharing plan covering substantially all its employees. The Plan is a defined contribution plan under which employees may voluntarily contribute a percentage of their compensation. The plan also permits the Company to make discretionary contributions as the Board of Directors determines by resolution adopted before the end of the year. The Company made no profit sharing plan contribution for the year ended December 31, 1997.


                                                                      Page F-10

G.   EMPLOYEE BENEFIT PLANS, CONCLUDED.

     NON-QUALIFIED PENSION PLAN

     On August 31, 1997, the Board of Directors of the Company approved the Environmental Test Systems, Inc. Make-Up Benefit Plan (the "Plan"), a non-qualified pension plan with an effective date of January 1, 1996. The Plan covers the President of the Company who is not eligible to participate in the ESOP. The purpose of the Plan is to provide the President with benefits that are equal in value to the benefits that would have accrued to him if he were a participant in the ESOP.

     The amount of the benefits under the Plan for each year is determined by calculating the number of shares the President would have received had he been a participant in the ESOP. The number of shares are then multiplied by the fair value of the shares as of the most recent valuation date. Benefits under the Plan are payable at the same time and under the same methods as are prescribed by the ESOP, except that benefit payments will be grossed-up to pay the personal income taxes on the distribution to the President. Expense under the Plan was $38,300 for the year ended December 31, 1997.

H.   INCOME TAXES.

     Income taxes for the year ended December 31, 1997 consist of the following:

               Federal:
                 Current                                   $  538,000
                 Deferred                                     (18,000)
                                                           ----------

                                                              520,000
               State                                          136,000
                                                           ----------

                 Total                                     $  656,000
                                                           ----------
                                                           ----------

The provisions for income taxes differ from the expected amounts (computed by applying the federal statutory corporate income tax rate of 34% to income before income taxes) as follows:

               Computed statutory provisions               $  575,100
               Increases (decreases) resulting from:
                 State income taxes, net of federal
                 incomes tax benefit                           89,800
               Foreign Sales Corporation subject to
                      lower tax rate                          (34,100)
               Research and experimentation credit            (19,700)
                 Non-deductible merger related
                 expenses                                      33,800
               Other, net                                      11,100
                                                           ----------

               Total                                       $  656,000
                                                           ----------
                                                           ----------


                                                                      Page F-11

H.   INCOME TAXES, CONCLUDED.

The components of the net deferred tax asset and liability at December 3l, 1997 were as follows:

               Deferred tax asset:
                 Allowance for doubtful receivables         $   8,500
                 Inventories                                   40,000
                 Accrued liabilities                           39,500
                                                            ---------

                      Deferred tax asset                    $  88,000
                                                            ---------
                                                            ---------

               Deferred tax liability (asset):

                 Depreciation                               $  86,000
                 Unearned ESOP shares                         (18,100)
                 Other, net                                    (8,900)
                                                            ---------

                      Deferred tax liability                $  59,000
                                                            ---------
                                                            ---------

I.   RELATED PARTY TRANSACTIONS.

     During the year ended December 31, 1997, the Company had sales to a related party, Serim Research Corporation ("Serim") (the majority stockholder of the Company is a principal stockholder of Serim).

               Amounts receivable, included in
                 receivables                              $    61,131

               Sales of manufactured products
                 (included in net sales)                      386,560

The Company and Serim have entered into a Contract Manufacturing Agreement as amended on April 1, 1996 (the "Agreement") whereby the Company agrees to manufacture products for Serim and Serim agrees to purchase products from the Company, under the terms and conditions set forth in the Agreement. The Company manufactures and sells products to Serim at prices set forth in the Agreement, although the Company can increase the product prices if the Company receives raw material cost increases of ten percent or more in any contract year. Under the terms of the Agreement, the Company received notification that Serim intends to cancel the Agreement effective March 31, 1998.


                                                                      Page F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONCLUDED

J.   SUBSEQUENT EVENT.

     On January 21, 1998, Hach Company ("Hach"), the Company and Hach Acquisition Corp., a newly formed wholly owned subsidiary of Hach ("Mergerco"), executed an Agreement and Plan of Merger pursuant to which the Company will be merged with and into Mergerco, with Mergerco being the surviving corporation.

     The merger of Hach and the Company has been approved by the Board of Directors of both companies. The merger is subject to the approval of the shareholders of the Company, by vote of a majority of the outstanding shares of each class of the Company's Common stock voting as separate classes. It is anticipated that the merger will be consummated during the second quarter of 1998.

                                                              APPENDIX I
                                                             CONFORMED COPIES

                                     AMENDMENT

                                        TO

                            AGREEMENT AND PLAN OF MERGER

                     AMONG HACH COMPANY, HACH ACQUISITION CORP.

                                        AND

                          ENVIRONMENTAL TEST SYSTEMS, INC.


       This Amendment to the Agreement and Plan of Merger entered into among Hach Company, a Delaware corporation ("Hach"), Hach Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hach ("Mergerco") and Environmental Test Systems, Inc., an Indiana corporation ("ETS") is entered into as of the 26th day of February 1998.

       WHEREAS, Hach, Mergerco and ETS entered into an Agreement and Plan of Merger as of January 21, 1998 (the "Agreement"); and

       WHEREAS, the relative conversion ratios of the ETS Class A Common Stock and the ETS Class B Common Stock as between the two classes was established on the assumption that the merger transaction would be consummated on or before December 31, 1997; and

       WHEREAS, the parties now anticipate that the merger transaction may not be consummated until the latter part of April 1998 or in May 1998; and

       WHEREAS, the delay in closing of the merger transaction will unfairly prejudice the Class B shareholders of ETS unless the relative conversion ratios are equitably adjusted since the ETS charter requires that mandatory dividends must continue to be paid to the holders of ETS Class A Common Stock until the Merger is consummated but no dividends may be paid during such period to the Class B shareholders.

       NOW THEREFORE, in consideration of the premises and the mutual promises herein contained and for other good and valuable consideration, the parties hereto agree as follows:

       1. Section 2.1(a)(i)(A) of the Agreement is amended by deleting $17.465651 and substituting therefor $17.250026.

       2. Section 2.1(a)(ii)(A) of the Agreement is amended by deleting $14.749656 and substituting therefor $14.821706.

       3. The last sentence of Section 11.1(a) of the Agreement is amended to read as follows:

       The liability for Damages hereunder shall be allocated among the holders of ETS Class A Common Stock (the "CLASS A STOCKHOLDERS") and the holders of ETS Class B Common Stock (the "CLASS B STOCKHOLDERS") in the Merger (all such Class A Stockholders and Class B Stockholders, being hereinafter collectively referred to as the "SURRENDERING STOCKHOLDERS"), as follows:

                            Class A Stockholders        28%
                            Class B Stockholders        72%

       4. All other provisions of the Agreement remain in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 26th day of February 1998.

                                        HACH COMPANY

                                        By: /s/ Bruce J. Hach
                                            ----------------------------------
                                            Bruce J. Hach, President

                                        HACH ACQUISITION CORP.


                                        By: /s/ Gary R. Dreher
                                            ----------------------------------
                                            Gary R. Dreher,Vice President,
                                            Treasurer and Secretary


                                        ENVIRONMENTAL TEST SYSTEMS, INC.

                                        By: /s/ Mark J. Stephenson
                                            ----------------------------------
                                            Mark J. Stephenson, President

     The undersigned hereby agrees to be bound by all of the provisions of
ARTICLE 11 of the above Agreement which are binding on the Representative and shall be deemed to be a party hereto for such purposes.


                                   /s/Harry Stephenson
                                   --------------------------------------------
                                   Harry Stephenson, as Representative

                            AGREEMENT AND PLAN OF MERGER

                     AMONG HACH COMPANY, HACH ACQUISITION CORP.

                                        AND

                          ENVIRONMENTAL TEST SYSTEMS, INC.





                                  January 21, 1998

                                 TABLE OF CONTENTS

ARTICLE 1

     1.1    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2    Effective Time of Merger . . . . . . . . . . . . . . . . . . . . . 2
     1.3    Certificate of Incorporation; By-Laws. . . . . . . . . . . . . . . 2
     1.4    Directors and Officers . . . . . . . . . . . . . . . . . . . . . . 2
     1.5    Taking of Necessary Action; Further Action . . . . . . . . . . . . 2

ARTICLE 2

     2.1    Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . 2
     2.2    Dissenting Stockholders. . . . . . . . . . . . . . . . . . . . . . 5
     2.3    Exchange of Certificate. . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 3

     3.1    Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 4

     4.1    Organization and Good Standing . . . . . . . . . . . . . . . . . . 7
     4.2    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     4.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     4.4    Authority; Noncontravention. . . . . . . . . . . . . . . . . . . . 9
     4.5    Financial Statements . . . . . . . . . . . . . . . . . . . . . . .10
     4.6    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . .11
     4.7    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     4.8    Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.9    Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.10   Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.11   Accounts Receivable; Returns . . . . . . . . . . . . . . . . . . .13
     4.12   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .14
     4.13   Absence of Material Adverse Effect; Conduct of Business. . . . . .15
     4.14   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.15   Contracts; Etc.. . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.16   Labor Relations. . . . . . . . . . . . . . . . . . . . . . . . . .19
     4.17   Employee Compensation. . . . . . . . . . . . . . . . . . . . . . .19
     4.18   Transactions with Insiders . . . . . . . . . . . . . . . . . . . .22
     4.19   Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .22
     4.20   ETS Products; Regulation . . . . . . . . . . . . . . . . . . . . .24
     4.21   Customers and Suppliers. . . . . . . . . . . . . . . . . . . . . .24
     4.22   Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . .25
     4.23   No Existing Discussions. . . . . . . . . . . . . . . . . . . . . .25
     4.24   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25



                                          i


     4.25   Accuracy and Completeness of All Statements. . . . . . . . . . . .25

ARTICLE 5

     5.1    Organization and Good Standing . . . . . . . . . . . . . . . . . .25
     5.2    Authority; Noncontravention. . . . . . . . . . . . . . . . . . . .25
     5.3    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . .27
     5.4    SEC Filings; Financial Statements. . . . . . . . . . . . . . . . .27
     5.5    Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . .28
     5.6    Ownership of Mergerco; No Prior Activities . . . . . . . . . . . .28
     5.7    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.8    Accuracy and Completeness of All Statements. . . . . . . . . . . .29

ARTICLE 6

     6.1    Registration Statement; Proxy Statement. . . . . . . . . . . . . .29
     6.2    Shareholders' Meeting. . . . . . . . . . . . . . . . . . . . . . .31
     6.3    Access; Confidentiality. . . . . . . . . . . . . . . . . . . . . .31
     6.4    Conduct of Business of ETS Prior to the Effective Time . . . . . .31
     6.5    Consents; Cooperation. . . . . . . . . . . . . . . . . . . . . . .35
     6.6    Additional Agreements. . . . . . . . . . . . . . . . . . . . . . .35
     6.7    Interim Financial Statements; 1997 Audited Financials. . . . . . .36
     6.8    Notification of Certain Matters. . . . . . . . . . . . . . . . . .36
     6.9    Public Announcements . . . . . . . . . . . . . . . . . . . . . . .37
     6.10   No Solicitation of Transactions. . . . . . . . . . . . . . . . . .37
     6.11   Closing Balance Sheet and Income Statement,
             ETS's Financial Managers' Report. . . . . . . . . . . . . . . . .38
     6.12   Survey and Title Policy. . . . . . . . . . . . . . . . . . . . . .38
     6.13   Approval by Mergerco Board of Directors
             and Sole Stockholder. . . . . . . . . . . . . . . . . . . . . . .39
     6.14   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . .39

ARTICLE 7

     7.1    Representations and Warranties; Agreements . . . . . . . . . . . .42
     7.2    Authorization of Merger; Consents. . . . . . . . . . . . . . . . .42
     7.3    Approval of Hach Board of Directors. . . . . . . . . . . . . . . .43
     7.4    Opinion of ETS's Counsel . . . . . . . . . . . . . . . . . . . . .43
     7.5    Report of ETS's Financial Managers . . . . . . . . . . . . . . . .43
     7.6    Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . .43
     7.7    Options, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     7.8    Stockholder's Agreement and Escrow Agreement . . . . . . . . . . .44
     7.9    Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     7.10   Employment Agreements for Key Employees. . . . . . . . . . . . . .44
     7.11   Harry Stephenson Agreements. . . . . . . . . . . . . . . . . . . .44
     7.12   Registration Statement . . . . . . . . . . . . . . . . . . . . . .44
     7.13   Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     7.14   Listing of Hach Common Stocks; Compliance with
             State Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . .45


                                          ii


     7.15   Investment Letters . . . . . . . . . . . . . . . . . . . . . . . .45
     7.16   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     7.17   No Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . .45
     7.18   Disposition of Certain ETS Agreements. . . . . . . . . . . . . . .45

ARTICLE 8

     8.1    Representations and Warranties; Agreements . . . . . . . . . . . .46
     8.2    Authorization of the Merger. . . . . . . . . . . . . . . . . . . .46
     8.3    Stockholder Approvals. . . . . . . . . . . . . . . . . . . . . . .46
     8.4    Opinion of Hach's Counsel. . . . . . . . . . . . . . . . . . . . .46
     8.5    Absence of Litigation. . . . . . . . . . . . . . . . . . . . . . .46
     8.6    Registration Statement . . . . . . . . . . . . . . . . . . . . . .47
     8.7    Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     8.8    Listing of Hach Common Stocks; Compliance with
             State Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . .47
     8.9    Investment Letters . . . . . . . . . . . . . . . . . . . . . . . .47
     8.10   Employment Agreements. . . . . . . . . . . . . . . . . . . . . . .47
     8.11   Harry Stephenson Agreements. . . . . . . . . . . . . . . . . . . .48
     8.12   Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . .48
     8.13   Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     8.14   No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE 9

     9.1    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .48
     9.2    Fees and Expenses. . . . . . . . . . . . . . . . . . . . . . . . .49
     9.3    Procedure and Effect of Termination. . . . . . . . . . . . . . . .50

ARTICLE 10

     10.1   Modification or Amendment. . . . . . . . . . . . . . . . . . . . .51
     10.2   Waiver of Conditions; Investigation. . . . . . . . . . . . . . . .51
     10.3   Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . .51
     10.4   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     10.5   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     10.6   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
     10.7   Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     10.8   Complete Agreement . . . . . . . . . . . . . . . . . . . . . . . .53
     10.9   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     10.10  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .53
     10.11  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . .54
     10.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     10.13  Specific Performance . . . . . . . . . . . . . . . . . . . . . . .54
     10.14  Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . . .54
     10.15  Certain Interpretive Matters and Definitions . . . . . . . . . . .54


                                         iii



ARTICLE 11

     11.1   Indemnification by Surrendering Stockholders . . . . . . . . . . .58
     11.2   Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
     11.3   The Representative . . . . . . . . . . . . . . . . . . . . . . . .63
     11.4   Effectiveness of Section 11.1. . . . . . . . . . . . . . . . . . .64
     11.5   Sole and Exclusive Remedy. . . . . . . . . . . . . . . . . . . . .64

EXHIBITS

     Exhibit A      Stockholders' Agreement
     Exhibit B      Form of Escrow Agreement
     Exhibit C      1997 and 1998 Capital Expenditure Budgets
     Exhibit D      1997 and 1998 Operating Budgets
     Exhibit E      Form of Non-competition Agreement
     Exhibit F      Form of Consulting Agreement
     Exhibit G      Form of Lock-up Letter

                            AGREEMENT AND PLAN OF MERGER


       AGREEMENT AND PLAN OF MERGER, dated as of January 21, 1998 (the "AGREEMENT"), among Hach Company, a Delaware corporation ("HACH"), Hach Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Hach ("MERGERCO"), and Environmental Test Systems, Inc., an Indiana corporation ("ETS").

       The Boards of Directors of Hach and ETS each believe it is desirable and in the best interests of their respective stockholders that ETS merge into Mergerco and the holders of the outstanding shares of Class A Common Stock, no par value, of ETS ("ETS CLASS A COMMON STOCK"), receive the Class A Common Merger Consideration (as hereinafter defined), and all the holders of the outstanding shares of Class B Common Stock, no par value, of ETS (the "ETS CLASS B COMMON STOCK", and together with the ETS Class A Common Stock, the "ETS COMMON STOCKS"), receive the Class B Merger Consideration (as hereinafter defined), pursuant to the terms and conditions of this Agreement which provides, among other things, for the merger of ETS into Mergerco (the "MERGER"), and have directed that this Agreement and the Merger be submitted to ETS' stockholders for approval. It is understood by the parties hereto, that the aggregate merger consideration to the holders of ETS Class A Common Stock and ETS Class B Common Stock outstanding as of the Effective Time (as defined in SECTION 1.2 hereof) shall not exceed Sixteen Million Dollars ($16,000,000). In connection with the execution and delivery of this Agreement, Harry T. Stephenson, the owner of a majority of the ETS Class B Common Stock, has executed and delivered the Stockholder's Agreement attached as EXHIBIT A to this Agreement (the "STOCKHOLDER'S AGREEMENT") pursuant to which among other things, he has granted Hach an irrevocable proxy to vote his ETS Class B Common Stock for the approval of the Merger.

       Accordingly, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:


                                     ARTICLE 1

                            MERGER OF ETS INTO MERGERCO

       1.1 THE MERGER. At the Effective Time, subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DELAWARE CORPORATION LAW") and the Indiana Business Corporation Law (the "INDIANA CORPORATION LAW"), (i) ETS shall be merged with and into Mergerco and the separate existence of ETS shall cease;
(ii) Mergerco shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the name "ENVIRONMENTAL TEST SYSTEMS, INC."; and (iii) the Merger shall have the effects set forth herein and in Sections 259, 260 and 261 of the Delaware Corporation Law and Section 7 of Chapter 40 of the Indiana Corporation Law.

       1.2 EFFECTIVE TIME OF MERGER. The Merger shall become effective at the time which is the later to occur of (i) a Certificate of Merger with respect to the Merger in a form satisfactory to Hach and ETS is filed with the Secretary of State of the State of Delaware in accordance with the Delaware Corporation Law and (ii) Articles of Merger with respect to the Merger are filed with the Secretary of State of Indiana in accordance with the Indiana Corporation Law. Such time is referred to herein as the "EFFECTIVE TIME." This Agreement can be terminated by either party prior to the filing of either the Certificate of Merger or the Articles of Merger in accordance with ARTICLE 9 hereof.

       1.3 CERTIFICATE OF INCORPORATION; BY-LAWS. The Certificate of Incorporation and By-Laws of Mergerco, as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and By-Laws of the Surviving Corporation upon the Merger, except that effective as of the Effective Time, Article First of the Certificate of Incorporation of Mergerco shall be amended to read in its entirety as follows:

       "The name of the corporation is Environmental Test Systems, Inc."

       1.4 DIRECTORS AND OFFICERS. The Board of Directors of the Surviving Corporation shall be those persons who constitute the Board of Directors of Mergerco at the Effective Time. The principal officers of the Surviving Corporation shall be those persons who are the principal officers of ETS at the Effective Time except for Harry Stephenson who shall hold no office with the Surviving Corporation. Each such director or officer shall hold office until such person's respective successor has been duly elected or appointed or qualified pursuant to the By-Laws of the Surviving Corporation or as otherwise provided under applicable law.

       1.5 TAKING OF NECESSARY ACTION; FURTHER ACTION. Hach, Mergerco and ETS, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of Mergerco or ETS, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Mergerco and ETS or otherwise to take, and shall take all such lawful and necessary action.


                                     ARTICLE 2

                         CONVERSION AND EXCHANGE OF SHARES

       2.1 CONVERSION OF SHARES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Hach, Mergerco, ETS or the holder of any of the following securities:

              (i) Each share of ETS Class A Common Stock issued and outstanding immediately prior to the Effective Time, and subject to
       SECTION 9.1(i) shall be converted into and become:

                     (A) a right to receive that number of shares of Hach Common Stock, $1.00 par value ("HACH COMMON STOCK"), as shall have on the Determination Date an aggregate value equal to $17.465651, with the Hach Common Stock valued as calculated in accordance with, and subject to, SECTION 2.1(c) (the "CLASS A BASE MERGER CONSIDERATION");

                     (B) a right to receive on the third anniversary of the Effective Time (the "ESCROW RELEASE DATE") or as soon thereafter as possible in accordance with the Escrow Agreement in substantially the form of the attached EXHIBIT B (the "ESCROW AGREEMENT") to be executed and delivered at or prior to the Closing by and among Hach, Harry Stephenson as Representative (as defined in Section 11.3) of the Surrendering Stockholders (as defined in Section 11.1(a)), and American National Bank and Trust Company of Chicago, as escrow agent (the "ESCROW AGENT"), the Additional Class A Merger Consideration (as defined below), if any; and

                     (C) a right to receive from time to time after the Escrow Release Date in accordance with the Escrow Agreement, the Subsequent Class A Merger Consideration (as defined below), if any (the Class A Base Merger Consideration, the Additional Class A Merger Consideration and the Subsequent Class A Merger Consideration are collectively referred to as the "CLASS A MERGER CONSIDERATION").

              (ii) Each share of ETS Class B Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become:

                     (A) a right to receive per share (1) cash, (2) that number of shares of Hach Common Stock and (3) that number of shares of Hach Class A Common Stock, $1.00 par value ("HACH CLASS A COMMON STOCK" and together with the Hach Common Stock the "HACH COMMON STOCKS"), with each of the Hach Common Stocks valued as calculated in accordance with, and subject to, SECTION 2.1(c), as shall have on the Determination Date an aggregate value equal to $14.749656 (the "CLASS B BASE MERGER CONSIDERATION");

                     (B) a right to receive on the Escrow Release Date or as soon thereafter as possible in accordance with the Escrow Agreement, the Additional Class B Merger Consideration (as defined below), if any; and

                     (C) a right to receive from time to time after the Escrow Release Date in accordance with the Escrow Agreement, the Subsequent Class B Merger Consideration (as defined below), if any (the Class B Base Merger Consideration, the Additional Class B Merger Consideration and the Subsequent Class B Merger Consideration are collectively referred to as the "CLASS B MERGER CONSIDERATION").

              (iii) Hach shall have the right, in its sole discretion, to determine the allocation of the components of the Class B Merger Consideration to be delivered pursuant to Section 2.1(a)(ii) as between the Hach Common Stocks and cash (as applicable); provided that in no event will Hach be permitted to deliver cash which is less than $6,878,400 or greater than $7,343,875; and provided further that the aggregate value of the Hach Common Stock and Hach Class A Common Stock delivered as part of the Class B Merger Consideration shall be equal.

              (b) For purposes of this Agreement, the following terms shall have the following meanings:

                     (i) The "ADDITIONAL CLASS A MERGER CONSIDERATION" shall be (A) that number of shares of Hach Common Stock held in the Class A Escrow Fund (as defined in the Escrow Agreement) on the Escrow Release Date in excess of the number of shares of Hach Common Stock held in the Class A Escrow Fund (valued in accordance with the Escrow Agreement) allocated to the aggregate amount ("PENDING CLAIMS AMOUNT") of Damages (as hereinafter defined) being asserted in respect of all Claims (as hereinafter defined) which have been made by Hach or any other Hach Party (as hereinafter defined) pursuant to the Escrow Agreement for which no Determination (as defined in the Escrow Agreement) has been made as of the Escrow Release Date ("PENDING CLAIMS") together with the interest thereon as provided in the Escrow Agreement, divided by
              (B) the number of ETS Class A Common Shares;

                     (ii) The "ADDITIONAL CLASS B MERGER CONSIDERATION" shall be (A)(1) the amount of cash in the Class B Escrow Fund (as defined in the Escrow Agreement) on the Escrow Release Date in excess of the cash held in the Class B Escrow Fund allocated to the Pending Claims Amount together with the interest thereon as provided in the Escrow Agreement, divided by (2) the number of ETS Class B Common Shares and (B)(1) that number of shares of Hach Common Stocks held in the Class B Escrow Fund on the Escrow Release Date in excess of the number of shares of Hach Common Stocks held in the Class B Escrow Fund (valued in accordance with the Escrow Agreement) allocated to the Pending Claims Amount together with the interest thereon as provided in the Escrow Agreement, divided by (2) the number of ETS Class B Common Shares.

                     (iii) The "SUBSEQUENT CLASS A MERGER CONSIDERATION" shall be, with respect to each Resolved Pending Claim Amount (as defined below), (A) the number of shares of Hach Common Stock held in the Class A Escrow Fund (valued in accordance with the Escrow Agreement) equal to that Resolved Pending Claim Amount divided by
              (B) the number of  ETS Class A Common Shares.

                     (iv) The "SUBSEQUENT CLASS B MERGER CONSIDERATION" shall be, with respect to each Resolved Pending Claim Amount, (A) the amount of cash and number of shares of Hach Common Stocks held in the Class B Escrow Fund (valued in accordance with the Escrow Agreement) equal to the Resolved Pending Claim Amount, in each case divided by (B) the number of ETS Class B Common Shares.

                     (v) A "RESOLVED PENDING CLAIM AMOUNT" shall be an amount, with respect to each Pending Claim which becomes the subject of a Determination (a "RESOLVED PENDING CLAIM"), equal to the amount, if any, by which (i) that portion of the Pending Claims Amount which had been reserved for that Resolved Pending Claim together with interest thereon as provided in the Escrow Agreement, exceeds (ii) the amount of Damages paid to and/or at the direction of a Hach Party in connection with the Determination of that Resolved Pending Claim.

              (c) For purposes of calculating the number of shares of Hach Common Stocks to be distributed pursuant to the provisions of SECTIONS 2.1(a)(i) AND (ii) of this Agreement the value of one share of each of such classes of stock shall be deemed to be the average of the daily closing prices of one share of such class of stock, as quoted on The National Association of Securities Dealers Automated Quotations - National Market System ("NASDAQ"), for the 20 NASDAQ trading days immediately preceding and including the Determination Date; provided that if there is no reported closing price of such shares of Hach Common Stock or Hach Class A Common Stock, on NASDAQ for any such trading day, the closing price for such day for such stock will be deemed to be the mean of the closing bid and asked quotations on NASDAQ for that day for such stock (the respective value for each class of stock being referred to as the "AVERAGE MARKET PRICE"). The term "DETERMINATION DATE" shall mean the date which is five
(5) business days prior to the Effective Date or, if such date is not a NASDAQ trading day, the NASDAQ trading day first immediately preceding such date. At least two (2) business days prior to the Closing Date, Hach will calculate the number of shares of Hach Common Stocks to be delivered pursuant to SECTIONS 2.1(a)(i) AND 2.1(a)(ii) (subject to SECTION 9.1(i)) in accordance with the provisions of this SECTION 2.1(c) and Hach will deliver to ETS a certificate signed by its Chief Financial Officer setting forth such share amounts and providing all reasonable detail as to their calculation.

       2.2 DISSENTING STOCKHOLDERS. (a) Shareholders of ETS who properly exercise and perfect statutory dissenters' rights shall have the rights accorded to dissenting shareholders under Chapter 44 of the Indiana Corporation Law, as amended (the shares of ETS Common Stocks of such shareholders are collectively referred to as the "DISSENTING SHARES").

              (b) ETS shall give Hach (i) prompt notice upon receipt by ETS, at any time prior to the Effective Time, of any notice of intent to demand payment of the fair value of shares of ETS Common Stocks in accordance with
Section 11 of Chapter 44 of the Indiana Corporation Law and withdrawals of any such notice and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for fair value under Chapter 44 of the Indiana Corporation Law. ETS shall not, except with the prior written consent of Hach, make any payment with respect to any demands for the fair value of shares of ETS Common Stocks or offer to settle or settle any such demands.

              2.3    EXCHANGE OF CERTIFICATE.

                     (a) Those stockholders of ETS surrendering their certificates representing outstanding shares of ETS Common Stocks at the Closing shall be entitled to receive at the Closing from Hach the Class A Base Merger Consideration or the Class B Base Merger Consideration, as the case may be, in cash or other immediately available funds, with respect to any cash consideration, or evidenced by stock certificates, with respect to any stock consideration; PROVIDED, HOWEVER, that shares of Hach Common Stocks constituting the Escrow Deposit shall be placed in escrow under, and pursuant to, the Escrow Agreement. If any stockholder of ETS fails to surrender all of their certificates representing outstanding shares of ETS Common Stocks at the Closing, such certificates until so surrendered will be deemed for all corporate purposes of Hach to evidence ownership of a right to receive without interest thereon the Class A Merger Consideration or the Class B Merger Consideration, as the case may be, which shall be payable in accordance with this Agreement and the Escrow Agreement to such stockholder upon surrender to Hach of such stockholder's certificates formerly representing shares of ETS Common Stocks. No dividends or other distributions otherwise payable subsequent to the Effective Time on shares of Hach Common Stocks shall be paid to any former stockholder of ETS entitled to receive the same until such stockholder has surrendered to Hach such stockholder's certificates formerly representing shares of ETS Common Stocks. Upon surrender of such certificates, such stockholder shall be entitled to receive the consideration provided in the first sentence of this subsection and Hach shall pay in cash to the record holder of the new certificate evidencing shares of Hach Common Stocks the amount of all dividends and other distributions, without interest thereon, withheld with respect to such shares of Hach Common Stocks.

                     (b) At the Closing, Hach shall deliver the Escrow Deposit (as defined in SECTION 11.1) to the Escrow Agent which will be held by the Escrow Agent subject to the terms and conditions of the Escrow Agreement to provide the source of funds for the payment of Damages in accordance with ARTICLE 11 hereof and the Escrow Agreement.

                     (c) No fractional shares of Hach Common Stocks will be issued, but all fractions shall be settled in cash based upon the Average Market Price of Hach Common Stocks calculated in accordance with SECTION 2.1(c).

                     (d) If payment of the Class A Base Merger Consideration or Class B Base Merger Consideration is to be made to a person other than the registered holder of the certificate surrendered in exchange therefor, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to Hach any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of Hach that such tax has been paid or is not payable.


                                     ARTICLE 3

                                      CLOSING

       3.1 CLOSING. Hach, Mergerco and ETS shall regularly communicate and consult with each other with respect to the fulfillment of the various conditions to the obligations of the parties under this Agreement. The exchange of certificates, opinions and other documents contemplated by this Agreement in connection with the consummation of the Merger (the "CLOSING") shall take place at the offices of McBride, Baker & Coles, 500 West Madison Street, 40th Floor, Chicago, Illinois (i) as promptly as practicable (and in any case within one
(1) business day) following the ETS Shareholders' Meeting (as defined in SECTION 6.2) or (ii) at such other time and date as may be agreed to by the parties. The date on which the Closing occurs is referred to herein as the "CLOSING DATE". In the event that at the Closing no party exercises any right it may have to terminate this Agreement and no condition to the obligations of the parties exists that has not been satisfied or waived, the parties shall (i) deliver to each other at the Closing the certificates, opinions and other documents required to be delivered under ARTICLES 7 AND 8 hereof and (ii) at the Closing or as soon thereafter as practicable cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of Indiana a Certificate of Merger and Articles of Merger, respectively, in such form as required by, and executed in accordance with, the Delaware Corporation Law and the Indiana Corporation Law.


                                     ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES OF ETS

       ETS hereby represents and warrants to Hach and Mergerco as follows:

       4.1 ORGANIZATION AND GOOD STANDING. Each of ETS and the ETS Subsidiary (as defined below) is a corporation duly organized, validly existing and is current in filing all reports required to be filed under the laws of its state or jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Each of ETS and the ETS Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in any state or jurisdiction where it has an office, owns property or has resident employees. ETS has previously delivered to Hach complete and correct copies of its Articles of Incorporation and all amendments thereto to the date hereof.

       4.2 SUBSIDIARIES. ETS International, Inc. is the only Subsidiary of ETS (the "ETS SUBSIDIARY"), and ETS has had no other Subsidiary since January 1, 1993. SCHEDULE 4.2 sets forth with respect to the ETS Subsidiary, its jurisdiction of incorporation, capitalization, and equity ownership. As used herein, the term "SUBSIDIARY" of any person shall mean any corporation or other person in which such person, directly or indirectly, owns beneficially securities or interests representing 20% or more of (i) the aggregate equity or profit interests or
(ii) the combined voting power or voting interests ordinarily entitled to vote for management or otherwise. Except as set forth in SCHEDULE 4.2, all the outstanding shares of capital stock of the ETS Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law, and are owned by ETS of record and beneficially free and clear of any security interest, pledge, lien, charge, claim, option, right to acquire, restriction on transfer, or encumbrance of any nature whatsoever ("SECURITY INTEREST"). ETS does not own, directly or indirectly, any ownership, equity, profits or voting interest in any corporation, partnership, joint venture or other entity (other than the ETS Subsidiary), and has no agreement or commitment to purchase any such interest. ETS has previously delivered to Hach complete and correct copies of the charter and By-laws (including comparable governing instruments with different names) of the ETS Subsidiary, as amended and presently in effect.

       4.3    CAPITALIZATION.

              (a) The authorized capital stock of ETS consists of (i) 300,000 shares of Class A Common Stock, of which, as of the date hereof, and as of the Effective Time, 231,304 shares will be issued and outstanding, and (ii) 1,000,000 shares of Class B Common Stock, of which, as of the date hereof, and, as of the Effective Time, 692,228 shares will be issued and outstanding. As of the date hereof, no shares of ETS Class A Common Stock or ETS Class B Common Stock are held in the treasury of ETS and as of the Effective Time, none will be held in treasury. All outstanding shares of ETS Class A Common Stock and ETS Class B Common Stock are duly authorized and validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights or, to the knowledge of ETS, of any Federal or state securities law. Except as set forth in
SCHEDULE 4.3(a), and except for this Agreement and the transaction contemplated hereby, there is no security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent, that directly or indirectly
(i) calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock of ETS or the ETS Subsidiary or any securities convertible into, or other rights to acquire, any shares of capital stock of ETS or the ETS Subsidiary; (ii) relates to the voting or control of such capital stock, securities or rights; or (iii) obligates ETS or the ETS Subsidiary to grant, offer or enter into any of the foregoing. Except as set forth in SCHEDULE 4.3(a), there are no voting agreements or voting trusts among or irrevocable proxies executed by, or other stockholder agreements between or among, holders of ETS Class A Common Stock and/or ETS Class B Common Stock. Except as set forth in SCHEDULE 4.3(a), neither ETS nor the ETS Subsidiary has granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity. No request for the registration of any securities pursuant to any outstanding registration right has been received by ETS or the ETS Subsidiary which is outstanding, and ETS agrees to notify Hach promptly after receipt of any such request.

              (b) SCHEDULE 4.3(b) contains a complete and correct list of the record and beneficial ownership of ETS Common Stocks by each stockholder and designating whether such stockholder is an "officer" or "director" of ETS and the current mailing address of each such stockholder. Except as set forth in
SCHEDULE 4.3(b) each of the stockholders owns the respective number of shares of ETS Class A Common Stock and ETS Class B Common Stock listed in SCHEDULE 4.3(b) free and clear of any Security Interest. At the Effective Time, Harry Stephenson will be the record and beneficial owner of 476,756 shares of ETS Class B Common Stock free and clear of all Security Interests.

       4.4    AUTHORITY; NONCONTRAVENTION.

              (a) ETS has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements required to be executed by it pursuant to the terms hereof, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, subject to the approval of the stockholders of ETS in accordance with the Indiana Corporation Law. The execution and delivery of this Agreement by ETS and the consummation by ETS of the transactions contemplated hereby, have been duly authorized by the unanimous approval of ETS's Board of Directors, and no other corporate actions or proceedings on the part of ETS are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, except for the Requisite ETS Stockholder Approval (as defined in SECTION 8.3), in accordance with the Indiana Corporation Law and the Articles of Incorporation and By-Laws of ETS. This Agreement has been duly executed and delivered by ETS and constitutes the legal, valid and binding obligation of ETS, enforceable against ETS in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

              (b) Except as set forth in SCHEDULE 4.4, the execution, delivery and performance of this Agreement by ETS and the consummation by ETS of the transactions contemplated hereby do not and will not:

                     (i) contravene any provisions of the Articles of Incorporation or by-laws of ETS or the charter or by-laws (or similar documents with different names) of the ETS Subsidiary;

                     (ii) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, with or without the passage of time and/or giving of notice, any ETS Agreement (as defined in SECTION 4.15 hereof), or require any consent or waiver of any party to any ETS Agreement or cause ETS or the ETS Subsidiary to lose any rights to Intellectual Property (as such term is defined in SECTION 4.12);

                     (iii) result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets, or rights of ETS or the ETS

       Subsidiary (as used herein, "assets" of a party shall include in each instance, but not be limited to, Intellectual Property as hereafter defined);

                     (iv) violate or conflict with any Legal Requirements or result in the termination or material modification of any Permit (as such terms are defined in SECTION 4.8 hereof) applicable to ETS or the ETS Subsidiary or any of their respective businesses or properties except for such violations and conflicts which would not, in the aggregate, have a material adverse effect on ETS' or the ETS Subsidiary's ability to perform their obligations hereunder; and

                     (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority except in connection with or in compliance with the Indiana Corporation Law, and the laws of certain foreign jurisdictions under which a filing may be required in connection with the Merger, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder ("HSR Act").

       4.5    FINANCIAL STATEMENTS.

              (a) ETS previously has furnished to Hach true and complete copies of (i) the audited consolidated balance sheets of ETS and the ETS Subsidiary as of December 31, 1996, 1995 and 1994, and the related audited consolidated statements of income, shareholders' equity and cash flows for ETS and the ETS Subsidiary for the years then ended, (ii) the unaudited consolidated balance sheets of ETS and the ETS Subsidiary as of October 31, 1997 and October 31, 1996 and the related unaudited consolidated statements of income and cash flows for the ten months ended October 31, 1997 and October 31, 1996 (the foregoing audited and unaudited financial statements are collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and present fairly the consolidated financial position of ETS and the ETS Subsidiary as of the dates indicated and the results of their operations and their cash flows for the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of ETS and the ETS Subsidiary as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be, individually or in the aggregate, material to the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of ETS and the ETS Subsidiary, taken as a whole.

              (b) As of October 31, 1997, the maximum liability to the Corporation for Business Modernization and Technology ("CBMT") aggregates $638,841 which liability is not reflected on the balance sheets of ETS and is not payable by ETS except from future gross revenues from the Project described in Footnote F to the Balance Sheet (as defined in Schedule 4.6) and then only to the extent of a 6% royalty applicable to such future revenues.

       4.6    ABSENCE OF UNDISCLOSED LIABILITIES.  Except as set forth in
SCHEDULE 4.6, ETS and the ETS Subsidiary have no liabilities or obligations of any nature (whether due or to become due, absolute, accrued, contingent or otherwise, and whether or not determined or determinable) and to the knowledge of the directors of ETS after due inquiry there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, including, without limitation any unfunded obligation under any employee benefit plan or arrangements except for (i) liabilities or obligations reflected or reserved against in the consolidated balance sheet of ETS and the ETS Subsidiary as of December 31, 1996 or specifically disclosed in the notes thereto (the "BALANCE SHEET") and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 1996 which individually and in the aggregate are not material to the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary. Neither ETS nor the ETS Subsidiary is a party to any ETS Agreement, or subject to any charter or other corporate restriction or any Legal Requirement, which has, or, to its knowledge, in the future can reasonably be expected to have, a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary.

       4.7 TAXES. Except as set forth in SCHEDULE 4.7, ETS and the ETS Subsidiary has duly and timely filed all federal, state, local and foreign tax returns, reports and declarations (hereafter "TAX RETURNS") required to be filed and has paid, or made adequate provision for the payment of, all Taxes (as defined below) which are due pursuant to said Tax Returns or pursuant to any assessment received by ETS or the ETS Subsidiary. All such Tax Returns are true and correct in all material respects. As used herein, "TAXES" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, value added, franchise, capital, net worth, withholding, social security, and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof, together with any interest, additions to tax, fines or penalties relating to such taxes, charges, fees, levies, or other assessments. ETS files a consolidated federal income tax return with the ETS Subsidiary. Except to the extent reserves therefor are reflected on the Balance Sheet, neither ETS nor the ETS Subsidiary is liable, or will become liable, for any Taxes for any period commencing prior to December 31, 1996. The federal income tax returns of ETS and the ETS Subsidiary have not been audited by the Internal Revenue Service except as disclosed in Schedule 4.7. Neither ETS nor the ETS Subsidiary has given or been requested to give any waiver or extension of any statutes of limitations relating to the payment of Taxes. To the knowledge of ETS after due inquiry there is no basis for a deficiency assessment for Taxes against ETS or the ETS Subsidiary. ETS has heretofore furnished Hach with accurate and complete copies of all Tax Returns filed by ETS and the ETS Subsidiary for the past five years as well as all revenue, agent and other audit reports, assessments, protests and similar documents received or submitted with respect to Taxes of ETS or the ETS Subsidiary for the past five years.

       4.8    LEGAL MATTERS.  Except as set forth on SCHEDULE 4.8 hereto,
(i) there is no claim, action, suit, litigation, investigation, inquiry, review, or proceeding pending against, or, to the knowledge of ETS or the ETS Subsidiary after due inquiry, threatened against or affecting ETS, the ETS Subsidiary, any ETS Plan (as defined in SECTION 4.17) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial authority and (ii) neither ETS nor the ETS Subsidiary is subject to any judgment, decree, writ, injunction or order of any governmental, administrative or judicial authority which (a) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of ETS and the ETS Subsidiary taken as a whole or (b) seeks to delay or prevent the consummation of the Merger. Except as set forth in SCHEDULE 4.8, the businesses of ETS and the ETS Subsidiary are being conducted in compliance in all material respects with all laws, ordinances, codes, rules, regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements of all governmental, administrative or judicial authorities (collectively, "LEGAL REQUIREMENTS") applicable to ETS or the ETS Subsidiary or any of their respective businesses or properties. ETS and the ETS Subsidiary hold, and are in compliance in all material respects with all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "PERMITS") required by all applicable Legal Requirements. ETS and the ETS Subsidiary own or hold all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit. Except as set forth in
SCHEDULE 4.8, neither ETS nor the ETS Subsidiary (i) has received any notice asserting any noncompliance with any Legal Requirement or Permit, (ii) is subject to any Legal Requirement or Permit which if enforced against or complied with by ETS or the ETS Subsidiary would have a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole, or (iii) has any knowledge of any Legal Requirement proposed or under consideration which if effective, could have a material adverse effect on the business, operations, results of operation, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole. To the knowledge of ETS, no governmental, administrative or judicial authority has indicated any intention to initiate any investigation, inquiry or review involving ETS, the ETS Subsidiary, any ETS Plan or any of their respective properties or rights.

       4.9 PROPERTY. ETS and the ETS Subsidiary own or lease all assets and properties (including the ETS Real Property) necessary to the conduct of their respective businesses as presently conducted.

              (a) Except as set forth in SCHEDULE 4.9(a) hereto, ETS owns good and marketable title to all of its assets, free and clear of all Security Interests (other than for taxes not yet due and payable). The machinery and equipment and other tangible property included in such assets which are necessary for the conduct of the business of ETS and the ETS Subsidiary as currently conducted are in all material respects in good condition and repair, normal wear and tear excepted, and all leases of personal property to which ETS is a party are fully effective and afford ETS peaceful and undisturbed possession of the subject matter of each such lease.

              (b) Except as set forth in SCHEDULE 4.9(b), all real property owned in fee by ETS or the ETS Subsidiary is listed and described on SCHEDULE 4.9(b) and title to such property, together with all appurtenant easements thereunto and all structures, fixtures, and improvements located thereon (the "REAL PROPERTY"), is, and at Closing shall be, good and marketable, fee simple absolute, free and clear of all Security Interests, adverse claims, and other matters affecting title to or possession of such ETS Real Property, including, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, liens, leases, encumbrances, and title objections (other than for taxes not yet due and payable). At Closing, title to the Real Property shall be insurable by First American Title Company, Indianapolis, Indiana at such company's regular rates, free of all exceptions except the aforesaid easements, restrictions, and covenants and such other exceptions as are not objectionable to Hach. ETS has delivered to Hach true, correct and complete copies of all policies of title insurance and any surveys in the possession of ETS or the ETS Subsidiary for the ETS Real Property.

              (c) Neither ETS nor the ETS Subsidiary is a party to any lease, sublease or other agreement under which ETS or the ETS Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property.

              (d) To its knowledge after due inquiry, ETS is not in violation of any zoning, building, safety or environmental ordinance regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole), and ETS has not received any notice of such violation with which it has not complied or had waived.

       4.10 INVENTORIES. The values at which inventories are carried on the Balance Sheet reflect the normal inventory valuation policies of ETS, and such values are in conformity with GAAP consistently applied. All inventories reflected on the Balance Sheet or arising since the date thereof are in good and usable or currently marketable condition and can reasonably be anticipated to be used, consumed or sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is set forth on the Balance Sheet or as set forth on SCHEDULE 4.10).

       4.11   ACCOUNTS RECEIVABLE; RETURNS.

              (a) All accounts receivable reflected on the Balance Sheet or arising since the date thereof are good and have been collected or are collectible, without resort to litigation or extraordinary collection activity, within 90 days after the Closing Date (subject to the reserve for bad debts reflected on the Balance Sheet or except as set forth on SCHEDULE 4.11(a)), and are subject to no defenses, set-offs or counterclaims other than normal cash discounts accrued in the ordinary course of business of ETS and the ETS Subsidiary. Set forth on SCHEDULE 4.11(a) hereto is a list of all accounts receivable of ETS and the ETS Subsidiary as of August 31, 1997 showing separately those receivables which as of such date have been outstanding (i) 1 to 29 days, (ii) 30 to 59 days, (iii) 60 to 89 days, (iv) 90 to 119 days and (v) more than 119 days.

              (b) SCHEDULE 4.11(b) sets forth a complete description of the policy of ETS and the ETS Subsidiary regarding product returns and revenue recognition.

       4.12   INTELLECTUAL PROPERTY.

              (a) SCHEDULE 4.12 contains a complete list and description by category and indication of status (owned, licensed, completed or in process) of the following items which are owned, licensed by, licensed to, used or held for use in or necessary for the conduct of the business of ETS or the ETS Subsidiary as such business is presently, and contemplated to be, conducted or as to which ETS or the ETS Subsidiary has a contractual right to an assignment: (i) all issued patents and pending patent applications (the "PATENTS"); (ii) all registered and unregistered trademarks, service marks, logos, trade names and all applications to register the same (the "TRADEMARKS"); (iii) all registered and unregistered copyrights, and all applications to register the same (the "COPYRIGHTS"); (iv) all software and databases owned or used by ETS or under development for ETS (the "SOFTWARE"); and (v) all licenses and agreements pursuant to which ETS has acquired rights in or to the Trademarks, Patents, Copyrights or Software (the "LICENSES"). Except as set forth in SCHEDULE 4.12: the rights of ETS in and to the Trademarks, the Patents, the Copyrights, the Software, the Licenses, and the trade secrets, know-how, inventions, processes, procedures and proprietary information owned or used or held for use by ETS or the ETS Subsidiary (the "TECHNOLOGY") (collectively, the "INTELLECTUAL PROPERTY") are owned outright by ETS free and clear of any Security Interests, restrictions or limitations; and all of ETS's rights in and to the Intellectual Property are freely assignable in its own name, including the right to create derivatives. Except as set forth in SCHEDULE 4.12(a)(v), neither ETS nor the ETS Subsidiary is under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for use of any of the Intellectual Property. To the knowledge of ETS, no person uses, or has the right to use, the name "Environmental Test Systems" or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products and services commonly associated with ETS and the ETS Subsidiary.

              (b) The Intellectual Property covers all patents, trademarks, trade names, service marks, copyrights and publicity rights, which are necessary to operate the business of ETS and the ETS Subsidiary as it is presently being, and contemplated to be, conducted. ETS has delivered to Hach copies of all copyright and trademark registration certificates, all letters patents, and all applications therefor and all administrative correspondence with respect thereto.

              (c) Except as set forth in SCHEDULE 4.8, no Intellectual Property or Software used by either ETS or the ETS Subsidiary and no process, Software, product or service practiced, offered, licensed by, sold or under development by either ETS or the ETS Subsidiary infringes any trademark, trade name, copyright, trade secret, patent, right of publicity, right of privacy or other proprietary right of any person or would give rise to an obligation to render an accounting to any person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer and neither ETS nor the ETS Subsidiary has received notice of any threatened claim or suit or action filed asserting any such infringement or asserting that ETS or the ETS Subsidiary does not have the legal right to own, enforce, sell, license, lease or otherwise use any such Intellectual Property, product or service and neither ETS nor the ETS Subsidiary knows of any facts which should give it reason to believe that there exists any reasonable basis for any such claim or that any such claim may be asserted in the future based on the issuance of a patent upon any patent application it knows or has reason to believe is pending. Neither ETS nor the ETS

Subsidiary has sent or otherwise communicated to any other person any notice, charge, claim or assertion of, nor have they any knowledge of, any present, impending or threatened infringement by such other person of any Intellectual Property, by such other person. ETS and the ETS Subsidiary has the right to use the Intellectual Property, to provide, sell and produce the services and products provided, sold and produced by them, and to conduct its business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

       4.13 ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS. Except as set forth in SCHEDULE 4.13, since December 31, 1996, there has been no change in or effect on ETS or the ETS Subsidiary and, to the knowledge of ETS, there is no condition, development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen at this time, may result in any material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary. Without limiting the foregoing, except as set forth on
SCHEDULE 4.13 hereto, since December 31, 1996 there has not been, occurred or arisen:

              (a) any damage, destruction or loss to any asset of ETS or the ETS Subsidiary (whether or not covered by insurance) that, individually or in the aggregate, would have a material adverse effect on the business, assets, including, liabilities, results of operations, operations, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary;

              (b) any change in any accounting principle or method used for financial reporting purposes by ETS or the ETS Subsidiary;

              (c) any commitment (including commitments for additions to property, equipment or intangible capital assets), transaction or other action by ETS or the ETS Subsidiary, including, without limitation, any discharge or satisfaction of any obligation or liability or amendment, termination or waiver of any claim or right of value, other than in the ordinary course of business and consistent with past practice;

              (d) any amendment or other change to the Articles of Incorporation or By-Laws of ETS, or the charter or by-laws (or similar organizational documents with different names) of the ETS Subsidiary;

              (e) any declaration, setting aside, or payment of any dividend or distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of ETS or the ETS Subsidiary, or any direct or indirect redemption, purchase, or other acquisition of shares of such capital stock or any split, combination or reclassification of such capital stock;

              (f) any sale or other disposition of any right, title or interest in or to any assets or properties of ETS or the ETS Subsidiary or any revenues derived therefrom other than in the ordinary course of business and consistent with past practice;

              (g) except as disclosed on SCHEDULE 4.17, any general increase in any compensation or benefits payable to any class or group of employees of ETS or the ETS Subsidiary, any increase in the compensation payable or committed to become payable by ETS or the ETS Subsidiary to any of the individuals listed on SCHEDULE 7.10 hereto (collectively, "KEY EMPLOYEES") or any bonus, service award, percentage compensation, or other benefit paid, granted or accrued to or for the benefit of any Key Employee other than in accordance with an ETS Plan or Compensation Commitment expressly disclosed on SCHEDULE 4.17 hereto as in effect on the date hereof;

              (h)    any borrowing by ETS or the ETS Subsidiary;

              (i) any capital expenditures (including any expenditures for property, plant or equipment) except to the extent of the total amounts and, to the extent indicated therein, at the times set forth in ETS's 1997 capital expenditure budget and 1998 capital expenditure budget which are attached hereto as EXHIBIT C (together the "1997 AND 1998 CAPITAL EXPENDITURE BUDGETS");

              (j) any agreement, understanding or transaction for the acquisition of the business (whether by merger, consolidation, acquisition of stock or assets, or otherwise) of any corporation, joint venture, partnership or other entity;

              (k) any guarantee of any indebtedness for borrowed money or any guarantee of any other obligation of any person or entity, in any case, except in the ordinary course of business and consistent with past practice;

              (l) any write-off as uncollectible of any notes or accounts receivable except for immaterial write-offs in the ordinary course of business and consistent with past practice;

              (m) any license, sale, transfer, grant of a Security Interest, disposition, or acquisition of any right, title or interest in or to Intellectual Property; and

              (n) any authorization, approval, agreement or commitment to do any of the foregoing.

       4.14 INSURANCE. All of the properties and assets of ETS and the ETS Subsidiary which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. Set forth on
SCHEDULE 4.14 hereto is a list of all insurance policies held by ETS or the ETS Subsidiary (including, without limitation, errors and omissions insurance) and ETS previously has furnished or made available to Hach true and complete copies of all such policies. All such policies (i) are in full force and effect; (ii) are, to ETS's knowledge after due inquiry, valid, binding and enforceable; (iii) will not be modified or terminated or lapse by reason of the Merger (except as set forth in SCHEDULE 4.14); and (iv) neither ETS nor the ETS Subsidiary has received any notice of cancellation with respect thereto. ETS or the ETS Subsidiary have not failed to give any notice of any claim under any Insurance Policy in due and timely fashion, nor to the knowledge of ETS, has any coverage for claims been denied, which failure or denial has had or would have a material adverse effect on the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary, taken as a whole.

       4.15 CONTRACTS; ETC.. As used in this Agreement, the Term "ETS AGREEMENTS" shall mean all mortgages, indentures, notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, whether or not considered by ETS to be binding or non-binding (including all leases and other agreements referred to on SCHEDULE 4.9 hereto) to which ETS or the ETS Subsidiary is a party or by which ETS or the ETS Subsidiary or any of their respective properties may be bound or affected. Except as listed in SCHEDULES 4.3(a), 4.12, 4.14 and 4.17, and except for the Stockholder's Agreement and Escrow Agreement, set forth on SCHEDULE 4.15 hereto is a complete and accurate list (as of the most recent practicable date prior to the date this representation is being made) of each ETS Agreement material to the businesses, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of ETS and the ETS Subsidiary taken as a whole (other than (a) individual purchase orders entered into in the ordinary course of business for less than $25,000, (b) individual sales orders received in the ordinary course of business for less than $25,000, and (c) such other contracts that involve less than $25,000 over the term of such agreement and have a term or remaining term of less than one year or are cancelable within one year), including each of the following ETS Agreements:

              (i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by ETS or the ETS Subsidiary;

              (ii) any guaranty, direct or indirect, by ETS or the ETS Subsidiary of any obligation for borrowings or otherwise, excluding endorsements made for collection in the ordinary course of business;

              (iii) any ETS Agreement made other than in the ordinary course of its business or providing for the grant of any preferential rights to purchase or lease any of its assets;

              (iv) any obligation to register any shares of capital stock of ETS or the ETS Subsidiary or other securities with the Securities and Exchange Commission or otherwise relating to such stock or other securities;

              (v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other companies;

              (vi)   any collective bargaining agreement with any labor union;

              (vii) any lease or similar arrangement for the use by ETS or the ETS Subsidiary of personal property;

              (viii) any ETS Agreement to which any Insider (as defined in SECTION 4.18 hereof) is a party;

              (ix)   any product development or licensing contracts;

              (x) any ETS Agreement containing non-competition or other limitations restricting the conduct of the business of ETS or the ETS Subsidiary;

              (xi)   any partnership, joint venture or similar agreement;

              (xii) any ETS Agreement with a term in excess of one (1) year and providing for payments of $25,000 over the term of such agreement;

              (xiii) any confidentiality agreements, independent contractor agreements and assignments of rights to Intellectual Property; and

              (xiv) any agreements or arrangement with other equipment manufacturers (OEM) for the manufacture of products for sale by ETS under ETS' label or the manufacture by ETS of ETS' products for sale by such manufacturer under its label.

True and complete copies of all written ETS Agreements referred to on SCHEDULE 4.3(a), SCHEDULE 4.3(b), SCHEDULE 4.12, SCHEDULE 4.14, SCHEDULE 4.15 and
SCHEDULE 4.17 hereto have heretofore been delivered or made available to Hach, and ETS has provided Hach with accurate written summaries of all such ETS Agreements which are unwritten. Except as set forth in SCHEDULE 4.15, neither ETS nor the ETS Subsidiary nor, to the knowledge of ETS after due inquiry, any other party thereto is in breach of or default under any ETS Agreement, and to the knowledge of ETS after due inquiry no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any ETS Agreement or result in the creation of any Security Interest upon, or any person obtaining any right to acquire, any properties, assets or rights of ETS or the ETS Subsidiary. Except as disclosed in SCHEDULE 4.15, there are no unresolved disputes involving ETS or the ETS Subsidiary under any ETS Agreement.

       4.16   LABOR RELATIONS.   As of October 31, 1997, ETS and the ETS
Subsidiary employed a total of 79 full-time employees and no temporary employees and, as of the date hereof, except as set forth on SCHEDULE 4.16, (a) neither ETS nor the ETS Subsidiary is delinquent in the payment (i) to or on behalf of any past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof or the Effective Time, as the case may be, (ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant or any other party arising under or with respect to a claim that has been filed under state statutes and approved in the ordinary course in accordance with ETS's policies regarding workers' compensation and/or any applicable statute or administrative procedure;
(b) there is no unfair labor practice charge or complaint against ETS or the ETS Subsidiary pending before the National Labor Relations Board or other

Governmental Entity, and, to the knowledge of ETS, none is threatened; (c) there is no labor strike, dispute, slowdown or stoppage actually in progress or, to the knowledge of ETS, threatened against ETS or the ETS Subsidiary; (d) there are no union or collective bargaining agreements in effect, and there are no union organizational drives in progress and there has been no formal or informal request to ETS or the ETS Subsidiary for collective bargaining or for an employee election from any union or from the National Labor Relations Board;
(e) no union representation or jurisdictional dispute or question exists respecting the employees of ETS or the ETS Subsidiary; and (f) no grievance or arbitration proceedings are pending and no claim therefor has been asserted against ETS or the ETS Subsidiary. Set forth on SCHEDULE 4.16 is the form of confidentiality agreement signed by each employee of ETS or the ETS Subsidiary who has access to Technology. Except as set forth on SCHEDULE 4.16, ETS has complied with all of the requirements of the Immigration Reform and Control Act of 1986, including without limitation completed and maintained all I-9 Forms.

       4.17   EMPLOYEE COMPENSATION.

              (a) Set forth on SCHEDULE 4.17 hereto is a true and complete list of:

                     (i) each pension, profit-sharing, thrift, deferred compensation, stock ownership, stock purchase, stock option, performance, bonus, incentive, retirement, severance, welfare, hospitalization or other medical, dental, disability, life or other insurance, or other employee benefit plan, trust or arrangement of any kind, whether written or oral, whether or not considered by ETS to be binding or non-binding (including, but not limited to any such plan within the meaning of Section 3 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")), which ETS or the ETS Subsidiary maintains or has maintained, has or ever had in effect or is or ever was required to make contributions to (collectively, "ETS PLANS");

                     (ii) each agreement, arrangement, commitment and understanding of any kind, whether written or oral, whether or not considered by ETS to be binding or non-binding, with any current or former officer, director, employee or consultant of ETS or the ETS Subsidiary or with any such consultant's employees pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, termination and consulting agreements);

                     (iii) any other plan, agreement, arrangement, policy or understanding, whether written or oral, whether or not considered by ETS to be binding or non-binding, relating to any other compensation, remuneration or benefits of any nature whatsoever (including, without limitation, bonuses, incentives, vacation pay, holiday pay, insurance, severance or retirement), in which any current or former officer, director or employee of ETS or the ETS Subsidiary participates or has participated since December 31, 1994 (all of the foregoing in clauses
       (ii) and (iii) being referred to herein collectively as "COMPENSATION COMMITMENTS"); or

                     (iv) any loans between ETS and any current or former officer, director, employee or consultant ("ETS LOANS").

True and complete copies of all written ETS Plans and Compensation Commitments referred to in SCHEDULE 4.17 (including all documents governing obligations, and the most recent valuation or actuarial reports, annual reports and determination letters relating to any ERISA Plans (as defined below)), have heretofore been delivered to Hach, and ETS has provided Hach with accurate written summaries of all such ETS Plans and Compensation Commitments which are unwritten; provided, that, as to customary, unwritten arrangements for payment of wages, ETS has provided Hach a listing of all employees by position and current rate of pay only. Neither ETS nor the ETS Subsidiary has made any express commitment or has any formal plan, whether considered by ETS to be legally binding, or not, to create any additional ETS Plan or Compensation Commitment or to modify or change in any material respect any existing ETS Plan or Compensation Commitment, except as described on SCHEDULE 4.17 hereto.

              (b) With respect to the ETS Plans and Compensation Commitments and Employee Loans:

                     (i) Neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated by this Agrement,will, in and of itself, result in (A) an event of default under any ETS Plan or Compensation Commitment; (B) a payment, restriction or limitation upon the assets of any ETS Plan or Compensation Commitment, or
       (C) acceleration of payment or vesting, increase in benefits or compensation or required funding, with respect to any ETS Plan or Compensation Commitment, or the forgiveness of any Employee Loan;

                     (ii) No compensation payable by ETS to any of its employees, officers, or directors under any ETS Plan or Compensation Commitment will be subject to disallowance under Section 162(m) of the Code;

                     (iii) No employee and no beneficiary or dependent of any employee is or may become entitled under any ETS Plan (other than the distribution of benefits to eligible employees and beneficiaries under the current terms of the ETS 401(k) Plan and the ETS ESOP) or Compensation Commitment to post-employment benefits of any kind, including without limitation, death or medical benefits, other than continuation health care coverage required by Section 4980B of the Code; and

                     (iv) All liabilities and obligations of ETS with respect to each and every ETS Plan and Compensation Commitment as of the Closing Date have been paid in full or accrued and reflected on the Financial Statements.

              (c) SCHEDULE 4.17 hereto indicates each ETS Plan which is an "EMPLOYEE PENSION BENEFIT PLAN" or an "EMPLOYEE WELFARE BENEFIT PLAN" (as such terms are defined in

Section 3(3) of ERISA) maintained or contributed to by ETS or the ETS Subsidiary (collectively, the "ERISA PLANS"). Except as set forth on SCHEDULE 4.17:

                     (i) each of the ERISA Plans (1) is currently in material compliance, to the extent currently required to be in compliance, with all applicable federal laws, including but not limited to ERISA, and the Internal Revenue Code of 1986, as amended (the "CODE"), and (2) has been administered in material compliance with the terms of such Plan and with all applicable federal and state laws, including but not limited to ERISA and the Code;

                     (ii) except as identified in SCHEDULE 4.17, none of the ERISA Plans ever maintained by ETS or the ETS Subsidiary is or was ever intended to be "QUALIFIED" within the meaning of Section 401(a) of the Code;

                     (iii) none of the ERISA Plans is or has been a "MULTIEMPLOYER PLAN" (as that term is defined in Section 3(37) of ERISA, "MULTIEMPLOYER PLAN") and neither ETS nor the ETS Subsidiary has ever contributed to or participated in a Multiemployer Plan;

                     (iv) neither ETS nor the ETS Subsidiary, nor any of the ERISA Plans, nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a transaction involving an ERISA Plan in connection with which ETS or the ETS Subsidiary would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code.

              (d) With respect to all group health plans (as such term is defined in Section 5000(b)(1) of the Code, "GROUP HEALTH PLANS") maintained by ETS or the ETS Subsidiary, ETS or such Subsidiary complied with the continuation health care coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (collectively, the "CONTINUATION COVERAGE REQUIREMENTS") for all qualifying events within the meaning of Section 4980B(f)(3) of the Code and Section 603 of ERISA ("QUALIFYING EVENTS"), affecting any current or former employee of ETS or such Subsidiary and any qualified beneficiary related to such employee or former employee (as defined in Section 4980B(g)(1) of the Code and Section 607(3) of ERISA, "QUALIFIED BENEFICIARY"). Except as set forth on
SCHEDULE 4.17, there are no current or former employees of ETS or the ETS Subsidiary or any Qualified Beneficiary related to any such employee or former employee receiving or eligible to receive continued health care pursuant to the Continuation Coverage Requirements.

       4.18 TRANSACTIONS WITH INSIDERS. Set forth on SCHEDULE 4.18 hereto is a complete and accurate list of (i) all ETS Agreements to which any Insider (as defined below) is a party and (ii) a complete and accurate description of all transactions between ETS, the ETS Subsidiary or any ETS Plan, on one hand, and any Insider, on the other hand, that have occurred since January 1, 1994. For purposes of this Agreement:

              (w) the term "INSIDER" shall mean Harry Stephenson and any stockholder, any director or officer of ETS or the ETS Subsidiary, and any Affiliate, Associate or Relative of any of the foregoing persons,

              (x) an "AFFILIATE" of a specified person is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified,

              (y) an "ASSOCIATE" of a specified person means (i) a corporation or other organization other than ETS or the ETS Subsidiary of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities,
       (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (iii) any Relative of such person who has the same home as such person or who is a director or officer of ETS or the ETS Subsidiary,

              (z) a "RELATIVE" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

       4.19   ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 4.19:

              (a) the operations of ETS and the ETS Subsidiary are in material compliance with all applicable Environmental Laws;

              (b) ETS and the ETS Subsidiary have obtained and currently maintain all Environmental Permits;

              (c) there are no judicial or administrative actions, proceedings, or investigations pending or, to the knowledge of ETS, threatened against ETS or the ETS Subsidiary alleging the violation of, or liability pursuant to, any Environmental Law or Environmental Permit;

              (d) neither ETS nor the ETS Subsidiary, nor to ETS's knowledge, any predecessor of ETS or the ETS Subsidiary, has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of or reporting of a Release or threatened Release of Hazardous Material into the environment;

              (e) neither ETS nor the ETS Subsidiary, nor to the knowledge of ETS, any of its past or current facilities and operations, or, to ETS's knowledge, any predecessor of ETS or the ETS Subsidiary, is subject to any outstanding written order, injunction, judgment, decree, ruling, assessment, or arbitration award of any agreement with any Governmental Entity or other person relating to Environmental Laws or the Release of Hazardous Materials;

              (f) there is not now, nor, to the knowledge of ETS, has there been in the past, on, in, or under the Real Property or any other real property currently or formerly owned, leased, or operated by ETS or the ETS Subsidiary or any of its predecessors (i) any underground storage tanks, above-ground storage tanks, dikes, or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances; and

              (g) neither ETS nor the ETS Subsidiary is subject to Environmental Costs and Liabilities with respect to Hazardous Materials, and no facts or circumstances exist that could reasonably be likely to result in ETS or the ETS Subsidiary incurring Environmental Costs and Liabilities in excess of $10,000 individually or $25,000 in the aggregate.

              (h)    For purposes of the foregoing SECTION 4.19:

              "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, costs and expenses (including fees, disbursements, and expenses of legal counsel, experts, engineers, and consultants and the costs of investigation and feasibility studies, remedial or removal actions, and cleanup activities) arising from or under any Environmental Law or Environmental Claim or any order or agreement now in effect with any Governmental Entity or other person.

              "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public and employee health and safety and includes, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ., the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ., the Clean Air Act, 33 U.S.C. Section 2601, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. Section 2601, ET SEQ., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
       Section 136, ET SEQ., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701, ET SEQ., the Federal Safe Drinking Water Act, 42 U.S.C. Section 300F, ET SEQ., and the Occupational Safety and Health Act, 29 U.S.C.
       Section 651, ET SEQ., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes.

              "ENVIRONMENTAL PERMIT" means any permit, approval, authorization, license, variance, registration, or permission required of ETS or the ETS Subsidiary under any applicable Environmental Law.

              "HAZARDOUS MATERIAL" means any substance, material, or waste which is regulated by any Governmental Entity, including, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste," or "toxic substance" under any provision of Environmental Law, which includes, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde, and polychlorinated biphenyls.

              "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property.

       4.20   ETS PRODUCTS; REGULATION.  Except as disclosed in SCHEDULE 4.20,
(a) there have been no written notices, citations or decisions by any Governmental Authority that any product produced, manufactured, marketed or distributed at any time by ETS or the ETS Subsidiary (the "ETS PRODUCTS") is defective or fails to meet any applicable standards promulgated by any such Governmental Authority; (b) ETS and the ETS Subsidiary have complied in all material respects with the laws, regulations and specifications with respect to design, manufacture, labeling, testing and inspection of ETS Products promulgated by the Food and Drug Administration ("FDA"); (c) there have been no recalls or seizures ordered or to the knowledge of ETS threatened by any such Governmental Authority with respect to any of the ETS Products; and (d) neither ETS nor the ETS Subsidiary have received any warning letter from the FDA.

       4.21 CUSTOMERS AND SUPPLIERS. ETS has made available to Hach a list of its customers. Except as set forth in SCHEDULE 4.21, no customer which, individually or in the aggregate, accounted for more than 5% of ETS's consolidated revenues during the 12 month period preceding the date hereof, and no supplier or service provider or group of suppliers or service providers which, individually or in the aggregate, accounted for more than 5% of ETS's consolidated expenses during the 12 month period preceding the date hereof, has canceled or otherwise terminated, or made any written threat to ETS or the ETS Subsidiary to cancel or otherwise terminate, for any reason, including, without limitation, the consummation of the transactions contemplated hereby, its relationship with ETS or the ETS Subsidiary or has at any time on or after December 31, 1996 decreased materially its services to ETS or the ETS Subsidiary in the case of any such service provider, or its usage of the services or products of ETS and the ETS Subsidiary. To the knowledge of ETS, no such customer or supplier or service provider intends to cancel or otherwise terminate its relationship with ETS or the ETS Subsidiary or to decrease materially its services to ETS or the ETS Subsidiary or its usage of the services or products of ETS and the ETS Subsidiary.

       4.22 OPINION OF FINANCIAL ADVISOR. The Environmental Test Systems, Inc. Employee Stock Ownership Plan ("ETS ESOP") has received the written opinion of Comstock Valuation Advisors, Inc. ("COMSTOCK") on the date of this Agreement to the effect that the Class A Merger Consideration to be received by the ETS ESOP from Hach is not less than the "fair market value" of the ETS Class A Common Stock held by the ETS ESOP and that the terms of the transactions pursuant to this Agreement, including the disposition of the ETS ESOP, is fair to the ETS ESOP and its participants from a financial point of view. ETS will promptly, after the date of this Agreement, deliver a copy of such opinion to Hach. A copy of the Comstock engagement letter, dated December 1, 1997, has previously been delivered to Hach.

       4.23 NO EXISTING DISCUSSIONS. As of the date of this Agreement, ETS is not engaged, directly or indirectly, in any discussions with any other party with respect to any Business Combination Transaction (as defined herein).

       4.24 BROKERS. Neither ETS, nor the ETS Subsidiary, nor any director, officer or employee thereof has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

       4.25 ACCURACY AND COMPLETENESS OF ALL STATEMENTS. Each representation or warranty by ETS made pursuant hereto (including the schedules hereto) and all closing certificates hereafter provided by ETS pursuant to the terms hereof will be true and correct in all material respects as of the date hereof and as of the Closing Date and does not, and will not as of the Closing Date, omit any material fact required to make the statements contained therein not misleading.


                                     ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF HACH AND MERGERCO

       Hach and Mergerco hereby represent and warrant to ETS as follows:

       5.1 ORGANIZATION AND GOOD STANDING. Each of Hach and Mergerco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

       5.2 AUTHORITY; NONCONTRAVENTION. Each of Hach and Mergerco has the corporate power and authority to execute and deliver this Agreement, the Stockholder's Agreement and the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Stockholder's Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of Hach and Mergerco (but with respect to Mergerco as to only the Merger Agreement) and by Hach as the sole stockholder of Mergerco and no other corporate proceedings on the part of Hach or Mergerco (but with respect to Mergerco as to only the Merger Agreement) are necessary to authorize and approve this Agreement, the Stockholder's Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby. This Agreement, the Stockholder's Agreement and the Escrow Agreement have been duly executed and delivered by, and constitute valid and binding obligations of, Hach and Mergerco (but with respect to Mergerco as to only the Merger Agreement) enforceable against Hach and Mergerco (but with respect to Mergerco as to only the Merger Agreement) in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies). The execution, delivery and performance of this Agreement, the Stockholder's Agreement and the Escrow Agreement by Hach and Mergerco (but with respect to Mergerco as to only the Merger

Agreement) and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) contravene any provisions of the Certificate of Incorporation or By-Laws of Hach or Mergerco;

              (ii) violate or conflict with any Legal Requirements or result in the termination or material modification of any Permit applicable to Hach or Mergerco or any of their respective businesses or properties except for such violations and conflicts which would not, in the aggregate, have a material adverse effect on Hach's or Mergerco's ability to perform their obligations hereunder; or

              (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority to be made or obtained by Hach or Mergerco, except in connection with or in compliance with the provisions of the Delaware Corporation Law, the Securities Act of 1933, ("Securities Act") the Securities and Exchange Act of 1934 ("Exchange Act"), and the HSR Act under which a filing may be required in connection with the Merger.

              (iv) conflict with, result in a breach of, or constitutes a default under any note, bond, indenture, mortgage, deed of trust, license, contract, lease, agreement, arrangement, commitment or other instrument to which Hach or Mergerco is a party or by which Hach or Mergerco is subject or bound and which is material to Hach on a consolidated basis;

              (v) result in the creation of a Security Interest, upon any right, property or asset of Hach or Mergerco; or

              (vi) terminate or give any person, corporation or entity the right to terminate, accelerate, amend, modify or refuse to perform under any note, bond, indenture, mortgage, deed of trust, license, lease, contract, agreement, arrangement, commitment or other instrument to which Hach or Mergerco is bound or with respect to which Hach or Mergerco is to perform any duties or obligations or receive any rights or benefits.

       5.3 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Hach consists of 25,000,000 shares of Hach Common Stock and 20,000,000 shares of Hach Class A Common Stock. As of January 16, 1998, 8,238,001 shares of Hach Common Stock and 8,230,133 shares of Hach Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable. The authorized capital stock of Mergerco consists of 1,000 shares of Mergerco Common Stock, all of which, as of the date of this Agreement, are issued and outstanding and held by Hach. Except as contemplated by this Agreement and as set forth in this SECTION 5.3 and SCHEDULE 5.3, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Hach or any Subsidiary of Hach, including Mergerco, obligating Hach or any Hach Subsidiary to issue or sell any shares of capital stock of, or other equity interests in Hach or any Hach Subsidiary. Between October 31, 1997 and the date of this

Agreement, no shares of Hach Common Stocks have been issued by Hach, except pursuant to the exercise of the stock options and stock purchase rights described above that were outstanding on September 30, 1997, in each case, in accordance with their respective terms. There are no outstanding contractual obligations of Hach or any Hach Subsidiary to repurchase, redeem or otherwise acquire any shares of Hach Common Stocks, or any capital stock of, or any equity interests in, any Hach Subsidiary. The shares of Hach Common Stocks to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Hach's Amended and Restated Certificate of Incorporation or By-laws or any agreement to which Hach is a party or by which Hach is bound and will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable state securities laws ("Blue Sky Laws").

       5.4    SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Hach has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since December 31, 1994 (collectively, the "HACH SEC REPORTS"). The Hach SEC Reports
(i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Hach is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

              (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Hach SEC Reports, the consolidated financial statements of Hach and its consolidated Hach Subsidiaries for the year ended April 30, 1997 and the unaudited consolidated financial statements of Hach and its consolidated Hach Subsidiaries for the quarter ended October 31, 1997 was prepared in accordance with GAAP consistently applied throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of Hach and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected to be, individually or in the aggregate, material to the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Hach and its Subsidiaries, taken as a whole.

              (c) For purposes of this SECTION 5.4 only, the term "material" shall have the meaning used by courts and the SEC when applying the Securities Act and the Exchange Act to particular facts and circumstances.

       5.5 ABSENCE OF LITIGATION. Except as disclosed in SCHEDULE 5.5 or the Hach SEC Reports filed prior to the date of this Agreement, there is no claim, action, suit, litigation, inquiry, review, proceeding or investigation pending or, to the knowledge of Hach or any Hach Subsidiary after due inquiry, threatened against or affecting Hach, any Hach Subsidiary, any Hach Benefit Plan or any of their respective properties or rights before any court, arbitrator, panel, agency or governmental, administrative or judicial, authority, which (a) individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Hach and its Subsidiaries taken as a whole or (b) seeks to delay or prevent the consummation of the Merger. Neither Hach nor any Hach Subsidiary nor any property or asset of Hach or any Subsidiary is in violation of any Legal Requirement, individually or in the aggregate, a material adverse effect on the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Hach and its Subsidiaries, taken as a whole.

       5.6    OWNERSHIP OF MERGERCO; NO PRIOR ACTIVITIES.

              (a) Mergerco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement.

              (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Merger and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Mergerco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

       5.7 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Hach or Mergerco.

       5.8 ACCURACY AND COMPLETENESS OF ALL STATEMENTS. Each representation or warranty by Hach made pursuant hereto (including the schedules hereto) and all closing certificates hereafter provided by Hach pursuant to the terms hereof will be true and correct in all material respects as of the date hereof and as of the Closing Date and does not, and will not as of the Closing Date, omit any material fact required to make the statements contained therein not misleading.

                                     ARTICLE 6

                               ADDITIONAL AGREEMENTS

       6.1    REGISTRATION STATEMENT; PROXY STATEMENT.

              (a) As promptly as practicable after the execution of this Agreement, Hach shall prepare and file with the SEC a registration statement on Form S-4 or the appropriate form (together with all amendments thereto, the "REGISTRATION STATEMENT") including therein a combined proxy statement to be sent to the stockholders of ETS (the "PROXY STATEMENT") and Prospectus, in connection with the registration under the Securities Act of the shares of Hach Common Stocks to be issued to the shareholders of ETS pursuant to the Merger. Hach and ETS each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Hach shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Hach Common Stocks pursuant to the Merger. ETS shall furnish all information concerning ETS as Hach may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, ETS shall mail the Proxy Statement to its shareholders. The Proxy Statement shall include the recommendation of the Board of Directors of ETS in favor of the Merger, unless otherwise necessary due to the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), subject to SECTION 6.10.

       No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Hach or ETS without the approval of the other party, which shall not be unreasonably withheld. Hach and ETS each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Hach Common Stocks issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

       Hach shall promptly prepare and submit to NASDAQ a listing application covering the shares of Hach Common Stocks issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Hach Common Stocks, subject to official notice of issuance and ETS shall cooperate with Hach with respect to such listing.

              (b) Hach represents, warrants and agrees that the information supplied by Hach for inclusion in the Registration Statement and the Proxy Statement shall not at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of ETS, (iii) the time of the ETS Shareholders' Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ETS Shareholders' Meeting which shall have become false or misleading. If at any time prior to the Effective Time any event or circumstance relating to Hach or any Hach Subsidiary, or their respective officers or directors, should be discovered by Hach which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Hach shall promptly inform ETS. Notwithstanding the foregoing, Hach and Mergerco make no representation or warranty with respect to any information supplied by ETS or any of its representatives which is contained in the Proxy Statement documents. All documents that Hach is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

              (c) ETS represents, warrants and agrees that the information supplied by ETS for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of ETS, (iii) the time of the ETS Shareholders' Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ETS Shareholders' Meeting which shall have become false or misleading. If at any time prior to the Effective Time any event or circumstance relating to ETS or any ETS Subsidiary, or their respective officers or directors, should be discovered by ETS which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, ETS shall promptly inform Hach. Notwithstanding the foregoing, ETS makes no representation or warranty with respect to any information supplied by Hach or any of its representatives in the Proxy Statement documents. All documents that ETS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

              (d) ETS, Hach and Mergerco each hereby (i) consents to the use of its name and, on behalf of its Subsidiaries and Affiliates, the names of such Subsidiaries and Affiliates and to the inclusion of financial statements and business information relating to such party and its Subsidiaries and Affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement or the Proxy Statement; (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Proxy Statement; and (iii) agrees to cooperate, and agrees to use all reasonable efforts to cause its Subsidiaries and Affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause (i) above in connection with the preparation of any and all information required, as determined after consultation with each party's counsel, to be disclosed by applicable securities laws in the Registration Statement or the Proxy Statement.

       6.2 SHAREHOLDERS' MEETING. ETS shall use all reasonable efforts to hold a meeting of its shareholders (the "ETS SHAREHOLDERS' MEETING") on or prior to the 35th day following the date on which the Registration Statement becomes effective, for the purpose of voting upon the approval of this Agreement and the Merger. ETS shall take all action reasonably necessary or advisable to secure the vote or consent of shareholders required by Indiana Corporation Law in favor of such approval (including unanimously recommending such approval), unless otherwise necessary and mandatory under the applicable fiduciary duties of the directors of ETS, as determined by such directors in good faith after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel).

       6.3 ACCESS; CONFIDENTIALITY. Between the date hereof and the Closing Date, ETS will and will cause the ETS Subsidiary to (i) provide, to the officers and other authorized representatives of Hach full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of ETS and the ETS Subsidiary, and will cause its respective officers to furnish to Hach or its authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of ETS or the ETS Subsidiary as may be reasonably requested by Hach and (ii) make available for inspection and copying by Hach true and complete copies of any documents relating to the foregoing. All information received by Hach pursuant to this SECTION 6.3 shall be held by it in accordance with the terms of the Confidentiality Agreements dated October 23, 1997 between Hach and ETS.

       6.4 CONDUCT OF BUSINESS OF ETS PRIOR TO THE EFFECTIVE TIME. ETS agrees that from and after the date hereof until the Effective Time and except as otherwise consented to or approved by Hach in writing:

              (a) The business of ETS and the ETS Subsidiary shall be conducted only in, and ETS and the ETS Subsidiary shall not take any action except in, the ordinary course of business and consistent with past practice;

              (b) No amendment or other change shall be made in the Articles of Incorporation or By-Laws of ETS or in the charter or by-laws (or similar organization documents with different names) of the ETS Subsidiary;

              (c) Neither ETS nor the ETS Subsidiary shall (i) issue, grant, sell or encumber any shares of its capital stock or (ii) issue, grant, sell, or encumber any security, option, warrant, put, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the acquisition, issuance, sale, pledge or other disposition of any shares of capital stock of ETS or the ETS Subsidiary, (iii) enter into any agreement, commitment or understanding calling for any transaction referred to in clause
(i) or (ii) of this paragraph (c), or (iv) make any other changes in its equity capital structure;

              (d) No dividend shall be declared or paid or other distribution (whether in cash, stock, property or any combination thereof) or payment declared or made in respect of any capital stock of ETS or the ETS Subsidiary, nor shall ETS or the ETS Subsidiary, directly or indirectly, purchase, acquire or redeem or split, combine or reclassify any shares of the capital stock of ETS or the ETS Subsidiary except that ETS may pay to its stockholders its normal and customary quarterly cash dividend in an amount not to exceed $0.24112 per share on the ETS Class A Common Stock for each such dividend until the Effective Time and the ETS Subsidiary may pay to ETS a cash dividend in the ordinary course of business in accordance with past practice.

              (e) Except as set forth in SCHEDULE 6.4, neither ETS nor the ETS Subsidiary shall make any capital expenditures (including expenditures for additions to plant, property and equipment) or appropriations or commitments with respect thereto, except (i) to the extent of the total dollar amounts and, to the extent indicated therein, at the times set forth in ETS's 1997 and 1998 Capital Expenditure Budgets; provided, however, that ETS shall not be deemed to have breached this clause (i) of this subsection (e) so long as ETS and the ETS Subsidiary shall not have made any such expenditures, appropriations or commitments in the aggregate in excess of more than $25,000 above the budgeted amounts and (ii) such additional capital expenditures, appropriations or commitments as ETS and Hach mutually may agree upon;

              (f) Except as set forth in SCHEDULE 6.4, neither ETS nor the ETS Subsidiary shall without the prior written consent of Hach which consent shall be promptly considered and not unreasonably withheld:

                     (i)    enter into any distribution agreements;

                     (ii) amend the 1997 and 1998 operating budgets of ETS, a copy of each is attached hereto as EXHIBIT D (together the "1997 AND 1998 OPERATING BUDGETS");

                     (iii) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise and whether due or to become due), other than (A) liabilities or obligations incurred in the ordinary course of business and consistent with past practice, (B) the payment or discharge of obligations as contemplated by this Agreement and (C) scheduled repayments of current portions of principal and interest on long-term indebtedness, the estimated amounts of which payments (which in the case of interest payments on variable rate debt have been projected on the basis of rates currently in effect) have prior to the execution of this Agreement been disclosed by ETS to Hach in a writing which specifically refers to this SECTION 6.4;

                     (iv) create, incur or assume any indebtedness including purchase money indebtedness or guarantee any indebtedness for money borrowed or guarantee any other obligation of any person or entity;

                     (v) make any loans, advances or capital contributions to, or investments in, any other person, other than short-term investments in the ordinary course of business in obligations of the United States of America for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or certificates of deposit issued by a commercial bank or banks having at least $500 million or equivalent in other currency in undivided capital and surplus;

                     (vi) other than to the extent provided for and at the times, if indicated, in the 1997 and 1998 Operating Budgets, and other than with respect to any ETS obligation to purchase ETS Class A Common Stock from ETS ESOP participants whose employment is terminated prior to the Closing, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, involving total payments to or by ETS or the ETS Subsidiary of, or involving the acquisition or disposition by ETS or the ETS Subsidiary of property, assets, or rights having a value of, at least $15,000; provided, however, that no transaction shall be permitted by this clause
       (vi) which is otherwise prohibited by the terms of this Agreement.

Notwithstanding the foregoing, nothing in this subsection (f) shall prevent any borrowing or advances between or among ETS and the ETS Subsidiary or the endorsement of negotiable instruments in the ordinary course of business;

              (g) Without the prior written consent of Hach which consent shall be promptly considered and not unreasonably withheld, ETS will not, and will not permit the ETS Subsidiary to (i) approve or put into effect any general increase in any compensation or benefits payable to any class or group of employees of ETS or the ETS Subsidiary, (ii) grant to any Key Employee any increase in compensation, remuneration or benefits of any nature whatsoever including, without limitation, new benefits, (iii) enter into any Compensation Commitment with any Key Employee, (iv) pay any bonus or other special compensation to any Key Employee (except pursuant to ETS Plans and Compensation Commitments disclosed on SCHEDULE 4.17 hereto) or (v) hire any new Key Employees;

              (h) ETS will use, and will cause the ETS Subsidiary to use, its best efforts to preserve its business organization intact, to keep available to itself the present services of its Key Employees; and to preserve for itself the goodwill of its suppliers, customers and others with whom business relationships exist; PROVIDED that nothing in this subsection (h) shall permit ETS or the ETS Subsidiary to make or agree to make any increase in compensation, or take any other action with respect to employees, suppliers or customers, which is inconsistent with present policies and practices of ETS or such Subsidiary or with any other provisions of this Agreement without the prior written consent of Hach which consent shall be promptly considered and not unreasonably withheld;

              (i) ETS will not and will not permit the ETS Subsidiary to adopt or amend in any material respect any ETS Plan (except to the extent necessary to maintain the ETS Plans' compliance with applicable law) or any collective bargaining agreement;

              (j) Neither ETS nor the ETS Subsidiary shall enter into or approve any ETS Agreement to which an Insider is a party;

              (k) Neither ETS nor the ETS Subsidiary shall reorganize, restructure, recapitalize, liquidate or file a voluntary petition in bankruptcy or enter into any composition with its creditors or file a voluntary winding up petition;

              (l) Neither ETS nor the ETS Subsidiary shall settle or compromise any litigation involving the payment of, or any agreement to pay over time, an amount, in cash, notes or other property, in excess of $15,000 in the aggregate without the prior consent of Hach; provided, however, that in no event shall ETS or the ETS Subsidiary settle or compromise any litigation involving Intellectual Property;

              (m) Neither ETS nor the ETS Subsidiary shall take any action or fail to take any action which would result in any breach of any of its representations, warranties or covenants contained herein;

              (n) Neither ETS nor the ETS Subsidiary shall enter into any license, sale, transfer, grant of Security Interest, disposition, or acquisition of any right, title or interest in or to Intellectual Property;

              (o) Without limiting any other provision of this Agreement, neither ETS nor the ETS Subsidiary shall amend or terminate any ETS Agreement or waive, release or cancel any debts, claims or rights, except in any such case in the ordinary course of business and consistent with prior practice; or

              (p) With respect to all Group Health Plans maintained by ETS or the ETS Subsidiary, ETS will, and will cause the ETS Subsidiary to, comply with the Continuation Coverage Requirements for all Qualifying Events affecting any current or former employee of ETS or the ETS Subsidiary and any Qualified Beneficiary related to any such employee or former employee. ETS will update
SCHEDULE 4.17 to include any current or former employee of ETS or the ETS Subsidiary or any Qualified Beneficiary related to any such employee or former employee who becomes eligible to receive continued health care pursuant to the Continuation Coverage Requirements prior to the Closing Date.

       6.5 CONSENTS; COOPERATION. Subject to the terms and conditions hereof, ETS and Hach will, and ETS will cause the ETS Subsidiary to, and Hach will cause Mergerco to use their respective best efforts at their respective own expense:

              (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for the consummation of the transactions contemplated by this Agreement;

              (ii) to give the other parties prompt prior notice of and to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including governmental authorities) challenging this Agreement or the transactions contemplated hereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

ETS, Hach and Mergerco will, to the extent permitted by applicable requirements of law, supply the other parties hereto with copies of all correspondence, filings or written communications between such party, its Subsidiaries (as applicable), or its representatives and any governmental authority with respect to this Agreement and the transactions contemplated hereby.

       6.6 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the provisions of this SECTION 6.6 AND OF SECTION 6.4 hereof shall not require Hach, ETS or Mergerco to divest themselves of any assets or properties or agree to limit the ownership or operation by Hach, ETS or the ETS Subsidiary of any of the assets, or businesses of ETS or the ETS Subsidiary following the Effective Time.

       6.7    INTERIM FINANCIAL STATEMENTS; 1997 AUDITED FINANCIALS.

              (a) Within twenty days after the end of each calendar month after the date of this Agreement and until the Effective Time, ETS will deliver to Hach unaudited consolidated statements of income for such calendar month and the corresponding calendar month of the preceding fiscal year. Within twenty days after the end of each fiscal quarter after the date of this Agreement and until the Effective Time, ETS will deliver to Hach an unaudited consolidated balance sheet as at the end of such fiscal quarter and at the end of the corresponding fiscal quarter of the preceding fiscal year, together with the related unaudited consolidated statements of income and cash flows for the fiscal quarter then ended. All such financial statements shall present fairly the financial position, results of operations and cash flows of ETS and its consolidated subsidiaries as at the date or for the periods indicated in accordance with GAAP consistently applied (and shall be accompanied by a certificate of the chief financial or accounting officer of ETS to such effect), except as otherwise indicated in such statements and subject to normal and recurring year-end audit adjustments which will not in the aggregate be material to the business, operations, results of operations, assets, liabilities, condition (financial or otherwise), or prospects of ETS and the ETS Subsidiary, taken as a whole; PROVIDED, HOWEVER, that such financial statements need not contain the footnote disclosures required by GAAP. All unaudited financial statements delivered pursuant to this SECTION 6.7 shall be prepared on a basis consistent with the audited financial statements for the year ended December 31, 1996.

              (b) Prior to the Effective Time, ETS will furnish Hach true and complete copies of the audited consolidated balance sheets of ETS and the ETS Subsidiary as of December 31, 1997, and the related audited consolidated statements of income, shareholders' equity and cash flows for the year then ended ("1997 AUDITED FINANCIALS") and from and after such delivery the 1997 Audited Financials shall be included as part of the "Financial Statements" for purposes of the representations and warranties to be made by ETS at the Effective Time in accordance with SECTION 7.1.

       6.8 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Effective Time, ETS will give prompt notice in writing to Hach of: (i) any information that indicates that any representation and warranty contained herein was not true and correct as of the date hereof or will not be true and correct as of the Effective Time, (ii) the occurrence or failure to occur of any event which occurrence or failure to occur will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in ARTICLE 7 hereof, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (iv) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, (v) receipt of any Business Combination Transaction Proposal (as defined below), (vi) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge after due inquiry, threatened against, ETS or the ETS Subsidiary or relating to or involving or otherwise affecting ETS or the ETS Subsidiary or which relate to the consummation of the transactions contemplated by this Agreement, and (vii) any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any ETS Agreement. ETS will (w) promptly advise Hach of any material adverse change in the business, operations, assets, including, Intellectual Property, liabilities, condition (financial or otherwise), results of operations or prospects of ETS or the ETS Subsidiary, (x) confer on request of Hach with one or more designated representatives of Hach to report operational matters and to report the general status of ongoing operations, and
(y) notify Hach of any emergency or other change in the normal course of business or in the operation of the properties of ETS or the ETS Subsidiary and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving any property of ETS or the ETS Subsidiary, and will keep Hach fully informed of such events and permit Hach's representatives access to all materials prepared in connection therewith.

       6.9 PUBLICITY. The parties hereto agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated hereby and shall use all reasonable efforts to agree upon the text of any such press release or public announcement prior to the publication of such press release or the making of such public announcement.

       6.10 NO SOLICITATION OF TRANSACTIONS. Neither ETS nor the ETS Subsidiary directly or indirectly, through any officer, director, agent or otherwise, shall solicit, initiate or encourage the submission of any proposal or offer from any person relating to a Business Combination Transaction (as hereinafter defined) with ETS or the ETS Subsidiary or participate in any negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; PROVIDED, HOWEVER, that nothing contained in this SECTION
6.10 shall prohibit the ETS Board of Directors from authorizing ETS or the ETS Board of Directors or its designees from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited proposal in writing by such person for a Business Combination Transaction with ETS or the ETS Subsidiary received by the ETS Board of Directors after the date of the Agreement, if, and only to the extent that,
(a) the ETS Board of Directors, after consultation with its independent legal and financial advisors and taking into consideration the advice of such advisors, determines in good faith that (i) such action is required for the ETS Board of Directors to comply with its fiduciary duties to shareholders imposed by applicable Legal Requirements and (ii) such unsolicited proposal may be materially more favorable to the shareholders of ETS than the transactions contemplated by the Agreement and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, ETS (i) gives Hach and Mergerco as promptly as practicable prior written notice of the material terms of such proposal in reasonable detail and of ETS's intention to furnish such information or begin such discussions and (ii) receives from such person an executed confidentiality agreement on terms no less favorable to ETS than those contained in the Confidentiality Agreement dated as of October 23, 1997 between Hach and ETS. In addition, ETS may, but shall not be obligated to, from time to time notify Hach as to any proposal or offer or any inquiry or contact with any person with respect to a matter that does not rise to the level of a Business Combination Transaction Proposal. ETS agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which ETS is a party. For purposes of this Agreement, a proposal for a Business Combination Transaction that follows the procedure and satisfies the criteria set forth above in subdivisions (a)(i) and (ii) as well as subdivisions (b)(i) and (ii) of this Section is deemed to be a business combination transaction proposal ("BUSINESS COMBINATION TRANSACTION PROPOSAL"). As used herein, the term "BUSINESS COMBINATION TRANSACTION" shall mean any of the following involving ETS or the ETS Subsidiary: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Merger); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of ETS and the ETS Subsidiary taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33% or more of the shares of ETS Common Stock, whether by tender offer, exchange offer or otherwise.

       6.11 CLOSING BALANCE SHEET AND INCOME STATEMENT, ETS's FINANCIAL MANAGERS' REPORT.

              (a) At least two (2) days prior to the Closing, ETS's Vice President of Finance shall deliver to Hach a fluctuation analysis report ("FINANCIAL MANAGERS' REPORT") on the most recent statement of income and balance sheet of ETS delivered pursuant to SECTION 6.7 which will compare actual results to budgeted amounts and to prior year results for the same period. Any variances over five percent shall be explained in such report.

              (b) Hach shall have the right to verify the findings of the Financial Managers' Report and satisfy itself as to the procedures used to prepare such analysis.

       6.12 SURVEY AND TITLE POLICY. On or prior to the Closing Date, ETS shall deliver to Hach a current "as-built" metes and bounds survey for each parcel of ETS Real Property, including all easements that benefit such properties (collectively, the "SURVEYS"), which shall (a) be made in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping Minimum Standards in 1992 (the "ALTA/ACSM STANDARDS") and meet the accuracy requirements of an "Urban" survey as defined therein, (b) be in form, scope, and substance reasonably satisfactory to Purchaser, (c) contain optional survey requirements 1, 2, 3, 4, 6, 7(a), 7(b), 8, 9, 10, 11 and 13 as described on Table A of the ALTA/ASCM Standards,
(d) contain a survey certification reasonably acceptable to Hach and (e) not reflect the existence of any Security Interests affecting or relating to the ETS Real Property (other than for taxes not yet due and payable). In addition, the Company shall deliver to Hach on or prior to the Closing Date an American Land Title Association ("ALTA") title insurance policy (the "TITLE POLICY") insuring title to each parcel of ETS Real Property, which Title Policy shall be (i) in an amount reasonably acceptable to Hach, (ii) contain such endorsements thereto as are available and as Hach shall deem necessary or desirable, and (iii) not reflect the existence of any Security Interests affecting or relating to such ETS Real Property (other than for taxes not yet due and payable).

       6.13 APPROVAL BY MERGERCO BOARD OF DIRECTORS AND SOLE STOCKHOLDER. Following approval by the Hach Board of Directors of this Agreement and the other agreements and transactions contemplated hereby, Hach will:

              (i) cause the Board of Directors of Mergerco to approve this Agreement and the agreements and transactions contemplated hereby; and

              (ii) in its capacity as the Sole Stockholder of Mergerco, vote its shares of Mergerco to approve this Agreement and the agreements and transactions contemplated hereby; and

              (iii) cause all other action to occur which is necessary to give effect to this Agreement and the agreements and transactions contemplated hereby.

       6.14.  EMPLOYEE BENEFIT PLANS.

              (a) As soon as practical following the Effective Time, Hach shall make available to the employees of ETS who continue as employees of Hach, the Surviving Corporation or any Hach Subsidiary after the Effective Time ("CONTINUING EMPLOYEES"), subject to this Section 6.14 and without duplication, substantially the same employee benefits on substantially the same terms and conditions that Hach may offer to similarly situated employees of Hach from time to time, provided, however, that until such time as the ETS ESOP is terminated, frozen or merged into Hach's ESOP, or the ETS ESOP loan or any successor loan is repaid, the

Environmental Test Systems, Inc. 401(k) Plan ("ETS 401(k) Plan") shall be administered by Hach or the Surviving Corporation as a separate plan. Until such time as the Continuing Employees become covered by the Hach welfare benefit plans, the Continuing Employees shall remain covered by the welfare benefit plans sponsored by ETS, subject to the terms of such plans.

              (b) Subject to the provisions of Sections 6.14(c), 6.14(d) and 6.14(e), a Continuing Employee who becomes covered by a particular employee benefit plan sponsored by Hach pursuant to Section 6.14(a) shall be credited with his or her years of service (as defined in the applicable Hach employee benefit plan) as an employee of ETS prior to the Effective Time, and of Hach, the Surviving Corporation or any Hach Subsidiary after the Effective Time, for purposes of (i) eligibility under the employee welfare benefit plans sponsored by Hach; and (ii) eligibility and vesting, but not for purposes of benefit accrual or contributions, under Hach's Profit Sharing Plan ("HACH PROFIT SHARING PLAN").

              (c) Subject to the requirements and limitations of applicable law and the provisions of the benefit plans referenced below, Hach shall take or cause to be taken the following actions regarding the disposition of The Environmental Test Systems, Inc. "401(k)" Plan ("ETS 401(k) Plan"):

              (i) The ETS 401(k) Plan, and all assets and liabilities associated therewith, shall be merged with and into the Hach Profit Sharing Plan at such time as Hach may determine but not later than the date of the first to occur of (a) the termination or freezing of the ETS ESOP, (b) the repayment of the loan to the ESOP by NBD Bank ("ETS ESOP Loan") or any successor loan (should Hach determine to refinance the NBD ESOP Loan or any successor loan) or (c) its merger into the Hach ESOP. Until the effective date of such merger, eligible participants under the ETS 401(k) Plan may continue to make salary deferral contributions thereunder, subject to the terms of such plan but shall not participate in the Hach Profit Sharing Plan or its 401(k) component.

              (ii) Any outstanding loans to participants under the ETS 401(k) Plan shall remain outstanding after the effective date of the merger of the ETS 401(k) Plan into the Hach Profit Sharing Plan and shall be serviced under the Hach Profit Sharing Plan pursuant to its terms.

              (d) With respect to Continuing Employees, Hach will use commercially reasonable efforts to cause the appropriate health care providers under Hach's benefit plans to : (i) waive any preexisting condition exclusions from coverage for such Continuing Employees; and (ii) credit such Continuing Employees with amounts paid toward deductibles under their existing ETS coverages, if coverage for the Continuing Employees under the relevant Hach plan begins other than on the first day of the relevant Hach plan's plan year.

              (e) (i) During the plan year of the ETS ESOP ending December 31, 1998, ETS shall pay dividends on the ETS Class A Common Stock held by the ETS ESOP for the period commencing January 1, 1998 and ending on the Closing Date in an amount equal to the lesser of:

                           (A) The amount necessary to enable the ESOP to make principal and interest payments on the NBD ESOP Loan at the time such payments are due, and to satisfy its liquidity needs with respect to distributions to terminated participants; or

                           (B) The amount required to be paid with respect to the ETS Class A Common Stock by the Articles of Incorporation of ETS as in effect on the date hereof.

                     (ii) Subject to the requirements and limitations of applicable law and the provisions of the ETS ESOP and Hach ESOP, from and after the Effective Time, Hach shall take or cause to be taken the following actions regarding the disposition of the ETS ESOP:

                           (A)    Until such time as Hach determines to
                     terminate, freeze or merge it into the Hach ESOP, Hach will maintain the ETS ESOP as a tax-qualified "employee stock ownership plan", within the meaning of Sections 401(a) and 4975(e)(7) of the Code from the Effective Time through the date on which the ETS ESOP is frozen, terminated or merged with the Hach ESOP or any successor thereto.

                           (B) At such time or times as the then acting Trustee determines, the Trustee may liquidate Hach Common Stocks or other securities held in the "loan suspense" account of the ETS ESOP to pay down or pay off the ETS Loan. The proceeds from the sale of Hach Common Stocks or other securities remaining in the loan suspense account after the ETS Loan has been paid in full and after the payment of all expenses incurred by the ETS ESOP and the ETS ESOP Trustee shall be allocated to the accounts of all active participants with account balances under the ETS ESOP at the time of allocation, and no part shall revert to Hach or any affiliate of Hach or any other person unless required by law or applicable regulations.

                           (C) In the event the ETS ESOP is terminated or merged into the Hach ESOP or any successor stock ownership plan, Hach will amend the Hach ESOP or such successor plan, if then in existence, so that contemporaneously with the termination or merger of the ETS ESOP, all active participants in the ETS ESOP will immediately participate in the Hach ESOP and they will be credited with their years of service with ETS for eligibility and vesting purposes under the Hach ESOP as provided in SECTION 6.14(b).

                           (D) For so long as the ETS ESOP is in existence and the ETS Loan is outstanding, Hach or the Surviving Corporation will make contributions to the ETS ESOP sufficient to enable the Trustee to meet its obligations under the ETS

              Loan or any loan the proceeds of which are used to refinance the ETS ESOP Loan.

                     (E) All expenses and costs associated with the disposition of all ETS Plans which are incurred from and after the Effective Time shall be paid by Hach or the Surviving Corporation to the extent not paid by the Plans.

              (f) The final valuation of the ETS Class A Common Stock held by the ETS ESOP will be made by ComStock effective December 31, 1997. ComStock must have issued to the ESOP Trustee and Benefits Committee its opinion dated not later than the date of the ETS Stockholder Meeting called to approve the Plan and Agreement of Merger. Such opinion shall be to the effect that the Class A Merger Consideration to be received by the ETS ESOP from Hach is not less than "adequate consideration", as defined in Section 3(18) of ERISA, for the ETS Class A Common Stock exchanged by the ETS ESOP and that the terms of the transactions pursuant to this Merger Agreement, including the disposition of the ETS ESOP, is fair to the ETS ESOP and its participants from a financial point of view.

                                     ARTICLE 7

                 CONDITIONS TO THE OBLIGATIONS OF HACH AND MERGERCO

       The obligations of Hach and Mergerco to consummate the Closing and effect the Merger shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Hach and Mergerco as provided herein except as otherwise required by applicable law:

       7.1    REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

              (a) Each of the representations and warranties of ETS contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Effective Time) shall be true and correct in all material respects as of the Effective Time (subject to any updates to the Schedules hereto representing matters arising between the time of execution of this Agreement and the Closing); provided, however, if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation and warranty must be true and correct in all respects. Each obligation of ETS under this Agreement required to be performed by it at or prior to the Effective Time shall have been duly performed and complied with in all material respects as of the Effective Time.

              (b) Each of the representations and warranties contained in the Stockholder Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Effective Time) shall be true and correct as of the Effective Time. Each obligation under the Stockholder's Agreement to be performed by Harry Stephenson at or prior to the Effective Time shall have been duly performed and complied with in all respects as of the Effective Time.

              (c) At the Closing, Hach and Mergerco shall have received (i) a certificate, dated the Closing Date and duly executed by the chief executive officer and the chief financial officer of ETS, to the effect that the conditions set forth in Subsection (a) above have been satisfied and (ii) a certificate, dated the Closing Date and duly executed by Harry Stephenson, to the effect that the conditions set forth in Subsection (b) above have been satisfied.

       7.2 AUTHORIZATION OF MERGER; CONSENTS. All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and the Stockholder's Agreement and the consummation of the transactions contemplated hereby, and thereby shall have been duly and validly taken by ETS including without limitation the approval of the stockholders of ETS contemplated by SECTION 8.3 hereof. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained. All notices, consents, and waivers required to be obtained by ETS and the ETS Subsidiary and listed on SCHEDULE 4.4 shall have been made or obtained.

       7.3 APPROVAL OF HACH BOARD OF DIRECTORS. The Board of Directors of Hach shall have approved the Merger and the other transactions contemplated by this Agreement.

       7.4 OPINION OF ETS's COUNSEL. Hach shall have been furnished with the opinion of Krieg DeVault, Alexander & Capehart, Indianapolis, Indiana, counsel to ETS, dated the Closing Date, in form and substance reasonably satisfactory to Hach and its counsel, which opinion may be in a form in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law (1991) ("ACCORD FORMAT").

       7.5 REPORT OF ETS's FINANCIAL MANAGERS. ETS shall have delivered to Hach the Financial Manager's Report referred to in Section 6.11.

       7.6 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued and be in effect by any court restraining or prohibiting the consummation of the transactions contemplated hereby or requiring Hach or any of its Subsidiaries to divest any material assets or properties or limiting the ownership or operation by Hach or any of its Subsidiaries of any of the material assets or business of ETS or the ETS Subsidiary. No statute, rule or regulation shall have been promulgated or enacted by any federal, state or local government, governmental authority or governmental agency which would prevent or make illegal the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory body shall be pending (or threatened by any governmental or regulatory body), and no investigation by any governmental or regulatory body shall have been commenced (and be pending) seeking (i) to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, (ii) material damages in connection therewith which Hach, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby, (iii) to limit the ownership or operation by Hach or any of its Subsidiaries of any of the assets or business of ETS or the ETS Subsidiary or (iv) to require Hach or any of its Subsidiaries to divest any material assets or properties.

       7.7 OPTIONS, ETC.. Hach shall have received assurances, to its reasonable satisfaction, that at and after the Effective Time there shall not exist any security, option, warrant, right (including preemptive rights), put, call, subscription, agreement, commitment, understanding or claim of any nature whatsoever, fixed or contingent that directly or indirectly calls for ETS or the ETS Subsidiary to acquire or issue, pledge, deliver, sell or otherwise dispose, or to cause to be acquired, issued, delivered, pledged, sold or otherwise disposed, any shares of the capital stock of ETS or the ETS Subsidiary or any securities convertible into or other rights to acquire any shares of capital stock of ETS or the ETS Subsidiary or obligating ETS or the ETS Subsidiary to grant, extend or enter into any of the foregoing.

       7.8 STOCKHOLDER'S AGREEMENT AND ESCROW AGREEMENT. The Stockholder's Agreement shall be in full force and effect, and there shall be no breach thereunder as of the Effective Time. The Escrow Agreement shall be in full force and effect, and there shall be no breach thereunder as of the Effective Time.

       7.9 RESIGNATIONS. Hach shall have received the resignations, effective as of the Effective Time of each director of ETS and the ETS Subsidiary.

       7.10 EMPLOYMENT AGREEMENTS. (a) Prior to the Closing, ETS shall have delivered to Hach copies of fully executed Employment Agreements with each Key Employee listed on SCHEDULE 7.10 hereto in form and substance and pursuant to such terms and conditions as are satisfactory to Hach in its sole discretion.

       (b) Prior to the Closing, Hach and Mark Stephenson shall have entered into an Employment Agreement in form and substance and pursuant to such terms and conditions as are mutually satisfactory to them.

       7.11 HARRY STEPHENSON AGREEMENTS. (a) At the Closing, Harry Stephenson shall have delivered to Hach a fully executed noncompetition agreement in the form of EXHIBIT E hereto.

              (b) At the Closing, Hach and Harry Stephenson shall have entered into a Consulting Agreement in the form of EXHIBIT F.

              (c) At the Closing, Harry Stephenson shall have executed and delivered a Lock-up Letter in the form of EXHIBIT G, whereby he agrees not to sell the shares of Hach Common Stocks he receives in the Merger for a period of six months from the Closing Date.

              (d) Prior to or effective at the Closing, the current employment agreement between ETS and Harry Stephenson shall be terminated with no continuing obligation on the part of ETS.

       7.12 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

       7.13 TAX OPINION. Hach and ETS shall each have received an opinion of Krieg, DeVault, Alexander & Capehart, legal counsel to ETS, reasonably satisfactory in form and substance to ETS and to Hach and its counsel McBride Baker & Coles, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a)(1)(A) of the Code which shall be dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to shareholders of ETS and which shall be updated as of the Effective Time ("ETS TAX OPINION").

       7.14 LISTING OF HACH COMMON STOCKS; COMPLIANCE WITH STATE BLUE SKY LAWS. Hach and ETS shall have received from NASDAQ evidence that the shares of Hach Common Stocks to be issued to the shareholders of ETS in the Merger shall be quoted on NASDAQ immediately following the Effective Time. Hach shall have complied in all material respects with any state Blue Sky laws applicable to the issuance of the Hach Common Stocks in connection with the Merger.

       7.15 INVESTMENT LETTERS. At the Closing, Hach and ETS shall have received investment letters in form and substance satisfactory to Hach and ETS from ETS shareholders representing at least 51% of the Hach Common Stock issued as Merger Consideration, representing the agreement of such shareholders that, notwithstanding their registration, all shares of Hach Common Stocks to be received by ETS shareholders as Merger Consideration shall be held for investment (the "ETS INVESTMENT LETTERS").

       7.16 CERTIFICATES. ETS shall have furnished Hach with such certificates of its officers and others as Hach may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 7.

       7.17 NO ADVERSE CHANGES. No material adverse changes shall have occurred in the assets, liabilities, business, financial (or other) condition or results of operations or prospects of ETS or the ETS Subsidiary since December 31, 1996.

       7.18 DISPOSITION OF CERTAIN ETS AGREEMENTS. Prior to the Closing, Hach and ETS shall take such actions with respect to the Registration Rights Agreement and Security Agreements among ETS and its stockholders as is described on SCHEDULE 7.18.

                                     ARTICLE 8

                        CONDITIONS TO THE OBLIGATIONS OF ETS

       The obligations of ETS to consummate the Closing and effect the Merger shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by ETS as provided herein except as otherwise provided by applicable law:

       8.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of Hach and Mergerco contained in this Agreement shall be true and correct in all material respects as of the date hereof and (having been deemed to have been made again at and as of the Effective Time) shall be true and correct in all material respects as of the Effective Time; provided, however, if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied such representation and warranty must be true and correct in all respects. Each obligation of Hach and Mergerco under this Agreement required to be performed by it at or prior to the Effective Time shall have been duly performed and complied with in all respects as of the Effective Time. At the Closing, ETS shall have received a certificate, dated the Closing Date and duly executed by an officer of Hach to the effect that the conditions set forth in this SECTION 8.1 have been satisfied.

       8.2 AUTHORIZATION OF THE MERGER. All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Escrow Agreement and the Stockholder's Agreement and consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Hach and Mergerco. All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies required to consummate the transactions contemplated hereby shall have been made or obtained.

       8.3 STOCKHOLDER APPROVALS. This Agreement and the transactions contemplated herein shall have been duly approved by the stockholders of ETS in accordance with all applicable Legal Requirements (the "REQUISITE ETS STOCKHOLDER APPROVAL"). The affirmative vote of the holders of at least a majority of the outstanding shares of each of ETS Class A Common Stock and ETS Class B Common Stock voting each as a separate voting group are the only votes of the holders of any class or series of capital stock of ETS necessary to approve this Agreement and the Merger.

       8.4 OPINION OF HACH'S COUNSEL. ETS shall have been furnished with opinion of McBride, Baker & Coles, dated the Closing Date, in form and substance reasonably satisfactory to ETS and its counsel, which opinion may be in the Accord Format.

       8.5 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued and be in effect by any court restraining or prohibiting the consummation of the transactions contemplated hereby or requiring Hach or any of its Subsidiaries to divest ownership or operations by Hach or any of its Subsidiaries of, any of the assets or business of Hach or any of its

Subsidiaries. No statute, rule or regulation shall have been promulgated or enacted by any federal, state or local government, governmental authority or governmental agency which would prevent or make illegal the transactions contemplated hereby. No action, suit or proceeding before any court or any governmental or regulatory body shall be pending (or threatened by any governmental or regulatory body), and no investigation by any governmental or regulatory body shall have been commenced (and be pending) seeking (i) to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, (ii) material damages in connection therewith which Hach, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby, (iii) to limit the ownership or operation by Hach or any of its Subsidiaries of any of the assets or business of Hach or any of its Subsidiaries or (iv) to require Hach or any of its Subsidiaries to divest any material assets or properties.

       8.6 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect.

       8.7 TAX OPINION. Hach and ETS shall each have received the ETS Tax Opinion, as provided in SECTION 7.13.

       8.8 LISTING OF HACH COMMON STOCKS; COMPLIANCE WITH STATE BLUE SKY LAWS. Hach and ETS shall have received from NASDAQ evidence that the shares of Hach Common Stocks to be issued to the shareholders of ETS in the Merger shall be quoted on NASDAQ immediately following the Effective Time. Hach shall have complied in all material respects with any state Blue Sky Laws applicable to the issuance of the Hach Common Stocks in connection with the Merger.

       8.9 INVESTMENT LETTERS. (a) Hach and ETS shall have received the ETS Investment Letters, as provided in SECTION 7.15.

              (b) At the Closing, ETS shall have received from Hach an investment letter in form and substance satisfactory to ETS in which Hach represents that it has no present intention as of the Closing Date to direct the ETS ESOP Trustee to sell any Hach Common Stocks to be received by the ETS ESOP as a result of the Merger.

       8.10 EMPLOYMENT AGREEMENTS. ETS shall have entered into Employment Agreements with each Key Employee listed on SCHEDULE 7.10 and Hach shall have entered into the Employment Agreement with Mark Stephenson, as provided in
SECTION 7.10.

       8.11 HARRY STEPHENSON AGREEMENTS. Hach will have executed and delivered the agreements as provided by SECTION 7.11.

       8.12 ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each of the parties thereto.

       8.13 CERTIFICATES. Hach and Mergerco shall have furnished ETS with such certificates of their officers and others as ETS may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 8.

       8.14 NO ADVERSE CHANGE. No material adverse change shall have occurred in the assets, liabilities, business, financial (or other) condition or results of operations or prospects of Hach on a consolidated basis since April 30, 1997.


                                     ARTICLE 9

                         TERMINATION: ABANDONMENT OF MERGER

       9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the stockholders of
ETS:

              (a) By mutual consent duly authorized by the Boards of Directors of Hach and ETS;

              (b) By either Hach or ETS if a permanent injunction is entered, enforced or deemed applicable to this Agreement, which prohibits the consummation of the transactions contemplated hereby and all appeals of such injunction shall have been taken and shall have been unsuccessful (the appealing party or parties shall be responsible for their respective costs and expenses relating to such appeals);

              (c) By either Hach or ETS if any governmental entity, the consent of which is a condition to the obligation of such party to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all reasonable appeals of such determination shall have been taken and shall have been unsuccessful (the appealing party or parties shall be responsible for their respective costs and expenses relating to such appeals);

              (d) By either Hach or ETS if, without fault of such terminating party, the Merger has not been consummated except for routine filings with the Secretary of State of Delaware and Indiana on or before the Closing Date;

              (e) By Hach, (i) if the Board of Directors of ETS shall have withdrawn its recommendation of this Agreement or the Merger or shall have resolved to do so, or (ii) within five (5) business days of receipt by Hach of a written notice from ETS that ETS has received a Business Combination Transaction Proposal; provided that during such five (5) business day period, Hach shall have the right to make a good faith counter-offer to ETS in response to the Business Combination Transaction Proposal;

              (f) By ETS, in the exercise of its good faith judgment (subject to Section 6.10) as to its fiduciary duties under law, if (x) after receiving an unsolicited proposal, the ETS Board of Directors has made the determinations called for by Section 6.10(a)(i) and Section 6.10 (a)(ii), thus resulting in a Business Combination Transaction Proposal, (y) Hach has received the notice called for by Section 6.10(b)(i) and (z) ETS has received the confidentiality agreement referred to in Section 6.10(b)(ii); provided that any termination of this Agreement by ETS pursuant to this Section 9.1(f) shall not be effective until ETS has made payment of the full Break-up Fee required by
Section 9.2(a) hereof;

              (g) By Hach, upon a breach of any representation, warranty, covenant or agreement on the part of ETS set forth in this Agreement, or if any representation or warranty of ETS shall have become untrue, in either case such that the conditions set forth in Article 7 would not be satisfied (a "TERMINATING ETS BREACH"); PROVIDED, HOWEVER, that, if such Terminating ETS Breach is curable by ETS through the exercise of its best efforts and for so long as ETS continues to exercise such best efforts, Hach may not terminate this Agreement under this SECTION 9.1(g);

              (h) By ETS, upon breach of any representations, warranty, covenant or agreement on the part of Hach or Mergerco set forth in this Agreement, or if any representation or warranty of Hach or Mergerco shall have become untrue, in either case such that the conditions set forth in Article 8 would not be satisfied ("TERMINATING HACH BREACH"); PROVIDED, HOWEVER, that, if such Termination Hach Breach is curable by Hach or Mergerco through best efforts, and for so long as Hach or Mergerco continues to exercise such best efforts, ETS may not terminate this Agreement under this SECTION 9.1(h);

              (i) By either Hach or ETS, on the fifth business day following the Determination Date if the Average Share Price on the Determination Date is less then $9.00 for Hach Common Stock or $7.00 for Hach Class A Common Stock; or

              (j) By Hach, in the event any updates of Schedules made pursuant to Section 7.1 disclose any liabilities not disclosed at the time this Agreement is executed and delivered or which arose after such execution or delivery other than in the ordinary course of business, which liabilities are individually or in the aggregate material.

       9.2    FEES AND EXPENSES.

              (a) ETS shall pay Hach a fee (a "BREAK-UP FEE") in immediately available funds, equal to all of Hach's Expenses (as hereinafter defined), if:

                     (i) this Agreement is terminated pursuant to SECTION 9.1(e) OR 9.1(f); or

                     (ii) this Agreement is terminated pursuant to Section 9.1(e)(ii) and if, within one (1) year of such termination, ETS, the ETS Subsidiary or any of their affiliates enters into a letter of intent or similar agreement or a definitive agreement for a Business Combination Transaction which relates to or results from the Business Combination Transaction Proposal which was the subject of Hach's termination pursuant to Section 9.1(e)(ii).

       ETS shall provide Hach with prompt written notice of the events described in SECTIONS 9.2(a)(i) AND (ii). Hach shall submit an accounting of its expenses comprising the Break-up Fee within 15 days of receipt of such notice from ETS, and ETS will pay the Break-up Fee within 5 business days following the receipt by ETS of such accounting.

              (b) As used herein, "EXPENSES" means all reasonable out-of-pocket expenses and fees actually incurred or accrued by Hach or Mergerco, or on their respective behalf in transactions contemplated by this Agreement on and after September 1, 1997 and prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, accountants, environmental and other experts and consultants, and all governmental filing and registration fees and expenses and all printing expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the transactions contemplated by this Agreement, any agreements relating thereto and any filings to be made in connection therewith.

              (c) Notwithstanding anything to the contrary in this SECTION 9.2, no Break-up Fee will be payable by ETS if the Merger is consummated.

       9.3 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in this ARTICLE 9, notice thereof shall be promptly given by the terminating party to the other parties and thereafter this Agreement shall be of no further force or effect and there shall be no liability on the part of any party with respect thereto except (i) the provisions of this
SECTION 9.3, SECTIONS 9.2, 10.3, 10.6, AND 10.10 and the Confidentiality Agreement shall survive any termination and (ii) nothing herein will relieve any party from any liability for any breach hereof (it being understood and agreed that in the event of a termination of this Agreement in accordance with SECTION 9.1, neither Hach nor Mergerco, on the one hand, nor ETS, on the other hand, shall be liable to the other hereunder as the result of the occurrence after the date hereof of any event beyond such party's control which event results in the inability of such party to bring down its representations as of the Closing in accordance with the provisions of SECTION 7.1 OR 8.1 hereof, as the case may
be).


                                     ARTICLE 10

                                   MISCELLANEOUS

       10.1 MODIFICATION OR AMENDMENT. At any time prior to the Effective Time, the parties hereto may, by written agreement, make any modification or amendment of this Agreement approved by their respective Boards of Directors; provided, however, that the consideration to be received by holders of shares of ETS Common Stocks in the Merger, as set forth in ARTICLE 2 hereof, and the dollar amount of Hach Common Stocks to be placed in the Escrow as contemplated in Article 11 hereof, shall not be amended or modified without the approval of such holders at any time after such holders have approved this Agreement. This Agreement shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

       10.2 WAIVER OF CONDITIONS; INVESTIGATION. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. The respective representations and warranties of the parties contained herein and any Party's rights to receive payments for Damages in accordance with ARTICLE 11 hereof shall not be deemed waived or affected by any investigation by any party except to the extent expressly provided in SECTION 11.1(c) hereof.

       10.3 PAYMENT OF EXPENSES. Except as provided in this SECTION 10.3 and as set forth in SECTION 9.2, whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger; provided, however, that in the event the Merger is consummated, the holders of ETS Class B Common Stock shall reimburse Hach for twenty-five percent (25%) of all such costs and expenses incurred by ETS following October 23, 1997, to the extent such costs and expenses exceed the sum of Fifty Thousand Dollars ($50,000) (twenty-five percent (25%) of such excess being referred to as the "REIMBURSEMENT AMOUNT"). At the Closing, ETS shall provide Hach with a fair estimate of the Reimbursement Amount, and the Merger Consideration to be delivered to the ETS Class B Stockholders shall be reduced by an amount equal to the Reimbursement Amount by adjusting the cash and/or the stock components in a manner agreed to by Hach and ETS. As soon as practical after the Effective Date, a final adjustment to reflect any material discrepancy between the estimate of the Reimbursement Amount and the actual Reimbursement Amount shall be made as provided in the Escrow Agreement. Notwithstanding the foregoing, Hach alone shall pay the costs and expenses with respect to the filing of the Registration Statement, the printing of the Proxy Statement, the listing of the Hach Common Stocks on NASDAQ, compliance with Blue Sky Laws, and all filings under the HSR Act (other than the fees and disbursements of counsel, accountants and other representatives of ETS relating to such matters). The ETS Employee Stock Ownership Plan will be solely responsible for any fees and expenses due to its independent trustee and to Comstock, relating to the Merger and the related transactions, which are properly payable by it consistent with its fiduciary duties.

       10.4   SURVIVAL.

              (a) Except as to (i) the representations and warranties contained in SECTION 4.3 AND 4.4, which shall survive the Effective Time and remain in effect indefinitely, (ii) the representations and warranties contained in SECTIONS 4.16 AND 4.17 which shall survive the Effective Time until the expiration of the statute of limitations applicable thereto, (iii) the representations and warranties in SECTION 4.7 which shall survive the Effective Time until 60 days after the expiration of the applicable tax statute of limitations with respect to the relevant taxable period (including all periods of extension (whether automatic or permissive)) and (iv) the representations and warranties contained in SECTIONS 4.12 AND 4.19 which shall survive the Effective Time until the expiration of three (3) years after the Effective Time, the representations and warranties of ETS shall survive the Effective Time until the expiration of eighteen (18) months after the Effective Time; PROVIDED, HOWEVER, that such representations and warranties and the liability of any person with respect thereto including, without limitation, the indemnity referred to in ARTICLE 11 hereof, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the Representative or Hach has been given written notice within such specified period of survival in accordance with ARTICLE 11 hereof and the Escrow Agreement.

              (b) The covenants and agreements in this Agreement will survive the Effective Time and remain in effect indefinitely, unless any covenant or agreement provides that it will survive for a different period following the Effective Time (in which event such different period shall apply.

       10.5 HEADINGS. The article and section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

       10.6 NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent, by telecopy (or like transmission) with a conforming copy by first class U.S. Mail, postage prepaid, by delivery against receipt from the parties to whom it is given, by registered or certified U. S. Mail, or by overnight express delivery service as follows:

              If to ETS:                  Harry Stephenson
                                          Environmental Test Systems, Inc.
                                          23575 County Road 106
                                          P. O. Box 4659
                                          Elkhart, IN 46514-0659
                                          Fax No.: (219) 262-2495

              with a copy (which          William R. Neale, Esq.
              shall not constitute        Krieg, DeVault, Alexander & Capehart
              notice) to:                 One Indiana Square, Suite 2800
                                          Indianapolis, IN  46204-2017
                                          Fax No. (317) 636-1507

              If to Hach:                 Gary R. Dreher
                                          Hach Company
                                          5600 Lindbergh Drive
                                          Loveland, CO  80538
                                          Fax No. (970) 962-6740
              with a copy (which          Robert O. Case, Esq.
              shall not constitute        McBride, Baker & Coles
              notice) to:                 500 W. Madison St., 40th Floor
                                          Chicago, IL  60661-2511
                                          Fax No. (312) 993-9350

or such other address as a party may from time to time designate in writing in accordance with this Section. All such notices, requests or other communication shall be effective (a) if delivered by hand, when delivered; (b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service except that confirmation copies of telecopy notice shall be deemed to be effective on the date mailed; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day if also confirmed by mail in the manner provided herein.

       10.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

       10.8 COMPLETE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto and the Stockholder Agreement, the Escrow Agreement, the Confidentiality Agreements and the other agreements referred to herein) contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto, including, without limitation (except for Section 17 thereof which is incorporated herein by this reference), the provisions of the Letter of Intent between ETS and Hach dated as of October 23, 1997. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth or referred to herein.

       10.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

       10.10 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

       10.11 ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP on the date hereof.

       10.12 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

       10.13 SPECIFIC PERFORMANCE. Hach, Mergerco and ETS recognize that any breach of the terms of this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that, in addition to other remedies, any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages.

       10.14 THIRD PARTY BENEFICIARIES. Except and to the extent specifically provided in SECTIONS 6.14(a) THROUGH (d) with respect to Continuing Employees,
SECTION 6.14 with respect to the ETS ESOP Trustee, and ARTICLE 11, with respect to the Representative and the Hach Parties, this Agreement is not intended, and shall not be construed, to confer any rights or remedies hereunder upon any person other than the parties hereto and the Hach Parties.

       10.15 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. (a) Unless the context otherwise requires, (i) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, (iv) words in the singular include the plural and VICE VERSA, (v) the term "Affiliate" has the meaning given to such term in Rule 12b-2 of Regulation 12B under the Exchange Act, (vi) "including" and "includes" shall mean "including, without limitation,"
(vii) "person" or "Person" shall mean any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated association, governmental authority, or other entity, and (viii) words in the masculine or neuter shall include the masculine, feminine or neuter as the context requires. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

              (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

              (c) The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined.

                         Term                                Definition
                         ----                                ----------
      1997 and 1998 Capital Expenditure Budgets           Section 4.13(i)
      1997 and 1998 Operating Budgets                     Section 6.4(f)(ii)
      1997 Audited Financials                             Section 6.7(b)
      Accord Format                                       Section 7.4
      Additional Class A Merger Consideration             Section 2.1(b)(i)
      Additional Class B Merger Consideration             Section 2.1(b)(ii)
      Affiliate                                           Section 4.18


                                          54

      Agreement                                           Recitals
      ALTA                                                Section 6.12
      ALTA/ACSM Standards                                 Section 6.12
      Associate                                           Section 4.18
      Average Market Price                                Section 2.1(c)
      Balance Sheet                                       Section 4.6
      Basket Amount                                       Section 11.1(b)
      Breach Notice                                       Section 11.1(b)
      Break-up Fee                                        Section 9.2(a)
      Business Combination Transaction                    Section 6.10
      Business Combination Transaction Proposal           Section 6.10
      CBMT                                                Section 4.5(b)
      Claim                                               Section 11.2(a)
      Claim Notice                                        Section 11.2(a)
      Class A Base Merger Consideration                   Section 2.1(i)(A)
      Class A Merger Consideration                        Section 2.1(i)(C)
      Class A Stockholders                                Section 11.1(a)
      Class B Base Merger Consideration                   Section 2.1(ii)(A)
      Class B Merger Consideration                        Section 2.1(ii)(C)
      Class B Stockholders                                Section 11.1(a)
      Closing                                             Section 3.1
      Closing Date                                        Section 3.1
      Code                                                Section 4.17(i)(i)
      Compensation Commitments                            Section 4.17(a)(iii)
      Comstock                                            Section 4.22
      Continuation Coverage Requirements                  Section 4.17(d)
      Copyrights                                          Section 4.12(a)
      Damages                                             Section 11.1(a)
      Delaware Corporation Law                            Section 1.1
      Determination of Claim                              Section 11.2(c)
      Determined Claim Amount                             Section 11.2(c)
      Determination Date                                  Section 2.1(c)
      Dissenting Shares                                   Section 2.2(a)
      Effective Time                                      Section 1.2
      Environmental                                       Section 4.19(h)
      Environmental Costs and Liabilities                 Section 4.19(h)
      Environmental Law                                   Section 4.19(h)
      Environmental Permit                                Section 4.19(h)
      Environmental Test Systems, Inc.                    Section 1.1
      ERISA                                               Section 4.17(a)(i)
      ERISA Plans                                         Section 4.17(c)
      Escrow Agent                                        Section 2.1(i)(B)
      Escrow Agreement                                    Section 2.1(i)(B)
      Escrow Deposit                                      Section 11.1(a)
      Escrow Release Date                                 Section 2.1(i)(B)



                                          55

      Exchange Act                                        Section 5.2(iii)
      ETS                                                 Recitals
      ETS 401(k) Plan                                     Section 6.14(c)(i)
      ETS Agreements                                      Section 4.15
      ETS Class A Common Stock                            Recitals
      ETS Class B Common Stock                            Recitals
      ETS Common Stocks                                   Recitals
      ETS Employee Loans                                  Section 4.17(a)(iv)
      ETS ESOP                                            Section 4.22
      ETS ESOP Loan                                       Section 6.14(e)(i)(A)
      ETS Investment Letters                              Section 7.15
      ETS Plans                                           Section 4.17(a)(i)
      ETS Products                                        Section 4.20
      ETS Real Property                                   Section 4.9(c)
      ETS Shareholders' Meeting                           Section 6.2
      ETS Subsidiary                                      Section 4.2
      ETS Tax Opinion                                     Section 7.13
      Exchange Agent                                      Section 2.3(a)
      Expenses                                            Section 9.2(b)
      FDA                                                 Section 4.20
      Financial Managers' Report                          Section 6.11(a)
      Financial Statements                                Section 4.5(a)
      Group Health Plans                                  Section 4.17(d)
      Hach                                                Recitals
      Hach Class A Stock                                  Section 2.1(i)(A)
      Hach Common Stock                                   Section 2.1(i)(A)
      Hach Common Stocks                                  Section 2.1(i)(A)
      Hach Parties                                        Section 11.1(a)
      Hach Party                                          Section 11.1(a)
      Hach Profit Sharing Plan                            Section 6.14(b)
      Hach SEC Reports                                    Section 5.4(a)
      Hazardous Material                                  Section 4.19(h)
      HSR Act                                             Section 4.4(c)(v)
      Indemnification Expense                             Section 11.2(b)(i)
      Indiana Corporation Law                             Section 1.1
      Insider                                             Section 4.18
      Intellectual Property                               Section 4.12(a)
      Key Employees                                       Section 4.13(vii)
      Legal Requirements                                  Section 4.8
      Licenses                                            Section 4.12(a)
      Merger                                              Recitals
      Mergerco                                            Recitals
      Multiemployer Plan                                  Section 4.17(c)(iii)
      NASDAQ                                              Section 2.1(c)
      Patents                                             Section 4.12(a)


                                          56

      Pending Claims                                      Section 2.1(b)(i)
      Pending Claims Amount                               Section 2.1(b)(i)
      Permits                                             Section 4.8
      Proposed Action Notice                              Section 11.2(b)(ii)
      Proxy Statement                                     Section 6.1(a)
      Qualified Beneficiary                               Section 4.17(d)
      Qualifying Events                                   Section 4.17(d)
      Real Property                                       Section 4.9(b)
      Real Property Leases                                Section 4.9(c)
      Registration Statement                              Section 6.1(a)
      Reimbursement Amount                                Section 10.3
      Relative                                            Section 4.18
      Release                                             Section 4.19(h)
      Representative                                      Section 11.3
      Requisite ETS Stockholder Approval                  Section 8.3(b)
      Resolved Pending Claim                              Section 2.1(b)(v)
      Resolved Pending Claim Amount                       Section 2.1(b)(v)
      SEC                                                 Section 3.1
      Securities Act                                      Section 5.2(iii)
      Security Interest                                   Section 4.2
      Software                                            Section 4.12(a)
      Stockholder's Agreement                             Recitals
      Subsequent Class A Merger Consideration             Section 2.1(b)(iv)
      Subsequent Class B Merger Consideration             Section 2.1(b)(iv)
      Subsidiary                                          Section 4.2
      Surrendering Stockholders                           Section 11.1(a)
      Surveys                                             Section 6.12
      Surviving Corporation                               Section 1.1
      Tax Returns                                         Section 4.7
      Taxes                                               Section 4.7
      Technology                                          Section 4.12(a)
      Terminating ETS Breach                              Section 9.1(g)
      Terminating Hach Breach                             Section 9.1(h)
      Third Anniversary Escrow Balance                    Section 2.1(b)(1)
      Third Party Claim                                   Section 11.2
      Title Policy                                        Section 6.12
      Trademarks                                          Section 4.12(a)
      Treasury Shares                                     Section 2.1(iii)


       10.16. EXHIBITS AND SCHEDULES. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein. Capitalized terms used in any of the schedules annexed hereto that are not otherwise defined in such schedule, shall have the same meanings ascribed to them in this Agreement.


                                     ARTICLE 11

                            INDEMNIFICATION AND HOLDBACK

       11.1 INDEMNIFICATION BY SURRENDERING STOCKHOLDERS. (a) Subject to the provisions of this ARTICLE 11 and SECTION 10.4 hereof, the Surrendering Stockholders (as defined below) jointly and severally agree to indemnify and hold harmless Hach and its Affiliates and their respective officers, directors, employees and agents (individually a "HACH PARTY" and collectively, the "HACH PARTIES") in respect of any and all losses, damages, claims, liabilities, actions, suits, proceedings, and costs and expenses of defense thereof, including reasonable attorney's fees and expenses which fees and expenses will be payable at least quarterly (hereinafter referred to as "DAMAGES") suffered or incurred by Hach or any such other Hach Party by reason of, resulting from or arising out of (i) the breach or inaccuracy as of the date of this Agreement or as of the Effective Time of any representation or warranty of ETS which is contained in or made pursuant to this Agreement or (ii) the breach of any covenant or other agreement of ETS contained in this Agreement. The liability for Damages hereunder shall be allocated among the holders of ETS Class A Common Stock (the "CLASS A STOCKHOLDERS") and the holders of ETS Class B Common Stock (the "CLASS B STOCKHOLDERS") in the Merger (all such Class A Stockholders and Class B Stockholders, being hereinafter collectively referred to as the "SURRENDERING STOCKHOLDERS"), as follows:

               Class A Stockholders              28.35%
               Class B Stockholders              71.65%

              (b) At the Effective Time, Hach will place in escrow cash and shares of Hach Common Stocks having an aggregate value at Closing (valued in accordance with, and subject to, SECTION 2.1(c)) of $1,750,000 (the "ESCROW DEPOSIT"), in such amounts as set forth in Schedule A to the Escrow Agreement, which Escrow Deposit, subject to the terms of this ARTICLE 11, SECTION 10.4 and the Escrow Agreement, will be available together with the Escrow Earnings (as defined in the Escrow Agreement) as the "Escrow Fund" to fund the Surrendering Stockholders obligations under this SECTION 11.1. The Escrow Fund shall be paid to a Hach Party and/or their designee, on the one hand, or to the Surrendering Stockholders, on the other hand, in accordance with the terms of this Agreement and the Escrow Agreement. The procedures pursuant to which the Hach Parties will be entitled to payments for Damages are set forth in SECTION 11.2 hereof and in the Escrow Agreement.

              (c)    Notwithstanding anything to the contrary contained herein,
(A) the Surrendering Stockholders shall not be responsible for any Damages under SECTIONS 11.1(a)(i) AND 11.1(a)(ii) until the cumulative aggregate amount of all such Damages exceeds One Hundred Thousand ($100,000) Dollars (the "BASKET AMOUNT"), in which case the Surrendering Stockholders shall then be liable only for such Damages in excess of the Basket Amount and (B) the Surrendering Stockholders' liability under this SECTION 11.1 shall be limited to the Escrow Fund held pursuant to the Escrow Agreement; provided however, that the limitations on recovery of Damages herein shall not apply in the case of (i) fraud or any intentional misrepresentation or omission or (ii) Damages arising from or related to the representations and warranties of ETS contained in SECTIONS 4.3, 4.4, 4.7 AND 6.1.

       11.2 PROCEDURES. (a) As promptly as practicable after any Hach Party shall receive notice of or otherwise become aware of the commencement of any action, suit or proceeding, the assertion of any claim, the occurrence of any event, the existence of any fact or circumstance or the incurrence of any Damages, in respect of which such Hach Party may be entitled to seek indemnity, reimbursement or payment under SECTION 11.1 hereof (a "CLAIM"), Hach shall notify the Representative in writing thereof (a "CLAIM NOTICE") and concurrently therewith deliver a copy of such Claim Notice to the Escrow Agent; PROVIDED, HOWEVER, that the failure of Hach to so promptly notify the Representative and Escrow Agent shall not prevent any Hach Party from being indemnified or reimbursed for any Damages arising out of any such Claim except to the extent that the failure to so promptly notify actually materially damages the Surrendering Stockholders. Each Claim Notice shall describe in reasonable detail the basis of the Claim and shall indicate the estimated amount of the Damages that have been or which may be suffered by Hach or any other Hach Party, which estimate may be revised from time to time ("PENDING CLAIM AMOUNT"); provided, however, that any revised estimate of the Damages for a Claim which is not a Third Party Claim (as defined below), shall constitute a new Claim. The Representative shall have a period of 20 days from the receipt of any Claim Notice to dispute in whole or in part any Claim made in the aforesaid Claim Notice in accordance with SECTION 11.2(d) hereof by delivering to Hach and the Escrow Agent within such 20 day period a written notice (the "DISPUTE NOTICE") describing in reasonable detail the basis for the objection.

              (b)(i) If any Claim involves the claim of a third party (a "THIRD PARTY CLAIM"), and the Representative confirms in writing to Hach within 20 days after receipt of the Claim Notice the Surrendering Stockholders' responsibility to indemnify, reimburse and hold harmless the applicable Hach Party therefor (which shall be deemed to constitute a determination by the Representative not to dispute the Third Party Claim vis a vis Hach or the Hach Parties pursuant to this Agreement, the Escrow Agreement or otherwise; provided that such confirmation shall not be deemed to constitute a determination not to dispute such claim vis a vis the third party making such Claim) and within such 20 day period demonstrates to Hach's reasonable satisfaction that there is a sufficient amount of funds then remaining in the Escrow Fund after deducting an amount equal to all Pending Claims Amount for which a Determination has not yet been made, together with the interest thereon as provided in the Escrow Agreement, in order to pay the full amount of any potential liability in connection with such Third Party Claim, the Representative shall have sole control over (with counsel reasonably acceptable to Hach), and with respect to, the defense, settlement, adjustment or compromise of such Third Party Claim, PROVIDED that (A) Hach may, if it so desires, employ counsel at its own expense to assist in the handling of such Third Party Claim, (B) the Representative shall keep Hach advised of all material events with respect to such Third Party Claim, (C) the Representative shall obtain the prior written approval of Hach (which consent may be withheld for any reason), before entering into any settlement, adjustment or compromise of such Third Party Claim or ceasing to defend against such Third Party Claim either of which could result in injunctive or other equitable relief being imposed against any Hach Party or which could result in Damages to Hach or any other Hach Party which would exceed the amount then remaining in the Escrow Fund after deducting an amount equal to all Pending Claims Amount for which a Determination has not yet been made, together with the Escrow Earnings (as defined in the Escrow Agreement) thereon as provided in the Escrow Agreement; and provided further that the costs, expenses, including but not limited to attorneys fees ("INDEMNIFICATION EXPENSES"), of all such defenses undertaken by the Representative pursuant to this SECTION 11.2(b)(i) shall be payable from the Escrow Fund, to the extent thereof, up to a maximum aggregate amount of Two Hundred Fifty Thousand ($250,000) Dollars and thereafter all such costs and expenses shall be paid by the Representative. In the event the Representative becomes responsible for Indemnification Expenses in excess of the $250,000 limit, the Representative shall have a claim against the Escrow Fund which shall be subordinate to the claims of the Hach Parties to be paid by a pro-rata charge against the distributable share of the Surrendering Stockholders, if any, on final termination of the Escrow Agreement. If Hach does not object to any action that it is entitled to approve pursuant to the preceding clause (C) within ten (10) business days after receipt from the Representative of a notice (the "PROPOSED ACTION NOTICE") describing in reasonable detail the proposed action (which objection shall be made in writing), Hach shall be deemed to have approved the action described in the Proposed Action Notice. Notwithstanding anything contained herein to the contrary, the Representative shall not be entitled to control (but shall be entitled to assist, at its own expense, in the defense of), and Hach shall be entitled to have sole control over, the defense or settlement of any Third Party Claim (x) which seeks an order, injunction or other equitable relief against any Hach Party which, if successful, could materially interfere with the business, assets, liabilities, obligations, prospects, financial condition or results of operations of Hach, ETS or any of their Affiliates or (y) relating to taxes of Hach, ETS or any of their Affiliates.

              (ii) If the Representative does not timely assume sole control over the defense or settlement of any Third Party Claim as provided in this
SECTION 11.2(b) or is not entitled to assume such control of any Third Party Claim pursuant to this SECTION 11.2(b), Hach shall have the right to defend, settle and compromise such Third Party Claim in such manner as it may deem appropriate at the cost and expense of the Surrendering Stockholders (but solely from the Escrow Fund), and to cause the Escrow Agent to pay, in accordance with
ARTICLE 11 hereof and the Escrow Agreement, out of the Escrow Fund to the applicable Hach Party and/or any third party designated in writing by Hach to the Escrow Agent, the cost of the defense and/or settlement of such Third Party Claim; provided, however, that (A) Hach shall keep the Representative advised of all material events with respect to such Third Party Claim, (B) and the Representative shall be entitled to assist, at its own expense, in the defense of such Third Party Claim and (C) Hach shall act in good faith with respect to any settlement, adjustment or compromise of, and the conduct or cessation of the defense of, such Third Party Claim.

              (c)    "DETERMINATION OF THE CLAIM" means the following:

                     (i) If the Claim Notice does not involve a Third Party Claim then:

              (A) if the Representative does not dispute in whole or in part any such Claim within the 20-day period provided in SECTION 11.2(a), such Claim or the portion thereof which is not disputed shall be deemed to have resulted in a Determination of the Claim in favor of the applicable Hach Party, and the applicable Hach Party will be entitled to be paid an amount out of the Escrow Funds equal to the amount of such Claim as estimated by such Hach Party in the Claim Notice or the portion thereof which is not disputed and the earnings thereon from the date such Claim Notice was delivered to the Representative; and

              (B) if the Representative does dispute such Claim within the 20-day period provided in SECTION 11.2(a), such Claim or portion thereof which is disputed shall be resolved in accordance with SECTION 11.2(d) hereof, which resolution shall constitute a Determination of the Claim.

                     (ii) If the Claim Notice involves a Third Party Claim then:

              (A) if the Representative does not dispute (i) that such Third Party Claim is indemnifable under this ARTICLE 11 or (ii) the merits of or amount claimed under the Third Party Claim within the 20-day period provided in SECTION 11.2(a), such Third Party Claim shall be deemed to have resulted in a Determination of the Claim in favor of the applicable Hach Party, and the applicable Hach Party will be entitled to be paid and/or direct that the third party asserting such Third Party Claim be paid, an amount out of the Escrow Funds equal to the amount of Damages actually incurred by the Hach Party in connection with such Third Party Claim and the earnings thereon from the date the applicable Claim Notice was delivered to the Representative; and

              (B) if the Representative does not dispute whether such Third Party Claim is indemnifiable under this ARTICLE 11 but does dispute the merits of or amount claimed under the Third Party Claim within the 20-day period provided in Section 11.2(a), such Third Party Claim shall be deemed to have resulted in a resolution that the Third Party Claim is indemnifiable, but the Determination of the Claim shall be derived from the outcome of such Third Party Claim; and

              (C) if the Representative disputes whether such Third Party Claim is indemnifiable (whether or not he disputes the merits of or amount claimed under the Third Party Claim) within the 20-day period provided in SECTION 11.2(a), such dispute shall be limited to the issue of whether such Third Party Claim is indemnifiable under this ARTICLE 11, and shall be resolved in accordance with SECTION 11.2(d) hereof. If such resolution is that the Third Party Claim is not indemnifiable, such resolution shall constitute a Determination of the Claim. If such resolution is that the Third Party Claim is indemnifiable, the Determination of the Claim shall be derived from the outcome of such Third Party Claim.

The amount, if any, with respect to any Claim which is to be paid to Hach following a Determination of the Claim as provided above is referred to herein as a "DETERMINED CLAIM AMOUNT".

              (d) Any dispute which may arise under this SECTION 11.2 or the Escrow Agreement with respect to (i) any Claim asserted by Hach or any other Hach Party pursuant to SECTION 11.2(a) hereof which is timely objected to by the Representative in a Dispute Notice in accordance with SECTION 11.2 hereof, or
(ii) any other questions arising under this ARTICLE 11, shall be settled as promptly as practicable either by mutual agreement of the parties to such dispute (evidenced by appropriate instructions in writing to the Escrow Agent signed by Hach or such other Hach Party and the Representative) or by a binding and final arbitration award resulting from arbitration proceedings conducted by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association to determine whether the Claim which is being challenged is permitted under this ARTICLE 11 (such arbitration to take place in Chicago, Illinois). In connection with any arbitration proceeding hereunder relating to a Third Party Claim, the parties agree to specifically direct the arbitrator to refrain from addressing the underlying merits of the Third Party Claim. The person in whose favor a final decision shall be entered shall be entitled to receive from the losing person, such amount as the arbitrator may determine to be reasonable attorney's fees and expenses related thereto for the services rendered to the person prevailing in any such arbitration proceeding. In addition, if Hach is the losing person, Hach will reimburse the Representative for any reasonable extraordinary expenses charged by the Escrow Agent to the Representative in connection with the resolution of such dispute, as soon as practicable after receipt by Hach of the appropriate supporting invoice, including the Representative's share of the Escrow Agent's expenses under the Escrow Agreement. If Hach and the Representative are unable to reach an agreement as to any matter contained in a Dispute Notice within 20 days after receipt of such Dispute Notice by Hach, Hach and the Representative shall submit the dispute for resolution by an arbitrator in accordance with this SECTION 11.2(d). Prior to the settlement of any dispute as provided in this SECTION 11.2(d), the Escrow Agent is authorized and directed to retain such portion of the Escrow Fund which is the subject of or involved in the dispute.

              (e) In determining the amount of Damages to be paid from the Escrow Fund to Hach or a Hach Party in any particular instance, the amount of Damages to be paid shall be reduced (or, as applicable, Hach or the appropriate Hach Party shall repay the Escrow Fund) to the extent of:

                     (i) any tax savings (assuming a tax rate of 35%) realized by Hach or any Hach Party less the amount of any Taxes Hach or any Hach Party is obligated to pay by reason of the receipt of the related indemnification amount from the Escrow Fund, or

                     (ii) any proceeds received by Hach or any Hach Party from any insurance policy with respect thereto.

       All payments or distributions to Hach or any Hach Party shall be treated as adjustments to the purchase price.

       Notwithstanding anything to the contrary contained herein, if Hach is not acting in good faith with respect to any settlement, adjustment or compromise of, or the conduct or cessation of the defense of, any Third Party Claim over which or to the extent to which it has sole control, the Representative shall be entitled to exercise all legal and equitable remedies related thereto. The Representative shall not be deemed to control any Third Party Claim solely by reason of the fact that the Representative assists at his own expense in the defense thereof as provided in
SECTION 11.2(b)(ii)(c).

              (f) No new Claim may be brought after the Escrow Release Date, except that notwithstanding anything to the contrary contained herein or in the Escrow Agreement, Hach may revise any Pending Claim at anytime after the Escrow Release Date.

       11.3   THE REPRESENTATIVE.

              (a) ETS hereby authorizes and directs Harry Stephenson to take such action, and to exercise such rights, power and authority, as are authorized, delegated and granted to the Representative hereunder and under the Escrow Agreement in connection with the transactions contemplated hereby and thereby, and to exercise such rights, power and authority, as are incidental thereto. Approval of the Merger by the ETS stockholders shall constitute ratification by the ETS stockholders of the appointment of the Representative in accordance herewith and agreement to be bound by the actions of the Representative taken hereunder and under the Escrow Agreement.

              (b) Upon the resignation, death or inability of Harry Stephenson to act as Representative, John Gildea shall be the successor Representative. If John Gildea is unable or unwilling to act as successor Representative, the Surrendering Stockholders shall vote to select a successor Representative (with each Surrendering Stockholder or their heirs or personal representatives having one vote for each share of ETS Common Stocks owned immediately prior to the Effective Time). No appointment of a successor shall be effective unless such successor agrees in writing to be bound by the terms of
ARTICLE 11 of this Agreement and the Escrow Agreement.

              (c)    ETS agrees that the provisions set forth in this SECTION
11.3 shall not limit in any respect the obligations of the Representative and shall in no way impose any obligations on Hach other than those explicitly set forth in this Agreement or the Escrow Agreement. In particular, notwithstanding in any case any notice received by Hach to the contrary, Hach shall be fully protected in relying upon and shall be entitled to (A) rely upon actions, decisions and determinations of the Representative and (B) assume that all actions, decisions and determinations of the Representative are fully authorized and binding upon the Representative and the Surrendering Stockholders.

              (d) The Representative shall not be liable to the Surrendering Stockholders for the performance of any act or the failure to act so long as he acted or failed to act in good faith and such action or inaction did not constitute willful misconduct or gross negligence.

       11.4 EFFECTIVENESS OF SECTION 11.1. The provisions of SECTION 11.1 hereof shall have no force and effect unless and until the Merger is consummated.

       11.5   SOLE AND EXCLUSIVE REMEDY.  Except as provided by the proviso in
Section 11.1(c) of this Agreement, a claim for indemnification pursuant to this
ARTICLE 11 will be Hach's, any Hach Party's and Mergerco's sole and exclusive remedy at law for breach or non-fulfillment by ETS of any representation, warranty, covenant, agreement, obligation and indemnity hereunder, and Hach and Mergerco will not be able to avoid any limitations on indemnification set forth in this Agreement by electing to pursue some other action or remedy; provided, however, this Section 11.5 shall not limit Hach or any Hach Party seeking or obtaining any equitable remedies with respect to this Agreement or any remedies that may be available to it in the case of fraud or any intentional misrepresentation or omission.

       IN WITNESS WHEREOF, Hach, Mergerco and ETS have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.

                                             HACH COMPANY

                                             By:  /s/ Bruce J. Hach
                                                --------------------------------
                                                  Bruce J. Hach, President

                                             HACH ACQUISITION CORP.


                                             By:  /s/ Gary R. Dreher
                                                --------------------------------
                                                  Gary R. Dreher,Vice President,
                                                  Treasurer and Secretary


                                             ENVIRONMENTAL TEST SYSTEMS, INC.

                                             By:   /s/ Mark J. Stephenson
                                                --------------------------------
                                                   Mark J. Stephenson, President

       The undersigned hereby agrees to be bound by all of the provisions of
ARTICLE 11 of the above Agreement which are binding on the Representative and shall be deemed to be a party hereto for such purposes.


                                   /s/Harry Stephenson
                                   ---------------------------------------------
                                   Harry Stephenson, as Representative

                                                                    APPENDIX III

                          INDIANA BUSINESS CORPORATION LAW
                                 DISSENTERS' RIGHTS



   IC 23-1-44-1   "CORPORATION" DEFINED

                  As used in this chapter, "corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

   IC 23-1-44-2   "DISSENTER" DEFINED

                  As used in this chapter, "dissenter" means a shareholder who is entitled to dissent from corporate action under section 8 of this chapter and who exercises that right when and in the manner required by sections 10 through 18 of this chapter.

   IC 23-1-44-3   "FAIR VALUE" DEFINED

                  As used in this chapter, "fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

   IC 23-1-44-4   "INTEREST" DEFINED

                  As used in this chapter, "interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

   IC 23-1-44-5   "RECORD SHAREHOLDER" DEFINED

                  As used in this chapter, "record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent that treatment as a record shareholder is provided under a recognition procedure or a disclosure procedure established under IC 23-1-30-4.

   IC 23-1-44-7   "BENEFICIAL SHAREHOLDER" DEFINED

                                                                    APPENDIX III

                  As used in this chapter, "beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

   IC 23-1-44-7   "SHAREHOLDER" DEFINED

                  As used in this chapter, "shareholder" means the record shareholder or the beneficial shareholder.

  IC 23-1-44-9-8  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

                  (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

                       (1) Consummation of a plan of merger to which the corporation is a party if:

                            (A) shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

                            (B) the shareholder is entitled to vote on the merger

                       (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

                       (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

                       (4) The approval of a control share acquisition under IC 23-1-42.

                       (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                                                                    APPENDIX III

                  (b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

                       (1) registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

                       (2) traded on the National Association of Securities Dealers, Inc. Automated Quotations system Over-the-Counter Markets--National Market Issues or a similar market.

                  (c)  A shareholder:

                       (1) who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

                       (2) who would be so entitled to dissent and obtain payment but for the provisions of subsection (b); may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement.

   IC 23-1-44-9   DISSENTERS' RIGHTS OF BENEFICIAL SHAREHOLDER

                  (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

                  (b) A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if:

                       (1) the beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

                                                                    APPENDIX III

                       (2) the beneficial shareholder does so with respect to all the beneficial shareholder's shares or those shares over which the beneficial shareholder has power to direct the vote.

  IC 23-1-44-10   PROPOSED ACTION CREATING DISSENTERS' RIGHTS; NOTICE

                  (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter.

                  (b)  If corporate action creating dissenters' rights under section 8 of this chapter is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 12 of this chapter.

  IC 23-1-44-11   PROPOSED ACTION CREATING DISSENTERS' RIGHTS; ASSERTION OF
                  DISSENTERS' RIGHTS

                  (a) If proposed corporate action creating dissenters' rights under section 8 of this chapter is submitted to vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

                       (1) must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

                       (2) must not vote the shareholder's shares in favor of the proposed action.

                  (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.

  IC 23-1-44-12   DISSENTERS' NOTICE; CONTENTS

                  (a) If proposed corporate action creating dissenter's rights under section 8 of this chapter is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 11 of this chapter.

                                                                    APPENDIX III

                  (b)  The dissenters' notice must be sent no later than ten
                       (10) days after approval by the shareholders, or if corporate action is taken without approval by the shareholders, then ten (10) days after the corporate action was taken. The dissenters' notice must:

                       (1) state where the payment demand must be sent and where and when certificates for certificated shares must be deposited:

                       (2) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                       (3) supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

                       (4) set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the subsection (a) notice is delivered; and

                       (5)  be accompanied by a copy of this chapter.

  IC 23-1-44-13   DEMAND FOR PAYMENT AND DEPOSIT OF SHARES BY SHAREHOLDER

                  (a) A shareholder sent a dissenters' notice described in IC 23-1-42-11 or in section 12 of this chapter must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice under section 12(b)(3) of this chapter, and deposit the shareholder's certificates in accordance with the terms of the notice.

                  (b) The shareholder who demands payment and deposits the shareholder's shares under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

                                                                    APPENDIX III

                  (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholders' shares under this chapter and is considered, for purposes of this article, to have voted the shareholder's shares in favor of the proposed corporate action.

    IC 1-44-14    UNCERTIFICATED SHARES; RESTRICTION ON TRANSFER; DISSENTERS;
                  RIGHTS

                  (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 16 of this chapter.

                  (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  IC 23-1-44-15   PAYMENT TO DISSENTER

                  (a) Except as provided in section 17 of this chapter, as soon as the proposed corporate action is taken, or, if the transaction did not need shareholder approval and has been completed, upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 13 of this chapter the amount the corporation estimates to be the fair value of the dissenter's shares.

                  (b)  The payment must be accompanies by:

                       (1) the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholder's equity for that year, and the latest available interim financial statements, if any;

                       (2) a statement of the corporation's estimate of the fair value of the shares; and

                       (3) a statement of the dissenter's right to demand payment under section 18 of this chapter.

                                                                    APPENDIX III

  IC 23-1-44-16   FAILURE TO TAKE ACTION; RETURN OF CERTIFICATES; NEW ACTION BY
                  CORPORATION

                  (a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

                  (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 12 of this chapter and repeat the payment demand procedure.

  IC 23-1-44-17   WITHHOLDING PAYMENT BY CORPORATION'S ESTIMATE OF FAIR VALUE;
                  AFTER-ACQUIRED SHARES

                  (a)  A corporation may elect to withhold payment required by section 15 of this chapter from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

                  (b) To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares and a statement of the dissenter's right to demand payment under section 18 of this chapter.

  IC 23-1-44-18   DISSENTERS' ESTIMATE OF FAIR VALUE; DEMAND FOR PAYMENT;
                  WAIVER

                  (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and demand payment of the dissenter's estimate (less any payment under section 15 of this chapter), or reject the corporation's offer under section 17 of this chapter and demand payment of the fair value of the dissenter's shares, if:

                       (1)  the dissenter believes that the amount paid under
                            section 15 of this chapter or offered under section 17 of this chapter is less than the fair value of the dissenter's shares;

                                                                    APPENDIX III

                       (2) the corporate fails to make payment under section 15 of this chapter within sixty (60) days after the date set for demanding payment; or

                       (3) the corporation, having failed to take the proposed action, does not return the deposited certificates or releases the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demand payment.

                  (b) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within thirty (30) days after the corporation made or offered payment for the dissenter's shares.

  IC 23-1-44-19   COURT PROCEEDING TO DETERMINE FAIR VALUE; JUDICIAL APPRAISAL

                  (a)  If a demand for payment under IC 23-1-42-11 or under
                       section 18 of this chapter remains unsettled, the corporation shall commence a proceeding within sixty
                       (60) days after receiving the payment demand and petition the court to determine the fair value of the shares. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                  (b) The corporation shall commence the proceeding in the circuit or superior court of the county where a corporation's principal office (or, if none in Indiana, its registered office) is located. If the corporation is a foreign corporation without a registered office in Indiana, it shall commence the proceeding in the county in Indiana where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

                  (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

                                                                    APPENDIX III

                  (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                  (e) Each dissenter made a party to the proceeding is entitled to judgment:

                       (1) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

                       (2) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 17 of this chapter.

  IC 23-1-44-20   COSTS; FEES; ATTORNEY FEES

                  (a)  The court in an appraisal proceeding commenced under
                       section 19 of this chapter shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against such parties and in such amounts as the court finds equitable.

                  (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

                       (1) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 10 through 18 of this chapter or

                       (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

                  (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                          APPENDIX IV
                                                 FORM OF ESCROW AGREEMENT


                                  ESCROW AGREEMENT

     ESCROW AGREEMENT dated as of ______________ ____, 1998 (the "AGREEMENT"), by and among Hach Company, a Delaware corporation ("HACH"), Harry T. Stephenson as Representative (the "REPRESENTATIVE") of the holders of ETS Class A Common Stock and ETS Class B Common Stock, and American National Bank and Trust Company of Chicago, as escrow agent ("ESCROW AGENT").
 All capitalized terms used herein and not otherwise defined shall have the same respective meanings as in the Agreement and Plan of Merger dated as of January 21, 1998, as amended as of February 26, 1998, attached hereto as EXHIBIT A (as it may be amended from time to time, the "MERGER AGREEMENT"), among Hach, Hach Acquisition Corp., a wholly-owned subsidiary of Hach ("MERGERCO"), and Environmental Test Systems Inc. ("ETS").

     WHEREAS, Hach, Mergerco and ETS have concurrently herewith entered into the Merger Agreement pursuant to which ETS will, at the Effective Time, be merged with and into Mergerco, which shall be the "Surviving Corporation" in the Merger, and whose name shall be changed to Environmental Test Systems, Inc. at the Effective Time;

     WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger,
(i) each share of ETS Class A Common Stock (other than Dissenting Shares) will be converted into the right to receive the Class A Merger Consideration and (ii) each share of ETS Class B Common Stock (other than Dissenting Shares) will be converted into the right to receive the Class B Merger Consideration;

     WHEREAS, the Merger Agreement further provides, among other things, that at the Closing Hach will deliver the Escrow Deposit (as defined herein) to the Escrow Agent which amount will be held by the Escrow Agent subject to the terms and conditions of this Escrow Agreement to provide a source of funds to reimburse, indemnify and hold harmless the Hach Parties for Damages, and to pay certain Indemnification Expenses, under Article 11 of the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   ESTABLISHMENT OF ESCROW FUND; RIGHTS WITH RESPECT TO VOTING AND
DIVIDENDS.

     1.1 Immediately following the Effective Time, Hach shall deliver to the Escrow Agent (i) that number of shares of Hach Class A Common Stock identified on SCHEDULE I to this Escrow Agreement, (ii) that number of shares of Hach Common Stock identified on SCHEDULE I to this Escrow Agreement, and (iii) cash in the amount identified on SCHEDULE I to this Escrow Agreement, which shares of Hach Common Stocks (valued in accordance with Section 2.1(c) of the Merger Agreement) and cash have an aggregate value at the Effective Time of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the "ESCROW DEPOSIT"), and the Escrow Agent acknowledges receipt of such amount. All certificates representing Hach Common Stocks delivered as part of the Escrow Deposit (or otherwise made a part of the Escrow Fund (as described below)) will be issued in the name of "American National Bank and Trust Company, as Escrow Agent FBO Former ETS Shareholders." The Escrow Agent agrees to hold and dispose of the Escrow Deposit, together with any shares issued in payment or distribution of any stock dividend on or stock split or other recapitalization of, or in respect of, any of the shares of Hach Common Stocks held as part of the Escrow Deposit, cash dividends, distributions or other income or capital appreciation received therefrom, and any interest or other return obtained from the investment of any cash proceeds (hereinafter collectively referred to as the "ESCROW FUND"), in accordance with the terms and conditions of this Escrow Agreement.

     1.2 Each of the Surrendering Shareholders shall be entitled to vote those shares of Hach Common Stocks as are held from time-to-time for the benefit of such Surrendering Stockholder in the Escrow Fund (as identified on SCHEDULE I) as provided in Hach's Restated Certificate of Incorporation and otherwise in accordance with Delaware corporation law.

     2.   INVESTMENT OF ESCROW FUND; ACCOUNTING.

          2.1 The Escrow Agent shall hold any shares of Hach Common Stocks delivered as part of the Escrow Fund subject to its obligations under this Escrow Agreement. Any available funds which may become part of the Escrow Fund shall be initially invested in a money market fund of a United States commercial bank selected by Hach until further instructions are received from Hach and the Representative.

          2.2 The Escrow Agent shall segregate the Escrow Fund into two (2) accounts: (i) Account-A which shall be composed of that portion of the Escrow Deposit so identified on SCHEDULE I, together with all dividends, distributions, interest and other income accumulation or capital appreciation attributable to that portion of the Escrow Deposit (the "ESCROW EARNINGS"); (ii) Account-B which shall be composed of that portion of the Escrow Deposit so identified on
SCHEDULE I, together with all Escrow Earnings attributable to that portion of the Escrow Deposit. The Escrow Agent shall maintain a ledger setting forth the amounts held in Account-A and Account-B.

          2.3 The Escrow Agent shall deliver to Hach and the Representative a monthly accounting in writing of property constituting the Escrow Fund and all distributions therefrom during such month.

          2.4 The Escrow Agent shall be responsible for reporting to the Internal Revenue Service any information required regarding distributions from the Escrow Fund to the Surrendering Stockholders and shall deliver annually to the Surrendering Stockholders Form 1099 with respect to such distributions.

     3. NOTICE OF CLAIMS. From time to time, as provided by and in accordance with Article 11 of the Merger Agreement, the Hach Parties may provide the Escrow Agent with copies of Claim Notices which have been provided to the Representative, each of which shall identify a Pending Claim Amount.

     4.   DELIVERY OF ESCROW FUNDS BY ESCROW AGENT.

     The Escrow Agent shall hold the Escrow Funds in escrow until authorized hereunder to deliver the same or any portion thereof, as follows:

          4.1 As soon as practicable after each of the first five six-month anniversary dates of the Effective Time (each an "INTERIM RELEASE DATE"), the Escrow Agent shall deliver to each Surrendering Stockholder an amount equal to such person's Escrow Share (as defined in Section 4.5 hereof) of all Escrow Earnings earned on the portion of the Escrow Deposit being held in the Escrow Fund on each such Interim Release Date having an Escrow Value (as defined in Section 4.6(b)), in excess of all Pending Claim Amounts; provided that with respect to any Pending Claim Amount for which a Claim Notice has been submitted during the sixth month period prior to such Interim Release Date, the Escrow Earnings attributable to such Pending Claim Amount from and after the date of delivery of the applicable Notice of Claim shall be retained in escrow as part of the Escrow Funds subject to the provisions of Section 4.3. For example, if Hach submits its first Claim Notice for a $200,000 Claim on the third month anniversary of the Effective Time and there has been no Determination with respect to such Claim on the sixth month anniversary of the Effective Time and no other Claims have been brought by a Hach Party as of such date, the Escrow Agent would pay the Surrendering Stockholders interest on $1,650,000 for the entire six month period and interest on $50,000 for the first three month period. For purposes of this example, $100,000 of the $200,000 Claim was applied to the Basket Amount.

          4.2 The Escrow Agent shall continue to hold in escrow that portion of the Escrow Deposit having an Escrow Value equal to any outstanding Pending Claim Amounts, together with all Escrow Earnings attributable to such portions which are then held as part of the Escrow Fund, until there has been a Determination of the Claim with respect such Pending Claim Amounts and the underlying Claim in accordance with the provisions of Section 11.2 of the Merger Agreement.

          4.3 (a) Hach shall give notice of a Determination of the Claim pursuant to Section 11.2(c)(i)(A) or Section 11.2(c)(ii)(A) of the Merger Agreement to the Representative and the Escrow Agent within thirty days after the date Hach is notified of the Determination of the Claim pursuant to such subsection, which notice shall (i) contain a certification of an officer of Hach to the effect that Hach is entitled to payment pursuant to Section 11.2(c)(i)(A) or Section 11.2(c)(ii)(A), as applicable, of the Merger Agreement hereof and
(ii) include an invoice or other documentation supporting the Determined Claim Amount to be paid.

               (b) Hach shall give notice of a Determination of the Claim pursuant to Section 11.2(c)(i)(B), Section 11.2(c)(ii)(B) or Section 11.2
(c)(ii)(C) of the Merger Agreement hereof to the Representative and the Escrow Agent within thirty days after the date Hach is notified of the Determination of the Claim pursuant to such subsection, which notice shall be accompanied by a copy of any agreement, final arbitration award, final court order, judgment or decree evidencing such Determination of the Claim and identifying the Determined Claim Amount to be paid.

               (c) On the third business day after receipt of the notice of a Determination of the Claim from Hach referred to in Section 4.3(a) or Section 4.3(b) hereof the Escrow Agent shall deliver to Hach, such other Hach Party and/or any person designated by Hach, that portion of the Escrow Deposit having a value equal to the Determined Claim Amount, if any, relating to such Claim payable to Hach or such other Hach Party pursuant to such notice or certificate plus an amount equal to the Escrowed Earnings thereon accrued from and after the date of the delivery of the Notice of Claim with respect to such Claim.

          4.4 (a) As soon as practicable after the third anniversary of the Effective Time ("ESCROW RELEASE DATE"), the Escrow Agent shall deliver to each Surrendering Stockholder such person's Escrow Share of the Escrow Fund as of the Escrow Release Date, less that portion of the Escrow Deposit having an Escrow Value equal to the aggregate of all Pending Claims as of such date, together with all Escrow Earnings attributable to such portion which are then held as part of the Escrow Fund.

               (b) Promptly after a Determination of the Claim with respect to any Pending Claim which occurs after the Escrow Release Date and the delivery to Hach or such other Hach Party and/or other third party of the required distribution from the Escrow Fund in respect thereof in accordance with this Escrow Agreement, the Escrow Agent shall deliver to each Surrendering Stockholder such person's Escrow Share, if any, of that portion of the Escrow Deposit having an Escrow Value equal to the difference between (i) the amount of such Pending Claim and (ii) the Determined Claim Amount relating thereto, together with any Escrow Earnings attributable to the amount of such difference which have not been previously distributed. The Escrow Agent shall deliver to the Surrendering Stockholders all amounts remaining in the Escrow Fund after the resolution of the last Pending Claim.

          4.5 For purposes of this Escrow Agreement, a Surrendering Stockholder's Escrow Share shall be as set forth in SCHEDULE II.

          4.6 (a) Any payments by the Escrow Agent to or on behalf of Hach or a Hach Party and in satisfaction of a Determined Claim Amount shall be made (i) 28% from the Escrow Fund-Account A (ii) 72% from the Escrow Fund-Account B (with _____% of the amounts due from such fund payable in cash, _____% in Hach Class A Common Stock and _____% in Hach Common Stock). In the event payments are to be made to third parties in satisfaction of any Determined Claim Amount, the Escrow Agent is authorized to sell those shares of Hach Common Stocks which would otherwise be delivered on the NASDAQ Stock Market in order to fund an all cash payment; provided that the Escrow Agent may sell to Hach, and Hach may purchase, such shares of Hach Common Stocks at their Escrow Value in lieu of a market sale.

               (b) For purposes of determining the "ESCROW VALUE" of the components of the Escrow Fund (i) cash shall be attributed its dollar value and
(ii) the value of each share of Hach Common Stocks shall be deemed to be the average of the daily closing prices of one share of such class of stock, as quoted on The National Association of Securities Dealers Automated Quotations - National Market System ("NASDAQ"), for the 20 NASDAQ trading days immediately preceding and including the Valuation Date; provided that if there is no reported closing price of such shares of Hach Common Stock or Hach Class A Common Stock, on NASDAQ for any such trading day, the closing price for such day for such stock will be deemed to be the mean of the closing bid and asked quotations on NASDAQ for that day for such stock (the respective value for each class of stock being referred to as the "AVERAGE MARKET PRICE"). The term "VALUATION DATE" shall mean the date which is five (5) business days prior to the date a notice of Determination of the Claim is delivered to the Escrow Agent (or if the Escrow Value is being determined for purposes of Section 4.1, the Interim Release Date) or, if such date is not a NASDAQ trading day, the NASDAQ trading day first immediately preceding such date.

     5.   TERMINATION OF THE ESCROW AGREEMENT.

     This Escrow Agreement, except for Section 6.4 hereof, which shall continue in effect, shall terminate upon the distribution of all of the Escrow Fund in accordance with Section 4 hereof.

     6.   DUTIES, ETC., OF ESCROW AGENT.

          6.1 The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. The Escrow Agent shall not be bound by any waiver, modification, amendment, termination, cancellation or revision of this Escrow Agreement, unless any of the foregoing is in writing and signed by the other parties hereto, and, if the Escrow Agent's duties hereunder are affected, unless the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any assignment by any party hereto of rights hereunder unless the Escrow Agent shall have received written notice thereof from the assignor. The Escrow Agent shall perform any acts ordered by a court of competent jurisdiction or an arbitrator pursuant to Section 11.2(d) of the Merger Agreement.

          6.2 The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to the Escrow Agent.

          6.3 The Escrow Agent agrees to serve as Escrow Agent in accordance with the fee schedule which has been delivered to the Representative prior to the date of this Escrow Agreement and initialed by the Representative which fees will be paid by Hach. The Representative and Hach also agree to reimburse the Escrow Agent (each equally) for its reasonable fees and other expenses (including reasonable legal fees and expenses) incurred by the Escrow Agent in connection with extraordinary services required hereunder or on account of disputes between or among Hach, the Representative and any third parties.

          6.4 The Representative and Hach hereby agree (each equally) to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of any of the Escrow Agent's duties under this Escrow Agreement, except as a result of the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent is hereby granted a lien on the Escrow Fund to secure the foregoing indemnity. Except in cases of the Escrow

Agent's willful misconduct or gross negligence, the Escrow Agent shall be fully protected by acting in reliance upon any certificate, statement, request, notice, advice, direction, other agreement or instrument or signature believed by the Escrow Agent to be genuine, by assuming that any person purporting to give the Escrow Agent any of the foregoing in accordance with the provisions hereof, or in connection with either this Escrow Agreement or the Escrow Agent's duties hereunder, has been authorized to do so, or by acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake or fact or law or any error of judgment, or for any act or omission, except as a result of its willful misconduct or negligence.

          6.5 Hach and the Representative understand that (except for applicable FDIC insurance) investments in the Escrow Fund are not insured by the United States government or any agency or instrumentality thereof or of any State or municipality and that such investments do not earn a fixed rate of return. The Escrow Agent shall not be liable for any loss of the Escrow Fund or depreciation in the value of the Escrow Fund. The Escrow Agent shall incur no liability whatever in connection with its duties hereunder except for willful misconduct or gross negligence so long as it acts in good faith. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, or shall receive any certificate, statement, request, notice, advice, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent's opinion is in conflict with any of the provisions of this Escrow Agreement, or shall be advised that a dispute has arisen with respect to the payment, ownership or right of possession of the Escrow Fund or any part thereof (or as to the delivery, non-delivery or content of any certificate statement, request, notice, advice, direction or other agreement or instrument), the Escrow Agent shall be entitled without liability to any person, to refrain from taking any action other than to use its best efforts to keep safely the Escrow Fund until the Escrow Agent shall be directed in accordance herewith, but the Escrow Agent shall be under no duty to institute or defend any proceeding, although the Escrow Agent may, in its discretion and at the expense of the Representative and Hach as provided in Section 6.4 hereof, institute or defend such proceedings.

          6.6 The parties hereto authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court.


          6.7 All of the Escrow Agent's obligations hereunder are contained in this Escrow Agreement. The Escrow Agent shall not have any responsibility under the Merger Agreement.

     7.   RESIGNATION, SUCCESSOR ESCROW AGENT.

          7.1 The Escrow Agent may resign and be discharged from its duties or obligations hereunder at any time by giving no less than fifteen (15) business days notice of such resignation to Hach and the Representative specifying the date when such resignation shall take effect. Thereafter, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as depositary. In such event, the Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from Hach and the Representative designating a banking corporation, trust company, attorney or other person as successor Escrow Agent. Upon receipt of such instructions, the Escrow Agent shall promptly deliver the Escrow Fund to such successor Escrow Agent and render the accounting required by Section 7.3 and shall thereafter have no further obligations hereunder.

          7.2 Hach and the Representative acting together shall have the right to terminate the appointment of the Escrow Agent hereunder by giving notice in writing of such termination to the Escrow Agent, specifying the date upon which such termination shall take effect. In the event of such termination, Hach and the Representative agree that they will jointly appoint a successor Escrow Agent within fifteen (15) business days of such notice and the Escrow Agent hereby agrees that it shall turn over and deliver to such successor Escrow Agent all of the Escrow Fund and any other amounts held by it pursuant to this Escrow Agreement and render the accounting required by Section 7.3. Upon receipt of the funds and other amounts, the successor Escrow Agent shall thereupon be bound by all of the provisions hereof.

          7.3 In the event of the resignation or removal of the Escrow Agent or upon the termination of the Escrow Agreement pursuant to Section 7, the Escrow Agent shall render Hach and the Representative and to the successor Escrow Agent, if any, an accounting in writing of the property constituting the Escrow Fund and all distributions therefrom. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of the 15-day notice period provided in Sections 7.1 and 7.2 above, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent, and the costs, expenses and attorneys' fees which are incurred in connection with such a proceeding shall be paid by the other parties to this Escrow Agreement.

     8.   WAIVERS AND MODIFICATIONS.

     Except as otherwise provided in Section 6.1, this Escrow Agreement may be changed, extended, superseded or canceled, only by a written instrument executed by Hach and the Representative, and no waiver of compliance with any term or condition hereof shall be effected unless evidenced by an instrument in writing duly executed, by the proper party.

     9.   NOTICES.

     All notices or other communications required or permitted hereunder shall be given in writing and shall be delivered or sent, (i) by personal delivery,
(ii) by telecopy (or like transmission) with a confirming copy by first-class U.S. Mail, postage prepaid, (iii) by delivery, against receipt from the parties to whom it is given, by registered or certified U.S. Mail, postage prepaid, or
(iv) by a nationally recognized overnight delivery service as follows:


     If to Representative:              Harry Stephenson
                                        3201 East Lake Drive North
                                        Elkhart, Indiana 46514
                                        Fax No.________________

          with a copy (which            William R. Neale, Esq.
            shall not constitute        Krieg, DeVault, Alexander & Capehart
            notice) to:                 One Indiana Square, Suite 2800

                                        Indianapolis, IN  46204-2017
                                        Fax No. (317) 636-1507


     If to Hach:                        Gary R. Dreher
                                        Hach Company
                                        5600 Lindbergh Drive
                                        Loveland, CO  80538
                                        Fax No. (970) 962-6740

          with a copy (which            Robert O. Case, Esq.
            shall not constitute        McBride, Baker & Coles
            notice) to:                 500 W. Madison St., 40th Floor
                                        Chicago, IL  60661-2511
                                        Fax No. (312) 993-9350

     If to Escrow Agent:                American National Bank and Trust
                                        Company of Chicago
                                        33 North LaSalle Street
                                        Chicago, Illinois  60690
                                        Attn:  Corporate Trust Department
                                        Fax No.:  (312) 661-6491

or such other address as a party may from time to time designate writing in accordance with this Section. All such notices, requests or other communications shall be effective: (a) if delivered by hand, when delivered;
(b) if mailed in the manner provided herein, five (5) business days after deposit with the United States Postal Service; (c) if delivered by overnight express delivery service, on the next business day after deposit with such service; and (d) if by telecopier, on the next business day, if also confirmed by mail in the manner provided above; provided, that any notice or communication that is received other than during regular business hours of the recipient shall have been deemed to have been given on the opening of business on the next business day of recipient.

     10.  GOVERNING LAW.

     This Escrow Agreement shall be governed by the laws of the State of Delaware without giving effect to its conflict of laws rules.

     11.  NO ASSIGNMENT; PAYMENTS.

          (a) This Escrow Agreement shall be binding upon the successors and permitted assigns of the parties hereto. No assignment of any rights or delegation of any obligations provided for herein may be made by the Representative, the Surrendering Stockholders or the Escrow Agent except that the Escrow Agent may assign its rights and obligations hereunder in accordance with the provisions of this Escrow Agreement and the Representative may assign its rights and obligations hereunder to a successor Representative in accordance with Section 11.3 of the Merger Agreement.

Hach may assign any of its rights hereunder and delegate its obligations hereunder to any purchaser of Hach or the business of Hach. Upon any assignment by Hach or its assignees, the successor shall agree to be bound by all of the provisions of this Escrow Agreement that were binding on its assignor. No assignment of the interest of another party hereto shall be binding on the Escrow Agent unless and until written evidence of such assignment is filed with the Escrow Agent.

          (b) As soon as practicable after the Effective Time, Hach and the Representative shall deliver to the Escrow Agent a list of the names and addresses of all Surrendering Stockholders together with their pro rata interest in the Escrow Fund. The Escrow Agent shall make any payments owing to such Surrendering Stockholders hereunder, by a check addressed to each such Surrendering Stockholder at the address specified therein unless notified by the Representative of a new address. Hach will deliver to the Escrow Agent copies of all Letters of Transmittal it receives from the holders of ETS Class A Common Stock and ETS Class B Common Stock in connection with the Merger.

     12.  FURTHER ASSURANCES.

     If at any time the Escrow Agent shall consider or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated hereby, the parties hereto shall execute and deliver any and all such agreements or other documents, and do all things necessary or appropriate to carry out fully the provisions hereof.

     13.  COUNTERPARTS.

     This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     14.  SECTION HEADINGS.

     The section headings contained in this Escrow Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation hereof.

     15.  REPRESENTATIVE.

     Harry Stephenson has been designated as the initial Representative and in such capacity shall act as representative of each of the Surrendering Stockholders in connection with this Escrow Agreement. The Representative shall serve on the terms set forth in the Merger Agreement including without limitation all of Section 11.4 of the Merger Agreement. The Representative shall have no liability to the Escrow Agent, Hach, the Hach Parties and the Surrendering Stockholders arising out of or based upon any act, omission, alleged act or alleged omission by the Representative as the result of its services performed under this Escrow Agreement and Article 11 of the Merger Agreement, except as a result of the Representative's willful misconduct or gross negligence (not including ordinary negligence). The Representative shall have the right to obtain contribution from the Surrendering Stockholders with respect to any costs, fees, expenses, indemnity, reimbursements or other amount paid to the Escrow Agent by the Representative under this Escrow Agreement which are not otherwise reimbursed by Hach in amounts which reflect the proportionate share of the aggregate Class A Merger Consideration and Class B Merger Consideration received by each such Surrendering Stockholder.

     16.  ATTACHMENT OF ESCROW FUND; COMPLIANCE WITH LEGAL ORDERS.

     In the event that any escrow property shall be attached, garnished, or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the day and year first above written.

                                   HACH COMPANY

                                   By:
                                      ----------------------------------------
                                          Name:
                                          Title:


                                   -------------------------------------------
                                   Harry Stephenson, as Representative of the former shareholders of Environmental Test Systems, Inc.

                                   AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                   CHICAGO, AS ESCROW AGENT

                                   By:
                                      ----------------------------------------
                                          Name:
                                          Title:

                                     SCHEDULE I

                                   ESCROW DEPOSIT

ACCOUNT-A

     __________ shares of Hach Common Stock

     All shares of Hach Common Stock and Escrow Earnings in Account-A are held for the benefit of the ETS ESOP as a Surrendering Stockholder.


ACCOUNT-B

      _________ shares of Hach Class A Common Stock
      _________ shares of Hach Common Stock
     $_________ in cash ("Original Cash Deposit")

     All shares of Hach Common Stocks, the Original Cash Deposit and all Escrow Earnings in Account-B are held for the benefit of Harry T. Stephenson, John R. Gildea, and Robert C. Boguslaski as Surrendering Stockholders in the following proportions: Stephenson, 68.87%; Gildea, 18.13%; and Boguslaski, 13.0%.

                                     SCHEDULE II

                     ESCROW SHARE OF SURRENDERING SHAREHOLDERS


1.   The Escrow Share of the ETS ESOP is 100% of the Escrow Fund-Account-A.

2.   The Escrow Share of Harry T. Stephenson is 68.87% of the Escrow Fund-
     Account-B.


3.   The Escrow Share of John R. Gildea is 18.13% of the Escrow Fund-Account-B.


4. The Escrow Share of Robert C. Boguslaski is 13.00% of the Escrow Fund-Account-B.

                   [COMSTOCK VALUATION ADVISORS, INC. LETTERHEAD]


                         PRELIMINARY ESOP FAIRNESS OPINION

January 21, 1998

Peoples Bank & Trust Company
     As Trustee of the Environmental Test Systems, Inc.
     Employee Stock Ownership Plan
130 E. Market Street
Indianapolis, IN  46204

Benefits Committee of the Environmental Test Systems, Inc.
     Employee Stock Ownership Plan
23575 County Road 106
Elkhart, IN  46514

Re:  ETS ESOP Valuation and Fairness Opinions

Dear Trustee and Committee:

In accordance with the engagement letter between ComStock Valuation Advisors, Inc. and Peoples Bank & Trust Company as Trustee (the "Trustee") of the Environmental Test Systems, Inc. ("ETS", or the "Company") Employee Stock Ownership Plan (the "ESOP"), the terms of which are incorporated herein by this reference, we have performed a valuation of the common stock of Environmental Test Systems, Inc. (the "Company") held by the Trustee of the ETS ESOP, and other analyses of fairness, and herewith submits this opinion on our findings.

The purpose of our engagement is to assess the financial fairness of a proposed merger of the Company with and into Hach Acquisition Corp., a wholly owned subsidiary of Hach Company in a tax-free reorganization under the Internal Revenue Code (the "Transaction"). The merger agreement for the Transaction was signed on January 21, 1998, and the

Peoples Bank & Trust Company
And ETS Benefits Committee
January 21, 1998                                                       Page 2


Transaction is contemplated to take place in or around May, 1998. The consideration to be received by the ETS ESOP is currently contemplated to be a value of $3,990,000 of Hach Company voting stock, and $490,000 of escrowed Hach Company voting stock.

BASIS OF VALUATION

     Our fairness analysis included an in-depth review of the Company on a going concern basis. We assessed the fair market value of the Company in accordance with the following definition:

          Fair market value is the price at which the Company's stock would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of all relevant facts.

     Our valuation study and fairness analyses were prepared in conformity with the Uniform Standards of Professional Appraisal Practice as promulgated by The Appraisal Foundation; and the Business Valuation Standards, Principles of Appraisal Practice and Code of Ethics of the American Society of Appraisers. Our analyses were designed to meet the requirements for an independent appraisal under Section 401(a)(28)(C) of the U. S. Internal Revenue Code and of proposed regulation 29 CFR 2510.3 - 18(b) of the U. S. Department of Labor. Our analyses were also designed to conform with Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including the prudence requirements of Sections 404(a)(6)(A) and
     (B) and the "adequate consideration" requirements of Sections 406(a) and
     (b) of ERISA. In conducting our valuation, we acted solely on behalf of the ETS ESOP and independent of the interests of Hach Company and the Company and its other shareholders. A copy of our firm's Independent Appraiser Certificate is attached as Exhibit A.

Among other things, we have reviewed the following information regarding the Company and Hach Company:

     1) financial data reflecting its current and proposed operations;

     2) audited financial statements for the fiscal years 1993 through 1996;

     3) internal financial statements prepared by Company management for the 11 months ended November 30, 1996 and 1997;

Peoples Bank & Trust Company
And ETS Benefits Committee
January 21, 1998                                                       Page 3



     4) the draft Agreement And Plan of Merger Among Hach Company, Hach Acquisition Corp. and Environmental Test Systems, Inc. ("Merger Agreement");

     5) the draft Escrow Agreement;

     6) income statements, balance sheets, and statements of cash flow for Hach Company for the previous five years, and daily stock trading price information for the voting and non-voting common stock of Hach Company for the previous three years;

     7) stock prices of publicly-traded guideline companies as of January 9, 1998;

     8) ETS' ESOP & Trust Agreement, ETS' Articles and By-Laws (for terms of Class A stock), and documents comprising ETS' ESOP transaction, including the NBD Loan Agreement.

     9) such other specific and industry data relating to the current and proposed operations of the Company as was supplied to us by the Company or made available to us from other sources.

Our analyses also included:

     1) an interview with key Company executives;

     2) an interview with key executives at Hach Company;

     3) a visit to the Company's facilities in Elkhart, Indiana;

     4) a review of the nature and history of the Company's business; the outlook for the economy in general, and the prospects for the industry in particular;

APPRAISAL OVERVIEW

Environmental Test Systems, Inc. manufactures reagent test strips for use in business, industry, and the home. ETS manufactures over 200 products with distribution worldwide.

The appraisal of the Company's stock held by the ETS ESOP was prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by The Appraisal Foundation. We examined the financial performance of the Company and

Peoples Bank & Trust Company
And ETS Benefits Committee
January 21, 1998                                                       Page 4


applied generally accepted valuation methods to determine the fair market value of the Stock. We selected our estimate of fair market value from a range of values indicated by the capitalized cash flow method, guideline company method, and the discounted cash flow method. The chart below summarizes the values obtained from each method, and the overall value selected as of January 9, 1998.

Preparing valuation opinions requires that we determine the most appropriate and relevant quantitative and qualitative methods of financial analyses and apply these methods to the unique circumstances of Environmental Test Systems, Inc. There is a range of possible values indicated through the application of the various methods. These analyses must be considered as a whole. Considering only a portion of such analyses could create a misleading or incomplete view of the underlying valuation process.

                                                              Value
                                                        -----------
             Capitalized Cash Flow Method               $13,240,000
             Guideline Company Method                   $12,010,000
             Discounted Cash Flow Method                $15,590,000

             Average Value                              $13,610,000
             Median Value                               $13,240,000

             SELECTED TOTAL VALUE FOR ETS               $13,430,000
             ------------------------------------------------------
             ------------------------------------------------------

Based upon our valuation analysis of Environmental Test Systems, Inc., it is our opinion that the fair market value of the equity of ETS as of January 9, 1998 is $13,430,000, calculated on a controlling interest basis, after taking into consideration the put option granted to the ETS ESOP participants. The conclusion on value is based on the mid-point between the average and the median results derived from the three methods employed.

In our opinion, the fair market value of the ETS stock held by the ETS ESOP is $17.27 per share, as calculated in the chart below. This per share value is calculated on a controlling interest basis after taking into consideration the put right granted to the ETS ESOP participants.

             Selected Value of Company on Control       $13,430,000
             ETS ESOP'S ownership percentage                  25.05%
                                                        -----------
             ETS ESOP'S portion of common stock          $3,364,000
             Present Value of ETS ESOP Dividends            631,000
                                                        -----------
             Total ETS ESOP Value                        $3,995,000
             Number of ETS ESOP Shares Outstanding          231,304
                                                        -----------
             Value per ETS ESOP Share                        $17.27
                                                        -----------
                                                        -----------

Peoples Bank & Trust Company
And ETS Benefits Committee
January 21, 1998                                                       Page 5


SUMMARY OF VALUATION METHODS

CAPITALIZED CASH FLOW METHOD

The capitalized cash flow method relies on the Company's historical performance to estimate value. By taking an average of historical results, an estimate of the normal level of earnings for the Company is achieved. Earnings are then adjusted for working capital requirements and net investment in fixed assets to determine the normalized level of cash flow for the Company.

Normalized cash flow is multiplied by a capitalization factor that is derived from the Company's weighted-average cost of capital to produce a total asset value on a minority interest basis. The current market value of the Company's debt is deducted and the value of the ETS ESOP tax savings is added to produce a market-based total equity value for the Company on a minority interest basis.
To this equity value is added a 20% control premium, and the present value of the ETS ESOP dividends is deducted. The result was a value of $13,240,000 for the Company.

GUIDELINE COMPANY METHOD

The guideline company method uses ratios from publicly-traded stocks of similar businesses to estimate value. This method uses market capital together with sales; earnings before interest and taxes; and earnings before interest, depreciation, amortization and taxes in different calculations that result in a range of value estimates. The pricing multiples are applied against the appropriate financial figures for the Company and a total asset value is computed. Next, the current market value of the Company's debt is subtracted and the value of the ETS ESOP tax savings is added to produce a market-based total equity value for the Company on a minority interest basis. To this equity value is added a 20% control premium, and the present value of the ETS ESOP dividends is deducted. An equity value of $12,010,000 is derived for the Company.

DISCOUNTED CASH FLOW METHOD

The price of a security is a function of an investor's perception of the expected future cash flow generated by an investment given alternative investments of comparable risk. Because the discounted cash flow method uses projected financial performance and risk-adjusted discount rates to estimate value, it can be an extremely effective valuation tool when properly applied.

For the Company, we examined a cash flow forecast over a seven-year period and discounted the expected annual cash flows to their present value using a risk-adjusted discount rate. A terminal value was also computed and discounted to its present value using an assumption of

Peoples Bank & Trust Company
And ETS Benefits Committee
January 21, 1998                                                       Page 6


constant cash flow growth at the end of the forecast period. The present value of the forecasted cash flow stream was combined with the present value of the terminal value before subtracting funded debt and adding the value of ETS ESOP tax savings to produce a control interest equity value for the Company. The present value of the ETS ESOP dividends is deducted to estimate a value of $15,590,000 for the Company.

OTHER ISSUES:  PREMIUM FOR CONTROL

Although the ETS ESOP owns approximately 25.05% of the total shares outstanding as of January 9, 1998, we have assessed the value of the Company's stock held by the ETS ESOP on a control basis. A control basis was utilized because the ETS ESOP is expected to receive at least a pro-rata portion of any proceeds resulting from the Transaction, and ETS is merging with and into Hach Acquisition Corp, in exchange for the surrender by ETS shareholders, including the ETS ESOP, of 100% of the issued and outstanding stock of ETS. In recognition of this aspect, a premium of 20% has been added to the Company's equity value when assessing the value of the ETS ESOP's stock.

OTHER ISSUES:  DISCOUNT FOR LACK OF MARKETABILITY

No formal public market exists for the Company's stock, in contrast to the national exchanges over which the guideline companies are traded. However, the Company currently is legally obligated to repurchase the stock held by ETS ESOP participants in certain circumstances. However, the ETS ESOP will receive shares of Hach Company stock as proceeds from the Transaction, which stock is publicly traded over the NASDAQ national stock exchange. In recognition of the receipt of publicly traded stock as proceeds from the Transaction, no discount for lack of marketability has been deducted in assessing the value of the ETS ESOP's stock.

VALUATION AND FAIRNESS OPINION

Based on our preliminary analysis as presented in the attached financial schedules, it is our opinion that, from the perspective of the ETS ESOP as a whole and solely from a financial point of view:

     1) the number of shares of Hach Common Stock to be delivered to the ETS ESOP in the Transaction is fair in relation to the ETS Class A Common Stock held by the ETS ESOP;

     2) the proposed consideration to be received by the ETS ESOP in the Transaction is equal to or greater than the fair market value of the Company's stock currently held by the ETS ESOP;

Peoples Bank & Trust Company
And ETS Benefits Committee
January 21, 1998                                                       Page 7


     3) the terms of the Transaction, including the payment of any expenses incurred in connection with the Transaction by the ETS ESOP, are fair to the ETS ESOP as a whole, given the consideration to be received by the other ETS shareholders in the Transaction; and

     4) the ultimate disposition of the ETS ESOP, as provided in the Merger Agreement, is fair.

In accordance with recognized professional ethics, our fees for this service are not contingent upon the opinions expressed herein, and neither ComStock Valuation Advisors, nor any of its employees, has a present or intended financial interest in ETS or Hach Company.

Sincerely,
COMSTOCK VALUATION ADVISORS, INC.



By:  /s/ Bradley Van Horn
   -------------------------------------
     Bradley Van Horn, Managing Director